PROSPECTUS SUPPLEMENT

(To Prospectus dated January 27, 2006)

$1,196,264,100

(Approximate)

CWALT, INC.

Depositor

Sponsor and Seller

Countrywide Home Loans Servicing LP

Master Servicer

Alternative Loan Trust 2006-OC1

Issuing Entity

Mortgage Pass-Through Certificates, Series 2006-OC1

Distributions payable monthly, beginning February 27, 2006

The issuing entity will issue certificates including the following classes of certificates that are offered pursuant to this prospectus supplement and the accompanying prospectus:

Class	Initial Class Certificate Balance/Initial Notional Amount(1)		Price to Public	Underwriting Discount	Proceeds to Depositor(2)	Class	Initial Class Certificate Balance/Initial Notional Amount(1)	Price to Public	Underwriting Discount	Proceeds to Depositor(2)
Class 1-A-1	$373,442,000		100.00000%	0.04768%	99.95232%	Class M-1	$20,407,000	100.00000%	0.07893%	99.92107%
Class 1-A-2	$41,493,000		100.00000%	0.04768%	99.95232%	Class M-2	$18,007,000	100.00000%	0.07893%	99.92107%
Class 2-A-1	$373,818,000		100.00000%	0.03727%	99.96273%	Class M-3	$11,404,000	100.00000%	0.07893%	99.92107%
Class 2-A-2	$151,496,000		100.00000%	0.04768%	99.95232%	Class M-4	$9,003,000	100.00000%	0.12060%	99.87940%
Class 2-A-3A	$148,305,000		100.00000%	0.05810%	99.94190%	Class M-5	$9,603,000	100.00000%	0.12060%	99.87940%
Class 2-A-3B	$16,478,000		100.00000%	0.05810%	99.94190%	Class M-6	$8,403,000	100.00000%	0.12060%	99.87940%
Class A-IO	$1,200,470,312	(3)	(4)	(4)	(4)	Class M-7	$8,403,000	99.61503%	0.16227%	99.45276%
Class A-R	$100		(4)	(4)	(4)	Class M-8	$6,002,000	97.15612%	0.16227%	96.99385%

Consider carefully the risk factors beginning on page S-19 in this prospectus supplement and on page 5 in the prospectus.

The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans, Inc. or any of their affiliates.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.

(1)    This amount is subject to a permitted variance in the aggregate of plus or minus 5%.

(2)    Before deducting expenses payable by the depositor estimated to be approximately $667,663 in the aggregate.

(3)    The Class A-IO Certificates are interest only notional amount certificates. The initial notional amount of the Class A-IO Certificates is set forth in the table and is not included in the aggregate principal amount of all the certificates offered. Solely for purposes of determining payments of interest on the Class A-IO Certificates, the Class A-IO Certificates will be divided into two components, the Class A-IO-1 Component and the Class A-IO-2 Component, each of which will be paid from interest collections from the group 1 mortgage loans and the group 2 mortgage loans, respectively.

(4)    The Class A-R and Class A-IO certificates will not be purchased by the underwriter and are being transferred to Countrywide Home Loans, Inc. as partial consideration for the sale of the mortgage loans. See “Method of Distribution” in this prospectus supplement.

This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed above and not to the other classes of certificates that will be issued by the issuing entity. The certificates represent interests in a pool consisting of two loan groups, each consisting of conventional fixed and adjustable-rate mortgage loans with stated terms to maturity of up to 30 years, all of which are secured by first liens on one- to four-family residential properties.

Credit enhancement for the certificates consists of:

•      Overcollateralization,

•      Excess Cashflow; and

•      Subordination.

The credit enhancement for each class of certificates varies. Not all credit enhancement is available for every class. The credit enhancement for the certificates is described in more detail in this prospectus supplement.

The offered certificates (other than the Class A-IO and Class A-R Certificates) also will have the benefit of an interest rate swap contract.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.

Countrywide Securities Corporation

January 27, 2006

Summary

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the certificates, read carefully this entire document and the accompanying prospectus.

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

Issuing Entity

Alternative Loan Trust 2006-OC1, a common law trust formed under the laws of the State of New York.

See “The Issuing Entity” in this prospectus supplement.

Depositor

CWALT, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

See “The Depositor” in the prospectus.

Sponsor and Sellers

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

See “Servicing of Mortgage Loans — Countrywide Home Loans” in this prospectus supplement.

Originators

The Sponsor originated 6.42% and 9.63% of the mortgage loans in loan group 1 and loan group 2, respectively. Additionally, approximately 12.30%, 47.48% and 12.97% of the mortgage loans in loan group 1 were originated by American Home Mortgage, Decision One Mortgage Company LLC and First National Bank of Arizona, respectively. Approximately 12.31% and 47.53% of the mortgage loans in loan group 2 were originated by American Home Mortgage and Decision One Mortgage Company LLC, respectively. The remainder of the mortgage loans in each loan group were originated by various other originators, which, individually, did not originate more than 10% of the mortgage loans in each loan group.

See “The Mortgage Pool — Underwriting Process—Countrywide Home Loans” and “The Mortgage Pool — Underwriting Process—Decision One Mortgage Company LLC” in this prospectus supplement.

Master Servicer

Countrywide Home Loans Servicing LP

See “Servicing of Mortgage Loans — Countrywide Home Loans Servicing LP” in this prospectus supplement.

Trustee

The Bank of New York

See “Description of the Certificates — The Trustee” in this prospectus supplement.

The NIM Insurer

After the closing date, a separate trust or trusts (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guaranty payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this prospectus supplement as the “NIM Insurer.” The references to the NIM Insurer in this prospectus supplement apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

See “Risk Factors—Rights of the NIM Insurer” in this prospectus supplement.

Pooling and Servicing Agreement

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

Cut off Date

For any mortgage loan, the later of January 1, 2006 and the origination date for that mortgage loan.

Closing Date

On or about January 30, 2006.

The Mortgage Loans

The mortgage pool will consist of mortgage loans with maturities of up to 30 years secured by first liens on one- to four-family residential properties. The mortgage loans will be divided into two groups. Each group of mortgage loans is referred to as a “loan group.” Loan group 1 will consist of conforming balance fixed and adjustable rate mortgage loans and loan group 2 will consist of fixed rate and adjustable rate mortgage loans. The mortgage loans have mortgage rates that either (i) are fixed for the life of the mortgage loan, (ii) adjust monthly, semi-annually or annually or (iii) have a fixed rate period of two, three, five or seven years after the first payment date of each mortgage loan and thereafter adjust semi-annually or annually, in each case based on a specified index.

The statistical information presented in this prospectus supplement is as of the cut-off date. The depositor believes that the information set forth in this prospectus supplement regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this prospectus supplement. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this prospectus supplement.

As of the cut-off date, the mortgage pool had an aggregate stated principal balance of approximately $1,200,470,313, approximately $450,771,774 of which are group 1 mortgage loans and approximately $749,698,539 of which are group 2 mortgage loans. All of the mortgage loans in loan group 1 have original principal balances that conform to the guidelines of Fannie Mae and Freddie Mac.

As of the cut-off date, the mortgage loans in loan group 1 had the following characteristics:

Aggregate Current Principal Balance		$450,771,774
Geographic Concentrations in excess of 10%:
California		23.04%
Florida		12.53%
Weighted Average Original LTV Ratio		77.60%
Weighted Average Mortgage Rate		6.600%
Range of Mortgage Rates		3.625% to 9.875%
Average Current Principal Balance		$193,133
Range of Current Principal Balances	$ $	29,174 to 780,000
Weighted Average Remaining Term to Maturity		357 months
Weighted Average FICO Credit Score		697
Weighted Average Gross Margin		4.777%
Weighted Average Maximum Mortgage Rate		12.343%
Weighted Average Minimum Mortgage Rate		5.536%

As of the cut-off date, the mortgage loans in loan group 2 had the following characteristics:

Aggregate Current Principal Balance		$749,698,539
Geographic Concentrations in excess of 10%:
California		35.98%
Weighted Average Original LTV Ratio		77.18%
Weighted Average Mortgage Rate		6.624%
Range of Mortgage Rates		3.750% to 11.050%
Average Current Principal Balance		$239,980
Range of Current Principal Balances	$ $	23,030 to 2,397,000
Weighted Average Remaining Term to Maturity		356 months
Weighted Average FICO Credit Score		698
Weighted Average Gross Margin		4.810%
Weighted Average Maximum Mortgage Rate		12.415%
Weighted Average Minimum Mortgage Rate		5.554%

See “The Mortgage Pool” in this prospectus supplement.

Description of the Certificates

The issuing entity will issue 18 classes of certificates, 16 of which are offered by this prospectus supplement and the accompanying prospectus:

Class	Initial Class Certificate Balance/Initial Component Notional Amount (1)	Type	Initial Rating (Moody’s) (2)	Initial Rating (S&P) (2)
Offered Certificates
Class 1-A-1	$373,442,000	Senior/ Floating Pass - Through Rate/Super Senior	Aaa	AAA
Class 1-A-2	$41,493,000	Senior/ Floating Pass-Through Rate/Support	Aaa	AAA
Class 2-A-1	$373,818,000	Senior/ Floating Pass-Through Rate	Aaa	AAA
Class 2-A-2	$151,496,000	Senior/ Floating Pass-Through Rate	Aaa	AAA
Class 2-A-3A	$148,305,000	Senior/ Floating Pass-Through Rate/Super Senior	Aaa	AAA
Class 2-A-3B	$16,478,000	Senior/ Floating Pass-Through Rate/Support	Aaa	AAA
Class A-IO	(3)	Senior/Fixed Pass-Through Rate/Notional Amount/Interest Only/ Component	Aaa	AAA
Class A-R	$100	Senior/REMIC Residual	Aaa	AAA
Class M-1	$20,407,000	Subordinate/ Floating Pass Through Rate	Aa1	AA+
Class M-2	$18,007,000	Subordinate/ Floating Pass Through Rate	Aa2	AA
Class M-3	$11,404,000	Subordinate/ Floating Pass Through Rate	Aa3	AA
Class M-4	$9,003,000	Subordinate/ Floating Pass Through Rate	A1	AA-
Class M-5	$9,603,000	Subordinate/ Floating Pass Through Rate	A2	A+
Class M-6	$8,403,000	Subordinate/ Floating Pass Through Rate	A3	A
Class M-7	$8,403,000	Subordinate/ Floating Pass Through Rate	Baa1	BBB+
Class M-8	$6,002,000	Subordinate/ Floating Pass Through Rate	Baa2	BBB-

Class	Initial Class Certificate Balance/Initial Component Notional Amount (1)	Type	Initial Rating (Moody’s) (2)	Initial Rating (S&P) (2)
Non-Offered Certificates (4)
Class P	N/A	Prepayment Charges	NR	NR
Class C	N/A	Residual	NR	NR

(1)	This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2)	The offered certificates will not be offered unless they are assigned the indicated ratings by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”). “N/R” indicates that the agency was not asked to rate the certificates. The Class P and Class C Certificates are not offered by this prospectus supplement, so ratings for those classes of certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies. See “Ratings” in this prospectus supplement.

(3)	Solely for purposes of determining distributions of interest, the Class A-IO Certificates will be comprised of two notional amount components: the Class A-IO-1 Component and the Class A-IO-2 Component, each of which will be paid from interest collections from the group 1 mortgage loans and the group 2 mortgage loans, respectively. The notional amount of each component will be the lesser of the component’s scheduled balance defined under “Description of the Certificates —Component Classes” and the actual unpaid principal balance of the mortgage loans in the related loan group.

See “Description of the Certificates —Component Classes” in this prospectus supplement.

(4)	The Class P and Class C Certificates are not offered by this prospectus supplement. Any information contained in this prospectus supplement with respect to the Class P and Class C Certificates is provided only to permit a better understanding of the offered certificates.

The certificates also will have the following characteristics:

Class	Related Loan Group	Pass-Through Rate Before Optional Termination Date (1)	Pass-Through Rate After Optional Termination Date (1)	Accrual Period	Interest Accrual Convention
Offered Certificates
Class 1-A-1	1	LIBOR + 0.230%	LIBOR + 0.460%	25th to 24th (2)	Actual/360 (3)
Class 1-A-2	1	LIBOR + 0.290%	LIBOR + 0.580%	25th to 24th (2)	Actual/360 (3)
Class 2-A-1	2	LIBOR + 0.090%	LIBOR + 0.180%	25th to 24th (2)	Actual/360 (3)
Class 2-A-2	2	LIBOR + 0.200%	LIBOR + 0.400%	25th to 24th (2)	Actual/360 (3)
Class 2-A-3A	2	LIBOR + 0.320%	LIBOR + 0.640%	25th to 24th (2)	Actual/360 (3)
Class 2-A-3B	2	LIBOR + 0.380%	LIBOR + 0.760%	25th to 24th (2)	Actual/360 (3)
Class A-IO	1 and 2	1.10% (4)	1.10% (4)	calendar month (5)	30/360 (6)
Class A-R	1	(7)	(7)	N/A	N/A
Class M-1	1 and 2	LIBOR + 0.390%	LIBOR + 0.585%	25th to 24th (2)	Actual/360 (3)
Class M-2	1 and 2	LIBOR + 0.410%	LIBOR + 0.615%	25th to 24th (2)	Actual/360 (3)
Class M-3	1 and 2	LIBOR + 0.430%	LIBOR + 0.645%	25th to 24th (2)	Actual/360 (3)
Class M-4	1 and 2	LIBOR + 0.550%	LIBOR + 0.825%	25th to 24th (2)	Actual/360 (3)
Class M-5	1 and 2	LIBOR + 0.590%	LIBOR + 0.885%	25th to 24th (2)	Actual/360 (3)
Class M-6	1 and 2	LIBOR + 0.700%	LIBOR + 1.050%	25th to 24th (2)	Actual/360 (3)
Class M-7	1 and 2	LIBOR + 1.450%	LIBOR + 2.175%	25th to 24th (2)	Actual/360 (3)
Class M-8	1 and 2	LIBOR + 1.600%	LIBOR + 2.400%	25th to 24th (2)	Actual/360 (3)

Non-Offered Certificates
Class P	1 and 2	N/A	N/A	N/A	N/A
Class C	1 and 2	N/A	N/A	N/A	N/A

(1)	The pass-through rates on the LIBOR Certificates may adjust monthly based on the level of one-month LIBOR, subject to a cap. LIBOR for the related interest accrual period is calculated as described in this prospectus supplement under “Description of the Certificates – Determination of LIBOR.”

(2)	The accrual period for any distribution date will be the period commencing on the distribution date in the month prior to the month in which that distribution date occurs (or commencing on the closing date, in the case of the first distribution date) and ending on the day immediately prior to that distribution date.

(3)	Interest will accrue at the rate described in this table on the basis of a 360-day year and the actual number of days that elapsed in the accrual period.

(4)	The Class A-IO Certificates will not be entitled to payments of interest on any distribution date after the distribution date in January 2007.

(5)	The accrual period for any distribution date will be the calendar month before the distribution date.

(6)	Interest will accrue at the rate described in this table on the basis of a 360 day year divided into twelve 30 day months.

(7)	The Class A-R Certificates will not accrue any interest.

See “Description of the Certificates” in this prospectus supplement.

Designations

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

Designation	Classes of Certificates
Senior Certificates	Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class 2-A-3A, Class 2-A-3B, Class A-IO and Class A-R Certificates

Group 1 Senior Certificates	Class 1-A-1 and Class 1-A-2 Certificates

Group 2 Senior Certificates	Class 2-A-1, Class 2-A-2, Class 2-A-3A and Class 2-A-3B Certificates

Subordinated Certificates	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates

LIBOR Certificates	Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class 2-A-3A and Class 2-A-3B Certificates and Subordinated Certificates

Offered Certificates	Senior Certificates and Subordinated Certificates

Class A-IO Components

Solely for purposes of determining distributions of interest on the Class A-IO Certificates, the Class A-IO Certificates will be made up of two components, the Class A-IO-1 Component and the Class A-IO-2 Component, each of which will be paid from the interest funds from the group 1 mortgage loans and the group 2 mortgage loans, respectively.

See “Description of the Certificates—Component Class in this prospectus supplement.”

Record Date

LIBOR Certificates:

The business day immediately preceding a distribution date, or if the LIBOR Certificates are no longer book-entry certificates, the last business day of the calendar month preceding the month of that distribution date.

Class A-IO and Class A-R Certificates:

The last business day of the month preceding the month of the distribution date.

Denominations

Offered Certificates other than the Class A-R Certificates:

$25,000 and multiples of $1,000.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

Registration of Certificates

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this prospectus supplement and as more fully provided for in the pooling and servicing agreement.

See “Description of the Certificates — Book-Entry Certificates” and “— Restrictions on Transfer of the Class A-R Certificates” in this prospectus supplement.

Distribution Dates

Beginning on February 27, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

Last Scheduled Distribution Date

The last scheduled distribution date for each class of offered certificates is the distribution date specified under “Yield, Prepayment and Maturity Considerations—Last Scheduled Distribution Date” in this prospectus supplement. Since the rate of distributions in reduction of the class certificate balance or notional amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

See “Yield, Prepayment and Maturity Considerations – Last Scheduled Distribution Date” in this prospectus supplement.

Interest Payments

The related accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page S-8.

On each distribution date, holders of each class of offered certificates, other than the Class A-R Certificates, will be entitled to receive:

•	the interest that has accrued at the related pass-through rate during the related accrual period on the class certificate balance or component notional amount, as applicable, of such class immediately prior to that distribution date, and

•	any interest due on a prior distribution date that was not paid.

For each class of subordinated certificates, any interest carry forward amount (which is interest due on a prior distribution date that was not paid on a prior distribution date) will be payable from excess cashflow as and to the extent described in this prospectus supplement and from payments allocated to the issuing entity (if any) in respect of the interest rate swap contract in the manner described in this prospectus supplement.

There are certain circumstances that could reduce the amount of interest paid to you.

See “Description of the Certificates — Distributions — Distributions of Interest” in this prospectus supplement.

Principal Payments

On each distribution date, certificateholders will receive a distribution of principal on their certificates only if there is cash available on that date for the payment of principal. The priority of distributions will differ as described in this prospectus supplement, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and will depend on the loss and delinquency performance of the mortgage loans.

See “Description of the Certificates — Distributions — Distributions of Principal Distributable Amount for Loan Group 1” and “—Distributions of Principal Distributable Amount for Loan Group 2” in this prospectus supplement.

Amounts Available for Distributions on the Certificates

Amounts Available with respect to Interest Distributions

The amount available for interest distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts (after fees and expenses as described below are subtracted) with respect to the mortgage loans in a loan group:

•	scheduled payments of interest on the mortgage loans in that loan group collected during the applicable period less the related servicing fees;

•	interest on prepayments on the mortgage loans in that loan group to the extent not allocable to the master servicer as additional servicing compensation;

•	interest amounts advanced by the master servicer on the mortgage loans in that loan group and any required compensating interest paid by the master servicer related to certain prepayments on certain mortgage loans; and

•	liquidation proceeds on the mortgage loans in that loan group during the applicable period (to the extent allocable to interest).

Amounts Available with respect to Principal Distributions

The amount available for principal distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts (after fees and expenses as described below are subtracted) with respect to the mortgage loans in a loan group:

•	scheduled payments of principal of the mortgage loans in that loan group collected during the applicable period or advanced by the master servicer;

•	prepayments on the mortgage loans in that loan group collected in the applicable period;

•	the stated principal balance of any mortgage loans in that loan group repurchased or purchased by a seller or the master servicer, as applicable;

•	the difference, if any, between the stated principal balance of a substitute mortgage loan in that loan group and the related deleted mortgage loan in that loan group;

•	liquidation proceeds on the mortgage loans in that loan group during the applicable period (to the extent allocable to principal); and

•	excess interest (to the extent available) to maintain the targeted overcollateralization level for the related class of certificates as described under “Description of the Certificates — Overcollateralization Provisions” in this prospectus supplement.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts calculated on a loan group by loan group basis:

•	the servicing fee and additional servicing compensation (as described in this prospectus supplement under “Servicing of Mortgage Loans— Servicing Compensation and Payment of Expenses” and “Description of the Certificates —Priority of Distributions Among Certificates”) due to the master servicer;

•	the portion of the trustee fee due to the trustee;

•	lender paid mortgage insurance premiums, if any;

•	the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement;

•	all prepayment charges (which are distributable only to the Class P Certificates); and

•	all other amounts for which the depositor, a seller, the master servicer or any NIM Insurer is entitled to be reimbursed.

Any amounts net from the amount available for distribution to the certificateholders will reduce the amount distributed to the certificateholders.

Servicing Compensation

Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by the applicable master servicing fee rate specified in “Servicing of Mortgage Loans—Servicing Compensation and Payment of Expenses”. The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans, as described under “Servicing of Mortgage Loans—Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans” in this prospectus supplement.

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (excluding prepayment charges) and all reinvestment income earned on amounts on deposit in certain of the issuing entity’s accounts and excess proceeds with respect to mortgage loans as described under “Description of the Certificates —Priority of Distributions Among Certificates”.

Source and Priority of Distributions:

The master servicing fee and the additional servicing compensation described above will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

See “Servicing of Mortgage Loans — Servicing Compensation and Payment of Expenses,” “Description of the Certificates — Withdrawals from the Certificate Account” and “— Withdrawals from the Distribution Account” in this prospectus supplement.

Priority of Distributions; Distributions of Interest

In general, on any distribution date, the interest funds for both loan groups will be distributed in the following order:

•

to the swap account, pro rata based on the interest funds for each such loan group, the amount of any net swap payment and any swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) payable to the swap counterparty with respect to such distribution date;

•	concurrently, (a) from the interest funds for loan group 1, concurrently, to each class of Group 1 senior certificates and the Class A-IO-1 Component, current interest and interest carry forward amounts, pro rata based on their respective entitlements and (b) from the interest funds for loan group 2, concurrently, to each class of Group 2 senior certificates and the Class A-IO-2 Component, current interest and interest carry forward amounts, pro rata based on their respective entitlements;

•	sequentially, in order of their distribution priorities, to each class of subordinated certificates, current interest for each such class; and

•	as part of the excess cashflow.

Priority of Distributions; Distributions of Principal

General

The manner of distributing principal among the classes of certificates will differ, as described in this prospectus supplement, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and depending on whether a trigger event is in effect.

Effect of the Stepdown Date if a Trigger Event is not in Effect

On any distribution date on or after the stepdown date (and so long as no trigger event is in effect), instead of allocating all amounts distributable as principal on the certificates to the senior classes of certificates until those senior classes are paid in full, a portion of those amounts distributable as principal will be allocated to the subordinated certificates.

The amount allocated to each class of certificates on or after the stepdown date and so long as no trigger event is in effect will be based on the targeted level of overcollateralization and subordination for each class of certificates. These amounts are described in more detail under “Description of the Certificates — Distributions — Distributions of Principal Distribution Amount for Loan Group 1” and “— Distributions of Principal Distribution Amount for Loan Group 2” in this prospectus supplement.

Trigger Events:

A “trigger event” refers to certain specified levels of losses and/or delinquencies on the mortgage loans. Prior to the stepdown date or if a trigger event is in effect on or after the stepdown date, all amounts distributable as principal on a distribution date will be allocated first to the senior certificates, until the senior certificates are paid in full, before any distributions of principal are made on the subordinate certificates.

The Stepdown Date:

The stepdown date will be the earlier of:

•	the distribution date on which the aggregate class certificate balance of the group 1 senior certificates and group 2 senior certificates is reduced to zero; and

•	the later of: (a) the February 2009 distribution date and (b) the first distribution date on which the aggregate class certificate balance of the group 1 senior certificates and group 2 senior certificates (after calculating anticipated distributions on such distribution date) is less than or equal to 84.10% of the aggregate Stated Principal Balance of the Mortgage Loans.

On any distribution date prior to the stepdown date or on which a trigger event is in effect, the principal distribution amount will be distributed in the following order:

•	concurrently:

1)	from the principal distribution amount for loan group 1, in the following order of priority:

a)	sequentially, in the following order of priority:

(i)	to the Class A-R Certificates, until its class certificate balance is reduced to zero; and

(ii)	concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

b)	to the classes of group 2 senior certificates (after the distribution of the principal distribution amount from loan group 2 as described below), to be allocated among such classes of certificates in the order and priorities described below, until their respective class certificate balances are reduced to zero; and

2)	from the principal distribution amount for loan group 2 in the following order of priority:

a)	to the classes of group 2 senior certificates in the priority described below, until their respective class certificate balances are reduced to zero; and

b)	concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates (after the distribution of the principal distribution amount from loan group 1 as described above), pro rata, until their respective class certificate balances are reduced to zero;

•	from the remaining principal distribution amount from both loan groups, sequentially, in order of their distribution priorities, to each class of subordinated certificates, until their respective class certificate balances are reduced to zero; and

•	as part of the excess cashflow.

On any distribution date on or after the stepdown date and so long as a trigger event is not in effect, the principal distribution amount will be distributed in the following order:

•	concurrently:

1)	from the principal distribution amount for loan group 1 in the following order of priority:

a)	in an amount up to the group 1 principal distribution target amount, concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

b)	in an amount up to the group 2 principal distribution target amount, to the classes of group 2 senior certificates (after the distribution of the principal distribution amount from loan group 2 as described below), to be allocated among such classes of certificates in the order and priorities described below, until their respective class certificate balances are reduced to zero; and

2)	from the principal distribution amount for loan group 2, in the following order of priority:

a)	in an amount up to the group 2 principal distribution target amount, to the classes of group 2 senior certificates in the priority described below, until their respective class certificate balances are reduced to zero; and

b)	in an amount up to the group 1 principal distribution target amount, concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates (after the distribution of the principal distribution amount from loan group 1 as described above), pro rata, until their respective class certificate balances are reduced to zero;

•	from the remaining principal distribution amount from both loan groups, sequentially, in order of their distribution priorities, to each class of subordinated certificates, the subordinated class principal distribution target amount for each such class, until their respective class certificate balances are reduced to zero; and

•	as part of the excess cashflow.

Group 2 senior certificates:

For each distribution date, amounts in respect of principal to be distributed to the group 2 senior certificates will be distributed in the following order of priority:

•	sequentially, to the Class 2-A-1 and Class 2-A-2 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

•	concurrently, to the Class 2-A-3A and Class 2-A-3B Certificates, pro rata, until their respective class certificate balances are reduced to zero.

The Swap Contract

Countrywide Home Loans has entered into an interest rate swap contract, which will be assigned to The Bank of New York, in its capacity as swap contract administrator, on the closing date. On each distribution date prior to the swap contract termination date, the swap contract administrator will be obligated to pay to the swap counterparty an amount equal to the product of (i) 4.780% per annum, (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate class certificate balance of the LIBOR

Certificates immediately prior to that distribution date and (iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360. In addition, on the business day preceding each distribution date prior to the swap contract termination date, the swap counterparty will be obligated to pay to the swap contract administrator an amount equal to the product of (i) one-month LIBOR (as determined by the swap counterparty), (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate class certificate balance of the LIBOR Certificates immediately prior to that distribution date, and (iii) the actual number of days in the related calculation period, divided by 360.

To the extent that the amount payable by the swap contract administrator exceeds the amount payable by the swap counterparty, the trustee will be required to deduct from the available funds for loan group 1 and loan group 2, pro rata, the amount of that excess and, in its capacity as trustee of the swap trust, to remit the amount of that excess to the swap contract administrator for payment to the swap counterparty. To the extent that the amount payable by the swap counterparty exceeds the amount payable by the swap contract administrator, the swap counterparty will be required to pay to the swap contract administrator the amount of that excess. Any net payment received by the swap contract administrator from the swap counterparty will be remitted to the swap trust only to the extent necessary to cover unpaid current interest, interest carry forward amounts, net rate carryover and unpaid realized loss amounts on the LIBOR Certificates and to restore and maintain overcollateralization for those certificates. The remaining portion of any net payment received by the swap contract administrator from the swap counterparty will be paid to Countrywide Home Loans and will not be available to cover any amounts on any class of certificates.

See “Description of the Certificates — The Swap Contract” in this prospectus supplement.

Credit Enhancement

Credit enhancements provide limited protection to holders of certain certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

Overcollateralization

On the closing date, it is expected that the aggregate stated principal balance of the mortgage loans will exceed the initial aggregate class certificate balance of the certificates by approximately $4,206,213. This amount is called “overcollateralization” and is approximately equal to the required initial level of overcollateralization required by the pooling and servicing agreement.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans that would otherwise be allocated to the certificates, if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans. The required levels of overcollateralization may change over time.

The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average pass-through rate on the certificates, plus the weighted average expense fee rate. The “expense fee rate” is the sum of the servicing fee rate and the trustee fee rate. Any interest payments received in respect of the mortgage loans in excess of the amount that is needed to pay interest on the certificates, and the issuing entity’s expenses, will be used to maintain or restore the required level of overcollateralization.

See “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement.

Excess Cashflow

Excess cashflow generally refers to the remaining amounts (if any) available for distribution to the certificates after interest distributions have been made and after the principal funds have been distributed.

On any distribution date, the excess cashflow (if any) will be distributed in the following order:

•	to the classes of certificates that are entitled to receive principal on that distribution date to the extent necessary to restore or maintain the required level of overcollateralization;

•	concurrently, to the classes of group 1 senior certificates and group 2 senior certificates, pro rata based on the unpaid realized loss amount for each such class, in an amount equal to the unpaid realized loss amount for each such class; provided, however, that (a) any amounts allocable to the Class 1-A-1 and Class 1-A-2 Certificates will be allocated first, to the Class 1-A-1 Certificates, in an amount up to the unpaid realized loss amount for such class, and then to the Class 1-A-2 Certificates and (b) any amounts allocable to the Class 2-A-3A and Class 2-A-3B Certificates will be allocated first, to the Class 2-A-3A Certificates, in an amount up to the Unpaid Realized Loss Amount for such class, and then to the Class 2-A-3B Certificates;

•	sequentially, in order of their distribution priorities, to each class of subordinated certificates, in each case first in an amount equal to any interest carry forward amount for each such class and then in an amount equal to the unpaid realized loss amount for each such class;

•	concurrently, to the classes of offered certificates (other than the Class A-IO and A-R Certificates), pro rata based on their respective class certificate balances to the extent needed to pay any unpaid net rate carryover for each such class; and then any excess cashflow remaining after such allocation to pay net rate carryover based on class certificate balances of the certificates will be distributed to each class of offered certificates (other than the Class A-IO and A-R Certificates) with respect to which there remains any unpaid net rate carryover, pro rata, based on the amount of such unpaid net rate carryover;

•	to the swap account in an amount equal to any swap termination payment due to the swap counterparty as a result of a swap counterparty trigger event; and

•	to the Class C and Class A-R Certificates, as specified in the pooling and servicing agreement.

Subordination

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

The senior certificates will have a distribution priority over the subordinated certificates. With respect to the subordinated certificates, the distribution priority is in ascending order of their numerical class designation.

Subordination is designed to provide the holders of certificates having a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses among the subordinated certificates, beginning with the subordinated certificates with the lowest distribution priority, before realized losses on the mortgage loans in a loan group are allocated to the classes of certificates related to that loan group with higher priorities of distribution.

See “Description of the Certificates — Applied Realized Loss Amounts” in this prospectus supplement, “Description of the Certificates — Allocation of Losses” in this prospectus supplement and “Description of the Certificates — Overcollateralization Provisions” in this prospectus supplement and “Credit Enhancement” in the prospectus.

Allocation of Losses

After the credit enhancement provided by excess cashflow and overcollateralization (if any) have been exhausted, collections otherwise payable to the subordinated classes will comprise the sole source of funds from which credit enhancement is provided to the senior certificates. Realized losses are allocated to the subordinated certificates, beginning with the class of subordinated certificates with the lowest distribution priority, until the class certificate balance of that subordinated class has been reduced to zero. If the aggregate class certificate balance of the subordinated certificates is reduced to zero, any realized losses on the mortgage loans in a loan group will then be allocated to the senior certificates related to that loan group on a pro rata basis, except that (a) any realized losses on the mortgage loans in loan group 1 that would otherwise be allocated to the Class 1-A-1 Certificates will instead be allocated to the Class 1-A-2 Certificates, until its class certificate balance is reduced to zero and (b) any realized losses on the mortgage loans in loan group 2 that would otherwise be allocated to the Class 2-A-3A Certificates will instead be allocated to the Class 2-A-3B Certificates, until its class certificate balance is reduced to zero.

See “Description of the Certificates — Applied Realized Loss Amounts” in this prospectus supplement, “Description of the Certificates — Allocation of Losses” in this prospectus supplement and “Description of the Certificates — Overcollateralization Provisions” in this prospectus supplement and “Credit Enhancement” in the prospectus.

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

See “Servicing of Mortgage Loans — Advances” in this prospectus supplement.

Repurchase, Substitution and Purchase of Mortgage Loans

The sellers may be required to repurchase, or substitute with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower. See “Servicing of Mortgage Loans — Certain Modifications and Refinancings” in this prospectus supplement.

The purchase price for any mortgage loans repurchased by a seller or purchased by the master servicer will generally be equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the master servicing fee rate).

See “The Mortgage Pool — General”, “— Assignment of the Mortgage Loans” and “Description of the Certificates — Optional Purchase of Defaulted Loans” in this prospectus supplement and “Mortgage Loan Program — Representations by Sellers; Repurchases” in the prospectus.

Optional Termination

The master servicer may purchase all of the remaining assets of the issuing entity and retire all the outstanding classes of certificates on any distribution date on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the sum of the aggregate stated principal balance of the mortgage loans as of the cut-off date. If the master servicer exercises the optional termination right it will result in the early retirement of the certificates. The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

See “Description of the Certificates — Optional Termination” in this prospectus supplement

Tax Status

For federal income tax purposes, the issuing entity (exclusive of the assets held in the carryover reserve fund) will consist of one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The offered certificates, other than the Class A-R Certificates, will also represent the right to receive payments from the carryover reserve fund. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

The swap trust, the swap contract and the swap account will not constitute any part of any REMIC created under the pooling and servicing agreement.

See “Material Federal Income Tax Consequences” in this prospectus supplement and in the prospectus.

ERISA Considerations

The offered certificates (other than the Class A-IO and Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met. Investors acquiring LIBOR Certificates with assets of such a plan will be required to satisfy certain additional conditions.

See “ERISA Considerations” in this prospectus supplement and in the prospectus.

Legal Investment

The senior certificates and the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

See “Legal Investment” in the prospectus.

Summary of Transaction Parties

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates. You should also carefully consider the information under “Risk Factors” beginning on page 5 in the prospectus.

Your Yield Will Be Affected By Prepayments

Borrowers may, at their option, prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which borrowers will repay their mortgage loans. The prepayment experience of the mortgage loans may be affected by many factors, including:

•      general economic conditions,

•      the level of prevailing interest rates,

•      the availability of alternative financing,

•      the applicability of prepayment charges, and

•      homeowner mobility.

A prepayment of a mortgage loan, however, will result in a prepayment on the certificates.

The rate and timing of prepayment of the mortgage loans will affect the yields to maturity and weighted average lives of the certificates. You bear any reinvestment risks from faster or slower prepayments of the mortgage loans.

• If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

• If you purchase notional amount certificates or certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

• If you purchase notional amount certificates and principal is repaid faster than you anticipated, you may lose your initial investment.

•      Approximately 73.83% and 58.17% of the mortgage loans in loan group 1 and loan group 2, respectively, in each case by aggregate stated principal balance of the mortgage loans in that loan group as of the cut-off date, require the mortgagor to pay a charge if the mortgagor prepays the mortgage loan during periods ranging generally from three to five years after the mortgage loan was originated. A prepayment charge may discourage a mortgagor from prepaying the mortgage loan during the applicable period.

Prepayment charges will be distributed to the Class P Certificates and will not be available to the holders of other classes of certificates.

The Yields On The LIBOR Certificates Will Be Affected By The Level Of LIBOR	The pass-through rates on the LIBOR Certificates for any distribution date will be equal to the value of one-month LIBOR plus the related margin, but subject to a cap. For these classes of certificates your yield will be sensitive to:

(1) the level of one-month LIBOR,

(2)    the timing of adjustment of the pass-through rate on your certificate as it relates to the interest rates on the related mortgage loans and, in the case of the adjustable rate mortgage loans, the level of the mortgage index, the timing of adjustment of the interest rates on those mortgage loans, and periodic and lifetime limits on those adjustments,

(3) the level of one-month LIBOR relative to the fixed rate used to calculate the payment to the swap counterparty, and

(4) other limitations on the pass-through rates of such certificates as described further in this prospectus supplement.

See “Description of the Certificates—Interest” and “Yield, Prepayment and Maturity Considerations” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

The Subordinated Certificates Have A Greater Risk Of Loss Than The Senior Certificates And Subordination May Not Be Sufficient To Protect The Senior Certificates From Losses

The certificates are not insured by any financial guaranty insurance policy. When certain classes of certificates provide credit enhancement for other classes of certificates this is sometimes referred to as “subordination.” The subordination feature is intended to enhance the likelihood that senior certificateholders will receive regular payments of interest and principal.

Credit enhancement in the form of subordination will be provided for the certificates, first, by the right of the holders of the senior certificates to receive payments of principal on the mortgage loans in the related loan group prior to the subordinated classes and, second, to the extent there is no overcollateralization in the issuing entity, by the allocation of realized losses on the mortgage loans in a loan group to reduce the class certificate balance of the subordinated classes, beginning with the Class M-8 Certificates.

This type of credit enhancement is provided by using collections on the mortgage loans in a loan group otherwise payable to the holders of the subordinated classes to pay amounts due on the more senior classes related to that loan group. After the credit enhancement provided by excess cashflow and overcollateralization (if any) have been exhausted, collections on the mortgage loans in a loan group otherwise payable to the subordinated classes will comprise the sole source of funds from which this form of credit enhancement is provided to the senior certificates related to that loan group. The LIBOR Certificates also may benefit from net swap payments to the extent they are available for this purpose as described in the prospectus supplement. Realized losses on the mortgage loans in each loan group are allocated to the subordinated certificates, beginning with the subordinated certificates with the lowest distribution priority, until the certificate balance of that subordinated class has been reduced to zero. This means that after the credit enhancement provided by excess cashflow and overcollateralization (if any) have been exhausted, realized losses on the mortgage loans in each loan group will first be allocated to the Class M-8 Certificates, until its class certificate balance is reduced to zero. Subsequent realized losses will be allocated to the next most junior class of subordinated certificates, until its class certificate balance is reduced to zero. If the aggregate class certificate balance of the subordinated certificates is reduced to zero, any realized losses on the mortgage loans in a loan group will then be allocated to the senior certificates related to that loan group on a pro rata basis, except that any realized losses on the mortgage loans in loan group 1 that would otherwise be allocated to the Class 1-A-1 Certificates will instead be allocated to the Class 1-A-2 Certificates, until its Class Certificate Balance is reduced to zero and any realized losses on the mortgage loans in loan group 2 that would otherwise be allocated to the Class 2-A-3A Certificates will instead be allocated to the Class 2-A-3B Certificates, until its Class Certificate Balance is reduced to zero. If the aggregate class certificate balance of the subordinated classes (and in the case of the Class 1-A-1 and Class 2-A-3A Certificates, the Class 1-A-2 and Class 2-A-3B Certificates, respectively) were to be reduced to zero, delinquencies and defaults on the mortgage loans in a loan group would reduce the amount of funds available for monthly distributions to holders of the senior certificates related to that loan group.

You should fully consider the risks of investing in a subordinated certificate, including the risk that you may not fully recover your initial investment as a result of realized losses. In addition, investors in a class of senior certificates should consider the risk that, after the credit enhancement provided by excess cashflow and overcollateralization (if any) have been exhausted, the subordination of the subordinated certificates may not be sufficient to protect the senior certificates from losses.

See “Description of the Certificates” in this prospectus supplement.

Excess Interest From The Mortgage Loans May Not Provide Adequate Credit Enhancement	The amount by which the aggregate stated principal balance of the mortgage loans exceeds the aggregate principal balance of the offered certificates is called “overcollateralization.” The initial level of overcollateralization (that is, the overcollateralization on the closing date) is expected to equal the initial level of overcollateralization required by the pooling and servicing agreement. The mortgage loans are expected to generate more interest than is needed to pay interest on the offered certificates and to make any net swap payment payable to the swap counterparty, because the weighted average interest rate on the mortgage loans is expected to be higher than the weighted average pass-through rate on the offered certificates plus the weighted average expense fee rate and the effective rate at which any net swap payments may be payable to the swap counterparty. In the event that the level of overcollateralization is reduced, such “excess interest” will be used to make additional principal payments on the offered certificates to the extent described in this prospectus supplement. Overcollateralization is intended to provide limited protection to the holders of the offered certificates by absorbing the certificates’ share of losses from liquidated mortgage loans. However, we cannot assure you that enough excess interest will be generated on the mortgage loans to maintain the required level of overcollateralization.

The excess interest available on any distribution date will be affected by the actual amount of interest received, collected or advanced in respect of the mortgage loans for that distribution date. That amount will be influenced by changes in the weighted average of the mortgage rates resulting from prepayments and liquidations of the mortgage loans as well as from adjustments of the mortgage rates on adjustable rate mortgage loans. The mortgage rates on the adjustable rate mortgage loans either (i) adjust monthly, semi-annually or annually or (ii) have a fixed rate period of two, three, five or seven years after the first payment date of each mortgage loan before the mortgage rates become subject to adjustment either semi-annually or annually, in each case based on either one-month LIBOR, six-month LIBOR, twelve-month LIBOR or one-year CMT, each of which is referred to as a mortgage index. The pass-through rate of each class of LIBOR Certificates is subject to a net rate cap which generally is based on the weighted average adjusted net mortgage rates of the related mortgage loans. If the pass-through rate on one or more classes is limited by the applicable net rate cap, it may be necessary to apply all or a portion of the interest funds available to distribute interest at the pass-through rates for such classes of certificates. As a result, interest may be unavailable for any other purpose.

If the protection afforded by overcollateralization is insufficient, then the holders of the offered certificates could experience a loss on their investment.

Excess Interest Will Also Be Reduced By Prepayments On The Mortgage Loans	When a borrower makes a full or partial prepayment on a mortgage loan, the amount of interest that the borrower is required to pay may be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan. The master servicer is required to reduce its master servicing fee to offset this shortfall, but the reduction for any distribution date is limited to one-half of the master servicing fee for the related month. If the aggregate amount of interest shortfalls resulting from prepayments exceeds the amount of the reduction in the master servicing fee, the amount of interest available to make distributions of interest to the certificates and to maintain or restore overcollateralization will be reduced.

Your Yield Will Be Affected By The Interest Only Feature Of Some Of The Mortgage Loans	Approximately 82.25% and 58.73% of the mortgage loans in loan group 1 and loan group 2, respectively, in each case, by aggregate stated principal balance of the mortgage loans in that loan group as of the cut-off date, require monthly payments of only accrued interest for the first two, three, five or ten years after origination. The borrower is not required to pay any principal on the borrower’s loan during this interest only period but thereafter is required to make monthly payments sufficient to amortize the loan over its remaining term. These loans are sometimes referred to as interest only loans. Interest only loans have only recently been originated in significant volumes. As a result, the long-term performance characteristics of interest only loans are largely unknown.

Because interest only loans initially require only the payment of interest, a borrower may be able to borrow a larger amount than would have been the case for a fully amortizing mortgage loan. Interest only loans may have risks and payment characteristics that are not present with fully amortizing mortgage loans, including the following:

•      no principal distributions will be made to certificateholders from interest only loans during their interest only period except in the case of a prepayment, which may extend the weighted average lives of the certificates;

•      during the interest only period, interest only loans may be less likely to be prepaid since the perceived benefits of refinancing may be less than with a fully amortizing mortgage loan;

•      as the end of the interest only period approaches, an interest only loan may be more likely to be refinanced in order to avoid the increase in the monthly payment required to amortize the loan over its remaining term;

•      interest only loans may be more likely to default than fully amortizing loans at the end of the interest only period due to the increased monthly payment required to amortize the loan over its remaining term; and

• if an interest only loan defaults, the severity of loss may be greater due to the larger unpaid principal balance.

Your Yield On The Certificates Will Be Affected By The Mortgage Rates Of The Related Mortgage Loans	The pass-through rate on each class of LIBOR Certificates for each distribution date is subject to a net rate cap based on the weighted average adjusted net mortgage rate of the related mortgage loans.

The pass-through rates on the LIBOR Certificates may adjust monthly and are based on one-month LIBOR. The mortgage rates on the mortgage loans either (i) are fixed for the life of the mortgage loan, (ii) adjust monthly, semi-annually or annually or (iii) have a fixed rate period of two, three, five or seven years after the first payment date of each mortgage loan before the mortgage rates become subject to adjustment either semi-annually or annually based on the related mortgage index. Because the mortgage indices may respond to economic and market factors different than those affecting one-month LIBOR, there is not necessarily a correlation in movement between the interest rates on those mortgage loans and the pass-through rates of the related classes of certificates. For example, it is possible that the interest rates on certain of the adjustable rate mortgage loans may decline while the pass-through rates on the related classes of LIBOR Certificates are stable or rising. In addition, although it is possible that both the adjustable mortgage rates and the pass-through rates on the classes of LIBOR Certificates may decline or increase during the same period, the adjustable mortgage rates may decline or increase more slowly than the pass-through rates of these certificates because of the difference between interest rate adjustment periods on those mortgage loans and pass-through rate adjustment periods on these certificates. In addition, prepayments of mortgage loans with relatively higher mortgage rates may reduce the net rate cap and consequently reduce the pass-through rate for one or more of these classes of certificates.

It is intended that the amount by which a certificateholder’s interest payment has been reduced by operation of the net rate cap will be paid first, from any excess cashflow and then, from any amounts allocated to the issuing entity in respect of the swap contract, in each case, to the extent such amounts are available for that purpose as described in this prospectus supplement. We cannot assure you that any excess cashflow or interest rate swap contract proceeds will be available, or sufficient, to make such payments.

Considerations Regarding The Swap Contract	Any amounts received by the swap contract administrator from the swap counterparty under the swap contract and allocated to the swap trust will be applied as described in this prospectus supplement to pay unpaid interest and net rate carryover, maintain overcollateralization and pay unpaid realized loss amounts with respect to the LIBOR Certificates. However, no amounts will be payable by the swap counterparty unless the amount owed by the swap counterparty on a distribution date exceeds the amount owed to the swap counterparty with respect to that distribution date. This will not occur except in periods when one-month LIBOR (as determined pursuant to the swap contract) exceeds 4.780%. We cannot assure you that any amounts will be received under the swap contract, or that any amounts that are received will be sufficient to maintain required overcollateralization or to cover unpaid interest, net rate carryover and unpaid realized loss amounts. Any net payment payable to the swap counterparty under the terms of the swap contract will reduce amounts available for distribution to certificateholders, and may reduce the pass-through rates of the LIBOR Certificates. In addition, payments due under the swap contract will be based on the lesser of a scheduled notional amount that will decline over time and the aggregate class certificate balance of the LIBOR Certificates. If the rate of prepayments on the mortgage loans is slower than anticipated, the schedule on which payments due under the swap contract are calculated may be less than the aggregate class certificate balance of the LIBOR Certificates, thereby decreasing the relative amount of any net swap payment payable by the swap counterparty and allocated to the swap trust to cover the amounts described above. Furthermore, for so long as one-month LIBOR is less than 4.780% (which will be adjusted in cases where the accrual period for the floating rate payment payable by the swap counterparty is not 30 days), available funds that would otherwise be available to make distributions on the LIBOR Certificates will be used to cover the net swap payments due to the swap counterparty. In addition, any termination payment payable to the swap counterparty (other than a swap termination payment resulting from a swap counterparty trigger event) in the event of early termination of the swap contract will reduce amounts available for distribution to holders of the LIBOR Certificates.

Upon early termination of the swap contract, the swap counterparty or the swap contract administrator, may be liable to make a swap termination payment to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the swap contract. In the event that a swap termination payment, other than a swap termination payment resulting from a swap counterparty trigger event, is payable to the swap counterparty, that payment will be paid with respect to the related distribution date, and on any subsequent distribution dates until paid in full prior to distributions to holders of the LIBOR Certificates. This feature may result in losses on the LIBOR Certificates. Due to the priority of the applications of the available funds, the subordinated certificates will bear the effects of any shortfalls resulting from a net swap payment or swap termination payment to the swap counterparty before those effects are borne by the senior certificates and one or more classes of subordinated certificates may suffer a loss as a result of that payment.

To the extent that distributions on the LIBOR Certificates depend in part on payments to be received from the swap counterparty, the ability of the trustee to make distributions on those certificates will be subject to the credit risk of the swap counterparty. If a credit rating of the swap counterparty is qualified, reduced or withdrawn and a substitute counterparty is not obtained in accordance with the terms of the swap contract, the ratings of the LIBOR Certificates may be qualified, reduced or withdrawn. As a result, the value and marketability of those certificates may be adversely affected. See “Description of the Certificates—The Swap Contract” in this prospectus supplement.

Your Yield Will Be Affected By How Distributions Are Allocated To The Certificates	The timing of principal payments on the certificates will be affected by a number of factors, including:

•      the extent of prepayments on the mortgage loans in the related loan group, in the case of the senior certificates, and all of the mortgage loans, in the case of the subordinated certificates,

•      how payments of principal are allocated among the classes of certificates,

•      whether the master servicer exercises its right, in its sole discretion, to terminate the issuing entity,

•      the rate and timing of payment defaults and losses on the mortgage loans in the related loan group, in the case of the senior certificates, and all of the mortgage loans, in the case of the subordinated certificates, and

•      repurchases of mortgage loans in the related loan group, in the case of the senior certificates, and all of the mortgage loans, in the case of the subordinated certificates, for material breaches of representations and warranties.

Because distributions on the certificates are dependent upon the payments on the applicable mortgage loans, we cannot guarantee the amount of any particular payment or the amount of time that will elapse before the issuing entity is terminated.

See “Description of the Certificates — Principal,” and “ — Optional Termination” in this prospectus supplement for a description of the manner in which principal will be paid to the certificates. See “The Mortgage Pool — Assignment of the Mortgage Loans” in this prospectus supplement for more information regarding the repurchase or substitution of mortgage loans.

The Certificates May Not Be Appropriate For Some Investors	The offered certificates may not be an appropriate investment for investors who do not have sufficient resources or expertise to evaluate the particular characteristics of each applicable class of offered certificates. This may be the case because, among other things:

•      the yield to maturity of offered certificates purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans;

•      the rate of principal distributions on, and the weighted average lives of, the offered certificates will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans and the priority of principal distributions among the classes of certificates. Accordingly, the offered certificates may be an inappropriate investment if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions; and

•      a secondary market for the offered certificates may not develop or provide certificateholders with liquidity of investment.

Geographic Concentration Of Mortgaged Properties Increases The Risk That Certificate Yields Could Be Impaired	The tables under “The Mortgage Pool—State Distribution of Mortgaged Properties” in this prospectus supplement set forth the geographic concentration of the mortgaged properties, including the percentage by principal balance of the mortgage loans in each loan group that are secured by property located in Florida and California. Property in California may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters. In addition,

•      economic conditions in states with significant concentrations (which may or may not affect real property values) may affect the ability of borrowers to repay their loans;

•      declines in the residential real estate markets in states with significant concentrations may reduce the values of properties located in these states, which would result in an increase in the loan-to-value ratios; and

•      any increase in the market value of properties located in states with significant concentrations would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Inability To Replace Master Servicer Could Affect Collections And Recoveries On The Mortgage Loans	The structure of the master servicing fee might affect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the master servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage loan, it may be difficult to replace the master servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage loans and related REO Properties remaining in the pool. The performance of the mortgage loans may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

Hurricane Katrina May Pose Special Risks

At the end of August 2005, Hurricane Katrina caused catastrophic damage to areas in the Gulf Coast region of the United States. The issuing entity will not include mortgage loans that are secured by properties in the states of Louisiana, Mississippi and Alabama that are located in a FEMA Individual Assistance designated area as a result of Hurricane Katrina. However, we cannot assure you that there are no mortgage loans secured by properties that experienced material damage from Hurricane Katrina in the issuing entity.

Countrywide Home Loans will represent and warrant as of the closing date that each mortgaged property is free of material damage and in good repair. In the event of a breach of that representation and warranty, Countrywide Home Loans will be obligated to repurchase or substitute for the related mortgage loan. Any such repurchase would have the effect of increasing the rate of principal payment on the certificates. Any damage to a mortgaged property that secures a mortgage loan in the issuing entity occurring after the closing date as a result of any other casualty event will not cause a breach of this representation and warranty.

The full economic impact of Hurricane Katrina is uncertain but may affect the ability of borrowers to make payments on their mortgage loans. Initial economic effects appear to include:

•      localized areas of nearly complete destruction of the economic infrastructure and cessation of economic activity,

•      regional interruptions in travel and transportation, tourism and economic activity generally, and

•      nationwide decreases in petroleum availability with a corresponding increase in price.

We have no way to determine whether other effects will arise, how long any of these effects may last, or how these effects may impact the performance of the mortgage loans. Any impact of these events on the performance of the mortgage loans may increase the amount of losses borne by the holders of the certificates or impact the weighted average lives of the certificates.

Rights of the NIM Insurer

If there is a NIM Insurer, pursuant to the pooling and servicing agreement, unless the NIM Insurer fails to make a required payment under the policy insuring the net interest margin securities and the failure is continuing or the NIM Insurer is the subject of a bankruptcy proceeding (each such event, a “NIM Insurer Default”), the NIM Insurer will be entitled to exercise, among others, the following rights without the consent of holders of the offered certificates, and the holders of the offered certificates may exercise such rights only with the prior written consent of the NIM Insurer:

•      the right to provide notices of master servicer defaults and the right to direct the trustee to terminate the rights and obligations of the master servicer under the pooling and servicing agreement upon a default by the master servicer,

• the right to remove the trustee or any custodian pursuant to the pooling and servicing agreement, and

• the right to direct the trustee to make investigations and take actions pursuant to the pooling and servicing agreement.

In addition, unless a NIM Insurer Default exists, such NIM Insurer’s consent will be required before, among other things,

•      any removal of the master servicer, any successor servicer or the trustee, any appointment of any co-trustee,

•      any otherwise permissible waivers of prepayment charges or extensions of due dates for payment granted by the master servicer with respect to more than 5% of the mortgage loans, or

•      any amendment to the pooling and servicing agreement.

Investors in the offered certificates should note that:

•      any insurance policy issued by the NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates,

•      the rights granted to the NIM Insurer are extensive,

•      the interests of the NIM Insurer may be inconsistent with, and adverse to, the interests of the holders of the offered certificates, and the NIM Insurer has no obligation or duty to consider the interests of the offered certificates in connection with the exercise or nonexercise of the NIM Insurer’s rights, and

•      the NIM Insurer’s exercise of its rights and consents may negatively affect the offered certificates and the existence of the NIM Insurer’s rights, whether or not exercised, may adversely affect the liquidity of the offered certificates, relative to other asset-backed certificates backed by comparable mortgage loans and with comparable payment priorities and ratings.

See “Rights of the NIM Insurer under Pooling and Servicing Agreement” in this prospectus supplement.

Some statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

The Mortgage Pool

General

The depositor, CWALT, Inc. (the “Depositor”), will purchase the mortgage loans in the mortgage pool (which are together referred to as the “Mortgage Loans”) from Countrywide Home Loans, Inc. (“Countrywide Home Loans Inc.”) and one or more other sellers affiliated with Countrywide Financial Corporation (each of which is referred to in this prospectus supplement as a seller and together they are referred to as the sellers), pursuant to a pooling and servicing agreement dated as of January 1, 2006 (the “Pooling and Servicing Agreement”) among the sellers, Countrywide Home Loans Servicing LP, as master servicer (the “Master Servicer”), the Depositor and The Bank of New York, as trustee (the “Trustee”), and will cause the Mortgage Loans to be assigned to the Trustee for the benefit of the holders of the certificates. In this prospectus supplement, the Mortgage Loans in Loan Group 1 are referred to as the “Group 1 Mortgage Loans” and the Mortgage Loans in Loan Group 2 are referred to as the “Group 2 Mortgage Loans.” Each seller, other than Countrywide Home Loans, will be a special purpose entity established by Countrywide Financial Corporation or one or more of its subsidiaries, which will sell mortgage loans previously acquired from Countrywide Home Loans.

Under the Pooling and Servicing Agreement, Countrywide Home Loans will make certain representations, warranties and covenants to the Depositor relating to, among other things, the due execution and enforceability of the Pooling and Servicing Agreement and certain characteristics of the Mortgage Loans. In addition, each of the sellers will represent and warrant that, prior to the sale of the related Mortgage Loans to the Depositor, the applicable seller had good title to the Mortgage Loans sold by it, was the sole owner of those Mortgage Loans free and clear of any pledge, lien, encumbrance or other security interest and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign those Mortgage Loans pursuant to the Pooling and Servicing Agreement. Subject to the limitations described in the next sentence and under “— Assignment of the Mortgage Loans,” Countrywide Home Loans (or the related seller, in the case of the representation regarding good title) will be obligated to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the Mortgage Loans that materially and adversely affects the interests of the certificateholders in that Mortgage Loan. Countrywide Home Loans will represent and warrant to the Depositor in the Pooling and Servicing Agreement that the Mortgage Loans were selected from among the outstanding one- to four-family mortgage loans in Countrywide Home Loans’ portfolio as to which the representations and warranties set forth in the Pooling and Servicing Agreement can be made and that the selection was not made in a manner intended to affect the interests of the certificateholders adversely. See “Mortgage Loan Program — Representations by Sellers; Repurchases” in the prospectus.

Under the Pooling and Servicing Agreement, the Depositor will assign all of its right, title and interest in the representations, warranties and covenants (including the sellers’ repurchase or substitution obligations) to the Trustee for the benefit of the certificateholders. The Depositor will represent that following the transfer of the Mortgage Loans to it by the sellers, the Depositor had good title to the Mortgage Loans and that each of the mortgage notes was subject to no offsets, defenses or counterclaims. The Depositor will make no other representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute Mortgage Loans with deficient documentation or that are otherwise defective. The sellers are selling the Mortgage Loans without recourse and will have no obligation with respect to the certificates in their respective capacities as sellers other than the repurchase or substitution obligation described above. The obligations of the Master Servicer with respect to the certificates are limited to the Master Servicer’s contractual servicing obligations under the Pooling and Servicing Agreement.

The statistical information with respect to the Mortgage Loans set forth in this prospectus supplement is based on the Stated Principal Balances of the Mortgage Loans as of the later of (x) January 1, 2006 and (y) the date of origination of each the Mortgage Loan (referred to as, the “cut-off date”). The Depositor believes that the cut-off date information set forth in this prospectus supplement regarding the Mortgage Loans is representative of the characteristics of the Mortgage Loans. Certain Mortgage Loans, however, may prepay or may be determined not to meet the eligibility requirements for inclusion in the final pool. A limited number of mortgage loans may be added to or substituted for the Mortgage Loans described in this prospectus supplement, although any addition or substitution will not result in a material difference in the pool of Mortgage Loans. As a result, the cut-off date information regarding the Mortgage Loans delivered on the closing date will vary somewhat from the cut-off date information regarding the Mortgage Loans presented in this prospectus supplement.

As of the cut-off date, the aggregate Stated Principal Balance of the Mortgage Loans in the mortgage pool was approximately $1,200,470,313, which is referred to as the “Cut-off Date Pool Principal Balance.” The mortgage pool will be comprised of Mortgage Loans that bear interest at fixed rates (such Mortgage Loans, the “Fixed Rate Mortgage Loans”) and adjustable rates (such Mortgage Loans, the “Adjustable Rate Mortgage Loans”). The Mortgage Loans have been divided into two groups of mortgage loans — Loan Group 1 which is expected to have a principal balance as of the cut-off date of approximately $450,771,774 and Loan Group 2 which is expected to have a principal balance as of the cut-off date of approximately $749,698,539. Each loan group will consist of Fixed Rate Mortgage Loans and Adjustable Rate Mortgage Loans. All of the Mortgage Loans to be included in the issuing entity will be evidenced by promissory notes secured by first lien deeds of trust, security deeds or mortgages on one- to four-family residential properties. All of the Mortgage Loans have original terms to maturity of up to 30 years.

Approximately 17.64% of the Mortgage Loans in Loan Group 1, by cut-off date principal balance of the Mortgage Loans in Loan Group 1, will provide for the amortization of the amount financed over a series of substantially equal monthly payments. The remaining approximately 82.25% of the Mortgage Loans in Loan Group 1, by cut-off date principal balance of the Mortgage Loans in Loan Group 1, will provide that the related mortgagors (pursuant to the terms of the related mortgage notes) pay only interest on the principal balances of these Mortgage Loans for the first 24, 36, 60 or 120 months after their origination, but require the entire principal balances of these Mortgage Loans to be fully amortized over the related remaining term of the Mortgage Loans (the “Interest Only Loans”). Approximately 41.22% of the Mortgage Loans in Loan Group 2, by cut-off date principal balance of the

Mortgage Loans in Loan Group 2, will provide for the amortization of the amount financed over a series of substantially equal monthly payments. The remaining approximately 58.73% of the Mortgage Loans in Loan Group 2, by cut-off date principal balance of the Mortgage Loans in Loan Group 2, are Interest Only Loans and will provide that the related mortgagors (pursuant to the terms of the related mortgage notes) pay only interest on the principal balances of these Mortgage Loans for the first 24, 36, 60 or 120 months after their origination. Scheduled monthly payments made by the mortgagors on the Mortgage Loans (referred to as scheduled payments) either earlier or later than their scheduled Due Dates will not affect the amortization schedule or the relative application of the payments to principal and interest. All of the Mortgage Loans in Loan Group 1 have original principal balances that conform to the guidelines of Fannie Mae and Freddie Mac. Except for approximately 73.83% and 58.17% of the Mortgage Loans in Loan Group 1 and Loan Group 2, respectively, in each case by aggregate Stated Principal Balance of the Mortgage Loans in the related loan group as of the Cut-off date, the mortgagors may prepay their mortgage loans at any time without charge. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans, and those amounts will not be available for distribution on the other classes of certificates.

All of the Adjustable Rate Mortgage Loans in Loan Group 1 are 2/28 Mortgage Loans, 3/27 Mortgage Loans, 5/25 Mortgage Loans, 3/1 Mortgage Loans, 5/1 Mortgage Loans, 7/1 Mortgage Loans, 30-Year CMT Mortgage Loans, 30-Year Six-Month Mortgage Loans, 30-Year One-Month LIBOR Mortgage Loans or 30-Year Twelve-Month LIBOR Mortgage Loans. All of the Adjustable Rate Mortgage Loans in Loan Group 2 are 2/28 Mortgage Loans, 3/27 Mortgage Loans, 5/25 Mortgage Loans, 3/1 Mortgage Loans, 5/1 Mortgage Loans, 30-Year CMT Mortgage Loans, 30-Year One-Month LIBOR Mortgage Loans, 30-Year Six-Month LIBOR Mortgage Loans or 30-Year Twelve-Month LIBOR Mortgage Loans. A “2/28 Mortgage Loan,” has a mortgage rate (each, a “Mortgage Rate”) that is fixed for approximately 24 months after origination thereof before the Mortgage Rate for that Adjustable Rate Mortgage Loan becomes subject to semi-annual adjustment based on a mortgage index. A “3/27 Mortgage Loan” and a “3/1 Mortgage Loan” has a Mortgage Rate that is fixed for approximately 36 months after origination thereof before the Mortgage Rate for that Adjustable Rate Mortgage Loan becomes subject to semi-annual or annual adjustment based on a mortgage index. A “5/25 Mortgage Loan” and a “5/1 Mortgage Loan” has a Mortgage Rate that is fixed for approximately 60 months after origination thereof before the Mortgage Rate for that Adjustable Rate Mortgage Loan becomes subject to semi-annual or annual adjustment based on a mortgage index. A “7/1 Mortgage Loan” has a Mortgage Rate that is fixed for approximately 84 months after origination thereof before the Mortgage Rate for that Adjustable Rate Mortgage Loan becomes subject to annual adjustment based on a mortgage index. A “30-Year One-Month LIBOR Mortgage Loan” has a Mortgage Rate that is subject to monthly adjustment based on a mortgage index. A “30-Year Six Month LIBOR Mortgage Loan” has a Mortgage Rate that is subject to semi-annual adjustment based on a mortgage index. A “30-Year Twelve-Month LIBOR Mortgage Loan” and a “30-Year CMT Mortgage Loan” has a Mortgage Rate that is fixed for approximately 12 months after origination thereof before the Mortgage Rate for that Adjustable Rate Mortgage Loan becomes subject to annual adjustment based on a mortgage index. Each mortgage note for the Adjustable Rate Mortgage Loans will provide for adjustments to the Mortgage Rate thereon at the end of the initial fixed-rate period and, semi-annually or annually thereafter (each such date, an “Adjustment Date”) to equal the sum, rounded to the nearest 0.125%, of (1) (A) the average of the London interbank offered rates for six-month (“Six-Month LIBOR”) or one-year (“Twelve-Month LIBOR”) U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the Master Servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date or (B) the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board, published in Federal Reserve Statistical Release H.15(19) and most recently available as of the date 45 days before the applicable Adjustment Date (“One-Year CMT” and together with Six-Month LIBOR and Twelve-Month LIBOR, each a “Mortgage Index”) and (2) a fixed percentage amount specified in the related mortgage note (the “Gross Margin”); provided, however, that substantially all of the Mortgage Rates for the Adjustable Rate Mortgage Loans will not increase or decrease by more than a certain amount specified in the mortgage note (each limit on adjustments in the Mortgage Rate is referred to as a “Subsequent Periodic Rate Cap”), with the exception of the initial Adjustment Date for which substantially all of the Mortgage Rates on the Adjustable Rate Mortgage Loans will not increase or decrease by more than the certain amount specified in the related mortgage note (each limit on initial adjustments in the Mortgage Rate is referred to as an “Initial Periodic Rate

Cap”). Adjustments to the Mortgage Rate for each Adjustable Rate Mortgage Loan are subject to a lifetime maximum interest rate (the “Maximum Mortgage Rate”). Each Adjustable Rate Mortgage Loan specifies a lifetime minimum interest rate (the “Minimum Mortgage Rate”), which in some cases is equal to the Gross Margin for that Adjustable Rate Mortgage Loan.

Approximately 6.42% and 9.63% of the Mortgage Loans in Loan Group 1 and Loan Group 2, respectively, in each case, by aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group as of the cut-off date, were originated or acquired by Countrywide Home Loans, Inc. Additionally, approximately 12.30%, 47.48% and 12.97% of the Mortgage Loans in Loan Group 1, by cut-off date principal balance of the Mortgage Loans in Loan Group 1, were originated by American Home Mortgage, Decision One Mortgage Company LLC and First National Bank of Arizona, respectively. Approximately 12.31% and 47.53% of the Mortgage Loans in Loan Group 2, by cut-off date principal balance of the Mortgage Loans in Loan Group 2, were originated by American Home Mortgage and Decision One Mortgage Company LLC, respectively.

The earliest and latest stated maturity date of any Mortgage Loan in Loan Group 1 are August 1, 2020 and January 1, 2036, respectively. The earliest and latest stated maturity date of any Mortgage Loan in Loan Group 2 are September 1, 2015 and January 1, 2036, respectively.

As of the cut-off date, no Mortgage Loan was delinquent more than 30 days.

As of the cut-off date, no Mortgage Loan was subject to a buydown agreement. No Mortgage Loan provides for deferred interest or negative amortization.

Except for 7 Mortgage Loans representing approximately 0.25% of the Mortgage Loans in Loan Group 1 and 21 Mortgage Loans representing approximately 0.33% of the Mortgage Loans in Loan Group 2, in each case, by aggregate Stated Principal Balance of the Mortgage Loans in that loan group as of the cut-off date, no Mortgage Loan will have had a Loan-to-Value Ratio at origination of more than 95%. Except for 13 Mortgage Loans representing approximately 0.54% of the Mortgage Loans in Loan Group 1 and 16 Mortgage Loans representing approximately 0.31% of the Mortgage Loans in Loan Group 2, in each case, by aggregate Stated Principal Balance of the Mortgage Loans in that loan group as of the cut-off date, each Mortgage Loan with a Loan-to-Value Ratio at origination of greater than 80% is covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac. The policy provides coverage in an amount equal to a specified percentage multiplied by the sum of the remaining principal balance of the related Mortgage Loan, the accrued interest on it and the related foreclosure expenses. Generally, the specified coverage percentage for mortgage loans with terms to maturity of between 25 and 30 years is:

•	12% for Loan-to-Value Ratios between 80.01% and 85.00%,

•	25% for Loan-to-Value Ratios between 85.01% and 90.00%,

•	30% for Loan-to-Value Ratios between 90.01% and 95.00%, and

•	35% for Loan-to-Value Ratios between 95.01% and 100%.

Generally, the specified coverage percentage for mortgage loans with terms to maturity of up to 20 years ranges from:

•	6% to 12% for Loan-to-Value Ratios between 80.01% to 85.00%;

•	12% to 20% for Loan-to-Value Ratios between 85.01% to 90.00%, and

•	20% to 25% for Loan-to-Value Ratios between 90.01% to 95.00%.

The required coverage percentage of mortgage insurance is generally determined by the type, term and Loan-to-Value Ratio of the mortgage loan and may also vary based on occupancy type. However, under certain circumstances, the specified coverage level may vary from the foregoing. With respect to approximately 1.33% and 0.78% of the Mortgage Loans in Loan Group 1 and Loan Group 2, respectively, in each case, by aggregate Stated

Principal Balance of the Mortgage Loans in that loan group as of the cut-off date, the lender (rather than the borrower) acquired the primary mortgage guaranty insurance and charged the related borrower an interest premium. Except for these lender acquired mortgage insurance Mortgage Loans, no primary mortgage guaranty insurance policy will be required with respect to any Mortgage Loan if maintaining the policy is prohibited by applicable law or after the date on which the related Loan-to-Value Ratio is 80% or less or, based on a new appraisal, the principal balance of the Mortgage Loan represents 80% or less of the new appraised value. The primary mortgage guaranty insurance policy will be maintained for the lives of the lender acquired mortgage insurance mortgage loans, unless otherwise provided in the mortgage note or otherwise prohibited by law.

The “Loan-to-Value Ratio” of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is

•	in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale, or

•	in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except in the case of a mortgage loan underwritten pursuant to Countrywide Home Loans’ Streamlined Documentation Program as described under “— Underwriting Process” in this prospectus supplement.

With respect to mortgage loans originated pursuant to Countrywide Home Loans’ Streamlined Documentation Program,

•	if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the mortgage loan being refinanced, as reconfirmed by Countrywide Home Loans using an automated property valuation system; or

•	if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 80% or the loan amount of the new loan being originated is greater than $650,000, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property as determined by an appraisal obtained by Countrywide Home Loans at the time of the origination of the new mortgage loan. See “— Underwriting Process” in this prospectus supplement.

No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the Mortgage Loans.

The following information sets forth certain characteristics of the Mortgage Loans as of the cut-off date. Other than with respect to rates of interest, percentages are approximate and are stated by Stated Principal Balance of the Mortgage Loans as of the cut-off date. The sum in any column of any of the following tables may not equal the indicated total due to rounding. Each weighted average FICO credit score set forth below has been calculated without regard to any Mortgage Loan for which the FICO credit score is not available. In addition, the FICO credit scores set forth below for Mortgage Loans originated within six months of the cut-off date are as of the date of origination thereof and for all other Mortgage Loans the FICO credit scores set forth below are as of the cut-off date.

Loan Group 1

Mortgage Loan Programs For All Group 1 Mortgage Loans

Type of Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio
Fixed 15 – Year	9	$824,487	0.18%	$91,610	6.811%	178	673	68.0%
Fixed 20 – Year	8	858,293	0.19	107,287	7.013	236	672	72.7
Fixed 25 – Year	4	637,948	0.14	159,487	6.091	297	704	56.0
Fixed 30 – Year	380	51,918,134	11.52	136,627	7.032	357	690	72.6
Fixed 30 – Year – IO	537	94,192,824	20.90	175,406	7.037	357	699	76.3
30/15 Fixed Balloon	4	513,336	0.11	128,334	7.696	177	658	78.6
One – Year CMT	9	1,953,796	0.43	217,088	4.898	354	703	89.6
One – month LIBOR	1	69,477	0.02	69,477	6.625	358	738	80.0
One – month LIBOR – IO	9	2,725,850	0.60	302,872	6.343	360	717	75.1
Six – month LIBOR – IO	11	2,935,900	0.65	266,900	6.366	358	720	78.5
2/28 Six – month LIBOR	100	17,655,188	3.92	176,552	6.776	358	687	76.9
2/28 Six – Month LIBOR – IO	1,017	216,137,032	47.95	212,524	6.445	358	694	79.3
3/27 Six – month LIBOR	15	2,904,131	0.64	193,609	6.416	357	708	73.5
3/27 Six – month LIBOR – IO	101	23,695,048	5.26	234,604	6.590	358	709	78.7
5/25 Six – month LIBOR	4	581,338	0.13	145,335	6.762	357	670	83.4
5/25 Six – month LIBOR – IO	8	1,875,369	0.42	234,421	7.551	357	672	81.8
12 – month LIBOR	5	1,170,962	0.26	234,192	4.193	359	758	80.3
12 – month LIBOR – IO	95	26,088,004	5.79	274,611	5.503	358	726	77.7
3/1 12 – month LIBOR – IO	1	400,000	0.09	400,000	6.250	356	664	80.0
5/1 12 – month LIBOR	5	728,419	0.16	145,684	6.395	356	713	81.8
5/1 12 – month LIBOR – IO	10	2,706,380	0.60	270,638	6.906	358	638	79.6
7/1 12 – month LIBOR	1	199,859	0.04	199,859	7.750	359	614	53.3

Total	2,334	$450,771,774	100.00%

Mortgage Rates For All Group 1 Mortgage Loans(1)

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio
3.501 – 4.000	10	$2,514,464	0.56%	$251,446	3.926%	358	736	77.5%
4.001 – 4.500	16	3,981,720	0.88	248,858	4.367	359	722	80.4
4.501 – 5.000	11	2,819,877	0.63	256,352	4.881	356	717	84.8
5.001 – 5.500	92	23,694,821	5.26	257,552	5.385	355	710	75.7
5.501 – 6.000	296	69,323,499	15.38	234,201	5.846	358	703	77.7
6.001 – 6.500	493	102,869,359	22.82	208,660	6.323	358	698	77.1
6.501 – 7.000	764	139,847,003	31.02	183,046	6.799	357	697	76.9
7.001 – 7.500	376	63,317,699	14.05	168,398	7.297	357	690	78.0
7.501 – 8.000	200	29,878,197	6.63	149,391	7.769	355	683	79.4
8.001 – 8.500	57	9,077,532	2.01	159,255	8.273	352	680	82.7
8.501 – 9.000	16	2,914,703	0.65	182,169	8.733	353	683	84.5
9.001 – 9.500	2	364,900	0.08	182,450	9.125	359	634	86.5
9.501 – 10.000	1	168,000	0.04	168,000	9.875	356	647	95.0

Total	2,334	$450,771,774	100.00%

(1)	The lender acquired mortgage insurance mortgage loans are shown in the preceding table inclusive of the rates of the interest premium charged by the related lenders. As of the cut-off date, the weighted average mortgage rate of the Mortgage Loans in Loan Group 1 (net of such premiums) is expected to be approximately 6.588% per annum. Without the adjustment, the weighted average mortgage rate of the Mortgage Loans in Loan Group 1 is expected to be approximately 6.600% per annum.

Current Mortgage Loan Principal Balances For All Group 1 Mortgage Loans (1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio
0.01 – 50,000.00	45	$1,783,108	0.40%	$39,625	7.502%	348	708	69.0%
50,000.01 – 100,000.00	313	25,059,041	5.56	80,061	7.079	353	707	74.1
100,000.01 – 150,000.00	497	62,808,630	13.93	126,376	6.832	356	699	77.0
150,000.01 – 200,000.00	556	97,557,162	21.64	175,463	6.671	357	693	78.2
200,000.01 – 250,000.00	356	79,499,800	17.64	223,314	6.553	356	699	78.0
250,000.01 – 300,000.00	235	64,311,999	14.27	273,668	6.444	358	697	78.3
300,000.01 – 350,000.00	164	53,036,940	11.77	323,396	6.404	357	693	78.2
350,000.01 – 400,000.00	124	46,591,414	10.34	375,737	6.380	358	695	77.8
400,000.01 – 450,000.00	30	12,499,261	2.77	416,642	6.503	358	715	77.8
450,000.01 – 500,000.00	6	2,805,381	0.62	467,564	6.955	357	695	74.9
500,000.01 – 550,000.00	2	1,023,200	0.23	511,600	6.050	357	695	80.0
550,000.01 – 600,000.00	3	1,734,184	0.38	578,061	6.704	357	719	72.4
600,000.01 – 650,000.00	2	1,281,654	0.28	640,827	6.239	358	634	62.7
750,000.01 – 1,000,000.00	1	780,000	0.17	780,000	6.875	360	741	65.0

	2,334	$450,771,774	100.00%

(1)	As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in Loan Group 1 is approximately $193,133.

FICO Credit Scores For All Group 1 Mortgage Loans(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio
501 – 520	1	$144,800	0.03%	$144,800	5.840%	353	516	80.0%
561 – 580	2	692,529	0.15	346,265	6.986	358	570	80.0
581 – 600	7	1,062,206	0.24	151,744	7.560	356	592	59.4
601 – 620	54	11,896,977	2.64	220,314	6.950	355	611	70.0
621 – 640	92	16,514,442	3.66	179,505	7.264	355	631	73.9
641 – 660	155	27,905,718	6.19	180,037	6.868	353	653	75.7
661 – 680	544	112,216,991	24.89	206,281	6.604	357	670	78.7
681 – 700	485	93,842,214	20.82	193,489	6.598	357	690	77.8
701 – 720	358	67,888,942	15.06	189,634	6.456	357	710	78.1
721 – 740	255	48,541,302	10.77	190,358	6.484	357	730	77.5
741 – 760	165	31,794,177	7.05	192,692	6.458	357	751	77.9
761 – 780	137	24,590,280	5.46	179,491	6.548	357	770	78.7
781 – 800	61	10,709,679	2.38	175,569	6.383	358	789	78.1
801 – 820	18	2,971,517	0.66	165,084	6.345	357	805	81.0

Total	2,334	$450,771,774	100.00%

(1)	As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans in Loan Group 1 is approximately 697.

Documentation Programs for Mortgage Loans For All Group 1 Mortgage Loans

Type of Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio
Reduced	1,155	$239,608,075	53.16%	$207,453	6.639%	357	698	77.9%
Full/Alternative	702	128,695,942	28.55	183,328	6.192	357	698	79.0
No Income/No Asset	203	33,632,840	7.46	165,679	7.341	354	689	73.7
No Ratio	193	32,649,509	7.24	169,168	7.115	357	701	75.7
Stated Income/Stated Asset	68	12,516,624	2.78	184,068	6.842	356	685	72.5
Full DU (1)	11	2,940,461	0.65	267,315	6.161	358	686	80.0
Preferred	2	728,323	0.16	364,161	5.805	355	726	84.4

Total	2,334	$450,771,774	100.00%

(1)	A hybrid of the Full Documentation Program and Fannie Mae Desktop Underwriter, an automated underwriting system (AUS).

Original Loan-to-Value Ratios For All Group 1 Mortgage Loans(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio
00.01 – 50.00	59	$7,770,892	1.72%	$131,710	6.556%	353	676	38.4%
50.01 – 55.00	28	4,838,934	1.07	172,819	6.595	357	659	53.0
55.01 – 60.00	44	7,991,153	1.77	181,617	6.573	353	675	57.9
60.01 – 65.00	59	10,934,478	2.43	185,330	6.636	358	689	63.2
65.01 – 70.00	183	31,015,023	6.88	169,481	6.626	354	697	69.2
70.01 – 75.00	161	28,744,770	6.38	178,539	6.727	354	699	74.2
75.01 – 80.00	1,659	335,805,541	74.50	202,414	6.548	357	698	79.9
80.01 – 85.00	19	2,741,497	0.61	144,289	6.599	357	718	84.4
85.01 – 90.00	73	11,726,611	2.60	160,639	7.066	357	701	89.8
90.01 – 95.00	42	8,066,617	1.79	192,062	7.372	355	701	94.8
95.01 – 100.00	7	1,136,258	0.25	162,323	7.617	356	721	100.0

Total	2,334	$450,771,774	100.00%

(1)	As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in Loan Group 1 is approximately 77.60%.

(2)	Does not take into account any secondary financing on the Mortgage Loans in Loan Group 1 that may exist at the time of origination.

State Distribution of Mortgaged Properties For All Group 1 Mortgage Loans(1)

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Alaska	1	$192,300	0.04%	$192,300	6.856%	358	739	80.0%
Alabama	10	805,557	0.18	80,556	7.680	357	710	77.1
Arkansas	10	2,013,568	0.45	201,357	6.307	357	696	77.5
Arizona	132	24,964,951	5.54	189,128	6.840	358	698	78.9
California	370	103,840,327	23.04	280,650	6.276	358	702	76.0
Colorado	85	13,712,937	3.04	161,329	6.639	357	701	78.8
Connecticut	28	4,745,880	1.05	169,496	6.604	357	701	72.8
District of Columbia	5	1,554,920	0.34	310,984	6.017	359	729	74.0
Delaware	8	1,179,262	0.26	147,408	7.144	348	677	74.8
Florida	324	56,489,847	12.53	174,351	6.900	357	694	77.7
Georgia	52	7,119,352	1.58	136,911	6.603	358	706	78.1
Hawaii	4	1,912,563	0.42	478,141	6.440	358	739	73.9
Iowa	4	195,118	0.04	48,780	7.545	357	724	86.6
Idaho	8	829,366	0.18	103,671	6.933	358	722	79.6
Illinois	77	15,316,252	3.40	198,912	6.611	358	698	79.4
Indiana	14	1,102,184	0.24	78,727	7.062	358	688	75.1
Kansas	3	282,680	0.06	94,227	7.377	357	676	71.2
Kentucky	22	2,222,689	0.49	101,031	7.028	357	705	77.4
Louisiana	7	955,666	0.21	136,524	7.339	357	709	84.0
Massachusetts	21	5,311,840	1.18	252,945	6.652	357	688	75.5
Maryland	112	24,965,910	5.54	222,910	6.618	356	686	77.9
Maine	2	442,551	0.10	221,275	7.391	356	665	79.3
Michigan	74	9,596,826	2.13	129,687	6.808	357	700	76.8
Minnesota	125	22,983,655	5.10	183,869	6.483	358	694	79.9
Missouri	32	4,080,747	0.91	127,523	6.319	352	696	79.1
Mississippi	2	230,539	0.05	115,269	6.707	357	650	76.7
Montana	1	220,153	0.05	220,153	6.250	358	664	72.3
North Carolina	38	5,198,678	1.15	136,807	6.913	349	687	77.8
Nebraska	2	204,543	0.05	102,271	6.892	357	696	73.7
New Hampshire	5	1,241,806	0.28	248,361	7.240	358	692	75.8
New Jersey	29	7,136,132	1.58	246,074	6.759	356	686	76.4
New Mexico	3	326,720	0.07	108,907	6.641	356	762	79.2
Nevada	120	25,967,259	5.76	216,394	6.628	358	696	78.9
New York	53	11,939,277	2.65	225,269	7.053	353	685	75.3
Ohio	55	7,297,408	1.62	132,680	6.414	355	701	78.5
Oklahoma	17	1,838,538	0.41	108,149	7.056	357	715	78.1
Oregon	71	12,736,272	2.83	179,384	6.319	358	702	79.1
Pennsylvania	43	6,194,933	1.37	144,068	6.720	353	707	76.9
Rhode Island	9	1,755,108	0.39	195,012	6.657	357	674	69.9
South Carolina	24	3,300,660	0.73	137,528	6.810	357	703	76.3
Tennessee	33	3,748,602	0.83	113,594	7.008	358	695	79.0
Texas	60	7,182,823	1.59	119,714	6.966	348	695	78.0
Utah	14	2,504,672	0.56	178,905	6.005	357	718	82.2
Virginia	95	20,603,803	4.57	216,882	6.831	357	692	77.9
Washington	97	18,734,123	4.16	193,135	6.226	358	695	79.4
Wisconsin	25	4,351,274	0.97	174,051	6.538	358	705	80.0
West Virginia	5	588,503	0.13	117,701	7.264	358	702	79.8
Wyoming	3	653,000	0.14	217,667	6.946	357	715	68.4

Total	2,334	$450,771,774	100.00%

(1)	As of the cut-off date, no more than approximately 0.514% of the Mortgage Loans in Loan Group 1 will be secured by mortgaged properties located in any one postal zip code area.

Purpose of Mortgage Loans For All Group 1 Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio
Purchase	1,496	$298,489,532	66.22%	$199,525	6.572%	357	702	79.6%
Refinance (cash-out)	565	103,205,087	22.90	182,664	6.765	355	686	72.0
Refinance (rate/term)	273	49,077,155	10.89	179,770	6.421	357	692	77.0

Total	2,334	$450,771,774	100.00%

Type of Mortgaged Properties For All Group 1 Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio
Single Family Residence	1,579	$299,418,859	66.42%	$189,626	6.580%	357	694	77.6%
Planned Unit Development	300	63,307,081	14.04	211,024	6.672	356	699	79.1
Low-Rise Condominium	284	50,111,573	11.12	176,449	6.491	357	706	78.9
2-4 Family Residence	164	36,065,476	8.00	219,911	6.785	357	704	73.4
High-Rise Condominium	7	1,868,785	0.41	266,969	6.669	356	693	81.2

Total	2,334	$450,771,774	100.00%

Occupancy Types For All Group 1 Mortgage Loans(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio
Primary Residence	1,863	$384,425,875	85.28%	$206,348	6.512%	357	695	77.9%
Investment Property	416	55,771,936	12.37	134,067	7.151	356	713	74.6
Secondary Residence	55	10,573,963	2.35	192,254	6.861	357	707	80.7

Total	2,334	$450,771,774	100.00%

(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity For All Group 1 Mortgage Loans(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio
360	103	$22,640,261	5.02%	$219,808	6.590%	360	701	73.0%
359	398	84,427,337	18.73	212,129	6.559	359	697	78.5
358	938	181,834,773	40.34	193,854	6.571	358	699	78.3
357	514	92,970,218	20.62	180,876	6.667	357	696	77.9
356	228	42,179,443	9.36	184,998	6.734	356	697	75.6
355	73	15,191,678	3.37	208,105	6.235	355	696	76.0
354	27	4,057,041	0.90	150,261	6.753	354	666	75.8
353	7	1,261,347	0.28	180,192	7.194	353	679	77.8
352	6	1,295,971	0.29	215,995	6.599	352	696	86.7
351	7	1,072,653	0.24	153,236	7.291	351	717	75.6
350	2	443,892	0.10	221,946	5.125	350	759	87.8
349	1	107,021	0.02	107,021	7.125	349	629	26.3
348	2	167,100	0.04	83,550	7.182	348	645	68.6
345	1	69,437	0.02	69,437	7.375	345	638	79.9
344	1	129,585	0.03	129,585	5.450	344	654	80.0
297	1	343,319	0.08	343,319	5.250	297	736	35.9
296	4	384,584	0.09	96,146	7.434	296	664	81.9
238	1	52,282	0.01	52,282	6.375	238	745	75.0
237	2	244,433	0.05	122,216	7.381	237	659	73.5
236	3	440,737	0.10	146,912	6.832	236	673	74.2
235	1	54,437	0.01	54,437	6.950	235	690	57.9
234	1	66,405	0.01	66,405	7.410	234	635	70.0
180	1	226,000	0.05	226,000	5.375	180	679	70.0
178	4	494,584	0.11	123,646	7.276	178	681	75.4
177	1	39,623	0.01	39,623	7.125	177	703	56.3
176	4	426,160	0.09	106,540	7.816	176	642	76.7
175	3	151,455	0.03	50,485	7.521	175	664	55.6

Total	2,334	$450,771,774	100.00%

(1)	As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in Loan Group 1 is approximately 357 months.

Months to Next Adjustment Date For the Adjustable Rate Group 1 Mortgage Loans

Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio
1	10	$2,795,327	0.93%	$279,533	6.350%	359	717	75.2%
2	1	229,492	0.08	229,492	4.250	350	748	95.0
3	2	599,100	0.20	299,550	5.448	357	771	80.0
4	5	1,116,776	0.37	223,355	5.599	356	732	82.7
5	4	1,024,950	0.34	256,238	6.565	359	695	77.2
6	6	1,485,530	0.49	247,588	6.011	356	684	84.1
7	25	6,589,031	2.18	263,561	5.535	355	727	79.7
8	22	5,928,403	1.96	269,473	5.613	356	737	78.4
10	1	87,500	0.03	87,500	5.375	358	681	70.0
11	39	10,569,881	3.50	271,023	5.320	359	720	77.4
12	16	4,647,584	1.54	290,474	5.344	360	731	76.7
14	1	214,400	0.07	214,400	6.062	350	771	80.0
17	2	228,800	0.08	114,400	6.587	353	556	80.0
19	4	945,545	0.31	236,386	6.746	355	706	78.5
20	9	1,552,297	0.51	172,477	6.320	356	722	79.9
21	240	45,518,327	15.08	189,660	6.354	357	695	79.0
22	545	119,167,249	39.48	218,656	6.378	358	694	79.2
23	291	61,656,914	20.43	211,879	6.683	359	694	79.1
24	24	4,379,102	1.45	182,463	7.234	360	669	78.0
27	2	571,083	0.19	285,542	7.379	351	722	75.8
28	1	415,000	0.14	415,000	7.750	352	684	100.0
31	3	620,652	0.21	206,884	5.846	355	661	77.5
32	9	2,334,939	0.77	259,438	6.652	356	699	71.8
33	29	6,722,433	2.23	231,808	6.285	357	716	79.3
34	50	11,870,857	3.93	237,417	6.577	358	713	77.4
35	20	3,933,710	1.30	196,686	6.720	359	695	79.2
36	3	530,505	0.18	176,835	7.427	360	677	85.9
54	1	165,549	0.05	165,549	6.125	354	667	80.0
55	2	666,619	0.22	333,309	5.799	355	704	80.0
57	7	1,774,338	0.59	253,477	7.187	357	651	82.8
58	12	2,213,830	0.73	184,486	7.218	358	673	79.3
59	5	1,071,170	0.35	214,234	7.311	359	629	81.8
83	1	199,859	0.07	199,859	7.750	359	614	53.3

Total	1,392	$301,826,752	100.00%

Gross Margins For the Adjustable Rate Group 1 Mortgage Loans(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio
2.001 – 3.000	228	$56,663,353	18.77%	$248,523	6.067%	358	717	77.6%
3.001 – 4.000	34	8,237,063	2.73	242,267	6.351	357	695	83.5
4.001 – 5.000	326	74,039,904	24.53	227,116	6.010	358	696	78.9
5.001 – 6.000	646	134,672,256	44.62	208,471	6.514	358	694	79.1
6.001 – 7.000	143	25,973,628	8.61	181,634	7.339	358	689	79.5
7.001 – 8.000	14	2,114,148	0.70	151,011	8.222	359	687	80.4
8.001 – 9.000	1	126,400	0.04	126,400	9.125	360	639	80.0

Total	1,392	$301,826,752	100.00%

(1)	As of the cut-off date, the weighted average gross margin of the Adjustable Rate Mortgage Loans in Loan Group 1 was approximately 4.777%.

Maximum Mortgage Rates For the Adjustable Rate Group 1 Mortgage Loans

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio
9.001 – 10.000	3	$707,726	0.23%	$235,909	3.885%	357	741	84.3%
10.001– 11.000	51	12,935,759	4.29	253,642	4.828	358	706	80.2
11.001– 12.000	378	89,730,160	29.73	237,381	5.851	358	705	78.2
12.001– 13.000	751	160,347,840	53.13	213,512	6.564	358	695	79.0
13.001–14.000	174	32,492,057	10.77	186,736	7.368	358	691	79.7
14.001– 15.000	33	5,338,810	1.77	161,782	8.036	359	687	81.1
15.001– 16.000	1	148,000	0.05	148,000	8.575	359	673	80.0
16.001– 17.000	1	126,400	0.04	126,400	9.125	360	639	80.0

Total	1,392	$301,826,752	100.00%

(1)	As of the cut-off date, the weighted average maximum mortgage rate of the Adjustable Rate Mortgage Loans in Loan Group 1 was approximately 12.343% per annum.

Initial Periodic Rate Caps For the Adjustable Rate Group 1 Mortgage Loans

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio
None	11	$3,095,327	1.03%	$281,393	6.474%	360	715	75.2%
1.000	8	2,096,300	0.69	262,038	5.969	358	743	80.0
2.000	124	33,068,202	10.96	266,679	5.565	357	720	78.3
3.000	1,171	245,252,455	81.26	209,438	6.485	358	694	79.1
4.000	1	160,000	0.05	160,000	5.875	355	682	80.0
5.000	16	4,236,138	1.40	264,759	6.845	358	650	80.3
6.000	61	13,918,330	4.61	228,169	6.497	357	714	78.7

Total	1,392	$301,826,752	100.00%

Subsequent Periodic Rate Caps For the Adjustable Rate Group 1 Mortgage Loans

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio
None	11	$3,095,327	1.03%	$281,393	6.474%	360	715	75.2%
1.000	1,191	251,689,867	83.39	211,327	6.460	358	695	79.0
1.500	1	92,423	0.03	92,423	7.000	357	688	80.0
2.000	189	46,949,136	15.55	248,408	5.983	357	712	78.8

Total	1,392	$301,826,752	100.00%

Minimum Mortgage Rates For the Adjustable Rate Group 1 Mortgage Loans

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio
2.001 – 3.000	222	$55,706,078	18.46%	$250,928	6.050%	358	718	77.6%
3.001 – 4.000	32	7,882,145	2.61	246,317	6.398	357	694	83.1
4.001 – 5.000	59	12,623,487	4.18	213,957	7.003	359	679	79.7
5.001 – 6.000	270	60,926,663	20.19	225,654	5.777	358	700	78.9
6.001 – 7.000	650	136,807,300	45.33	210,473	6.520	358	693	79.1
7.001 – 8.000	146	25,802,737	8.55	176,731	7.375	358	688	79.6
8.001 – 9.000	12	1,951,942	0.65	162,662	8.309	358	686	80.4
9.001 – 10.000	1	126,400	0.04	126,400	9.125	360	639	80.0

Total	1,392	$301,826,752	100.00%

(1)	As of the cut-off date, the weighted average minimum mortgage rate of the Adjustable Rate Mortgage Loans in Loan Group 1 was approximately 5.536% per annum.

Next Adjustment Dates For the Adjustable Rate Group 1 Mortgage Loans

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio
February 2006	10	$2,795,327	0.93%	$279,533	6.350%	359	717	75.2%
March 2006	1	229,492	0.08	229,492	4.250	350	748	95.0
April 2006	2	599,100	0.20	299,550	5.448	357	771	80.0
May 2006	5	1,116,776	0.37	223,355	5.599	356	732	82.7
June 2006	4	1,024,950	0.34	256,238	6.565	359	695	77.2
July 2006	6	1,485,530	0.49	247,588	6.011	356	684	84.1
August 2006	25	6,589,031	2.18	263,561	5.535	355	727	79.7
September 2006	22	5,928,403	1.96	269,473	5.613	356	737	78.4
November 2006	1	87,500	0.03	87,500	5.375	358	681	70.0
December 2006	39	10,569,881	3.50	271,023	5.320	359	720	77.4
January 2007	16	4,647,584	1.54	290,474	5.344	360	731	76.7
March 2007	1	214,400	0.07	214,400	6.062	350	771	80.0
June 2007	2	228,800	0.08	114,400	6.587	353	556	80.0
August 2007	4	945,545	0.31	236,386	6.746	355	706	78.5
September 2007	12	1,736,126	0.58	144,677	6.363	356	718	80.0
October 2007	240	45,932,935	15.22	191,387	6.353	357	695	78.9
November 2007	548	119,684,505	39.65	218,402	6.379	358	694	79.2
December 2007	285	60,541,221	20.06	212,425	6.687	359	694	79.1
January 2008	24	4,379,102	1.45	182,463	7.234	360	669	78.0
April 2008	2	571,083	0.19	285,542	7.379	351	722	75.8
May 2008	1	415,000	0.14	415,000	7.750	352	684	100.0
July 2008	1	101,002	0.03	101,002	6.140	355	753	80.0
August 2008	2	519,650	0.17	259,825	5.788	355	643	77.0
September 2008	9	2,334,939	0.77	259,438	6.652	356	699	71.8
October 2008	30	6,959,814	2.31	231,994	6.300	357	718	79.3
November 2008	49	11,633,477	3.85	237,418	6.573	358	712	77.3
December 2008	20	3,933,710	1.30	196,686	6.720	359	695	79.2
January 2009	3	530,505	0.18	176,835	7.427	360	677	85.9
July 2010	1	165,549	0.05	165,549	6.125	354	667	80.0
August 2010	2	666,619	0.22	333,309	5.799	355	704	80.0
October 2010	7	1,774,338	0.59	253,477	7.187	357	651	82.8
November 2010	12	2,213,830	0.73	184,486	7.218	358	673	79.3
December 2010	5	1,071,170	0.35	214,234	7.311	359	629	81.8
December 2012	1	199,859	0.07	199,859	7.750	359	614	53.3

Total	1,392	$301,826,752	100.00%

Interest-Only Periods at Origination For All Group 1 Mortgage Loans

Interest Only Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio
None	545	$80,015,367	17.75%	$146,817	6.848%	352	691	74.1%
24	2	362,871	0.08	181,436	7.587	355	729	80.0
36	11	2,372,146	0.53	215,650	7.271	358	742	80.0
60	1,049	219,653,211	48.73	209,393	6.433	358	694	79.2
120	727	148,368,179	32.91	204,083	6.699	357	704	77.1

Total	2,334	$450,771,774	100.00%

Prepayment Charge Periods at Origination For All Group 1 Mortgage Loans

Prepayment Charge Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio
None	654	$117,945,994	26.17%	$180,346	6.595%	356	704	75.9%
6	2	306,319	0.07	153,160	7.130	342	662	80.0
12	122	25,004,356	5.55	204,954	7.120	356	683	78.4
24	944	194,871,643	43.23	206,432	6.494	358	695	79.0
36	514	94,770,407	21.02	184,378	6.653	356	696	76.7
42	1	139,300	0.03	139,300	6.500	358	692	70.0
60	97	17,733,755	3.93	182,822	6.759	356	701	77.4

Total	2,334	$450,771,774	100.00%

Loan Group 2

Mortgage Loan Programs For All Group 2 Mortgage Loans

Type of Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio
Fixed 10–Year	7	$472,856	0.06%	$67,551	7.935%	116	678	60.4%
Fixed 15–Year	37	3,748,292	0.50	101,305	7.301	173	673	72.8
Fixed 20–Year	4	446,070	0.06	111,518	7.322	232	666	63.0
Fixed 30–Year	728	144,259,335	19.24	198,158	7.055	355	691	74.5
Fixed 30–Year – IO	290	97,944,303	13.06	337,739	6.916	358	705	74.8
30/15 Fixed Balloon	4	331,825	0.04	82,956	8.023	155	742	80.6
One-year CMT	4	1,117,911	0.15	279,478	5.130	356	734	80.9
One-month LIBOR	1	63,000	0.01	63,000	5.625	360	663	70.0
One-month LIBOR – IO	4	2,116,975	0.28	529,244	6.142	356	728	75.2
Six-month LIBOR – IO	12	4,721,617	0.63	393,468	6.688	359	679	80.0
2/28 Six-month LIBOR	928	146,685,798	19.57	158,067	6.665	358	692	79.4
2/28 Six-month LIBOR – IO	861	249,594,532	33.29	289,889	6.513	358	698	79.3
3/27 Six-month LIBOR	25	7,337,162	0.98	293,486	6.315	358	729	68.5
3/27 Six-month LIBOR – IO	87	24,749,316	3.30	284,475	6.244	358	694	75.5
5/25 Six-month LIBOR	1	300,000	0.04	300,000	5.875	360	618	71.6
5/25 Six-month LIBOR – IO	4	907,599	0.12	226,900	7.637	357	720	79.9
12-Month LIBOR	10	4,627,078	0.62	462,708	5.361	359	716	76.5
12-Month LIBOR – IO	113	55,924,071	7.46	494,903	5.701	358	725	75.5
3/1 12-Month LIBOR – IO	1	1,250,000	0.17	1,250,000	6.750	359	634	66.0
5/1 12-Month LIBOR – IO	3	3,100,800	0.41	1,033,600	6.007	343	614	80.5

Total	3,124	$749,698,539	100.00%

Mortgage Rates For All Group 2 Mortgage Loans(1)

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio
3.501 – 4.000	6	$2,316,200	0.31%	$386,033	3.901%	359	737	78.2%
4.001 – 4.500	13	6,099,976	0.81	469,229	4.313	359	751	75.5
4.501 – 5.000	10	4,500,201	0.60	450,020	4.862	358	695	76.6
5.001 – 5.500	88	34,147,225	4.55	388,037	5.383	358	718	74.2
5.501 – 6.000	398	114,153,682	15.23	286,818	5.847	357	705	78.1
6.001 – 6.500	653	187,937,165	25.07	287,806	6.320	358	700	76.2
6.501 – 7.000	916	214,009,138	28.55	233,634	6.789	357	697	76.6
7.001 – 7.500	529	101,756,632	13.57	192,357	7.289	352	692	78.3
7.501 – 8.000	348	59,888,615	7.99	172,094	7.755	355	685	78.3
8.001 – 8.500	103	15,871,578	2.12	154,093	8.232	354	673	80.5
8.501 – 9.000	42	6,921,844	0.92	164,806	8.692	351	689	83.4
9.001 – 9.500	11	1,101,581	0.15	100,144	9.322	341	644	89.3
9.501 – 10.000	5	861,978	0.11	172,396	9.808	332	643	91.3
10.001 – 10.500	1	94,923	0.01	94,923	10.500	358	634	95.0
11.001 – 11.500	1	37,800	0.01	37,800	11.050	360	582	70.0

Total	3,124	$749,698,539	100.00%

(1)	The lender acquired mortgage insurance mortgage loans are shown in the preceding table inclusive of the rates of the interest premium charged by the related lenders. As of the cut-off date, the weighted average mortgage rate of the Mortgage Loans in Loan Group 2 (net of such premiums) is expected to be approximately 6.617% per annum. Without the adjustment, the weighted average mortgage rate of the Mortgage Loans in Loan Group 2 is expected to be approximately 6.624% per annum.

Current Mortgage Loan Principal Balances For All Group 2 Mortgage Loans(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio
0.01 – 50,000.00	62	$2,532,370	0.34%	$40,845	7.691%	314	692	68.0%
50,000.01 – 100,000.00	545	42,514,403	5.67	78,008	7.201	349	690	77.6
100,000.01 – 150,000.00	661	81,904,641	10.93	123,910	6.921	355	691	78.7
150,000.01 – 200,000.00	448	78,121,580	10.42	174,379	6.810	357	691	78.9
200,000.01 – 250,000.00	289	65,107,943	8.68	225,287	6.577	357	693	78.9
250,000.01 – 300,000.00	275	75,389,769	10.06	274,145	6.551	356	694	78.9
300,000.01 – 350,000.00	170	55,036,320	7.34	323,743	6.550	357	694	79.5
350,000.01 – 400,000.00	133	49,603,763	6.62	372,961	6.521	358	693	79.5
400,000.01 – 450,000.00	155	66,786,091	8.91	430,878	6.522	357	698	77.0
450,000.01 – 500,000.00	139	66,050,257	8.81	475,182	6.466	358	702	77.5
500,000.01 – 550,000.00	60	31,427,772	4.19	523,796	6.554	357	712	76.6
550,000.01 – 600,000.00	55	31,629,819	4.22	575,088	6.318	357	711	77.1
600,000.01 – 650,000.00	54	34,000,341	4.54	629,636	6.389	356	715	72.9
650,000.01 – 700,000.00	16	10,818,346	1.44	676,147	6.497	358	721	75.5
700,000.01 – 750,000.00	13	9,519,753	1.27	732,289	6.242	357	719	74.2
750,000.01 – 1,000,000.00	36	30,880,779	4.12	857,799	6.659	358	710	67.2
1,000,000.01 – 1,500,000.00	10	12,572,793	1.68	1,257,279	6.332	358	716	67.0
1,500,000.01 – 2,000,000.00	2	3,404,798	0.45	1,702,399	6.266	359	734	46.8
Greater than 2,000,000.00	1	2,397,000	0.32	2,397,000	5.750	339	613	80.0

Total	3,124	$749,698,539	100.00%

(1)	As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in Loan Group 2 is approximately $239,980.

FICO Credit Scores For All Group 2 Mortgage Loans(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio
501 – 520	1	$101,884	0.01%	$101,884	7.750%	353	515	80.0%
521 – 540	1	83,144	0.01	83,144	6.750	325	522	66.2
541 – 560	1	258,327	0.03	258,327	6.625	356	544	79.8
561 – 580	2	470,194	0.06	235,097	7.781	344	577	80.0
581 – 600	15	1,623,633	0.22	108,242	7.763	334	592	61.3
601 – 620	43	9,162,607	1.22	213,084	6.610	346	612	73.0
621 – 640	123	29,434,457	3.93	239,305	7.181	350	630	74.1
641 – 660	196	44,095,605	5.88	224,978	7.020	354	652	75.7
661 – 680	931	199,480,404	26.61	214,265	6.679	357	670	78.5
681 – 700	645	151,747,181	20.24	235,267	6.621	357	690	77.3
701 – 720	416	106,220,340	14.17	255,337	6.584	357	710	77.8
721 – 740	330	88,086,628	11.75	266,929	6.482	356	729	77.7
741 – 760	206	54,351,476	7.25	263,842	6.465	357	750	77.6
761 – 780	136	38,323,849	5.11	281,793	6.329	357	769	75.2
781 – 800	59	21,280,572	2.84	360,688	6.182	357	791	71.8
801 – 820	15	4,626,140	0.62	308,409	6.482	358	806	77.3
Unavailable	4	352,096	0.05	88,024	7.695	206	N/A	75.1

Total	3,124	$749,698,539	100.00%

(1)	As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans in Loan Group 2 is approximately 698.

Documentation Programs for Mortgage Loans For All Group 2 Mortgage Loans

Type of Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio
Reduced	1,651	$431,739,897	57.59%	$261,502	6.656%	357	700	77.2%
Full/Alternative	973	199,626,475	26.63	205,166	6.327	355	693	78.2
No Ratio	239	59,864,623	7.99	250,480	7.008	356	704	76.6
No Income/No Asset	161	31,012,882	4.14	192,627	7.284	351	699	72.8
Stated Income/Stated Asset	64	16,613,848	2.22	259,591	6.924	354	686	73.1
Full DU (1)	26	7,077,189	0.94	272,200	6.221	358	690	79.6
Preferred	9	3,549,396	0.47	394,377	6.646	352	727	76.7
Stated Income/No Asset	1	214,230	0.03	214,230	6.590	356	674	57.3

Total	3,124	$749,698,539	100.00%

(1)	A hybrid of the Full Documentation Program and Fannie Mae Desktop Underwriter, an automated underwriting system (AUS).

Original Loan-to-Value Ratios For All Group 2 Mortgage Loans(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio
50.00 and Below	59	$14,911,921	1.99%	$252,744	6.549%	348	699	40.6%
50.01 – 55.00	19	5,495,252	0.73	289,224	6.570	355	686	52.8
55.01 – 60.00	48	14,286,358	1.91	297,632	6.567	355	695	58.2
60.01 – 65.00	64	22,559,630	3.01	352,494	6.519	355	697	63.3
65.01 – 70.00	181	53,590,796	7.15	296,082	6.555	356	705	69.3
70.01 – 75.00	183	55,740,379	7.44	304,592	6.540	355	701	74.1
75.01 – 80.00	2,406	557,609,133	74.38	231,758	6.605	357	698	79.9
80.01 – 85.00	22	3,213,329	0.43	146,060	7.621	336	680	84.6
85.01 – 90.00	74	12,155,496	1.62	164,263	7.435	353	688	89.7
90.01 – 95.00	47	7,641,700	1.02	162,589	7.850	355	683	95.0
95.01 – 100.00	21	2,494,543	0.33	118,788	7.256	355	687	99.4

Total	3,124	$749,698,539	100.00%

(1)	As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in Loan Group 2 is approximately 77.18%.

(2)	Does not take into account any secondary financing on the Mortgage Loans in Loan Group 2 that may exist at the time of origination.

State Distribution of Mortgaged Properties For All Group 2 Mortgage Loans(1)

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Alaska	3	$606,826	0.08%	$202,275	6.999%	356	685	78.5%
Alabama	12	2,259,855	0.30	188,321	7.180	358	680	78.4
Arkansas	7	1,074,365	0.14	153,481	6.856	347	690	75.4
Arizona	90	24,011,998	3.20	266,800	6.692	355	690	77.5
California	737	269,738,827	35.98	365,996	6.348	357	704	77.1
Colorado	50	10,480,529	1.40	209,611	6.635	355	694	78.5
Connecticut	22	4,122,630	0.55	187,392	6.725	348	671	72.0
District of Columbia	7	2,958,926	0.39	422,704	7.100	358	702	76.8
Delaware	10	1,775,593	0.24	177,559	6.558	357	678	80.8
Florida	268	66,518,559	8.87	248,204	6.977	356	694	75.0
Georgia	98	13,778,537	1.84	140,597	6.855	354	692	77.9
Hawaii	10	3,974,233	0.53	397,423	7.016	353	711	75.8
Iowa	25	2,438,537	0.33	97,541	6.869	357	676	82.6
Idaho	12	2,013,407	0.27	167,784	6.401	355	724	76.7
Illinois	163	38,978,980	5.20	239,135	6.484	358	700	77.2
Indiana	32	3,358,882	0.45	104,965	6.939	355	687	79.0
Kansas	8	1,185,699	0.16	148,212	6.894	356	687	82.7
Kentucky	6	702,204	0.09	117,034	7.278	359	692	81.1
Louisiana	14	1,162,277	0.16	83,020	7.061	356	718	82.9
Massachusetts	74	21,013,751	2.80	283,970	6.556	358	698	76.6
Maryland	81	23,488,208	3.13	289,978	6.646	358	693	79.2
Maine	10	1,735,502	0.23	173,550	6.737	358	687	77.9
Michigan	88	10,588,550	1.41	120,324	7.026	356	700	80.0
Minnesota	74	13,148,646	1.75	177,684	6.556	358	692	80.1
Missouri	76	8,075,412	1.08	106,255	7.150	358	699	80.0
Mississippi	10	1,219,205	0.16	121,921	7.317	353	675	79.8
Montana	5	824,041	0.11	164,808	6.989	349	669	80.6
North Carolina	105	12,167,617	1.62	115,882	6.955	350	692	79.1
North Dakota	4	426,941	0.06	106,735	6.390	359	686	80.0
Nebraska	13	1,210,857	0.16	93,143	7.187	358	697	79.6
New Hampshire	4	633,741	0.08	158,435	7.245	358	705	80.0
New Jersey	100	27,075,523	3.61	270,755	6.867	355	687	78.7
New Mexico	9	1,565,832	0.21	173,981	7.583	339	699	76.4
Nevada	87	25,435,021	3.39	292,357	6.709	358	701	79.0
New York	100	33,970,834	4.53	339,708	6.763	355	698	72.8
Ohio	66	7,013,254	0.94	106,261	6.678	354	695	81.0
Oklahoma	23	3,204,938	0.43	139,345	6.997	348	695	77.7
Oregon	36	7,634,334	1.02	212,065	6.553	354	682	76.5
Pennsylvania	72	9,324,610	1.24	129,508	6.864	357	692	80.0
Rhode Island	9	1,734,058	0.23	192,673	6.146	358	677	77.7
South Carolina	54	9,303,174	1.24	172,281	6.644	356	703	70.5
South Dakota	1	130,113	0.02	130,113	5.490	358	731	80.0
Tennessee	70	9,966,121	1.33	142,373	6.872	356	710	75.7
Texas	144	17,859,432	2.38	124,024	7.243	341	690	76.9
Utah	19	3,768,424	0.50	198,338	6.617	357	686	73.4
Virginia	87	24,519,229	3.27	281,830	6.692	357	700	78.4
Vermont	1	177,218	0.02	177,218	7.375	175	621	75.0
Washington	42	9,744,921	1.30	232,022	6.210	356	700	78.4
Wisconsin	80	10,916,729	1.46	136,459	6.841	357	685	79.9
West Virginia	3	200,280	0.03	66,760	6.826	358	676	80.0
Wyoming	3	481,159	0.06	160,386	7.158	359	689	79.6

Total	3,124	$749,698,539	100.00%

(1)	As of the cut-off date, no more than approximately 0.403% of the Mortgage Loans in Loan Group 2 will be secured by mortgaged properties located in any one postal zip code area.

Purpose of Mortgage Loans For All Group 2 Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio
Purchase	2,084	$495,087,127	66.04%	$237,566	6.612%	357	703	78.8%
Refinance (cash-out)	664	173,313,200	23.12	261,014	6.704	353	688	73.2
Refinance (rate/term)	376	81,298,213	10.84	216,219	6.529	355	692	75.7

Total	3,124	$749,698,539	100.00%

Type of Mortgaged Properties For All Group 2 Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio
Single Family Residence	2,232	$511,621,706	68.24%	$229,221	6.584%	356	697	77.4%
Planned Unit Development	356	108,339,465	14.45	304,324	6.676	357	701	75.6
Low-Rise Condominium	290	66,822,403	8.91	230,422	6.556	357	699	78.3
2-4 Family Residence	229	58,695,753	7.83	256,313	6.922	356	704	77.3
High-Rise Condominium	6	2,260,627	0.30	376,771	7.231	357	712	74.5
Cooperative	2	1,199,496	0.16	599,748	6.489	359	753	57.8
Manufactured	9	759,089	0.10	84,343	8.170	278	654	84.6

Total	3,124	$749,698,539	100.00%

Occupancy Types For All Group 2 Mortgage Loans(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio
Primary Residence	2,688	$679,076,861	90.58%	$252,633	6.559%	356	697	77.3%
Investment Property	384	56,361,575	7.52	146,775	7.329	353	710	76.3
Secondary Residence	52	14,260,103	1.90	274,233	6.945	355	702	74.8

Total	3,124	$749,698,539	100.00%

(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity For All Group 2 Mortgage Loans(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
360	243	$69,960,581	9.33%	$287,904	6.917%	360	702	75.2%
359	760	191,191,055	25.50	251,567	6.630	359	698	78.6
358	1,051	240,566,524	32.09	228,893	6.607	358	698	77.0
357	590	133,066,600	17.75	225,537	6.448	357	701	78.9
356	228	62,962,496	8.40	276,151	6.558	356	697	74.0
355	70	19,636,832	2.62	280,526	6.381	355	720	74.3
354	25	6,240,317	0.83	249,613	6.638	354	704	76.9
353	14	2,679,973	0.36	191,427	7.799	353	649	81.4
352	8	1,589,153	0.21	198,644	7.247	352	649	67.0
351	11	2,061,650	0.27	187,423	6.865	351	690	74.2
350	10	1,370,564	0.18	137,056	7.054	350	666	77.8
349	5	624,187	0.08	124,837	7.592	349	655	81.4
348	2	161,885	0.02	80,943	6.735	348	725	79.3
346	6	1,424,183	0.19	237,364	7.317	346	658	79.6
345	2	208,984	0.03	104,492	7.746	345	621	86.9
344	2	528,973	0.07	264,486	7.299	344	591	73.8
343	1	150,636	0.02	150,636	8.000	343	583	50.4
342	4	1,076,740	0.14	269,185	7.177	342	658	66.8
341	1	307,564	0.04	307,564	6.725	341	663	95.0
340	1	98,532	0.01	98,532	7.875	340	589	34.5
339	1	2,397,000	0.32	2,397,000	5.750	339	613	80.0
335	1	45,584	0.01	45,584	7.750	335	698	75.0
326	1	97,284	0.01	97,284	7.750	326	617	51.8
325	1	83,144	0.01	83,144	6.750	325	522	66.2
324	2	178,641	0.02	89,320	7.007	324	721	77.4
323	1	28,947	0.00	28,947	6.875	323	653	56.6
319	1	411,749	0.05	411,749	6.250	319	615	80.0
317	1	115,622	0.02	115,622	7.500	317	N/A	80.0
312	4	1,489,481	0.20	372,370	7.343	312	723	73.6
311	1	43,540	0.01	43,540	7.250	311	797	80.0
310	1	546,044	0.07	546,044	7.250	310	709	80.0
309	4	365,012	0.05	91,253	7.360	309	675	87.4
307	3	1,637,791	0.22	545,930	7.062	307	695	61.7
305	1	97,642	0.01	97,642	6.500	305	682	95.0
301	1	136,781	0.02	136,781	7.500	301	622	87.5
300	3	237,271	0.03	79,090	7.889	300	614	78.1
299	1	90,703	0.01	90,703	9.250	299	698	90.0
298	1	29,591	0.00	29,591	8.750	298	675	84.9
296	1	75,796	0.01	75,796	8.125	296	701	97.0
286	1	64,180	0.01	64,180	8.750	286	675	80.0
285	1	76,427	0.01	76,427	9.125	285	667	85.0
284	1	75,867	0.01	75,867	8.250	284	637	78.6
283	1	65,039	0.01	65,039	7.750	283	694	78.7
282	1	93,688	0.01	93,688	8.250	282	620	85.0
280	1	92,217	0.01	92,217	9.250	280	622	95.0
272	1	138,619	0.02	138,619	8.500	272	590	79.4
252	1	129,730	0.02	129,730	8.000	252	649	80.0
251	1	64,301	0.01	64,301	8.000	251	660	80.0
240	1	125,000	0.02	125,000	6.875	240	684	59.5
236	1	210,382	0.03	210,382	7.250	236	685	80.0
234	1	41,211	0.01	41,211	8.960	234	642	80.0
204	1	69,477	0.01	69,477	7.375	204	593	7.9
180	1	104,000	0.01	104,000	7.250	180	673	80.0
179	2	287,029	0.04	143,515	6.572	179	701	83.8
178	2	107,324	0.01	53,662	7.130	178	710	79.4
177	5	452,249	0.06	90,450	7.395	177	685	68.2
176	13	1,074,883	0.14	82,683	7.416	176	658	69.3
175	5	459,677	0.06	91,935	7.204	175	653	63.0
171	5	572,102	0.08	114,420	7.433	171	682	75.8
170	1	33,828	0.00	33,828	8.750	170	612	80.0
164	1	114,229	0.02	114,229	7.750	164	757	80.0

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
162	1	82,787	0.01	82,787	7.375	162	788	80.0
144	1	40,511	0.01	40,511	7.250	144	N/A	53.8
135	1	290,136	0.04	290,136	7.500	135	673	80.0
125	1	86,932	0.01	86,932	8.875	125	N/A	84.9
123	1	258,807	0.03	258,807	7.125	123	678	80.0
117	1	49,122	0.01	49,122	7.960	117	621	60.2
116	6	423,734	0.06	70,622	7.932	116	684	60.4

Total	3,124	$749,698,539	100.00%

(1)	As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in Loan Group 2 is approximately 356 months.

Months to Next Adjustment Date for the Adjustable Rate Group 2 Mortgage Loans

Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
1	5	$2,179,975	0.43%	$435,995	6.128%	356	726	75.1%
3	1	383,200	0.08	383,200	5.875	357	736	80.0
4	4	1,777,597	0.35	444,399	5.885	358	716	80.0
5	5	1,625,620	0.32	325,124	7.298	359	645	80.0
6	3	1,052,150	0.21	350,717	7.153	359	659	81.1
7	17	7,622,232	1.52	448,367	5.650	355	739	78.0
8	29	13,446,620	2.68	463,677	5.666	356	722	78.9
9	2	530,050	0.11	265,025	4.941	357	737	80.0
10	2	514,320	0.10	257,160	6.197	358	699	80.0
11	48	24,716,365	4.92	514,924	5.564	359	725	75.2
12	28	14,722,524	2.93	525,804	5.859	360	720	71.9
14	1	136,000	0.03	136,000	4.875	350	620	80.0
18	2	872,000	0.17	436,000	7.150	354	745	80.0
19	3	955,141	0.19	318,380	7.259	355	708	80.0
20	19	6,074,452	1.21	319,708	6.429	356	686	79.0
21	408	93,623,765	18.63	229,470	6.297	357	700	79.7
22	738	149,704,198	29.79	202,851	6.534	358	695	79.5
23	590	135,508,547	26.97	229,676	6.760	359	694	79.3
24	28	9,406,226	1.87	335,937	7.082	360	682	73.0
30	2	1,356,994	0.27	678,497	5.814	354	698	80.0
31	2	315,989	0.06	157,994	6.752	355	663	80.0
32	7	1,967,974	0.39	281,139	6.071	356	696	73.1
33	22	6,265,464	1.25	284,794	6.175	357	713	72.0
34	46	14,112,218	2.81	306,787	6.251	358	704	70.8
35	33	9,210,638	1.83	279,110	6.476	359	686	77.8
36	1	107,200	0.02	107,200	7.280	360	691	80.0
39	1	2,397,000	0.48	2,397,000	5.750	339	613	80.0
56	1	500,480	0.10	500,480	8.750	356	765	80.0
57	2	263,119	0.05	131,559	6.349	357	612	79.8
58	2	703,800	0.14	351,900	6.882	358	619	82.2
59	1	144,000	0.03	144,000	6.125	359	760	80.0
60	1	300,000	0.06	300,000	5.875	360	618	71.6

Total	2,054	$502,495,858	100.00%

Gross Margins for the Adjustable Rate Group 2 Mortgage Loans (1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio
1.001 – 2.000	1	$607,929	0.12%	$607,929	6.000%	356	738	80.0%
2.001 – 3.000	233	102,874,199	20.47	441,520	5.923	358	716	74.6
3.001 – 4.000	41	13,186,564	2.62	321,624	6.896	358	687	78.4
4.001 – 5.000	401	101,855,679	20.27	254,004	6.000	358	697	79.0
5.001 – 6.000	957	211,866,710	42.16	221,386	6.522	358	695	79.6
6.001 – 7.000	384	67,045,329	13.34	174,597	7.394	358	691	79.9
7.001 – 8.000	36	5,007,533	1.00	139,098	8.161	359	684	79.8
8.001 – 9.000	1	51,915	0.01	51,915	9.040	358	667	80.0

Total	2,054	$502,495,858	100.00%

(1)	As of the cut-off date, the weighted average gross margin of the Adjustable Rate Mortgage Loans in Loan Group 2 was approximately 4.810%.

Maximum Mortgage Rates for the Adjustable Rate Group 2 Mortgage Loans

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio
9.001 – 10.000	3	$791,000	0.16%	$263,667	4.848%	358	663	72.8%
10.001 – 11.000	47	23,378,399	4.65	497,413	4.995	359	735	74.2
11.001 – 12.000	488	141,765,695	28.21	290,503	5.834	358	707	77.7
12.001 – 13.000	1,053	249,116,526	49.58	236,578	6.561	358	696	78.9
13.001 – 14.000	412	75,635,508	15.05	183,581	7.417	358	688	79.9
14.001 – 15.000	49	9,359,816	1.86	191,017	8.190	358	681	79.5
15.001 – 16.000	2	2,448,915	0.49	1,224,457	5.820	339	614	80.0

Total	2,054	$502,495,858	100.00%

(1)	As of the cut-off date, the weighted average maximum mortgage rate of the Adjustable Rate Mortgage Loans in Loan Group 2 was approximately 12.415% per annum.

Initial Periodic Rate Caps for the Adjustable Rate Group 2 Mortgage Loans

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio
None	5	$2,179,975	0.43%	$435,995	6.128%	356	726	75.1%
1.000	10	4,067,220	0.81	406,722	6.584	359	681	80.0
2.000	145	71,318,762	14.19	491,854	5.788	357	714	75.8
3.000	1,821	398,813,764	79.37	219,008	6.564	358	696	79.3
5.000	8	2,476,420	0.49	309,553	6.479	358	687	68.3
6.000	65	23,639,718	4.70	363,688	6.225	358	701	73.4

Total	2,054	$502,495,858	100.00%

Subsequent Periodic Rate Caps for the Adjustable Rate Group 2 Mortgage Loans

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio
None	5	$2,179,975	0.43%	$435,995	6.128%	356	726	75.1%
1.000	1,849	410,491,673	81.69	222,007	6.549	358	696	79.2
2.000	200	89,824,210	17.88	449,121	5.928	358	710	75.1

Total	2,054	$502,495,858	100.00%

Minimum Mortgage Rates for the Adjustable Rate Group 2 Mortgage Loans

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio
1.001 – 2.000	1	$607,929	0.12%	$607,929	6.000%	356	738	80.0%
2.001 – 3.000	232	100,477,199	20.00	433,091	5.928	358	719	74.4
3.001 – 4.000	41	13,186,564	2.62	321,624	6.896	358	687	78.4
4.001 – 5.000	52	16,651,402	3.31	320,219	7.034	359	670	76.1
5.001 – 6.000	359	91,365,545	18.18	254,500	5.800	357	700	79.6
6.001 – 7.000	956	210,316,724	41.85	219,997	6.533	358	695	79.6
7.001 – 8.000	378	64,825,249	12.90	171,495	7.423	358	690	79.9
8.001 – 9.000	34	5,013,331	1.00	147,451	8.210	358	682	79.4
9.001 – 10.000	1	51,915	0.01	51,915	9.040	358	667	80.0

Total	2,054	$502,495,858	100.00%

(1)	As of the cut-off date, the weighted average minimum mortgage rate of the Adjustable Rate Mortgage Loans in Loan Group 2 was approximately 5.554% per annum.

Next Adjustment Dates for the Adjustable Rate Group 2 Mortgage Loans

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio
February 2006	5	$2,179,975	0.43%	$435,995	6.128%	356	726	75.1%
April 2006	1	383,200	0.08	383,200	5.875	357	736	80.0
May 2006	4	1,777,597	0.35	444,399	5.885	358	716	80.0
June 2006	5	1,625,620	0.32	325,124	7.298	359	645	80.0
July 2006	3	1,052,150	0.21	350,717	7.153	359	659	81.1
August 2006	17	7,622,232	1.52	448,367	5.650	355	739	78.0
September 2006	29	13,446,620	2.68	463,677	5.666	356	722	78.9
October 2006	2	530,050	0.11	265,025	4.941	357	737	80.0
November 2006	2	514,320	0.10	257,160	6.197	358	699	80.0
December 2006	48	24,716,365	4.92	514,924	5.564	359	725	75.2
January 2007	28	14,722,524	2.93	525,804	5.859	360	720	71.9
March 2007	1	136,000	0.03	136,000	4.875	350	620	80.0
July 2007	3	1,063,162	0.21	354,387	7.076	354	738	80.0
August 2007	7	1,548,877	0.31	221,268	6.741	356	703	80.0
September 2007	58	11,993,009	2.39	206,776	6.451	357	687	79.4
October 2007	552	115,013,629	22.89	208,358	6.343	357	698	79.6
November 2007	679	142,397,205	28.34	209,716	6.567	358	696	79.4
December 2007	462	114,950,222	22.88	248,810	6.765	359	694	79.3
January 2008	27	9,178,226	1.83	339,934	7.078	360	683	72.8
July 2008	2	1,356,994	0.27	678,497	5.814	354	698	80.0
August 2008	2	315,989	0.06	157,994	6.752	355	663	80.0
September 2008	7	1,967,974	0.39	281,139	6.071	356	696	73.1
October 2008	27	7,158,443	1.42	265,128	6.211	357	714	72.7
November 2008	45	13,951,926	2.78	310,043	6.250	358	705	70.9
December 2008	29	8,477,951	1.69	292,343	6.475	359	682	77.7
January 2009	1	107,200	0.02	107,200	7.280	360	691	80.0
April 2009	1	2,397,000	0.48	2,397,000	5.750	339	613	80.0
September 2010	1	500,480	0.10	500,480	8.750	356	765	80.0
October 2010	2	263,119	0.05	131,559	6.349	357	612	79.8
November 2010	2	703,800	0.14	351,900	6.882	358	619	82.2
December 2010	1	144,000	0.03	144,000	6.125	359	760	80.0
January 2011	1	300,000	0.06	300,000	5.875	360	618	71.6

Total	2,054	$502,495,858	100.00%

Interest-Only Periods at Origination For All Group 2 Mortgage Loans

Interest Only Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio
None	1,749	$309,389,327	41.27%	$176,895	6.824%	353	692	76.7%
24	20	5,659,304	0.75	282,965	7.153	358	690	78.1
36	3	1,060,400	0.14	353,467	7.121	358	678	78.7
60	816	231,543,035	30.88	283,754	6.480	358	697	79.7
120	536	202,046,473	26.95	376,952	6.466	358	708	75.0

Total	3,124	$749,698,539	100.00%

Prepayment Charge Periods at Origination For All Group 2 Mortgage Loans

Prepayment Charge Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio
None	1,251	$313,621,833	41.83%	$250,697	6.694%	355	700	75.9%
6	2	429,471	0.06	214,736	7.852	359	728	71.1
7	1	49,400	0.01	49,400	8.750	360	746	95.0
12	137	39,720,119	5.30	289,928	6.791	357	706	77.1
24	1,159	254,533,969	33.95	219,615	6.472	358	696	79.4
36	517	118,365,952	15.79	228,948	6.699	355	696	76.6
60	57	22,977,794	3.06	403,119	6.661	352	704	73.2

Total	3,124	$749,698,539	100.00%

Assignment of the Mortgage Loans

Pursuant to the Pooling and Servicing Agreement, on the closing date, the Depositor will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee in trust for the benefit of the certificateholders all right, title and interest of the Depositor in and to each Mortgage Loan and all right, title and interest in and to all other assets included in Alternative Loan Trust 2006-OC1, including all principal and interest received on or with respect to the Mortgage Loans, but not any principal and interest due on or before the cut-off date.

In connection with the transfer and assignment of a Mortgage Loan, the Depositor will deliver or cause to be delivered to the Trustee, or a custodian for the Trustee, the mortgage file, which contains among other things:

•	the original mortgage note (and any modification or amendment to it) endorsed in blank without recourse, except that the Depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost,

•	the original instrument creating a first lien on the related mortgaged property with evidence of recording indicated thereon or a copy of such instrument,

•	an assignment in recordable form of the mortgage or a copy of such assignment,

•	the original or a copy of the title policy with respect to the related mortgaged property, and

•	if applicable, all recorded intervening assignments of the mortgage or copies thereof and any riders or modifications to the mortgage note and mortgage or copies thereof (except for any documents not returned from the public recording office, which will be delivered to the Trustee as soon as the same is available to the Depositor).

With respect to up to 50% of the Mortgage Loans in each loan group, the Depositor may deliver all or a portion of each related mortgage file to the Trustee not later than thirty days after the closing date. Assignments of the mortgage loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states such as California where in the opinion of counsel recording is not required to protect the Trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or any seller.

The Trustee will hold the mortgage loan documents in trust for the benefit of the holders of the certificates in accordance with its customary procedures, including storing the documents in fire-resistant facilities. The Trustee will review each mortgage file relating to the Mortgage Loans within 90 days of the closing date (or promptly after the Trustee’s receipt of any document permitted to be delivered after the closing date) and if any document in a mortgage file is found to be missing or defective in a material respect and Countrywide Home Loans does not cure the defect within 90 days of notice of the defect from the Trustee (or within such longer period not to exceed 720 days after the closing date as provided in the Pooling and Servicing Agreement in the case of missing documents not returned from the public recording office), Countrywide Home Loans will be obligated to repurchase the related mortgage loan from the issuing entity at the purchase price described in the prospectus under “Mortgage Loan Program — Representations by Sellers; Repurchases.” Rather than repurchase the mortgage loan as provided above, Countrywide Home Loans may remove the mortgage loan (referred to as a “deleted mortgage loan”) from the issuing entity and substitute in its place another mortgage loan (referred to as a “replacement mortgage loan”); however, such a substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the Trustee to the effect that such a substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Code. Any replacement mortgage loan generally will, on the date of substitution, among other characteristics set forth in the Pooling and Servicing Agreement,

•

have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not less than 90% of, the Stated Principal Balance of the deleted mortgage loan (the amount of any shortfall to be deposited by Countrywide Home Loans in the Certificate Account and held for distribution to the certificateholders on the related Distribution Date (referred to as a “Substitution Adjustment Amount”)),

•	have a Maximum Mortgage Rate no lower than, and not more than 1% per annum higher than the Maximum Mortgage Rate of the deleted mortgage loan,

•	have a Minimum Mortgage Rate no lower than, and not more than 1% per annum higher than the Minimum Mortgage Rate of the deleted mortgage loan,

•	have the same Mortgage Index, reset period and periodic rate cap as the deleted mortgage loan and a Gross Margin not more than 1% per annum higher or lower than that of the deleted mortgage loan,

•	have a current Mortgage Rate not lower than, and not more than 1% per annum higher than that of the deleted mortgage loan,

•	have a Loan-to-Value Ratio not higher than that of the deleted mortgage loan,

•	have a remaining term to maturity not greater than (and not more than one year less than) that of the deleted mortgage loan, and

•	comply with all of the representations and warranties set forth in the Pooling and Servicing Agreement as of the date of substitution.

This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the Trustee for omission of, or a material defect in, a mortgage loan document.

Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the Trustee and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of such mortgage, above, the Depositor may at its discretion provide evidence that the related mortgage is held through the MERS® System. In addition, the mortgages for some or all of the mortgage loans in the issuing entity that are not already held through the MERS® System may, at the discretion of the Master Servicer, in the future be held through the MERS® System. For any mortgage held through the MERS® System, the mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the discretion of the Master Servicer, registered electronically through the MERS® System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the Trustee, and does not have any interest in the mortgage loan.

Underwriting Process – Countrywide Home Loans, Inc.

General

Approximately 6.42% of the Mortgage Loans in Loan Group 1 and 9.63% of the Mortgage Loans in Loan Group 2, in each case, by aggregate Stated Principal Balance of the Mortgage Loans in the related loan group as of the cut-off date, were originated or acquired by Countrywide Home Loans in accordance with its credit, appraisal and underwriting process. Countrywide Home Loans has been originating mortgage loans since 1969. Countrywide Home Loans’ underwriting process are applied in accordance with applicable federal and state laws and regulations. Except as otherwise provided in this prospectus supplement, the underwriting procedures are consistent with those identified under “Mortgage Loan Program — Underwriting Process” in the prospectus.

Underwriting Process

As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Such employment verification may be obtained, either through analysis of the prospective borrower’s recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years’ tax returns, or from the prospective borrower’s employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

In assessing a prospective borrower’s creditworthiness, Countrywide Home Loans may use FICO Credit Scores. “FICO Credit Scores” are statistical credit scores designed to assess a borrower’s creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower’s credit history. FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a mortgagor to repay its mortgage loan. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. Under Countrywide Home Loans’ underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history, and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years may be eligible for Countrywide Home Loans’ processing program (the “Preferred Processing Program”). Approximately 0.16% of the Mortgage Loans in Loan Group 1 and 0.47% of the Mortgage Loans in Loan Group 2, in each case, by aggregate Stated Principal Balance of the Mortgage Loans in the related loan group as of the cut-off date have been underwritten pursuant to Countrywide Home Loans’ Preferred Processing Program. Countrywide Home Loans may waive some documentation requirements for Mortgage Loans originated under the Preferred Processing Program.

Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans’ underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home Loans, the loan correspondent or mortgage broker. In addition, Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans’ standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans’ underwriting process have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans’ prior experience with the correspondent lender and the results of the quality control review process itself.

Countrywide Home Loans’ underwriting process are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower’s monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower’s monthly gross income and the ratio of total monthly debt to the monthly gross income (the “debt-to-income” ratios) are within acceptable limits. If the prospective borrower has applied for an interest-only Six-Month LIBOR Loan, the interest component of the monthly mortgage expense is calculated based upon the initial interest rate plus 2%. If the prospective borrower has applied for a 3/1 Mortgage Loan or 3/27 Mortgage Loan and the Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly mortgage expense calculation is based on the initial loan interest rate plus 2%. If the prospective borrower has applied for a 5/1 Mortgage Loan, a 5/25 Mortgage Loan, a 7/1 Mortgage Loan, a 7/23 Mortgage Loan, a 10/1 Mortgage Loan or a 10/20 Mortgage Loan, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate. If the prospective borrower has applied for a Negative Amortization Loan, the interest component of the monthly housing expense calculation is based upon the greater of 4.25% and the fully indexed mortgage note rate at the time of loan application. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans’ underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower. Additionally, Countrywide Home Loans does permit its adjustable rate mortgage loans, hybrid adjustable rate mortgage loans and negative amortization mortgage loans to be assumed by a purchaser of the related mortgaged property, so long as the mortgage loan is in its adjustable rate period (except for a 3/1 Mortgage Loan, which may be assumed during the fixed rate period) and the related purchaser meets Countrywide Home Loans’ underwriting process that are then in effect.

Countrywide Home Loans may provide secondary financing to a mortgagor contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%. Countrywide Home Loans’ underwriting guidelines do not prohibit or otherwise restrict a mortgagor from obtaining secondary financing from lenders other than Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation Loan Program (the “Full Documentation Program”), each prospective borrower is required to complete an application which includes information with respect to the applicant’s assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets or mortgages.

A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans’ standard disclosure or verification requirements or both. Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the “Alternative Documentation Program”), a Reduced Documentation Loan Program (the “Reduced Documentation Program”), a CLUES Plus Documentation Loan Program (the “CLUES Plus Documentation Program”), a No Income/No Asset Documentation Loan Program (the “No Income/No Asset Documentation Program”), a Stated Income/Stated Asset Documentation Loan Program (the “Stated Income/Stated Asset Documentation Program”) and a Streamlined Documentation Loan Program (the “Streamlined Documentation Program”).

For all mortgage loans originated or acquired by Countrywide Home Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

In addition to Countrywide Home Loans’ standard underwriting guidelines (the “Standard Underwriting Guidelines”), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie Mae and Freddie Mac, Countrywide Home Loans uses underwriting guidelines featuring expanded criteria (the “Expanded Underwriting Guidelines”). The Standard Underwriting Guidelines and the Expanded Underwriting Guidelines are described further under the next two headings.

Standard Underwriting Guidelines

Countrywide Home Loans’ Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 75% for mortgage loans with original principal balances of up to $1,000,000, up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000.

For cash-out refinance mortgage loans, Countrywide Home Loans’ Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 75% and original principal balances ranging up to $650,000. The maximum “cash-out” amount permitted is $200,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan. As used in this prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan or $2,000.

Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 80% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 75% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

Under its Standard Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 38%.

In connection with the Standard Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Program, the CLUES Plus Documentation Program or the Streamlined Documentation Program.

The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

Under the Reduced Documentation Program, some underwriting documentation concerning income, employment and asset verification is waived. Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Since information relating to a prospective borrower’s income and employment is not verified, the borrower’s debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 75%.

The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower’s assets and the sufficiency of the borrower’s funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan amount of the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

Approximately 3.79% of the Mortgage Loans in Loan Group 1 and 1.20% of the Mortgage Loans in Loan Group 2, in each case, by aggregate Stated Principal Balance of the Mortgage Loans in the related loan group as of the cut-off date have been underwritten pursuant to Countrywide Home Loans’ Standard Underwriting Guidelines.

Expanded Underwriting Guidelines

Mortgage loans which are underwritten pursuant to the Expanded Underwriting Guidelines may have higher Loan-to-Value Ratios, higher loan amounts and different documentation requirements than those associated with the Standard Underwriting Guidelines. The Expanded Underwriting Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard Underwriting Guidelines.

Countrywide Home Loans’ Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000. Under certain circumstances, however, Countrywide Home Loans’ Expanded Underwriting Guidelines allow for Loan-to-Value Ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000.

For cash-out refinance mortgage loans, Countrywide Home Loans’ Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 90% and original principal balances ranging up to $1,500,000. The maximum “cash-out” amount permitted is $400,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan.

Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

Under its Expanded Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 40%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

In connection with the Expanded Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Loan Program, the No Income/No Asset Documentation Program and the Stated Income/Stated Asset Documentation Program. Neither the No Income/No Asset Documentation Program nor the Stated Income/Stated Asset Documentation Program is available under the Standard Underwriting Guidelines.

The same documentation and verification requirements apply to mortgage loans documented under the Alternative Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Alternative Documentation Program, mortgage loans that have been underwritten pursuant to the Expanded Underwriting Guidelines may have higher loan balances and Loan-to-Value Ratios than those permitted under the Standard Underwriting Guidelines.

Similarly, the same documentation and verification requirements apply to mortgage loans documented under the Reduced Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Reduced Documentation Program, higher loan balances and Loan-to-Value Ratios are permitted for mortgage loans underwritten pursuant to the Expanded Underwriting Guidelines than those permitted under the Standard Underwriting Guidelines. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 90%. The borrower is not required to disclose any income information for some mortgage loans originated under the Reduced Documentation Program, and accordingly debt-to-income ratios are not calculated or included in the underwriting analysis. The maximum Loan-to-Value Ratio, including secondary financing, for those mortgage loans ranges up to 85%.

Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower’s income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the maximum Loan-to-Value Ratio, including secondary financing, ranges up to 95%. Mortgage loans originated under the No Income/No Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

Approximately 1.11% of the Mortgage Loans in Loan Group 1 and 0.83% of the Mortgage Loans in Loan Group 2, in each case, by aggregate Stated Principal Balance of the Mortgage Loans in the related loan group as of the cut-off date have been underwritten pursuant to Countrywide Home Loans’ No Income/No Asset Documentation Program.

Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower’s employment and that the stated assets are consistent with the borrower’s income. The Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%. Mortgage loans originated under the Stated Income/Stated Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

Under the Expanded Underwriting Guidelines, Countrywide Home Loans may also provide mortgage loans to borrowers who are not U.S. citizens, including permanent and non-permanent residents. The borrower is required to have a valid U.S. social security number or a certificate of foreign status (IRS form W-8). The borrower’s income and assets must be verified under the Full Documentation Program or the Alternative Documentation Program. The maximum Loan-to-Value Ratio, including secondary financing, is 80%.

Approximately 5.22% of the Mortgage Loans in Loan Group 1 and 5.84% of the Mortgage Loans in Loan Group 2, in each case, by aggregate Stated Principal Balance of the Mortgage Loans in the related loan group as of the cut-off date have been underwritten pursuant to Countrywide Home Loans’ Expanded Underwriting Guidelines.

Underwriting Process - Decision One Mortgage Company LLC

Approximately 47.48% of the Mortgage Loans in Loan Group 1 and 47.53% of the Mortgage Loans in Loan Group 2, in each case, by aggregate Stated Principal Balance of the Mortgage Loans in the related loan group as of the cut-off date, were originated by Decision One Mortgage Company LLC (“Decision One Mortgage”).

General

Decision One Mortgage is a wholly owned subsidiary of HSBC Group, a publicly traded company. Decision One Mortgage is a mortgage company that originates purchases and sells first-lien and second-lien mortgage loans. Decision One Mortgage emphasizes the origination of mortgage loans that are commonly referred to as Alt-A lending options, and non conforming or sub-prime loans. Decision One Mortgage commenced lending operations on May of 1996. It is headquartered in Charlotte, NC.

Decision One Mortgage originates and purchases loans through its wholesale network of 19,000 independent mortgage brokers and through its network of 22 branch offices located in 18 states. Loans are processed, underwritten and closed through the branch network. For the twelve months ending December 31, 2004, Decision One Mortgage’s wholesale division originated $12.6 billion in mortgages, and 2005 through 2nd quarter was $9.898 billion. As of December 31, 2004, Decision One Mortgage employed 1,390 associates nationwide, and currently employs 1,537.

Underwriting Process.

Mortgage loans originated or acquired by Decision One Mortgage, referred to in this section as the originator, were done so in accordance with the underwriting guidelines established by it (collectively, the “Underwriting Guidelines”). The following is a general summary of the Underwriting Guidelines believed to be generally applied, with some variation, by the originator. This summary does not purport to be a complete description of the underwriting process of Decision One Mortgage.

The Underwriting Guidelines are primarily intended to assess the borrower’s ability to repay the mortgage loan, to assess the value of the mortgaged property and to evaluate the adequacy of the property as collateral for the mortgage loan. All of the mortgage loans in the mortgage loan pool were also underwritten with a view toward the resale of the mortgage loans in the secondary mortgage market. While the originator’s primary consideration in underwriting a mortgage loan is the value of the mortgaged property, the originator also considers, among other things, a mortgagor’s credit history, repayment ability and debt-service-to-income ratio, as well as the type and use of the mortgaged property.

The mortgage loans will have been originated in accordance with the Underwriting Guidelines. On a case by case basis, exceptions to the Underwriting Guidelines are made where compensating factors exist.

Each applicant completes an application which includes information with respect to the applicant’s liabilities, income, credit history, employment history and personal information. The Underwriting Guidelines require a credit report on each applicant from a credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments. Mortgaged properties that are to secure mortgage loans are appraised by qualified independent appraisers. These appraisers inspect and appraise the subject property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market value analysis based on recent sales of comparable homes in the area, and when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac.

The mortgage loans were originated consistent with and generally conform to the Underwriting Guidelines’ full documentation, limited documentation and stated income documentation residential loan programs. Under each of the programs, the originator reviews the applicant’s source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service to income ratio to determine the applicant’s ability to repay the loan, reviews the type and use of the property being financed, and reviews the property. The Underwriting Guidelines require that mortgage loans be underwritten in a standardized procedure which complies with applicable federal and state laws and regulations and requires the originator’s underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal and a review of the appraisal, currently supports the outstanding loan balance. In general, the maximum loan amount for mortgage loans originated under the programs is $750,000. The Underwriting Guidelines generally permit loans on one to four family residential properties to have a loan-to-value ratio at origination of up to 100% with respect to first-liens loans. The maximum loan-to-value ratio depends on, among other things, the purpose of the mortgage loan, a borrower’s credit history, home ownership history, mortgage payment history or rental payment history, repayment ability and debt-service-to-income ratio, as well as the type and use of the property.

The Underwriting Guidelines require that the income of each applicant for a mortgage loan be verified. The income documentation required for the originator’s various programs is as follows: under the full documentation program, applicants are required to submit one form of verification from their employer(s) of stable income for at least 24 months; under the Bank Statement and Lite documentation programs, applicants are required to submit verification of stable income for at least 24 months along with consecutive and complete personal checking account bank statements; and under the stated income documentation program, an applicant may be qualified based upon monthly income as stated on the mortgage loan application Form 1003 if the applicant meets certain criteria. All the abovementioned programs require telephone verification of all the applicants’ employment.

In evaluating the credit quality of borrowers, the originator utilizes credit bureau risk scores, or a FICO score, a statistical ranking of likely future credit performance developed by Fair, Isaac & Company and the three national credit data repositories: Equifax, TransUnion and Experian.

The Underwriting Guidelines are divided into two major matrices. Below is a description of each matrix:

Core

The Core product is Decision One’s all inclusive Alt-A offering and traditional Sub Prime lending options.

•	A+ grade offers Alt-A product offerings and competitive pricing for high FICO borrowers.

•	A through C grades provide lending options for the Sub Prime borrower with reductions in LTVs to offset FICO scores.

Portfolio Plus

Portfolio Plus combines features of Decision One offers with high LTV and niche features:

•	All credit grades targeted for the borrower with proven payment ability by requiring credit depth and limited slow pay mortgage.

•	Matrix provides High LTV and niche product solutions for borrowers.

General Underwriting Procedures and Credit Risk Management

In addition to the credit requirements outlined in each matrix, the general underwriting procedures include:

•	Verbal verifications by a Decision One Mortgage employee of employer and home phone numbers.

•	External data integrity score that validates name, address, employment and social security number.

•	Automated valuation tools to ensure collateral and integrity of the appraisal.

Each underwriter receives training in Fraud Detection, Red Flag Awareness and Investigation. Underwriters have access to internal and external resources to identify risk and confirm the integrity of data in areas of credit capacity and collateral.

Exceptions

As described above, the foregoing categories and criteria are guidelines only. On a case-by-case basis, it may be determined that an applicant warrants a debt-service-to-income ratio exception, a pricing exception, a loan-to-value ratio exception, an exception from certain requirements of a particular risk category, etc. An exception may be allowed if the application reflects compensating factors, such as: low loan-to-value ratio, pride of ownership, a maximum of one 30-day late payment on all mortgage loans during the last 12 months, stable employment, and longevity of current residence ownership.

Underwriting Process – General

The mortgage loans that will be transferred to the issuing entity other than those originated or acquired by Countrywide Home Loans or Decision One Mortgage have been originated or acquired in accordance with the procedures set forth in the prospectus under “Mortgage Loan Program–Underwriting Process.”

Servicing of Mortgage Loans

General

The Master Servicer will master service all of the mortgage loans in accordance with the terms set forth in the Pooling and Servicing Agreement. The Master Servicer has agreed to service and administer the mortgage loans in accordance with customary and usual standards of practice of prudent mortgage loan lenders. The Master Servicer has also agreed to represent and protect the interest of the Trustee in the mortgage loans in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan. The Master Servicer is permitted to make a modification, waiver or amendment of a Mortgage Loan so long as the modification, waiver or amendment would comply with the general servicing standard described above, not cause any REMIC to fail to qualify as a REMIC, not result in the imposition of certain taxes and not extend the due date for a payment due on the related Mortgage Note for a period greater than 180 days. A modification, waiver or amendment may initially result in a reduction in the payments made under a mortgage loan, but it is expected that a modification, waiver or amendment will increase the payments made under the mortgage loan over the life of the mortgage loan.

The Master Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more subservicers. Notwithstanding any subservicing arrangement, the Master Servicer will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if the Master Servicer alone were servicing the mortgage loans.

Countrywide Home Loans Servicing LP

The principal executive offices of Countrywide Home Loans Servicing LP (“Countrywide Servicing”) are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans, Inc. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

Countrywide Home Loans

Countrywide Home Loans, Inc., a New York corporation (“Countrywide Home Loans”), is the sponsor for the transaction and also a seller. Countrywide Home Loans is a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation (“Countrywide Financial”). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

Countrywide Home Loans has historically sold substantially all the mortgage loans that it has originated and purchased, generally through securitizations. Countrywide Home Loans does not always sell mortgage loans immediately after origination or acquisition, but may decide to sell certain mortgage loans in later periods as part of its overall management of interest rate risk. Countrywide Home Loans has been involved in the securitization of mortgage loans since 1969 when it was approved as a Federal National Mortgage Association seller/servicer. Countrywide Home Loans reviews the structure of its securitizations and discusses the structure with the related underwriters.

Except as otherwise indicated, reference in the remainder of this prospectus supplement to “Countrywide Home Loans” should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004 and September 30, 2005, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion and $1,047.623 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

Mortgage Loan Production

The following table sets forth, by number and dollar amount of mortgage loans, Countrywide Home Loans’ residential mortgage loan production for the periods indicated.

	Consolidated Mortgage Loan Production
	Year Ended February 28, 2001	Ten Months Ended December 31, 2001	Years Ended December 31,			Nine Months Ended September 30, 2005
			2002	2003	2004
	(Dollars in millions, except average loan amount)
Conventional Conforming Loans
Number of Loans	240,608	504,975	999,448	1,517,743	846,395	591,059
Volume of Loans	$34,434	$76,432	$150,110	$235,868	$138,845	$122,780
Percent of Total Dollar Volume	50.0%	61.7%	59.6%	54.2%	38.2%	34.3%
Conventional Non-conforming Loans
Number of Loans	86,600	137,593	277,626	554,571	509,711	612,768
Volume of Loans	$11,394	$22,209	$61,627	$136,664	$140,580	$163,199
Percent of Total Dollar Volume	16.5%	17.9%	24.5%	31.4%	38.7%	45.6%
FHA/VA Loans
Number of Loans	118,673	118,734	157,626	196,063	105,562	60,545
Volume of Loans	$13,075	$14,109	$19,093	$24,402	$13,247	$7,978
Percent of Total Dollar Volume	18.9%	11.4%	7.6%	5.6%	3.6%	2.2%
Prime Home Equity Loans
Number of Loans	119,045	164,503	316,049	453,817	587,046	511,253
Volume of Loans	$4,660	$5,639	$11,650	$18,103	$30,893	$31,403
Percent of Total Dollar Volume	6.8%	4.5%	4.6%	4.2%	8.5%	8.8%
Nonprime Mortgage Loans
Number of Loans	51,706	43,359	63,195	124,205	250,030	202,768
Volume of Loans	$5,360	$5,580	$9,421	$19,827	$39,441	$32,457
Percent of Total Dollar Volume	7.8%	4.5%	3.7%	4.6%	11.0%	9.1%
Total Loans
Number of Loans	616,632	969,164	1,813,944	2,846,399	2,298,744	1,978,393
Volume of Loans	$68,923	$123,969	$251,901	$434,864	$363,006	$357,817
Average Loan Amount	$112,000	$128,000	$139,000	$153,000	$158,000	$181,000
Non-Purchase Transactions(1)	33%	63%	66%	72%	51%	52%
Adjustable-Rate Loans(1)	14%	12%	14%	21%	52%	53%

(1)	Percentage of total loan production based on dollar volume.

Loan Servicing

Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

•	collecting, aggregating and remitting mortgage loan payments;

•	accounting for principal and interest;

•	holding escrow (impound) funds for payment of taxes and insurance;

•	making inspections as required of the mortgaged properties;

•	preparation of tax related information in connection with the mortgage loans;

•	supervision of delinquent mortgage loans;

•	loss mitigation efforts;

•	foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

•	generally administering the mortgage loans, for which it receives servicing fees.

Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with these statements.

Collection Procedures

When a mortgagor fails to make a payment on a mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing’s servicing procedures, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state-specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing’s business judgment, changes in the servicing portfolio and applicable laws and regulations.

Foreclosure, Delinquency and Loss Experience

Historically, a variety of factors, including the appreciation of real estate values, have limited Countrywide Home Loans’ loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of Countrywide Home Loans, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, Countrywide Home Loans may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of the mortgage loans originated or acquired by Countrywide Home Loans, serviced or master serviced by Countrywide Home Loans and securitized in Alternative Loan Trusts by the Depositor or CWMBS, Inc., an affiliate of the Depositor, in transactions that were registered with the Securities and Exchange Commission. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning in this portion of the servicing portfolio which increased from approximately $2.247 billion at February 28, 2001, to approximately $5.083 billion at December 31, 2001, to approximately $9.862 billion at December 31, 2002, to approximately $14.733 billion at December 31, 2003, to approximately $31.063 billion at December 31, 2004, and to approximately $70.238 billion at September 30, 2005. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience on the mortgage loans (totals may not add due to rounding):

	At February 28, 2001	At December 31,				At September 30, 2005
		2001	2002	2003	2004
Delinquent Mortgage Loans and Pending Foreclosures at Period End:
30-59 days	2.28%	2.92%	3.08%	2.63%	1.89%	1.75%
60-89 days	0.51%	0.65%	0.86%	0.72%	0.39%	0.31%
90 days or more (excluding pending foreclosures)	0.19%	0.21%	0.45%	0.53%	0.35%	0.25%

Total delinquencies	2.97%	3.77%	4.39%	3.87%	2.63%	2.31%

Foreclosures pending	0.47%	0.43%	0.45%	0.91%	0.28%	0.20%

Total delinquencies and foreclosures pending	3.44%	4.21%	4.84%	4.78%	2.91%	2.51%

Net Gains/(Losses) on liquidated loans(1)	$(374,332)	$(1,057,748)	$(5,372,415)	$(9,334,817)	$(20,017,873)	$(3,579,910)
Percentage of Net Gains/(Losses) on liquidated loans(1)(2)	(0.017)%	(0.021)%	(0.054)%	(0.063)%	(0.064)%	(0.005)%
Percentage of Net Gains/(Losses) on liquidated loans (based on average outstanding principal balance)(1)	(0.018)%	(0.021)%	(0.057)%	(0.064)%	(0.072)%	(0.006)%

(1)	“Net Gains/(Losses)” are actual gains or losses incurred on liquidated properties that are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).

(2)	Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

Servicing Compensation and Payment of Expenses

The “Expense Fee Rate” is the rate at which the expense fee accrues on the principal balance of each Mortgage Loan. The expense fees with respect to the mortgage pool are payable out of the interest payments on each Mortgage Loan. The total expense fee will vary from Mortgage Loan to Mortgage Loan. As of the cut-off date, the weighted average Expense Fee Rate for Loan Group 1 is expected to be approximately 0.339% per annum before the related weighted average initial Adjustment Date and approximately 0.341% per annum on and after the related weighted average initial Adjustment Date. As of the cut-off date, the weighted average Expense Fee Rate for Loan Group 2 is expected to be approximately 0.330% per annum before the related weighted average initial Adjustment Date and approximately 0.331% per annum on and after the related weighted average initial Adjustment Date.

The total expense fees consist of:

•	the master servicing fee (the “Master Servicing Fee”) payable to the Master Servicer in respect of its direct servicing and master servicing activities with respect to each mortgage loan, equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by the Master Servicing Fee Rate,

•	fees payable to the Trustee in respect of its activities as Trustee under the Pooling and Servicing Agreement; and

•	lender paid mortgage insurance premiums, if any.

In cases where a Mortgage Loan is being directly serviced by a subservicer, the subservicer will be entitled to a portion of the Master Servicing Fee. The Master Servicer is obligated to pay some but not all ongoing expenses associated with the issuing entity and incurred by the Master Servicer in connection with its responsibilities under the Pooling and Servicing Agreement and those amounts will be paid by the Master Servicer out of the Master Servicing Fee. The amount of the Master Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described under “—Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans” in this prospectus supplement. The Master Servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges, prepayment interest excess, all reinvestment income earned on amounts on deposit in the Certificate Account and Distribution Account and Excess Proceeds with respect to the Mortgage Loans as described under “Description of the Certificates —Fees and Expenses”. All prepayment charges will be collected by the Master Servicer, will be distributed to the Class P Certificates and will not be available for distribution to the classes of offered certificates.

The weighted average Master Servicing Fee for each mortgage loan type in Loan Group 1 and Loan Group 2 (and, in the case of the Adjustable Rate Mortgage Loans, before and on and after the related weighted average initial Adjustment Date) will be approximately as follows:

Fixed Rate Mortgage Loans

Loan Group 1

Weighted Average Master Servicing Fee Rate
15-Year Mortgage Loan	0.230%
20-Year Mortgage Loan	0.203%
25-Year Mortgage Loan	0.200%
30-Year Mortgage Loan	0.230%
30/15 Balloon Mortgage Loan	0.226%

Loan Group 2

Weighted Average Master Servicing Fee Rate
10-Year Mortgage Loan	0.200%
15-Year Mortgage Loan	0.215%
20-Year Mortgage Loan	0.222%
30-Year Mortgage Loan	0.214%
30/15 Balloon Mortgage Loan	0.207%

Adjustable Rate Mortgage Loans

Loan Group 1

	Weighted Average Master Servicing Fee Rate Before The Related Weighted Average Initial Adjustment Date	Weighted Average Master Servicing Fee Rate On And After The Related Weighted Average Initial Adjustment Date
2/28 Six-Month LIBOR Mortgage Loan	0.372%	0.372%
3/1 Twelve-Month LIBOR Mortgage Loan	0.250%	0.250%
3/27 Six-Month LIBOR Mortgage Loan	0.287%	0.287%
5/1 Twelve-Month LIBOR Mortgage Loan	0.250%	0.375%
5/25 Six-Month LIBOR Mortgage Loan	0.271%	0.353%
7/1 Twelve-Month LIBOR Mortgage Loan	0.250%	0.375%
30-Year CMT Mortgage Loan	0.375%	0.375%
30-Year Twelve-Month LIBOR Mortgage Loan	0.375%	0.375%
30-Year One-Month LIBOR Mortgage Loan	0.375%	0.375%
30-Year Six-Month LIBOR Mortgage Loan	0.375%	0.375%

Loan Group 2

	Weighted Average Master Servicing Fee Rate Before The Related Weighted Average Initial Adjustment Date	Weighted Average Master Servicing Fee Rate On And After The Related Weighted Average Initial Adjustment Date
2/28 Six-Month LIBOR Mortgage Loan	0.365%	0.365%
3/1 Twelve-Month LIBOR Mortgage Loan	0.375%	0.375%
3/27 Six-Month LIBOR Mortgage Loan	0.298%	0.298%
5/1 Twelve-Month LIBOR Mortgage Loan	0.250%	0.375%
5/25 Six-Month LIBOR Mortgage Loan	0.296%	0.375%
30-Year CMT Mortgage Loan	0.375%	0.375%
30-Year Twelve-Month LIBOR Mortgage Loan	0.375%	0.375%
30-Year One-Month LIBOR Mortgage Loan	0.404%	0.404%
30-Year Six-Month LIBOR Mortgage Loan	0.375%	0.375%

Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans

When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Except with respect to the month of the cut-off date, principal prepayments by borrowers received by the Master Servicer from the first day through the fifteenth day of a calendar month will be distributed to certificateholders on the Distribution Date in the same month in which the prepayments are received and, accordingly, no shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid mortgage loans results. Conversely, principal prepayments by borrowers received by the Master Servicer from the sixteenth day (or, in the case of the first Distribution Date, from January 1, 2006) through the last day of a calendar month will be distributed to certificateholders on the Distribution Date in the month following the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid mortgage loans would result. Pursuant to the Pooling and Servicing Agreement, the Master Servicing Fee for any month will be reduced, by an amount sufficient to pass through to certificateholders the full amount of interest to which they would be entitled for each prepaid Mortgage Loan on the related Distribution Date. However, the Master Servicing Fee on a Distribution Date will only be reduced by not more than one-half of the Master Servicing Fee for that Distribution Date (such reduction, “Compensating Interest”). If shortfalls in interest as a result of prepayments in any Prepayment Period exceed the amounts payable by the Master Servicer as Compensating Interest on the related Distribution Date, the amount of interest available to make distributions of interest to the certificates and to maintain or restore overcollateralization will be reduced. See “Description of the Certificates — Interest” in this prospectus supplement.

Advances

Subject to the following limitations, on the business day prior to each Distribution Date, the Master Servicer will be required to advance from its own funds, or funds in the Certificate Account that are not required to be distributed on such Distribution Date, an amount equal to:

•	the aggregate of payments of principal and interest on the mortgage loans (net of the master servicing fee) which were due on the related Due Date and which were delinquent on the related Determination Date; and

•	an amount equivalent to interest on each mortgage loan as to which the related mortgaged property has been acquired by the issuing entity through foreclosure or deed-in-lieu of foreclosure (net of any net income on the property);

any such advance, an “Advance” and the date of any such Advance, as described in this prospectus supplement, a “Master Servicer Advance Date”.

The “Determination Date” is the 22nd day of each month or, if that day is not a business day, the preceding business day; provided that the Determination Date in each month will be at least two business days before the related Distribution Date.

Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. The Master Servicer is obligated to make Advances to the extent that such Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Master Servicer determines on any Determination Date to make an Advance, such Advance will be included with the distribution to holders of the Certificates on the related Distribution Date. Any failure by the Master Servicer to make a deposit in the Certificate Account as required under the Pooling and Servicing Agreement, including any failure to make an Advance, will constitute an event of default under the Pooling and Servicing Agreement if the failure remains unremedied for five days after written notice of the event of default. If the Master Servicer is terminated as a result of the occurrence of an event of default, the Trustee or the successor master servicer will be obligated to make any Advance, in accordance with the terms of the Pooling and Servicing Agreement.

An Advance will be reimbursed from the payments on the Mortgage Loan with respect to which the Advance was made. However, if an Advance is determined to be nonrecoverable and the Master Servicer delivers an officer’s certificate to the Trustee indicating that the Advance is nonrecoverable, the Master Servicer will be entitled to withdraw from the Certificate Account an amount equal to the nonrecoverable Advance. Reimbursement for Advances and nonrecoverable Advances will be made prior to distributions on the certificates.

Certain Modifications and Refinancings

Countrywide Home Loans, without prior approval from the Rating Agencies, will be permitted under the Pooling and Servicing Agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests such a reduction, the Master Servicer will be permitted to agree to the rate reduction provided that Countrywide Home Loans purchases the Mortgage Loan from the issuing entity immediately following the modification. Any purchase of a mortgage loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that mortgage loan, plus accrued and unpaid interest on the mortgage loan up to the next Due Date at the applicable net mortgage rate, net of any unreimbursed advances of principal and interest on the mortgage loan made by the Master Servicer. The Master Servicer will deposit the purchase price in the Certificate Account within one business day of the purchase of that mortgage loan. Purchases of mortgage loans may occur when prevailing interest rates are below the interest rates on the mortgage loans and mortgagors request modifications as an alternative to refinancings. The Master Servicer will indemnify the issuing entity against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

The Issuing Entity

In connection with the issuance of the certificates, the Depositor has formed Alternative Loan Trust 2005-OC1, a common law trust created under the laws of the State of New York, pursuant to the Pooling and Servicing Agreement. Alternative Loan Trust 2005-OC1 is referred to in this prospectus supplement as the “issuing entity” and is referred to in the prospectus as the “trust” or “trust fund”. The Trustee serves as trustee of the issuing entity and acts on behalf of the issuing entity as the issuing entity does not have any directors, officers or employees. The fiscal year end of the issuing entity is December 31.

The issuing entity’s activities are limited to the transactions and activities entered into in connection with the securitization described in this prospectus supplement, and except for those activities, the issuing entity is not authorized and has no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the issuing entity is not permitted to hold any assets, or incur any liabilities, other than those described in this prospectus supplement. Since the issuing entity is created pursuant to the Pooling and Servicing Agreement, the issuing entity and its permissible activities can only be amended or modified by amending the Pooling and Servicing Agreement.

Because the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust.”

Static Pool Data

Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at http://www.countrywidedealsdata.com?CWDD=01200601. This static pool data is not deemed part of the prospectus or the registration statement of which the prospectus is a part to the extent that the static pool data relates to:

•	prior securitized pools of Countrywide Home Loans that do not include the Mortgage Loans and that were established before January 1, 2006; or

•	in the case of information regarding the Mortgage Loans, information about the Mortgage Loans for periods before January 1, 2006.

We cannot assure you that the prepayment, loss or delinquency experience of the Mortgage Loans sold to the issuing entity will be comparable to the historical prepayment, loss or delinquency experience of any of the other securitized pools sponsored by the Countrywide Home Loans. In this regard, you should note how the characteristics of the mortgage loans in those securitized pools differ from the characteristics of the issuing entity’s Mortgage Loans. Such differences, along with the varying economic conditions to which those securitized pools were subject, may make it unlikely that the issuing entity’s Mortgage Loans will perform in the same way that any of those pools has performed.

Description of the Certificates

General

The certificates will be issued pursuant to the Pooling and Servicing Agreement and will represent undivided beneficial ownership interests in the issuing entity created pursuant to the Pooling and Servicing Agreement. In addition, the LIBOR Certificates will represent undivided beneficial ownership interests in a trust referred to as the swap trust, the primary assets of which will be the swap trust’s rights under the swap administration agreement referred to in this prospectus supplement. We summarize below the material terms pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the Pooling and Servicing Agreement after the issuing entity issues the certificates.

The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

The Mortgage Pass-Through Certificates, Series 2006-OC1 consist of the Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class 2-A-3A, Class 2-A-3B, Class A-IO, Class A-R, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class P and Class C Certificates. Only the classes of certificates listed on the cover page hereof are offered by this prospectus supplement.

When describing the certificates in this prospectus supplement, we use the following terms:

Designation	Classes of Certificates
Senior Certificates	Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class 2-A-3A, Class 2-A-3B, Class A-IO and Class A-R Certificates

Subordinated Certificates	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates

Designation	Classes of Certificates
Senior LIBOR Certificates	Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class 2-A-3A and Class 2-A-3B Certificates

LIBOR Certificates	Senior LIBOR Certificates and the Subordinated Certificates

Group 1 Senior Certificates	Class 1-A-1 and Class 1-A-2 Certificates

Group 2 Senior Certificates	Class 2-A-1, Class 2-A-2, Class 2-A-3A and Class 2-A-3B Certificates

Private Certificates	Class P and Class C Certificates

The certificates are generally referred to as the following types:

Class	Type
Class 1-A-1 Certificates:	Senior/ Floating Pass-Through Rate/Super Senior

Class 1-A-2 Certificates:	Senior/ Floating Pass-Through Rate/Support

Class 2-A-1 Certificates:	Senior/ Floating Pass-Through Rate

Class 2-A-2 Certificates:	Senior/ Floating Pass-Through Rate

Class 2-A-3A Certificates:	Senior/ Floating Pass-Through Rate/Super Senior

Class 2-A-3B Certificates:	Senior/ Floating Pass-Through Rate/Support

Class A-IO Certificates:	Senior/Fixed Pass-Through Rate/Notional Amount/Interest Only/ Component

Class A-R Certificates:	Senior/REMIC Residual

Subordinated Certificates:	Subordinate/ Floating Pass Through Rate

Class P Certificates:	Prepayment Charges

Class C Certificates:	Residual

The Class C and Class P Certificates are not offered by this prospectus supplement and are sometimes referred to in this prospectus supplement as the “private certificates.” The Class A-R, Class C and Class P Certificates will not bear interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans and such amounts will not be available for distribution to the holders of the offered certificates and the other private certificates. Any information presented in this prospectus supplement with respect to the private certificates is provided only to permit a better understanding of the offered certificates. The initial Class Certificate Balances and initial Component Notional Amounts are set forth in the “Summary—Description of the Certificates” in this prospectus supplement.

Calculation of Class Certificate Balance

The “Class Certificate Balance” of any class of offered certificates (other than the Class A-IO Certificates) as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of:

•	all amounts previously distributed to holders of certificates of the class as scheduled and unscheduled payments of principal; and

•	the Applied Realized Loss Amounts allocated to the class;

and, increased by

•	to the extent Applied Realized Loss Amounts have been allocated to the Class Certificate Balance of any class of LIBOR Certificates, the Class Certificate Balance thereof will be increased on each Distribution Date sequentially by class in the order of distribution priority (and pro rata among the Group 1 Senior Certificates and the Group 2 Senior Certificates, except that any amounts allocable (a) to the Class 1-A-1 and Class 1-A-2 Certificates will be allocated first, to the Class 1-A-1 Certificates in an amount up to the Unpaid Realized Loss Amount for that class, and then to the Class 1-A-2 Certificates and (b) to the Class 2-A-3A and Class 2-A-3B Certificates will be allocated first, to the Class 2-A-3A Certificates in an amount up to the Unpaid Realized Loss Amount for that class, and then to the Class 2-A-3B Certificates) by the amount of Subsequent Recoveries (if any) on the Mortgage Loans in the related loan group or loan groups collected during the period beginning on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the Due Date in the month in which such Distribution Date occurs (but not by more than the amount of the Unpaid Realized Loss Amount for that class). After such allocation, a corresponding decrease will be made on such Distribution Date to the Unpaid Realized Loss Amount for any class that had its Class Certificate Balance increased by such allocation of Subsequent Recoveries.

Although Subsequent Recoveries, if any, will be allocated to increase the Class Certificate Balance of a class of LIBOR Certificates, as described above, such Subsequent Recoveries will be included in the Principal Remittance Amount and will be distributed in the priority set forth below under “Distributions—Distributions of Principal,” and therefore such Subsequent Recoveries may not to be used to make any principal payments on the class or classes of certificates for which the Class Certificate Balances have been increased by allocation of Subsequent Recoveries as described above. Additionally, holders of such certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Class Certificate Balance for any accrual period preceding the Distribution Date on which such increase occurs.

If the Overcollateralized Amount is zero and there is a Realized Loss on a Mortgage Loan, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate of the Class Certificate Balances of the offered certificates, following all distributions on any Distribution Date, exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date occurring in the month of the Distribution Date (after giving effect to unscheduled receipts of principal in the Prepayment Period related to that Due Date). Additionally, if the aggregate Class Certificate Balance of the subordinated certificates is reduced to zero as a result of the allocation of Realized Losses, any additional Realized Losses on the Mortgage Loans in a loan group will then be allocated pro rata to the senior certificates related to that loan group, except that (a) any Realized Losses on the Group 1 Mortgage Loans that would otherwise be allocated to the Class 1-A-1 Certificates will instead be allocated to the Class 1-A-2 Certificates, until its Class Certificate Balance has been reduced to zero and (b) any Realized Losses on the Group 2 Mortgage Loans that would otherwise be allocated to the Class 2-A-3A Certificates will instead be allocated to the Class 2-A-3B Certificates, until its Class Certificate Balance has been reduced to zero.

Component Class

Solely for purposes of calculating distributions, the Class A-IO Certificates will be made up of two components: the Class A-IO-1 and Class A-IO-2 Components having initial component balances of approximately $450,771,773 and $749,698,538, respectively. On each Distribution Date commencing on the first Distribution Date and ending on the twelfth Distribution Date (inclusive), Interest Funds for a loan group will be applied to pay the Class A-IO Component related to that loan group.

The Class A-IO-1 Component will accrue interest during the related Accrual Period at 1.10% per annum on the “Class A-IO-1 Component Notional Balance” which will be the lesser of (a) the “Class A-IO-1 Component Scheduled Balance” below and (b) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period).

The Class A-IO-2 Component will accrue interest during the related Accrual Period at 1.10% per annum on the “Class A-IO-2 Component Notional Balance” which will be the lesser of (a) the “Class A-IO-2 Component Scheduled Balance” below and (b) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period).

Distribution Date	Class A-IO-1 Component Scheduled Balance ($)	Class A-IO-2 Component Scheduled Balance ($)
February 2006	450,771,773.97	749,698,538.91
March 2006	412,945,310.34	686,639,657.67
April 2006	378,292,697.25	628,883,368.74
May 2006	346,547,736.16	575,983,891.92
June 2006	317,466,398.09	527,532,914.21
July 2006	290,825,210.06	483,156,441.47
August 2006	266,419,446.20	442,511,914.51
September 2006	244,061,921.53	405,285,567.51
October 2006	223,580,391.13	371,190,008.38
November 2006	204,817,459.38	339,962,196.98
December 2006	187,628,934.83	311,360,798.73
January 2007	171,882,722.55	285,165,407.62

On each Distribution Date after the Distribution Date in January 2007, each of the Class A-IO-1 Component Notional Balance and Class A-IO-2 Component Notional Balance will be zero and, as a result, the Class A-IO Certificates will receive distributions of interest only through the Distribution Date in January 2007.

Book-Entry Certificates; Denominations

The LIBOR Certificates will be book-entry certificates (the “Book-Entry Certificates”). The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owners”) may elect to hold their Book-Entry Certificates through the Depository Trust Company (“DTC”) in the United States, or Clearstream, Luxembourg (as defined in this prospectus supplement) or the Euroclear System (“Euroclear”), in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the applicable Class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Banking’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank will act as depositary for Clearstream, Luxembourg and Chase will act as depositary for Euroclear (in such capacities, individually the “Relevant Depositary” and collectively the “European Depositaries”). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing an original principal amount or notional amount of $25,000 and integral multiples of $1,000 in excess thereof. One investor of each class of book-entry certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. Except as described below, no person acquiring a beneficial ownership in a Book-Entry Certificate (each, a “beneficial owner”) will be entitled to receive a physical certificate representing such person’s beneficial ownership interest in such Book-Entry Certificate (a “Definitive Certificate”). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations (“Participants”) and DTC.

The beneficial owner’s ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such

Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

Certificate Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the Trustee through DTC and DTC participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”), with whom Certificate Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures, relating to the Offered Certificates, see “Material Federal Income Tax Consequences — Tax Treatment of Foreign Investors” in the prospectus and “Global, Clearance, Settlement And Tax Documentation Procedures — Material U.S. Federal Income Tax Documentation Requirements” in Annex I hereto.

Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

Clearstream Banking, société anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg (“Clearstream, Luxembourg”), was incorporated in 1970 as “Clearstream, Luxembourg S.A.” a company with limited liability under Luxembourg law (a société anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank’s parent company, Clearstream, Luxembourg International, société anonyme (“CI”) merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG (“DBC”). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, société anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC’s parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International’s stock.

Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is “Clearstream” With effect from January 14, 2000 New CI has been renamed “Clearstream International, société anonyme.” On January 18, 2000, Cedelbank was renamed “Clearstream Banking, société anonyme” and Clearstream, Luxembourg Global Services was renamed “Clearstream Services, société anonyme.”

On January 17, 2000 DBC was renamed “Clearstream Banking AG.” This means that there are now two entities in the corporate group headed by Clearstream International which share the name “Clearstream Banking,” the entity previously named “Cedelbank” and the entity previously named “Deutsche Borse Clearing AG.”

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, “CSSF,” which supervises Luxembourg banks. Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

Euroclear was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Offered Certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Consequences — Tax Treatment of Foreign Investors” and “Miscellaneous Tax Aspects — Backup Withholding” in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

Monthly and annual reports on the issuing entity provided by the Master Servicer to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

DTC has advised the Depositor and the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the Pooling and Servicing Agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (b) the beneficial owners having not less than 51% of the voting rights (as defined in the Pooling and Servicing Agreement) of a class at their sole option and expense, elect to remove their Book-Entry Certificates from DTC or (c) after the occurrence of an event of default (as defined in the Pooling and Servicing Agreement), beneficial owners having not less than 51% of the voting rights evidenced by the Offered Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders of the related Offered Certificates under the Pooling and Servicing Agreement.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. See “Description of the Certificates – Book-Entry Certificates” in the prospectus.

Payments on Mortgage Loans; Accounts

Certificate Account. On or before the closing date, the Master Servicer will establish an account (the “Certificate Account”), which will be maintained in trust for the benefit of the certificateholders. The Master Servicer will deposit or cause to be deposited in the Certificate Account within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the Pooling and Servicing Agreement) the following payments and collections remitted by subservicers or received by it in respect of Mortgage Loans subsequent to the cut-off date (other than in respect of principal and interest due on the Mortgage Loans on or before the cut-off date) and the following amounts required to be deposited under the Pooling and Servicing Agreement:

•	all payments on account of principal on the Mortgage Loans, including principal prepayments;

•	all payments on account of interest on the Mortgage Loans, net of the related master servicing fee (as adjusted by Compensating Interest payments) and any lender paid mortgage insurance premiums;

•	all payments on account of prepayment charges on the Mortgage Loans;

•	all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the mortgagor in accordance with the Master Servicer’s normal servicing procedures;

•	any amount required to be deposited by the Master Servicer pursuant to the Pooling and Servicing Agreement in connection with any losses on permitted investments for which it is responsible;

•	any amounts received by the Master Servicer with respect to primary mortgage insurance and in respect of net monthly rental income from REO Property;

•	all substitution adjustment amounts; and

•	all Advances made by the Master Servicer.

Prior to their deposit into the Certificate Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the Master Servicer. For a discussion of the risks that arise from the commingling of payments and collections, see “Risk Factors — Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Certificates” in the prospectus.

The Master Servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

•	to pay to the Master Servicer the master servicing fee and the additional servicing compensation (to the extent not previously retained by the Master Servicer) described above under “Servicing of the Mortgage Loans—Servicing Compensation and Payment of Expenses” in this prospectus supplement;

•	to reimburse each of the Master Servicer and the Trustee for unreimbursed Advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made;

•	to reimburse each of the Master Servicer and the Trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the Master Servicer will deliver to the Trustee an officer’s certificate indicating the amount of the nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable advance);

•	to reimburse the Master Servicer for insured expenses from the related insurance proceeds;

•	to reimburse the Master Servicer for (a) any unreimbursed customary, reasonable and necessary “out of pocket” costs and expenses incurred in the performance by the Master Servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (collectively, “Servicing Advances”), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

•	to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that it has purchased as required under the Pooling and Servicing Agreement, all amounts received on such Mortgage Loan after the date of such purchase;

•	to reimburse the sellers and the Master Servicer for expenses incurred by any of them and reimbursable pursuant to the Pooling and Servicing Agreement;

•	to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

•	to withdraw an amount equal to the sum of (a) the related Interest Funds, (b) the related Principal Remittance Amount, (c) any Prepayment Charges received and (d) the Trustee Fee for such Distribution Date and remit such amount to the Trustee for deposit in the Distribution Account; and

•	to clear and terminate the Certificate Account upon termination of the Pooling and Servicing Agreement.

The Master Servicer is required to maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

Distribution Account. On or before the business day immediately preceding each Distribution Date, the Master Servicer will withdraw from the Certificate Account the amount of related Interest Funds, the related Principal Remittance Amount, any Prepayment Charges received and the Trustee Fee and will deposit those amounts in an account established and maintained with the Trustee on behalf of the certificateholders (the

“Distribution Account”). The Trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

•	the aggregate amount remitted by the Master Servicer to the Trustee; and

•	any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Distribution Account.

The Trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under “— Priority of Distributions Among Certificates” and may from time to time make withdrawals from the Distribution Account:

•	to pay the Trustee Fee to the Trustee;

•	to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

•	to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the Master Servicer through delivery of a written notice to the Trustee describing the amounts deposited in error); and

•	to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

Prior to each Determination Date, the Master Servicer is required to provide the Trustee a report containing the data and information concerning the Mortgage Loans that is required by the Trustee to prepare the monthly statement to certificateholders for the related Distribution Date. See “ — Reports to Certificateholders” in this prospectus supplement. The Trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Master Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Master Servicer.

The Swap Account

The Trustee, in its capacity as trustee of the swap trust, will establish and maintain a swap account (the “Swap Account”) on behalf of the holders of the LIBOR Certificates and the Swap Counterparty. With respect to each Distribution Date, the Trustee will deposit into the Swap Account any portion of the Interest Funds for Loan Group 1 and Loan Group 2 for that Distribution Date (and, if necessary, any portion of the Principal Remittance Amount for Loan Group 1 and Loan Group 2 for that Distribution Date) that are to be remitted to the Swap Contract Administrator for payment to the Swap Counterparty, as well as any amounts received from the Swap Contract Administrator in respect of the Swap Contract, each as described below under “— The Swap Contract.” With respect to each Distribution Date, following the deposits to the Swap Account described in the preceding sentence, the Trustee will make a corresponding withdrawal from the Swap Account for remittance to the Swap Contract Administrator or distribution to the holders of the LIBOR Certificates, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty, as described below under “— The Swap Contract.”

Investments of Amounts Held in Accounts

The Certificate Account and the Distribution Account. All funds in the Certificate Account and the Distribution Account will be invested in permitted investments at the direction and for the benefit and risk of the Master Servicer. All income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described herein.

The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the Master Servicer in the Certificate Account or paid to the Trustee for deposit into the Distribution Account out of the Master Servicer’s own funds immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account or the Distribution Account and made in accordance with the Pooling and Servicing Agreement.

The Swap Account. Funds in the Swap Account will not be invested.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Fees
Master Servicing Fee / Master Servicer	One-twelfth of the Stated Principal Balance of each Mortgage Loan multiplied by the Master Servicing Fee Rate (3)	Compensation	Amounts on deposit in the Certificate Account representing payments of interest and application of liquidation proceeds with respect to that mortgage loan	Monthly

	• All late payment fees, assumption fees and other similar charges (excluding prepayment charges)	Compensation	Payments made by obligors with respect to the Mortgage Loans	Time to time

	• All investment income earned on amounts on deposit in the Certificate Account and Distribution Account	Compensation	Investment income related to the Certificate Account and the Distribution Account	Monthly

	• Excess Proceeds (4)	Compensation	Liquidation proceeds and Subsequent Recoveries	Time to time

Trustee Fee (the “Trustee Fee”) / Trustee	One-twelfth of the Trustee Fee Rate multiplied by the aggregate Stated Principal Balance of the outstanding Mortgage Loans (5)	Compensation	Amounts on deposit in the Certificate Account or the Distribution Account	Monthly
Expenses

Insured expenses / Master Servicer	Expenses incurred by the Master Servicer	Reimbursement of Expenses	To the extent the expenses are covered by an insurance policy with respect to the Mortgage Loan	Time to time

Servicing Advances / Master Servicer	To the extent of funds available, the amount of any Servicing Advances	Reimbursement of Expenses	With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan (6)	Time to time

Indemnification expenses / the sellers, the Master Servicer and the Depositor	Amounts for which the sellers, the Master Servicer and Depositor are entitled to indemnification (7)	Indemnification	Amounts on deposit on the Certificate Account.	Monthly

(1)	If the Trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this prospectus supplement. Any increase in the fees and expenses described in this prospectus supplement would require an amendment to the Pooling and Servicing Agreement. See “— Amendment” in the prospectus.

(2)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer in the case of amounts owed to the Master Servicer) prior to distributions on the certificates.

(3)	The Master Servicing Fee Rate for each Mortgage Loan will equal the per annum rate described under “Servicing of Mortgage Loans — Servicing Compensation and Payment of Expenses”. The amount of the monthly servicing fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this prospectus supplement under “Servicing of Mortgage Loans — Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans.”

(4)	“Excess Proceeds” with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(5)	The “Trustee Fee Rate” is equal to 0.009% per annum.

(6)	Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7)	Each of the sellers, the Master Servicer, and the Depositor are entitled to indemnification of certain expenses as described in this prospectus supplement under “— Certain Matters Regarding the Master Servicer, the Depositor and the Sellers.”

Distribut ions

Distributions on the certificates will be made by the Trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in February 2006 (each, a “Distribution Date”), to the persons in whose names the certificates are registered at the close of business on the applicable Record Date. The record date for any distribution date will be (x) the business day preceding that distribution date so long as the certificates are in book entry form and (y) the last business day of the month preceding the month of that distribution date for any certificate in definitive form (the “Record Date”).

Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or, in the case of any certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a notional amount certificate and who has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of the certificates at the corporate trust office of the Trustee.

On each Distribution Date, the Trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class P Certificates.

The “Interest Remittance Amount” for any Distribution Date and loan group is equal to:

(a) the sum, without duplication, of:

(1) all scheduled interest on the Mortgage Loans in that loan group due on the related Due Date and received on or prior to the related Determination Date, less the related Master Servicing Fees and any payments made in respect of premiums on lender paid insurance mortgage loans,

(2) all interest on prepayments on the Mortgage Loans in that loan group, other than Prepayment Interest Excess,

(3) all Advances relating to interest in respect of the Mortgage Loans in that loan group,

(4) amounts paid by the Master Servicer in respect of Compensating Interest for that loan group, and

(5) liquidation proceeds on the Mortgage Loans in that loan group received during the related Prepayment Period (to the extent such liquidation proceeds relate to interest),

minus

(b) all Advances in respect of the Mortgage Loans in that loan group relating to interest and certain expenses reimbursed since the prior Due Date.

The “Principal Remittance Amount” for any Distribution Date and loan group is equal to:

(a) the sum, without duplication, of:

(1) the scheduled principal collected or advanced on the Mortgage Loans in that loan group with respect to the related Due Date,

(2) prepayments on the Mortgage Loans in that loan group collected in the related Prepayment Period,

(3) the Stated Principal Balance of each Mortgage Loan in that loan group that was repurchased by a seller or purchased by the Master Servicer with respect to that Distribution Date,

(4) any Substitution Adjustment Amounts in respect of Mortgage Loans in that loan group, and

(5) all liquidation proceeds in respect of Mortgage Loans in that loan group (to the extent such liquidation proceeds related to principal) and all Subsequent Recoveries in respect of Mortgage Loans in that loan group received during the related Prepayment Period, minus

(b) all Advances relating to principal on the Mortgage Loans in that loan group and certain expenses reimbursed since the prior Due Date.

“Prepayment Interest Excess” means with respect to any Mortgage Loan and principal prepayment received by the Master Servicer from the first day through the fifteenth day of any calendar month (other than the calendar month in which the cut-off date occurs), all amounts paid by the related mortgagor in respect of interest on such principal prepayment.

Inte rest

General. On each Distribution Date, the interest distributable with respect to the offered certificates (other than the Class A-R Certificates) is the interest which has accrued on the Class Certificate Balances or Component Notional Balance thereof immediately prior to that Distribution Date at the then applicable related Pass-Through Rate during the applicable Accrual Period and in the case of the senior certificates, any Interest Carry Forward Amount. For each class of subordinated certificates, any Interest Carry Forward Amount will be payable only from excess cashflow (if any) as and to the extent described in this prospectus supplement under “— Overcollateralization Provisions.”

The Pass-Through Rates for the LIBOR Certificates are variable rates that may change from Distribution Date to Distribution Date. Additionally, the Pass-Through Rates for the LIBOR Certificates are subject to increase after the Optional Termination Date. On each Distribution Date, the Pass-Through Rate for each class of LIBOR Certificates will be subject to the applicable Net Rate Cap. If on any Distribution Date, the Pass-Through Rate for a class of LIBOR Certificates is based on the applicable Net Rate Cap, each holder of the applicable certificates will be entitled to receive the resulting shortfall only from remaining excess cashflow (if any) to the extent described in this prospectus supplement under “— Overcollateralization Provisions”, and from payments (if any) allocated to the issuing entity in respect of the Swap Contract that is available for that purpose.

Distributions of Interest Funds. On each Distribution Date, the Interest Funds for such Distribution Date are required to be distributed in the following order of priority, until such Interest Funds have been fully distributed:

(1) from the Interest Funds for Loan Group 1 and Loan Group 2, pro rata based on the Interest Funds for each such loan group, to the Swap Account, the amount of any Net Swap Payment and any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to such Distribution Date;

(2) concurrently:

(a) from Interest Funds for Loan Group 1, concurrently, to each class of group 1 senior certificates and the Class A-IO-1 Component, the Current Interest and Interest Carry Forward Amount for each such class and component and such Distribution Date, pro rata, based on the amount of interest each such class or component is entitled to receive on that Distribution Date; and

(b) from Interest Funds for Loan Group 2, concurrently, to each class of group 2 senior certificates and the Class A-IO-2 Component, the Current Interest and Interest Carry Forward Amount for each such class and component and such Distribution Date, pro rata, based on the amount of interest each such class or component is entitled to receive on that Distribution Date;

(3) from the remaining Interest Funds for both loan groups to each class of senior certificates and each Class A-IO Component, any remaining Current Interest and Interest Carry Forward Amount not paid pursuant to clauses (2)(a) or (2)(b) above, based on the amount of interest each such class or component is entitled to receive on that Distribution Date, to the extent needed to pay any Current Interest and Interest Carry Forward Amount for each such class or component; provided that Interest Funds remaining after such allocation to pay any Current Interest and Interest Carry Forward Amount based on the amount of interest each such class or component is entitled to receive on that Distribution Date, will be distributed to each class of senior certificates and Class A-IO Component with respect to which there remains any unpaid Current Interest and Interest Carry Forward Amount, pro rata, based on the amount of such remaining unpaid Current Interest and Interest Carry Forward Amount;

(4) from the remaining Interest Funds from both loan groups in the following order of priority:

(a) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, the Current Interest for each such class and such Distribution Date; and

(b) any remainder, as part of the Excess Cashflow described under “—Overcollateralization Provisions” below.

Pass-Through Rates. The classes of certificates will have the respective pass through rates described below (each, a “Pass-Through Rate”).

LIBOR Certificates.

The Pass-Through Rate with respect to each Accrual Period and each class of LIBOR Certificates will be a per annum rate equal to the lesser of:

(1) One-Month LIBOR for such Accrual Period (calculated as described below under “— Calculation of One-Month LIBOR”) plus the Pass-Through Margin for such class and Accrual Period, and

(2) the applicable Net Rate Cap for such class for such Distribution Date.

The “Pass-Through Margin” for each class of LIBOR Certificates is as follows:

Class of LIBOR Certificates	Pass-Through Margin
	(1)	(2)
Class 1-A-1	0.230%	0.460%
Class 1-A-2	0.290%	0.580%
Class 2-A-1	0.090%	0.180%
Class 2-A-2	0.200%	0.400%
Class 2-A-3A	0.320%	0.640%
Class 2-A-3B	0.380%	0.760%
Class M-1	0.390%	0.585%
Class M-2	0.410%	0.615%
Class M-3	0.430%	0.645%
Class M-4	0.550%	0.825%
Class M-5	0.590%	0.885%
Class M-6	0.700%	1.050%

Class of LIBOR Certificates	Pass-Through Margin
	(1)	(2)
Class M-7	1.450%	2.175%
Class M-8	1.600%	2.400%

(1)	For the Accrual Period related to any Distribution Date occurring on or prior to the first possible Optional Termination Date.

(2)	For the Accrual Period related to any Distribution Date occurring after the first possible Optional Termination Date.

Class A-IO Components.

The Pass-Through Rate for each of the Class A-IO-1 and Class A-IO-2 Components will be 1.10% per annum.

Class A-R, Class P and Class C Certificates.

The Class A-R, Class P and Class C Certificates do not have a Pass-Through Rate.

Definitions Related to Interest Calculations. The “Accrual Period” for each class of LIBOR Certificates and for any Distribution Date, will be the period commencing on the Distribution Date in the month prior to the month in which that Distribution Date occurs (or the closing date, in the case of the first Distribution Date) and ending on day immediately prior to that Distribution Date. Interest on the LIBOR Certificates will be calculated on the basis of a 360-day year and the actual number of days that elapsed in that Accrual Period. The Accrual Period for the Class A-IO Components and for any Distribution Date, will be the calendar month preceding the month of the Distribution Date. Interest on the Class A-IO Components will be calculated on the basis of a 360 day year divided into twelve 30 day months.

The “Interest Funds” for any Distribution Date and loan group are equal to the Interest Remittance Amount for that loan group minus the related portion of the Trustee Fee for such Distribution Date.

“Current Interest,” with respect to each class of offered certificates (other than the Class A-R Certificates) and Class A-IO Components and each Distribution Date, is the interest accrued at the applicable Pass-Through Rate for the applicable Accrual Period on the Class Certificate Balance or Component Notional Balance of such class or component, as applicable, immediately prior to such Distribution Date.

“Interest Carry Forward Amount,” with respect to each class of offered certificates (other than the Class A-R Certificates) and Class A-IO Components and each Distribution Date, is the excess of:

(a) Current Interest for such class or component with respect to prior Distribution Dates, over

(b) the amount actually distributed to such class or component with respect to interest on prior Distribution Dates.

“Adjusted Net Mortgage Rate,” with respect to each Mortgage Loan and any Distribution Date is equal to the Mortgage Rate on that Mortgage Loan as of the Due Date related to that Distribution Date minus the related Expense Fee Rate.

The “Net Rate Cap” for each Distribution Date and the following classes of certificates is:

•	with respect to the group 1 senior certificates,

(A) the weighted average Adjusted Net Mortgage Rate on the Group 1 Mortgage Loans as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date), adjusted to an effective rate reflecting the accrual of interest on the basis of a 360-day year and the actual number of days that elapsed in the related Accrual Period, minus

(B) the sum of:

(i) the product of

(a) a fraction, the numerator of which is the Class A-IO-1 Component Notional Balance and, the denominator of which is the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date) adjusted to an effective rate reflecting the accrual of interest on the basis of a 360-day year and the actual number of days that elapsed in the related Accrual Period, and

(b) the Pass-Through Rate on the Class A-IO-1 Component, adjusted to an effective rate reflecting the accrual of interest on the basis of a 360-day year and the actual number of days that elapsed in the related Accrual Period, and

(ii) the Swap Adjustment Rate for such Distribution Date and Loan Group 1;

•	with respect to the group 2 senior certificates,

(A) the weighted average Adjusted Net Mortgage Rate on the Group 2 Mortgage Loans as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date), adjusted to an effective rate reflecting the accrual of interest on the basis of a 360-day year and the actual number of days that elapsed in the related Accrual Period, minus

(B) the sum of:

(i) the product of

(a) a fraction, the numerator of which is the Class A-IO-2 Component Notional Balance and, the denominator of which is the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date) adjusted to an effective rate reflecting the accrual of interest on the basis of a 360-day year and the actual number of days that elapsed in the related Accrual Period, and

(b) the Pass-Through Rate on the Class A-IO-2 Component, adjusted to an effective rate reflecting the accrual of interest on the basis of a 360-day year and the actual number of days that elapsed in the related Accrual Period, and

(ii) the Swap Adjustment Rate for such Distribution Date and Loan Group 2; and

•	with respect to the subordinated certificates, the weighted average of the Net Rate Caps for the group 1 senior certificates and the group 2 senior certificates, in each case, weighted on the basis of the excess of the aggregate Stated Principal Balance of the Group 1 Mortgage Loans and the Group 2 Mortgage Loans, respectively, in each case as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date), over the aggregate Class Certificate Balance of the group 1 senior certificates and the aggregate Class Certificate Balance of the group 2 senior certificates, respectively.

The “Swap Adjustment Rate” for each Distribution Date and loan group is a fraction, expressed as a percentage, (A) the numerator of which is equal to the product of (i) the sum of (a) the Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date times a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the related Accrual Period and (b) any Swap Termination

Payment payable to the Swap Counterparty for such Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (ii) a fraction, the numerator of which is the Interest Funds for that loan group and the denominator of which is, the aggregate of the Interest Funds for both loan groups, and (B) the denominator of which is equal to the aggregate Stated Principal Balance of the Mortgage Loans in that loan group as of the due date in the prior calendar month.

The “Net Rate Carryover” for a class of LIBOR Certificates on any Distribution Date is the excess of:

(1) the amount of interest that such class would have accrued for such Distribution Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the applicable Net Rate Cap, over

(2) the amount of interest such class accrued on such Distribution Date based on the applicable Net Rate Cap,

plus the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the applicable Net Rate Cap).

Principal

General. The manner of distributing principal among the classes of certificates will differ depending upon whether a Distribution Date occurs on or after the Stepdown Date and, on or after that date, whether a Trigger Event is in effect. Generally, prior to the Stepdown Date or if a Trigger Event is in effect, all amounts distributable as principal on a Distribution Date will be allocated first to the senior certificates related to a loan group, until those senior certificates are paid in full, before any distributions of principal are made on the subordinated certificates.

On any Distribution Date on or after the Stepdown Date and so long as no Trigger Event is in effect, instead of allocating all amounts distributable as principal on the certificates to the senior certificates related to a loan group until those senior certificates are paid in full, a portion of those amounts distributable as principal will be allocated to the subordinated certificates. The amount allocated to each class of certificates on or after the Stepdown Date and so long as no Trigger Event is in effect will be based on the targeted level of overcollateralization and subordination for each class of certificates. After the Stepdown Date, if a Trigger Event is in effect, the priority of principal payments will revert to the distribution priority prior to the Stepdown Date.

Distributions of Principal. On each Distribution Date, the Principal Distribution Amount for such Distribution Date with respect to each loan group is required to be distributed as follows until such Principal Distribution Amount has been fully distributed (with the Principal Remittance Amount being applied first and the Extra Principal Distribution Amount being applied thereafter):

(1) For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect:

(A) concurrently:

(i) from the Principal Distribution Amount for Loan Group 1, sequentially:

(a) sequentially:

1. to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero; and

2. concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

(b) from any remaining Principal Distribution Amount for Loan Group 1, to the classes of group 2 senior certificates (after the distribution of the Principal Distribution Amount from Loan Group 2 as provided in clause (1)(A)(ii)(a) below), to be allocated among such classes of certificates in the order and priorities described in clause (3) below, until their respective Class Certificate Balances are reduced to zero; and

(ii) from the Principal Distribution Amount for Loan Group 2, sequentially:

(a) to the classes of group 2 senior certificates, to be allocated among such classes of certificates in the order and priorities described in clause (3) below, until their respective Class Certificate Balances are reduced to zero; and

(b) from any remaining Principal Distribution Amount for Loan Group 2, concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates (after the distribution of the Principal Distribution Amount from Loan Group 1 as provided in clause (1)(A)(i)(a) above), pro rata, until their respective Class Certificate Balances are reduced to zero; and

(B) from the remaining Principal Distribution Amounts for both loan groups, sequentially:

(i) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

(ii) any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

(2) For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, from the Principal Distribution Amounts from both loan groups, sequentially:

(A) concurrently:

(i) from the Group 1 Principal Distribution Amount, sequentially:

(a) in an amount up to the Group 1 Principal Distribution Target Amount, concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

(b) from any remaining Group 1 Principal Distribution Amount, to the classes of group 2 senior certificates (up to the Group 2 Principal Distribution Target Amount, after the distribution of the Group 2 Principal Distribution Amount as provided in clause (2)(A)(ii)(a) below), to be allocated among such classes of certificates in the order and priorities described in clause (3) below, until their respective Class Certificate Balances are reduced to zero; and

(ii) from the Group 2 Principal Distribution Amount, sequentially:

(a) in an amount up to the Group 2 Principal Distribution Target Amount, to the classes of group 2 senior certificates, to be allocated among such classes of certificates in the order and priorities described in clause (3) below, until their respective Class Certificate Balances are reduced to zero; and

(b) from any remaining Group 2 Principal Distribution Amount, concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates (up to the Group 1 Principal

Distribution Target Amount, after the distribution of the Group 1 Principal Distribution Amount as provided in clause (2)(A)(i)(a) above), pro rata, until their respective Class Certificate Balances are reduced to zero; and

(B) from the remaining Principal Distribution Amounts for both loan groups, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, the Subordinated Class Principal Distribution Target Amount for each such class, in each case until its Class Certificate Balance is reduced to zero; and

(C) any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

(3) For each Distribution Date on which any principal amounts are to be distributed to the group 2 senior certificates pursuant to clauses (1)(A) or (2)(A) above, such amounts will be allocated in the following order of priority:

(i) sequentially, to the Class 2-A-1 and Class 2-A-2 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

(ii) concurrently, to the Class 2-A-3A and Class 2-A-3B Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero.

Definitions Related to Principal Distributions. “Stated Principal Balance” means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor, and (ii) prepayments of principal and the principal portion of liquidation proceeds received with respect to that Mortgage Loan through the last day of the related Prepayment Period. The Stated Principal Balance of a Liquidated Mortgage Loan is zero. The “Pool Principal Balance” equals the aggregate of the Stated Principal Balances of the Mortgage Loans.

“Prepayment Period” means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from January 1, 2006) through the fifteenth day of the calendar month in which the Distribution Date occurs.

“Principal Distribution Amount” with respect to each Distribution Date and loan group is the sum of:

(1) the Principal Remittance Amount for such loan group and Distribution Date, less any portion of such amount used to cover any payment due to the Swap Counterparty with respect to such Distribution Date, and

(2) the Extra Principal Distribution Amount for such loan group and Distribution Date.

“Senior Principal Distribution Amount” for any Distribution Date is the sum of the Group 1 Principal Distribution Amount and the Group 2 Principal Distribution Amount, in each case for such Distribution Date.

“Senior Principal Distribution Target Amount” for any Distribution Date, will equal the excess of:

(1) the aggregate Class Certificate Balance of the senior certificates immediately prior to such Distribution Date, over

(2) the lesser of (i) 84.10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related

Prepayment Period) and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus the OC Floor.

“Group 1 Principal Distribution Amount” for any Distribution Date, will equal the product of (x) the Senior Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Group 1 Principal Distribution Target Amount and the denominator of which is the sum of the Group 1 Principal Distribution Target Amount and the Group 2 Principal Distribution Target Amount.

“Group 1 Principal Distribution Target Amount” for any Distribution Date, will equal the excess of:

(1) the aggregate Class Certificate Balance of the group 1 senior certificates immediately prior to such Distribution Date, over

(2) the lesser of (x) 84.10% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus 0.35% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the cut-off date.

“Group 2 Principal Distribution Amount” for any Distribution Date, will equal the product of (x) the Senior Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Group 2 Principal Distribution Target Amount and the denominator of which is the sum of the Group 1 Principal Distribution Target Amount and the Group 2 Principal Distribution Target Amount.

“Group 2 Principal Distribution Target Amount” for any Distribution Date, will equal the excess of:

(1) the aggregate Class Certificate Balance of the group 2 senior certificates immediately prior to such Distribution Date, over

(2) the lesser of (x) 84.10% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus 0.35% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the cut-off date.

“Subordinated Class Principal Distribution Target Amount” for any class of subordinated certificates and Distribution Date will equal the excess of:

(1) the sum of: (a) the aggregate Class Certificate Balance of the senior certificates (after taking into account the distribution of the Senior Principal Distribution Target Amount for such Distribution Date), (b) the aggregate Class Certificate Balance of any class(es) of subordinated certificates that are senior to the subject class (in each case, after taking into account distribution of the Subordinated Class Principal Distribution Target Amount(s) for such more senior class(es) of certificates for such Distribution Date), and (c) the Class Certificate Balance of the subject class of subordinated certificates immediately prior to such Distribution Date over

(2) the lesser of (a) the product of (x) 100% minus the Stepdown Target Subordination Percentage for the subject class of certificates and (y) the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool for such Distribution Date and (b) the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool for such Distribution Date minus the OC Floor;

provided, however, that if such class of subordinated certificates is the only class of subordinated certificates outstanding on such Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount until its Class Certificate Balance is reduced to zero.

The “Initial Target Subordination Percentage” and “Stepdown Target Subordination Percentage” for any class of subordinated certificates will approximately equal the respective percentages indicated in the following table:

	Initial Target Subordination Percentage	Stepdown Target Subordination Percentage
Class M-1	6.25%	12.50%
Class M-2	4.75%	9.50%
Class M-3	3.80%	7.60%
Class M-4	3.05%	6.10%
Class M-5	2.25%	4.50%
Class M-6	1.55%	3.10%
Class M-7	0.85%	1.70%
Class M-8	0.35%	0.70%

The Initial Target Subordination Percentages will not be used to calculate distributions on the offered certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the subordinated certificates and the Overcollateralized Amount. The Initial Target Subordination Percentage for any class of certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate original Class Principal Balance of any class(es) of certificates subordinate to the subject class plus the initial Overcollateralization Target Amount.

“Extra Principal Distribution Amount” with respect to any Distribution Date and loan group is the product of (a) the lesser of (1) the Overcollateralization Deficiency Amount and (2) the Excess Cashflow available for payment thereof in the priority set forth in this prospectus supplement and (b) a fraction, the numerator of which is the Principal Remittance Amount for such loan group and the denominator of which is the sum of the Principal Remittance Amounts for both loan groups.

“OC Floor” means an amount equal to 0.35% of the Cut-off Date Pool Principal Balance of the Mortgage Loans.

“Overcollateralization Deficiency Amount,” with respect to any Distribution Date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the Principal Remittance Amount for each loan group on such Distribution Date).

“Overcollateralization Target Amount” means with respect to any Distribution Date, the OC Floor.

“Overcollateralized Amount” for any Distribution Date is the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period) exceeds (y) the aggregate Class Certificate Balance of the offered certificates (after giving effect to distributions of the Principal Remittance Amount for each loan group to be made on such Distribution Date).

“Stepdown Date” is the earlier to occur of:

(1) the Distribution Date on which the aggregate Class Certificate Balance of the senior certificates is reduced to zero, and

(2) the later to occur of (x) the Distribution Date in February 2009 and (y) the first Distribution Date on which the aggregate Class Certificate Balance of the senior certificates (after calculating anticipated distributions on such Distribution Date) is less than or equal to 84.10% of the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments, the principal portion of liquidation proceeds and any Subsequent Recoveries received in the Prepayment Period related to that prior Due Date).

A “Trigger Event” with respect to a Distribution Date on or after the Stepdown Date consists of either a Delinquency Trigger Event with respect to that Distribution Date or a Cumulative Loss Trigger Event with respect to that Distribution Date.

A “Delinquency Trigger Event” with respect to any Distribution Date on or after the Stepdown Date exists if the Rolling Sixty-Day Delinquency Rate for the outstanding Mortgage Loans equals or exceeds the product of (x) the Senior Enhancement Percentage for such Distribution Date and (y) the applicable percentage listed below for the most senior class of outstanding LIBOR Certificates:

Class	Percentage
Group 1 and Group 2 Senior Certificates	43.60%
M-1	55.25%
M-2	72.75%
M-3	91.00%
M-4	113.50%
M-5	154.00%
M-6	223.50%
M-7	407.75%
M-8	990.25%

The “Senior Enhancement Percentage” with respect to a Distribution Date on or after the Stepdown Date is equal to a fraction (expressed as a percentage) of:

(1) the numerator of which is the excess of:

(a) the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date over

(b) (i) before the Class Certificate Balances of the senior certificates have been reduced to zero, the sum of the Class Certificate Balances of the senior certificates, or (ii) after such time, the Class Certificate Balance of the most senior class of subordinated certificates outstanding, as of the preceding Master Servicer Advance Date, and

(2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date.

A “Cumulative Loss Trigger Event” with respect to a Distribution Date on or after the Stepdown Date occurs if the aggregate amount of Realized Losses on the Mortgage Loans from (and including) the cut-off date for each such Mortgage Loan to (and including) the related Due Date (reduced by the aggregate amount of Subsequent Recoveries received from the cut-off date through the Prepayment Period related to that Due Date) exceeds the applicable percentage, for such Distribution Date, of the Cut-off Date Pool Principal Balance, as set forth below:

Distribution Date	Percentage

February 2008 – January 2009	0.10% with respect to February 2008, plus an additional 1/12th of 0.40% for each month thereafter through January 2009

February 2009 – January 2010	0.50% with respect to February 2009, plus an additional 1/12th of 0.60% for each month thereafter through January 2010

February 2010 – January 2011	1.10% with respect to February 2010, plus an additional 1/12th of 0.60% for each month thereafter through January 2011

February 2011 – January 2012	1.70% with respect to February 2011, plus an additional 1/12th of 0.50% for each month thereafter through January 2012

February 2012 – January 2013	2.20% with respect to February 2012, plus an additional 1/12th of 0.40% for each month thereafter through January 2013

February 2013 and thereafter	2.60%

“Unpaid Realized Loss Amount” means for any class of LIBOR Certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Class Certificate Balance of that class due to the allocation of Subsequent Recoveries to the Class Certificate Balance of that class.

The “Rolling Sixty-Day Delinquency Rate,” with respect to any Distribution Date on or after the Stepdown Date, is the average of the Sixty-Day Delinquency Rates for such Distribution Date and the two immediately preceding Distribution Dates.

The “Sixty-Day Delinquency Rate,” with respect to any Distribution Date on or after the Stepdown Date, is a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance of all Mortgage Loans 60 or more days delinquent as of the close of business on the last day of the calendar month preceding such Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for such Distribution Date of the Mortgage Loans as of the related Due Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period).

A “Realized Loss” with respect to a Distribution Date and any defaulted Mortgage Loan, is the excess of the Stated Principal Balance of such defaulted Mortgage Loan over the liquidation proceeds allocated to principal that have been received with respect to such Mortgage Loan on or at any time prior to the Due Date after such Mortgage Loan has been liquidated.

“Subsequent Recoveries” are unexpected recoveries received after the determination by the Master Servicer that it has received all proceeds it expects to receive, with respect to the liquidation of a Mortgage Loan that resulted in a Realized Loss (other than the amount of such net recoveries representing any profit realized by the Master Servicer in connection with the liquidation of any Mortgage Loan and net of reimbursable expenses) in a month prior to the month of the receipt of such recoveries.

Residual Certificates

The Class A-R Certificates do not bear interest. The Class A-R Certificates will receive a distribution of $100 of principal on the first Distribution Date, after which their Class Certificate Balance will equal zero. The

Class A-R Certificates will remain outstanding for so long as the issuing entity will exist. In addition to the distribution of principal on the first Distribution Date, on each Distribution Date the holders of the Class A-R Certificates will be entitled to receive certain additional distributions as provided in the Pooling and Servicing Agreement. It is not anticipated that there will be any significant amounts remaining for such distribution to the Class A-R Certificates.

Overcollateralization Provisions

The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the offered certificates. As a result, interest collections on the Mortgage Loans are expected to be generated in excess of the amount of interest payable to the holders of the offered certificates and the related fees and expenses payable by the issuing entity. The Excess Cashflow, if any, will be applied on each Distribution Date as a payment of principal on the class or classes of certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described.

The “Excess Cashflow” with respect to any Distribution Date is the sum of (i) the amount remaining as set forth in clause (4)(b) under “—Interest” above which is the amount remaining after the distribution of interest to the holders of the offered certificates for such Distribution Date and (ii) the amount remaining as set forth in clauses (1)(B)(ii) or (2)(C), as applicable, under “—Principal” above which is the amount remaining after the distribution of principal to the holders of the offered certificates for such Distribution Date.

With respect to any Distribution Date, any Excess Cashflow will be paid to the classes of certificates in the following order of priority, in each case to the extent of the remaining Excess Cashflow:

1.	to the classes of offered certificates then entitled to receive distributions in respect of principal, in an amount equal to the Extra Principal Distribution Amount, payable to such classes of certificates as part of the Principal Distribution Amount as described under “—Principal” above;

2.	concurrently, to the holders of the senior certificates, pro rata based on the Unpaid Realized Loss Amounts for such classes, in each case in an amount equal to the Unpaid Realized Loss Amount for such class; provided, however, that any amounts allocable (a) to the Class 1-A-1 and Class 1-A-2 Certificates will be allocated first, to the Class 1-A-1 Certificates, in an amount up to the Unpaid Realized Loss Amount for such class, and then to the Class 1-A-2 Certificates and (b) to the Class 2-A-3A and Class 2-A-3B Certificates will be allocated first, to the Class 2-A-3A Certificates, in an amount up to the Unpaid Realized Loss Amount for such class, and then to the Class 2-A-3B Certificates;

3.	sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, in each case first in an amount equal to any Interest Carry Forward Amount for such class and then in an amount equal to the Unpaid Realized Loss Amount for such class;

4.	concurrently, to the classes of LIBOR Certificates, pro rata based on their respective Class Certificate Balances to the extent needed to pay any unpaid Net Rate Carryover for each such class; and then any Excess Cashflow remaining after such allocation to pay Net Rate Carryover based on Class Certificate Balances of the certificates will be distributed to each class of offered certificates with respect to which there remains any unpaid Net Rate Carryover, pro rata, based on the amount of such unpaid Net Rate Carryover;

5.	to the Swap Account in an amount equal to any Swap Termination Payment due to the Swap Counterparty as a result of a Swap Counterparty Trigger Event; and

6.	to fund distributions to the holders of the Class C and Class A-R Certificates in each case in the amounts specified in the Pooling and Servicing Agreement.

The Swap Contract

Countrywide Home Loans has entered into an interest rate swap transaction with Bear Stearns Financial Products Inc. (the “Swap Counterparty”), as evidenced by a confirmation between Countrywide Home Loans and the Swap Counterparty (the “Swap Contract”). Pursuant to the Swap Contract, the terms of an ISDA Master Agreement were incorporated into the confirmation of the Swap Contract, as if the ISDA Master Agreement had been executed by Countrywide Home Loans and the Swap Counterparty on the date that the Swap Contract was executed. The Swap Contract is subject to certain ISDA definitions. On the Closing Date, Countrywide Home Loans will assign its rights under the Swap Contract to The Bank of New York, as swap contract administrator (in such capacity, the “Swap Contract Administrator”), and Countrywide Home Loans, the Swap Contract Administrator and the Trustee (acting as trustee of the swap trust) will enter into a swap contract administration agreement (the “Swap Contract Administration Agreement”) pursuant to which the Swap Contract Administrator will allocate any payments received under the Swap Contract between the Trustee (acting as trustee of the swap trust) and Countrywide Home Loans as described below and pursuant to which the Swap Contract Administrator will remit to the Swap Counterparty any funds received from the Trustee (acting as trustee of the swap trust) for payment to the Swap Counterparty.

With respect to any Distribution Date on or prior to the Swap Contract Termination Date, the amount payable by the Swap Contract Administrator to the Swap Counterparty under the Swap Contract will equal the product of:

(i) a fixed rate of 4.780% per annum,

(ii) the lesser of (a) the Swap Contract Notional Balance for such Distribution Date and (b) the aggregate Class Certificate Balance of the LIBOR Certificates immediately prior to such Distribution Date, and

(iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360.

With respect to any Distribution Date on or prior to the Swap Contract Termination Date, the amount payable by the Swap Counterparty to the Swap Contract Administrator under the Swap Contract will equal the product of:

(i) One-Month LIBOR (as determined by the Swap Counterparty),

(ii) the lesser of (a) the Swap Contract Notional Balance for such Distribution Date and (b) the aggregate Class Certificate Balance of the LIBOR Certificates immediately prior to such Distribution Date, and

(iii) the actual number of days in the related calculation period, divided by 360.

With respect to any Distribution Date, the Swap Contract Administrator or the Swap Counterparty, as the case may be, will only be required to make a “Net Swap Payment” to the other party that is equal to the excess of the payment that it is obligated to make to the other party as described in the two preceding paragraphs over the payment that it is entitled to receive from that other party as described in the two preceding paragraphs. Any Net Swap Payment owed by the Swap Counterparty with respect to any Distribution Date will be payable on the business day preceding such Distribution Date, while any Net Swap Payment owed to the Swap Counterparty with respect to any Distribution Date will be payable on such Distribution Date.

In the event that a Net Swap Payment and/or a Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) is payable to the Swap Counterparty with respect to any Distribution Date, the Trustee will deduct from Interest Funds for Loan Group 1 and Loan Group 2 the amount of such Net Swap Payment or Swap Termination Payment as described under clause (1) under “— Interest” above (and to the extent that Interest Funds for Loan Group 1 and Loan Group 2 are insufficient, the Trustee will deduct from the Principal Remittance Amount for Loan Group 1 and Loan Group 2, pro rata on the basis of the respective Principal Remittance Amounts, any additional amounts necessary to make such Net Swap Payment and/or Swap Termination Payment due to the Swap Counterparty) and deposit the amount of such Net Swap Payment or Swap Termination Payment in the Swap Account maintained on behalf of the swap trust.

In the event that a Swap Termination Payment due to a Swap Counterparty Trigger Event is payable to the Swap Counterparty with respect to any Distribution Date, the Trustee will deduct from Excess Cashflow the amount of such Swap Termination Payment as described under clause (5) under “— Overcollateralization Provisions” above and remit such amount to the Swap Account maintained on behalf of the swap trust.

In the event that a Net Swap Payment is payable from the Swap Counterparty with respect to any Distribution Date, the Swap Contract Administrator will remit to the Trustee on behalf of the swap trust for deposit into the Swap Account an amount equal to the sum of (a) any Current Interest and Interest Carry Forward Amounts with respect to the LIBOR Certificates, (b) any Net Rate Carryover with respect to the LIBOR Certificates and (c) any Unpaid Realized Loss Amounts with respect to the LIBOR Certificates, in each case that remain unpaid following distribution of the Interest Funds for Loan Group 1 and Loan Group 2 and the Excess Cashflow for such Distribution Date, as well as (d) any remaining Overcollateralization Deficiency Amount that remains following distribution of the Interest Funds for Loan Group 1 and Loan Group 2 and the Excess Cashflow for such Distribution Date. Any portion of any Net Swap Payment not remitted by the Swap Contract Administrator to the Trustee (acting as trustee of the swap trust) with respect to any Distribution Date will be remitted to Countrywide Home Loans and will not be available to make distributions in respect of any class of certificates.

In the event that the Swap Contract is terminated, Countrywide Home Loans will be required to assist the Swap Contract Administrator in procuring a replacement swap contract with terms approximating those of the original Swap Contract. In the event that a Swap Termination Payment was payable by the Swap Counterparty in connection with the termination of the original Swap Contract, that Swap Termination Payment will be used to pay any upfront amount in connection with the replacement swap contract, and any remaining portion of that Swap Termination Payment will be distributed to Countrywide Home Loans and will not be available for distribution on any class of certificates. In the event that the swap counterparty in respect of a replacement swap contract pays any upfront amount to the Swap Contract Administrator in connection with entering into the replacement swap contract, that upfront amount will be included in the Interest Funds for Loan Group 1 and Loan Group 2 and the Principal Distribution Amount for Loan Group 1 and Loan Group 2 with respect to succeeding Distribution Dates as described in the Pooling and Servicing Agreement, to the extent that the Interest Funds for Loan Group 1 and Loan Group 2 and the Principal Distribution Amount for Loan Group 1 and Loan Group 2 were used on prior Distribution Dates to cover any Swap Termination Payment due to the Swap Counterparty under the original Swap Contract and any excess will be distributed to Countrywide Home Loans. In the event that the Swap Contract is terminated and no replacement swap contract can be procured on terms approximating those of the original Swap Contract, any Swap Termination Payment payable by the Swap Counterparty will be retained by the Swap Contract Administrator and remitted to the Trustee on behalf of the swap trust on subsequent Distribution Dates up to and including the Swap Contract Termination Date to cover the amounts described in clauses (a), (b), (c) and (d) of the preceding paragraph. Following the Swap Contract Termination Date, any remaining Swap Termination Payment will be distributed to Countrywide Home Loans and will not be available to make distributions in respect of any class of certificates.

Following the distributions of Excess Cashflow pursuant to clauses 1 through 3 under “ — Overcollateralization Provisions”, the Trustee, acting on behalf of the swap trust, shall distribute all amounts on deposit in the Swap Account in the following amounts and order of priority:

(1) to the Swap Contract Administrator for payment to the Swap Counterparty, any Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date;

(2) to the Swap Contract Administrator for payment to the Swap Counterparty, any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to such Distribution Date;

(3) concurrently to the holders of each class of Senior LIBOR Certificates, any remaining Current Interest and Interest Carry Forward Amount, pro rata based on their respective entitlements;

(4) sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, in each case in an amount equal to any remaining Current Interest and Interest Carry Forward Amount for such class;

(5) to the holders of the class or classes of LIBOR Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Overcollateralization Deficiency Amount remaining unpaid following the distribution of Excess Cashflow as described above under “ — Overcollateralization Provisions” payable to such holders of each such class in the same manner in which the Extra Principal Distribution Amount in respect of Loan Group 1 and Loan Group 2 would be distributed to such classes as described under “ — Overcollateralization Provisions” above;

(6) to the holders of each class of LIBOR Certificates, to the extent needed to pay any remaining Net Rate Carryover for each such class, pro rata, based on the amount of such remaining Net Rate Carryover;

(7) concurrently, to the holders of the Senior LIBOR Certificates, pro rata based on the remaining Unpaid Realized Loss Amounts for such classes, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for such class; provided, however, that any amounts allocable (a) to the Class 1-A-1 and Class 1-A-2 Certificates will be allocated first, to the Class 1-A-1 Certificates, in an amount up to the Unpaid Realized Loss Amount for such class, and then to the Class 1-A-2 Certificates and (b) to the Class 2-A-3A and Class 2-A-3B Certificates will be allocated first, to the Class 2-A-3A Certificates, in an amount up to the Unpaid Realized Loss Amount for such class, and then to the Class 2-A-3B Certificates; and

(8) sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for such class.

Following the distributions of Excess Cashflow pursuant to clauses 5 and 6 under “ — Overcollateralization Provisions”, the Trustee, acting on behalf of the swap trust, shall distribute any remaining amount on deposit in the Swap Account to the Swap Contract Administrator for payment to the Swap Counterparty, only to the extent necessary to cover any Swap Termination Payment due to a Swap Counterparty Trigger Event payable to the Swap Counterparty with respect to such Distribution Date.

The “Swap Contract Notional Balance” for each Distribution Date is as described in the following table. In addition, the Distribution Date occurring in the latest calendar month listed in the following table is the date through which the Swap Contract is scheduled to remain in effect and is referred to as the “Swap Contract Termination Date” for the Swap Contract.

Month of Distribution Date	Swap Contract Notional Balance ($)
February 2006	885,682,203
March 2006	877,594,691
April 2006	868,262,707
May 2006	857,703,007
June 2006	845,937,796
July 2006	832,994,954
August 2006	818,907,066
September 2006	803,712,299
October 2006	787,455,234
November 2006	770,192,130
December 2006	751,966,387
January 2007	732,835,894
February 2007	712,869,753
March 2007	692,133,239
April 2007	670,695,315
May 2007	648,628,271
June 2007	626,008,526
July 2007	602,919,265
August 2007	579,665,593
September 2007	556,324,827
October 2007	533,908,023
November 2007	512,382,541
December 2007	491,709,074
January 2008	471,977,181
February 2008	453,021,078
March 2008	434,810,155
April 2008	417,315,014
May 2008	400,507,422
June 2008	384,360,263
July 2008	368,871,023
August 2008	353,989,324
September 2008	339,691,250
October 2008	325,954,097
November 2008	312,757,057
December 2008	300,079,068
January 2009	287,921,305

A “Swap Termination Payment” is a termination payment required to be made by either the Swap Contract Administrator or the Swap Counterparty pursuant to the Swap Contract as a result of an early termination of the Swap Contract.

The Swap Contract will be subject to early termination upon an event of default or an early termination event under the Swap Contract. Events of default under the Swap Contract include, among other things, the following:

•	failure to make a payment due under the Swap Contract, three business days after notice of such failure is received,

•	certain insolvency or bankruptcy events, and

•	a merger by the Swap Counterparty without an assumption of its obligations under the Swap Contract. Early termination events under the Swap Contract include, among other things:

•	illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable) to perform its obligations under the Swap Contract or guaranty, as applicable),

•	a tax event (which generally relates to either party to the Swap Contract receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax),

•	a tax event upon merger (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger), and

•	an amendment to the Pooling and Servicing Agreement that would materially adversely affect the Swap Counterparty is made without the prior written consent of the Swap Counterparty.

In addition to the termination events specified above, it will be an additional termination event under the Swap Contract in the event that (A) either (i) the unsecured, long-term senior debt obligations of the Swap Counterparty are rated below “A1” by Moody’s or are rated “A1” by Moody’s and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade) or (ii) the unsecured, short-term debt obligations of the Swap Counterparty are rated below “P-1” by Moody’s or are rated “P-1” by Moody’s and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), (B) no short-term rating is available from Moody’s and the unsecured, long-term senior debt obligations of the Swap Counterparty are rated below “Aa3” by Moody’s or are rated “Aa3” by Moody’s and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), or (C) either (i) the unsecured, short-term debt obligations of the Swap Counterparty are rated below “A-1” by S&P or (ii) if the Swap Counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations of the Swap Counterparty are rated below “A+” by S&P (such an event a “Collateralization Event”), and the Swap Counterparty does not, within 30 days, (a) cause another entity to replace the Swap Counterparty that meets or exceeds the Swap Counterparty Ratings Requirement and that is approved by the Swap Contract Administrator on terms substantially similar to the Swap Contract; (b) obtain a guaranty of, or a contingent agreement of another person that satisfies the Swap Counterparty Ratings Requirement, to honor the Swap Counterparty’s obligations under the Swap Contract, provided that such other person is approved by the Swap Contract Administrator; (c) post collateral satisfactory to the applicable Rating Agencies; or (d) establish any other arrangement satisfactory to the applicable Rating Agency which will be sufficient to restore the immediately prior ratings of the LIBOR Certificates.

“Swap Counterparty Ratings Requirement” shall mean (a) either (i) the unsecured, short-term debt obligations of the substitute counterparty (or its credit support provider) are rated at least “A-1” by S&P or (ii) if the substitute counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations of the substitute counterparty (or its credit support provider) are rated at least “A+” by S&P, and (b) either (i) the unsecured, long-term senior debt obligations of such substitute counterparty (or its credit support provider) are rated at least “A1” by Moody’s (and if rated “A1” by Moody’s, such rating is not on watch for possible downgrade) and the unsecured, short-term debt obligations of such substitute counterparty (or its credit support provider) are rated at least “P-1” by Moody’s (and if rated “P-1” by Moody’s, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade), or (ii) if such substitute counterparty (or its credit support provider) does not have a short-term debt rating from Moody’s, the unsecured, long-term senior debt obligations of such substitute counterparty (or its credit support provider) are rated at least “Aa3” by Moody’s (and if rated “Aa3” by Moody’s, such rating is not on watch for possible downgrade).

It will also be an additional termination event under the Swap Contract in the event that the Swap Counterparty fails to satisfy the following ratings criteria: (A) the unsecured, long-term senior debt obligations of the Swap Counterparty are rated at least “BBB-” by S&P, and (B) either (i) the unsecured, long-term senior debt obligations of the Swap Counterparty are rated at least “A2” by Moody’s (including if such rating is on watch for possible downgrade) and the unsecured, short-term debt obligations of the Swap Counterparty are rated at least “P-1” by Moody’s (including if such rating is on watch for possible downgrade) or (ii) if the Swap Counterparty does not have a short-term rating from Moody’s, the unsecured, long-term senior debt obligations of the Swap Counterparty are rated at least “A1” by Moody’s (including if such rating is on watch for possible downgrade); and the Swap Counterparty does not, within 10 days, after the occurrence of such a downgrade or withdrawal by S&P or Moody’s, as applicable, take the action described in either clause (a) or (b) above.

Finally, it shall also be an additional termination event under the Swap Contract if the Swap Counterparty has failed to deliver any information, report, certification or accountants’ consent when and as required under the Exchange Act and Item 1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. §§229.1100-229.1123 (“Regulation AB”) with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Swap Contract, and the Swap Counterparty fails to transfer the Swap Contract at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants’ consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the Swap Contract, and (iii) is approved by the Depositor (which approval shall not be unreasonably withheld and which approval is not needed if such assignment is to a subsidiary of The Bear Stearns Companies, Inc., provided the depositor is given notice) and any rating agency, if applicable

“Swap Counterparty Trigger Event” means an event of default under the Swap Contract with respect to which the Swap Counterparty is the sole defaulting party or a termination event under the Swap Contract (other than illegality, a tax event or a tax event upon merger of the Swap Counterparty) with respect to which the Swap Counterparty is the sole affected party or with respect to a termination resulting from a ratings downgrade of the Swap Counterparty (as described above).

Bear Stearns Financial Products Inc. or BSFP, will be the swap contract provider. BSFP, a Delaware corporation, is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies, Inc. BSFP engages in a wide array of over-the-counter interest rate, currency, and equity derivatives, typically with counterparties who require a highly rated derivative provider. BSFP has a ratings classification of “AAA” from Standard & Poor’s and “Aaa” from Moody’s Investors Service.

The significance percentage for the Swap Contract is less than 10%. The “significance percentage” for the Swap Contract is the percentage that the significance estimate of the Swap Contract represents of the aggregate Class Certificate Balance of the Certificates related to the Swap Contract. The “significance estimate” of the Swap Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Swap Contract, made in substantially the same manner as that used in Countrywide Home Loans’ internal risk management process in respect of similar instruments.

The certificates do not represent an obligation of the Swap Counterparty or the Swap Contract Administrator. The holders of the certificates are not parties to or beneficiaries under the Swap Contract or the Swap Contract Administration Agreement and will not have any right to proceed directly against the Swap Counterparty in respect of its obligations under the Swap Contract or against the Swap Contract Administrator in respect of its obligations under the Swap Contract Administration Agreement.

The Swap Contract will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the closing date.

Calculation of One-Month LIBOR

On the second LIBOR Business Day preceding the commencement of each Accrual Period for the LIBOR Certificates (each such date, an “Interest Determination Date”), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits (“One-Month LIBOR”) for such Accrual Period on the basis of such rate as it is quoted on the Bloomberg Terminal for that Interest Determination Date. If such rate is not quoted on the Bloomberg terminal (or such other service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate as defined in this prospectus supplement. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period. The “Reference Bank Rate” with respect to any Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.0125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Certificate Balance of all LIBOR Certificates for such Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Class Certificate Balance of all LIBOR Certificates for such Accrual Period. As used in this section, “LIBOR Business Day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and “Reference Banks” means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

(1) with an established place of business in London,

(2) which have been designated as such by the Trustee and

(3) which are not controlling, controlled by, or under common control with, the Depositor, Countrywide Servicing or any successor Master Servicer.

The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee’s calculation of the rate of interest applicable to the LIBOR Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

Carryover Reserve Fund

The Pooling and Servicing Agreement establishes an account (the “Carryover Reserve Fund”), which is held in trust by the Trustee on behalf of the holders of the offered certificates. On the closing date, the Depositor will deposit or cause to be deposited $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

On each Distribution Date, to the extent that Excess Cashflow is available as described under “—Overcollateralization Provisions” above, the Trustee will deposit in the Carryover Reserve Fund the amount needed to pay any Net Rate Carryover on the offered certificates as described under “—Overcollateralization Provisions” above.

Applied Realized Loss Amounts

If on any Distribution Date, after giving effect to the distributions described above, the aggregate Class Certificate Balance of the LIBOR Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans, the amount of such excess will be applied to reduce the Class Certificate Balances of the Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the Class Certificate Balance of such class has been reduced to zero. After the Class Certificate Balance of the subordinated certificates have been reduced to zero, (i) if the aggregate Class Certificate Balance of the group 1 senior certificates exceeds the aggregate Stated Principal Balance of the Group 1 Mortgage Loans, the amount of such excess will first, be applied to reduce the Class Certificate Balance of the Class 1-A-2 Certificates, until its Class Certificate Balance has been reduced to zero and then be applied to reduce the Class Certificate Balance of the Class 1-A-1 Certificates, until the Class Certificate Balance of the Class 1-A-1 Certificates has been reduced to zero, and (ii) if the aggregate Class Certificate Balance of the group 2 senior certificates exceeds the aggregate Stated Principal Balance of the Group 2 Mortgage Loans, the amount of such excess will be applied to reduce the Class Certificate Balance of each class of group 2 senior certificates, on a pro rata basis according to their respective Class Certificate Balances, until the Class Certificate Balances of such classes have been reduced to zero, except that any such excess otherwise allocable to the Class 2-A-3A Certificates will instead be allocated to the Class 2-A-3B Certificates, until its Class Certificate Balance has been reduced to zero. Any such reduction described in this paragraph is an “Applied Realized Loss Amount.”

Interest on any class of certificates, the Class Certificate Balance of which has been reduced through the application of Applied Realized Loss Amounts as described above will accrue for the related class of certificates on the Class Certificate Balance as so reduced unless the Class Certificate Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Class Certificate Balance of such class as described in the definition of “Class Certificate Balance” above.

Reports to Certificateholders

The Trustee may, at its option, make the information described in the prospectus under “Description of the Certificates—Reports to Certificateholders” available to certificateholders on the Trustee’s website (assistance in using the website service may be obtained by calling the Trustee’s customer service desk at (800) 254-2826). Parties that are unable to use the above distribution option are entitled to have a copy mailed to them via electronic mail by notifying the Trustee at its corporate trust office.

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Structuring Assumptions

Unless otherwise specified, the information set forth in the tables under “Yield, Prepayment and Maturity Considerations” in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions, which combined are the structuring assumptions:

•	Loan Group 1 consists of 243 Mortgage Loans with the following characteristics:

Loan Program	Principal Balance ($)	Current Mortgage Rate (%)	Current Adjusted Net Mortgage Rate (%)	Remaining Term to Maturity (Months)	Loan Age (Months)	Original Interest Only Period (Months)	Gross Margin (%)	Months to Next Adjustment Date	Reset Frequency (Months)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)
15-Year Fixed	105,016.18	7.625000	7.416000	176	3	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
15-Year Fixed	104,321.03	6.750000	6.491000	178	1	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
15-Year Fixed	55,143.71	7.500000	7.291000	175	4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
15-Year Fixed	334,005.71	7.431179	7.198406	177	3	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
15-Year Fixed	226,000.00	5.375000	5.116000	180	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2/28 Six-Month LIBOR	378,048.42	6.423207	6.039207	359	1	N/A	4.767605	23	6	3.000000	1.000000	11.928413	5.272811
2/28 Six-Month LIBOR	692,728.94	7.511903	7.127903	359	1	N/A	5.923366	23	6	3.000000	1.000000	12.511903	5.923366
2/28 Six-Month LIBOR	95,200.00	6.990000	6.606000	360	0	N/A	5.990000	24	6	3.000000	1.000000	13.990000	6.990000
2/28 Six-Month LIBOR	353,448.81	6.800000	6.416000	357	3	N/A	4.876200	21	6	3.000000	1.000000	13.800000	6.800000
2/28 Six-Month LIBOR	251,803.42	7.250000	6.866000	359	1	N/A	6.250000	23	6	3.000000	1.000000	14.250000	7.250000
2/28 Six-Month LIBOR	55,667.02	6.950000	6.566000	355	5	N/A	3.990000	19	6	3.000000	1.000000	13.950000	6.950000
2/28 Six-Month LIBOR	312,515.99	6.501010	6.117010	359	1	N/A	5.501010	23	6	3.000000	1.000000	12.836139	6.168575
2/28 Six-Month LIBOR	206,400.00	8.398256	8.014256	360	0	N/A	7.398256	24	6	3.000000	1.000000	14.623062	8.010659
2/28 Six-Month LIBOR	177,897.96	7.348716	6.964716	358	2	N/A	6.000059	22	6	3.000000	1.000000	14.348716	5.875774
2/28 Six-Month LIBOR	506,946.01	6.735796	6.351796	358	2	N/A	5.735796	22	6	3.000000	1.000000	12.735796	6.735796
2/28 Six-Month LIBOR	3,129,161.67	6.718535	6.334535	359	1	N/A	5.718535	23	6	3.000000	1.000000	12.718535	6.718535
2/28 Six-Month LIBOR	621,046.05	6.353529	5.969529	357	3	N/A	5.353529	21	6	3.000000	1.000000	12.353529	6.353529
2/28 Six-Month LIBOR	705,328.33	6.568633	6.184633	358	2	N/A	5.159006	22	6	3.000000	1.000000	13.340119	5.790747
2/28 Six-Month LIBOR	600,000.00	6.948333	6.564333	360	0	N/A	5.948333	24	6	3.000000	1.000000	12.655000	6.301667
2/28 Six-Month LIBOR	236,196.46	6.750000	6.366000	359	1	N/A	5.000000	23	6	3.000000	1.000000	11.750000	5.000000
2/28 Six-Month LIBOR	152,400.00	7.600000	7.216000	360	0	N/A	6.600000	24	6	3.000000	1.000000	14.600000	7.600000
2/28 Six-Month LIBOR	2,272,313.27	6.105647	5.721647	358	2	N/A	5.105647	22	6	3.000000	1.000000	12.105647	6.105647
2/28 Six-Month LIBOR	144,800.00	6.500000	6.116000	360	0	N/A	5.500000	24	6	3.000000	1.000000	11.500000	5.500000
2/28 Six-Month LIBOR	234,636.17	7.341012	6.957012	358	2	N/A	6.341012	22	6	3.000000	1.000000	13.341012	7.341012
2/28 Six-Month LIBOR	123,761.33	6.190000	5.806000	358	2	N/A	5.190000	22	6	3.000000	1.000000	12.190000	6.190000
2/28 Six-Month LIBOR	198,599.50	5.712915	5.328915	359	1	N/A	4.712915	23	6	3.000000	1.000000	11.712915	5.712915
2/28 Six-Month LIBOR	463,243.39	6.031101	5.647101	358	2	N/A	4.848344	22	6	3.000000	1.000000	12.031101	6.031101
2/28 Six-Month LIBOR - Interest Only	350,000.00	6.500000	6.116000	359	1	120	5.000000	23	6	3.000000	1.000000	11.500000	5.000000
2/28 Six-Month LIBOR - Interest Only	272,000.00	7.655000	7.271000	359	1	120	6.655000	23	6	3.000000	1.000000	12.655000	6.655000
2/28 Six-Month LIBOR - Interest Only	1,009,574.37	6.831430	6.554935	357	3	120	4.046793	21	6	3.000000	1.000000	12.410882	4.046793
2/28 Six-Month LIBOR - Interest Only	168,000.00	6.375000	6.116000	358	2	120	2.250000	22	6	3.000000	2.000000	12.375000	2.250000
2/28 Six-Month LIBOR - Interest Only	292,000.00	7.200000	6.816000	359	1	120	4.450000	23	6	3.000000	1.000000	12.200000	4.450000
2/28 Six-Month LIBOR - Interest Only	391,850.00	7.698705	7.314705	359	1	120	4.203809	23	6	3.000000	1.000000	12.698705	4.203809
2/28 Six-Month LIBOR - Interest Only	459,550.00	7.241541	6.922155	358	2	120	4.030777	22	6	3.000000	1.000000	12.758459	4.030777
2/28 Six-Month LIBOR - Interest Only	312,000.00	7.750000	7.366000	360	0	120	5.000000	24	6	3.000000	1.000000	12.750000	5.000000
2/28 Six-Month LIBOR- Interest Only	732,930.38	6.484575	6.225575	358	2	120	2.863347	22	6	2.863690	1.136310	12.097875	2.863347

Loan Program	Principal Balance ($)	Current Mortgage Rate (%)	Current Adjusted Net Mortgage Rate (%)	Remaining Term to Maturity (Months)	Loan Age (Months)	Original Interest Only Period (Months)	Gross Margin (%)	Months to Next Adjustment Date	Reset Frequency (Months)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)
2/28 Six-Month LIBOR - Interest Only	171,192.00	7.250000	6.866000	360	0	120	2.250000	24	6	3.000000	1.000000	12.250000	2.250000
2/28 Six-Month LIBOR - Interest Only	318,880.00	7.125000	6.866000	358	2	120	2.250000	22	6	3.000000	1.000000	12.125000	2.250000
2/28 Six-Month LIBOR - Interest Only	4,281,796.00	6.892310	6.531181	358	2	120	3.503277	22	6	3.117836	1.055970	11.998352	3.503277
2/28 Six-Month LIBOR - Interest Only	1,151,600.00	7.248546	6.864546	360	0	120	4.147490	24	6	3.000000	1.000000	12.248546	4.147490
2/28 Six-Month LIBOR - Interest Only	84,000.00	7.875000	7.491000	353	7	24	4.500000	17	6	3.000000	1.000000	13.875000	4.500000
2/28 Six-Month LIBOR - Interest Only	278,871.00	7.500000	7.241000	355	5	24	2.250000	19	6	3.000000	1.000000	12.500000	2.250000
2/28 Six-Month LIBOR - Interest Only	915,600.00	6.454718	6.070718	357	3	60	5.454718	21	6	3.000000	1.000000	12.454718	6.454718
2/28 Six-Month LIBOR - Interest Only	2,446,623.61	6.842121	6.458121	358	2	60	5.842121	22	6	3.000000	1.000000	12.842121	6.842121
2/28 Six-Month LIBOR - Interest Only	336,000.00	6.740000	6.356000	359	1	60	5.740000	23	6	3.000000	1.000000	12.740000	6.740000
2/28 Six-Month LIBOR - Interest Only	274,497.92	6.990000	6.606000	358	2	60	5.740000	22	6	3.000000	1.000000	12.990000	6.990000
2/28 Six-Month LIBOR - Interest Only	146,400.00	6.990000	6.606000	360	0	60	2.250000	24	6	3.000000	1.000000	13.990000	6.990000
2/28 Six-Month LIBOR - Interest Only	855,576.00	6.857642	6.473642	358	2	60	5.857642	22	6	3.000000	1.000000	12.857642	6.857642
2/28 Six-Month LIBOR - Interest Only	7,692,668.74	6.635226	6.251226	358	2	60	5.540227	22	6	3.000000	1.000000	12.657065	6.635226
2/28 Six-Month LIBOR - Interest Only	3,223,736.03	6.456106	6.072106	358	2	60	5.456106	22	6	3.000000	1.000000	12.456106	6.456106
2/28 Six-Month LIBOR - Interest Only	17,176,267.42	6.631748	6.247748	358	2	60	5.631748	22	6	3.000000	1.000000	12.631748	6.631748
2/28 Six-Month LIBOR - Interest Only	2,199,118.00	6.584017	6.200017	358	2	60	5.584017	22	6	3.000000	1.000000	12.584017	6.584017
2/28 Six-Month LIBOR - Interest Only	80,000.00	7.740000	7.356000	358	2	60	6.740000	22	6	3.000000	1.000000	13.740000	7.740000
2/28 Six-Month LIBOR - Interest Only	88,100,089.38	6.425920	6.041920	358	2	60	5.427216	22	6	3.000000	1.000000	12.425920	6.424276
2/28 Six-Month LIBOR - Interest Only	555,000.00	6.516937	6.132937	358	2	60	5.516937	22	6	3.000000	1.000000	12.516937	6.516937
2/28 Six-Month LIBOR - Interest Only	333,520.00	6.906359	6.522359	358	2	60	5.906359	22	6	3.000000	1.000000	12.906359	6.906359
2/28 Six-Month LIBOR - Interest Only	5,126,058.40	6.558742	6.174742	358	2	60	5.328459	22	6	3.000000	1.000000	12.715571	6.419536
2/28 Six-Month LIBOR - Interest Only	239,200.00	6.500000	6.116000	360	0	60	5.500000	24	6	3.000000	1.000000	13.500000	6.500000
2/28 Six-Month LIBOR - Interest Only	240,000.00	5.540000	5.156000	358	2	60	4.540000	22	6	3.000000	1.000000	11.540000	5.540000
2/28 Six-Month LIBOR - Interest Only	46,439,835.54	6.308160	5.924160	358	2	60	5.303119	22	6	3.000000	1.000000	12.311313	6.308160
2/28 Six-Month LIBOR - Interest Only	187,200.00	6.640000	6.256000	359	1	60	5.640000	23	6	3.000000	1.000000	12.640000	6.640000
2/28 Six-Month LIBOR - Interest Only	4,923,765.24	6.314071	5.930071	358	2	60	5.314071	22	6	3.000000	1.000000	12.314071	6.314071
2/28 Six-Month LIBOR - Interest Only	1,247,994.31	5.808050	5.424050	358	2	60	4.808050	22	6	3.000000	1.000000	11.808050	5.808050
2/28 Six-Month LIBOR - Interest Only	5,148,159.25	6.053151	5.669151	358	2	60	5.075373	22	6	3.000000	1.000000	12.053151	6.053151

Loan Program	Principal Balance ($)	Current Mortgage Rate (%)	Current Adjusted Net Mortgage Rate (%)	Remaining Term to Maturity (Months)	Loan Age (Months)	Original Interest Only Period (Months)	Gross Margin (%)	Months to Next Adjustment Date	Reset Frequency (Months)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)
2/28 Six-Month LIBOR - Interest Only	1,471,000.00	6.527981	6.143981	358	2	60	5.527981	22	6	3.000000	1.000000	12.527981	6.527981
2/28 Six-Month LIBOR - Interest Only	4,107,078.91	6.098829	5.714829	358	2	60	5.098829	22	6	3.000000	1.000000	12.098829	6.098829
2/28 Six-Month LIBOR - Interest Only	688,000.00	5.786512	5.402512	358	2	60	4.786512	22	6	3.000000	1.000000	11.786512	5.786512
2/28 Six-Month LIBOR - Interest Only	5,022,820.71	5.839564	5.455564	358	2	60	4.827668	22	6	3.000000	1.000000	11.839564	5.839564
2/28 Six-Month LIBOR - Interest Only	6,509,058.37	6.894028	6.524190	358	2	60	5.448999	22	6	2.886704	1.113296	12.894028	6.451550
2/28 Six-Month LIBOR - Interest Only	177,520.00	7.675530	7.291530	360	0	60	4.929473	24	6	3.000000	1.000000	14.675530	7.675530
2/28 Six-Month LIBOR	4,760,655.10	7.017871	6.648580	358	2	N/A	5.359554	22	6	2.972780	1.000000	12.731611	5.988619
2/28 Six-Month LIBOR	982,390.00	7.189311	6.805311	360	0	N/A	5.206059	24	6	3.000000	1.000000	12.539314	5.433259
20-Year Fixed	235,083.37	6.640000	6.431000	236	4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
20-Year Fixed	52,282.08	6.375000	6.116000	238	2	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
20-Year Fixed	121,333.71	7.275000	7.066000	236	4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
20-Year Fixed	160,030.82	6.680000	6.471000	237	3	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
20-Year Fixed	289,563.33	7.504432	7.295432	236	4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
25-Year Fixed	153,635.27	6.250000	6.041000	296	4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
25-Year Fixed	79,671.46	8.210000	8.001000	296	4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
25-Year Fixed	343,318.59	5.250000	5.041000	297	3	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
25-Year Fixed	61,323.04	7.647000	7.438000	296	4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3/1 12-Month LIBOR- Interest Only	400,000.00	6.250000	5.991000	356	4	36	2.250000	32	12	6.000000	2.000000	12.250000	2.250000
3/27 Six-Month LIBOR	283,733.31	6.750000	6.491000	351	9	N/A	2.375000	27	6	3.000000	1.000000	11.750000	6.750000
3/27 Six-Month LIBOR	126,936.29	6.890000	6.506000	358	2	N/A	5.890000	34	6	3.000000	1.000000	12.890000	6.890000
3/27 Six-Month LIBOR	290,302.81	5.990000	5.606000	358	2	N/A	4.990000	34	6	3.000000	1.000000	11.990000	5.990000
3/27 Six-Month LIBOR	491,022.90	6.101583	5.717583	358	2	N/A	4.395739	34	6	3.000000	1.094112	12.289807	5.207515
3/27 Six-Month LIBOR	228,566.73	5.875000	5.491000	359	1	N/A	4.875000	35	6	3.000000	1.000000	12.875000	5.875000
3/27 Six-Month LIBOR	89,600.00	8.750000	8.366000	360	0	N/A	7.750000	36	6	3.000000	1.000000	13.750000	7.750000
3/27 Six-Month LIBOR	397,065.30	6.180935	5.921935	357	3	N/A	2.250000	33	6	6.000000	2.000000	12.180935	2.250000
3/27 Six-Month LIBOR- Interest Only	111,920.00	6.375000	6.116000	357	3	120	2.250000	33	6	6.000000	2.000000	12.375000	2.250000
3/27 Six-Month LIBOR- Interest Only	1,011,800.00	6.878780	5.955321	355	5	120	2.762700	31	6	6.000000	2.000000	12.878780	2.762700
3/27 Six-Month LIBOR- Interest Only	924,070.00	6.704599	6.320599	359	1	120	5.000000	35	6	3.000000	1.000000	11.704599	5.000000
3/27 Six-Month LIBOR- Interest Only	295,200.00	6.000000	5.741000	357	3	120	2.250000	33	6	3.000000	1.000000	11.000000	2.250000
3/27 Six-Month LIBOR- Interest Only	232,000.00	6.625000	6.241000	360	0	120	5.500000	36	6	3.000000	1.000000	11.625000	6.625000
3/27 Six-Month LIBOR- Interest Only	6,764,079.87	6.578170	6.319170	357	3	120	3.389266	33	6	4.535877	1.617258	12.543871	3.492689
3/27 Six-Month LIBOR- Interest Only	444,000.00	5.777027	5.518027	357	3	120	2.665541	33	6	4.891892	1.630631	11.777027	2.665541
3/27 Six-Month LIBOR- Interest Only	8,109,972.04	6.571841	6.308766	357	3	120	2.682380	33	6	4.858002	1.700934	12.519512	2.682380
3/27 Six-Month LIBOR- Interest Only	208,905.00	7.750000	7.366000	360	0	120	5.000000	36	6	3.000000	1.000000	12.750000	5.000000
3/27 Six-Month LIBOR- Interest Only	156,800.00	8.000000	7.616000	358	2	36	2.250000	34	6	3.000000	2.000000	14.000000	2.250000
3/27 Six-Month LIBOR- Interest Only	392,000.00	7.972449	7.588449	359	1	36	2.250000	35	6	3.000000	2.000000	13.972449	2.250000
3/27 Six-Month LIBOR- Interest Only	164,000.00	8.150000	7.766000	358	2	36	2.250000	34	6	3.000000	2.000000	14.150000	2.250000

Loan Program	Principal Balance ($)	Current Mortgage Rate (%)	Current Adjusted Net Mortgage Rate (%)	Remaining Term to Maturity (Months)		Loan Age (Months)	Original Interest Only Period (Months)	Gross Margin (%)	Months to Next Adjustment Date	Reset Frequency (Months)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)
3/27 Six-Month LIBOR- Interest Only	285,600.00	6.990000	6.606000	357		3	36	2.250000	33	6	3.000000	2.000000	12.990000	2.250000
3/27 Six-Month LIBOR- Interest Only	973,746.00	7.223970	6.887331	359		1	36	2.250000	35	6	4.136680	2.000000	13.223970	2.250000
3/27 Six-Month LIBOR- Interest Only	248,500.00	6.750000	6.491000	356		4	60	3.375000	32	6	3.000000	1.000000	12.750000	3.375000
3/27 Six-Month LIBOR- Interest Only	148,448.00	7.540000	7.156000	359		1	60	6.540000	35	6	3.000000	1.000000	13.540000	7.540000
3/27 Six-Month LIBOR- Interest Only	592,600.00	6.426389	6.042389	359		1	60	5.426389	35	6	3.000000	1.000000	12.426389	6.426389
3/27 Six-Month LIBOR- Interest Only	510,400.00	6.073511	5.689511	358		2	60	4.823511	34	6	3.000000	1.000000	12.073511	6.073511
3/27 Six-Month LIBOR- Interest Only	1,381,799.50	5.738493	5.354493	358		2	60	4.560863	34	6	3.000000	1.000000	11.738493	5.738493
3/27 Six-Month LIBOR- Interest Only	739,208.00	6.241056	5.924020	358		2	60	5.176020	34	6	2.464292	1.535708	12.241056	6.241056
3/27 Six-Month LIBOR	996,903.64	6.546357	6.244928	357		3	N/A	4.036085	33	6	4.545051	1.515017	12.546357	4.375518
30/15 Fixed Balloon	513,335.83	7.695575	7.460171	177	*	3	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	55,020.00	7.625000	7.366000	358		2	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	30,105.21	7.500000	7.291000	356		4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	142,293.91	7.250000	6.991000	359		1	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	761,356.84	7.259843	7.050843	357		3	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	283,260.61	7.943989	7.734989	355		5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	103,000.00	6.500000	6.241000	360		0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	2,415,922.19	7.342922	7.086589	357		2	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	77,539.46	7.250000	6.991000	359		1	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	247,120.91	7.475789	7.266789	356		4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	111,252.05	7.300000	7.091000	356		4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	276,433.41	6.875000	6.616000	358		2	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	69,436.82	7.375000	7.166000	345		15	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	3,141,050.11	7.398871	7.152536	357		3	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	1,672,650.00	6.935961	6.676961	360		0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	242,479.87	7.497865	7.288865	357		3	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	178,079.72	7.250000	6.991000	357		3	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	121,783.53	7.809450	7.550450	357		3	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	663,066.97	6.824620	6.565620	356		2	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	124,392.81	6.750000	6.491000	359		1	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	129,484.39	8.250000	8.041000	354		5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	1,154,180.31	6.673038	6.434160	357		3	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	494,608.69	6.722239	6.504136	356		4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	158,001.11	6.990000	6.781000	357		3	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	196,119.00	8.375000	6.991000	357		3	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	342,392.81	7.213739	6.977854	356		4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	48,622.34	8.250000	7.991000	356		3	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	67,406.77	7.875000	7.616000	358		2	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	206,380.19	8.375000	6.791000	356		4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	164,583.76	7.750000	7.491000	359		1	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	77,649.40	7.125000	6.866000	355		3	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	395,902.43	6.814558	6.605558	355		3	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	265,216.38	7.222891	7.013891	356		3	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	3,071,129.92	6.776416	6.530708	357		3	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	442,000.00	5.947681	5.688681	360		0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	8,388,283.61	7.132146	6.886015	356		3	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	266,659.54	7.680089	7.421089	360		0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

*	Remaining amortization term is 180 months greater than the remaining term to maturity.

Loan Program	Principal Balance ($)	Current Mortgage Rate (%)	Current Adjusted Net Mortgage Rate (%)	Remaining Term to Maturity (Months)	Loan Age (Months)	Original Interest Only Period (Months)	Gross Margin (%)	Months to Next Adjustment Date	Reset Frequency (Months)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)
30-Year Fixed	4,828,323.24	6.935639	6.716905	357	3	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	167,716.91	6.875000	6.616000	358	2	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	226,647.94	6.750000	6.491000	358	2	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	193,204.61	7.375000	6.616001	358	2	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	118,174.73	6.250000	5.991000	358	2	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	73,585.59	7.375000	6.616001	357	3	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	59,898.89	6.875000	6.616000	358	2	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	204,886.76	7.375000	6.616001	358	2	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	121,565.87	6.625000	6.366000	356	3	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	1,056,550.71	6.741784	6.490118	357	2	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	2,142,234.04	7.178934	6.938589	356	3	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	1,176,558.20	6.525950	6.266950	358	2	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	234,220.00	7.750000	7.491000	359	1	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	1,766,800.00	7.229695	6.762996	358	2	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	612,400.00	6.856711	6.597711	360	0	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	6,823,799.36	7.445464	7.132352	357	3	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	142,500.00	8.125000	7.866000	360	0	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	176,000.00	7.000000	6.741000	358	2	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	3,733,378.13	7.087458	6.834289	357	3	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	1,089,150.00	7.805318	7.546318	360	0	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	128,800.00	7.125000	6.866000	358	2	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	454,400.00	6.819982	6.560982	358	2	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	541,837.10	7.061487	6.802487	358	2	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	341,000.00	6.866569	6.607569	359	1	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	1,819,886.61	6.679214	6.420214	357	3	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	825,599.99	6.846778	6.610065	358	2	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	383,999.70	7.625000	7.416000	356	4	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	737,000.00	6.430122	6.199073	358	2	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	715,380.00	7.479032	7.220032	358	2	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	2,003,500.00	6.944628	6.735628	357	3	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	170,999.98	6.250000	5.991000	358	2	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	151,500.00	6.875000	6.666000	357	3	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	287,918.54	6.750000	6.491000	358	2	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	132,000.00	7.000000	6.791000	352	8	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	315,200.00	6.625000	6.366000	358	2	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	110,500.00	8.000000	7.791000	352	8	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	3,409,305.51	7.033553	6.780526	358	2	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	325,920.00	6.568207	6.309207	360	0	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	14,928,290.49	6.979494	6.702265	357	3	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	3,526,318.30	6.650975	6.423578	357	3	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	323,660.00	6.861035	6.602035	359	1	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	139,300.00	6.500000	6.241000	358	2	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	197,540.00	6.638706	6.379706	359	1	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	400,000.00	6.760750	6.501750	358	2	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	380,950.00	6.500000	6.241000	358	2	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	239,400.00	6.712093	6.453093	358	2	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	2,449,198.85	6.639591	6.381973	358	2	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	4,760,780.87	6.944774	6.714356	357	3	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	2,171,055.09	6.592932	6.351839	358	2	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	27,736,415.94	7.188341	6.926786	357	3	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	2,885,000.00	6.711246	6.458901	360	0	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	139,440.00	6.875000	6.666000	357	3	60	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	197,350.00	6.625000	6.416000	357	3	60	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	444,133.00	6.694611	6.485611	356	4	60	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	348,222.80	6.619337	6.410337	356	4	60	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	330,050.00	6.750000	6.541000	354	6	60	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Loan Program	Principal Balance ($)	Current Mortgage Rate (%)	Current Adjusted Net Mortgage Rate (%)	Remaining Term to Maturity (Months)	Loan Age (Months)	Original Interest Only Period (Months)	Gross Margin (%)	Months to Next Adjustment Date	Reset Frequency (Months)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)
30-Year Fixed - Interest Only	5,162,723.43	6.949887	6.740887	356	4	60	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	11,222,267.58	7.059024	6.814306	357	3	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	89,953.77	8.625000	8.416000	296	59	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	3,651,700.00	6.527819	6.273902	360	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5/1 12-Month LIBOR - Interest Only	453,899.99	7.339061	7.080061	359	1	120	3.080469	59	12	5.118749	2.000000	12.457810	3.080469
5/1 12-Month LIBOR - Interest Only	360,000.00	6.000000	5.741000	357	3	60	2.250000	57	12	5.000000	2.000000	11.000000	2.250000
5/1 12-Month LIBOR - Interest Only	220,000.00	6.375000	6.116000	358	2	60	2.250000	58	12	5.000000	2.000000	11.375000	2.250000
5/1 12-Month LIBOR - Interest Only	190,800.00	5.500000	5.241000	358	2	60	2.250000	58	12	5.000000	2.000000	10.500000	2.250000
5/1 12-Month LIBOR - Interest Only	322,430.00	8.250000	7.261000	358	2	60	3.250000	58	12	5.000000	2.000000	13.250000	3.250000
5/1 12-Month LIBOR - Interest Only	1,159,250.00	6.977140	6.635945	358	2	60	2.371900	58	12	5.000000	2.000000	11.977140	2.371900
5/1 12-Month LIBOR	728,418.85	6.395364	6.136364	356	4	N/A	2.391903	56	12	4.810099	2.000000	11.837073	2.391903
5/25 Six-Month LIBOR	118,219.26	7.375000	6.991000	358	2	N/A	2.250000	58	6	3.000000	2.000000	13.375000	2.250000
5/25 Six-Month LIBOR	199,747.87	6.750000	6.366000	359	1	N/A	5.750000	59	6	5.000000	1.000000	11.750000	5.750000
5/25 Six-Month LIBOR	165,549.37	6.125000	5.866000	354	6	N/A	2.750000	54	6	6.000000	2.000000	12.125000	6.125000
5/25 Six-Month LIBOR - Interest Only	300,000.00	8.740000	8.481000	357	3	120	2.750000	57	6	5.346667	1.346667	14.086667	2.750000
5/25 Six-Month LIBOR - Interest Only	1,265,549.74	7.771633	7.335082	357	3	120	3.319428	57	6	5.704792	1.704792	13.527777	3.319428
5/25 Six-Month LIBOR - Interest Only	309,819.00	5.500000	5.241000	357	3	60	2.250000	57	6	5.000000	1.000000	10.500000	2.250000
5/25 Six-Month LIBOR	97,821.71	7.125000	6.866000	359	1	N/A	2.250000	59	6	5.000000	2.000000	12.125000	2.250000
7/1 12-Month LIBOR	199,858.84	7.750000	7.491000	359	1	N/A	2.750000	83	12	6.000000	2.000000	13.750000	2.750000
CMT One-Year	229,491.74	4.250000	3.866000	350	10	N/A	3.125000	2	12	2.000000	2.000000	10.250000	3.125000
CMT One-Year	1,724,303.84	4.984110	4.020318	354	6	N/A	3.449583	6	12	2.000000	2.000000	10.984110	3.449583
12-Month LIBOR - Interest Only	304,000.00	6.375000	5.991000	359	1	120	2.250000	11	12	2.000000	2.000000	12.375000	2.250000
12-Month LIBOR - Interest Only	168,000.00	6.375000	5.991000	360	0	120	2.250000	12	12	2.000000	2.000000	12.375000	2.250000
12-Month LIBOR - Interest Only	678,084.79	5.533956	5.149956	355	5	120	2.500000	7	12	2.000000	1.686175	11.533956	2.500000
12-Month LIBOR - Interest Only	526,549.98	5.669891	5.285891	356	4	120	2.500000	8	12	2.000000	1.273478	11.669891	2.500000
12-Month LIBOR - Interest Only	20,335,785.03	5.488227	5.104227	357	3	120	2.389650	9	12	2.000000	1.832454	11.600366	2.389650
12-Month LIBOR - Interest Only	4,075,584.00	5.447459	5.063459	360	0	120	2.250000	12	12	2.000000	2.000000	11.676407	2.250000
12-Month LIBOR	766,962.25	4.360769	3.976769	359	1	N/A	2.440761	11	12	2.000000	2.000000	10.597727	2.440761
12-Month LIBOR	404,000.00	3.875000	3.491000	360	0	N/A	2.500000	12	12	2.000000	2.000000	9.875000	2.500000
One-Month LIBOR - Interest Only	244,999.99	5.625000	5.241000	359	1	120	3.375000	1	1	0.000000	0.000000	12.000000	3.375000
One-Month LIBOR - Interest Only	1,028,800.00	6.297337	5.913337	359	1	120	3.526439	1	1	0.000000	0.000000	12.000000	3.526439
One-Month LIBOR - Interest Only	1,452,050.00	6.497211	6.113211	360	0	120	3.844319	1	1	0.000000	0.000000	12.000000	3.844319
One-Month LIBOR	69,476.84	6.625000	6.241000	358	2	N/A	3.250000	1	1	0.000000	0.000000	12.000000	3.250000
Six-Month LIBOR - Interest Only	264,800.00	5.750000	5.366000	358	2	120	2.250000	4	6	1.000000	1.000000	11.750000	2.250000
Six-Month LIBOR - Interest Only	1,385,851.00	5.626750	5.242750	358	2	120	2.250000	4	6	1.000000	1.000000	11.626750	2.250000
Six-Month LIBOR - Interest Only	300,000.00	7.625000	7.241000	360	0	120	3.000000	6	6	0.000000	0.000000	12.000000	3.000000

Loan Program	Principal Balance ($)	Current Mortgage Rate (%)	Current Adjusted Net Mortgage Rate (%)	Remaining Term to Maturity (Months)	Loan Age (Months)	Original Interest Only Period (Months)	Gross Margin (%)	Months to Next Adjustment Date	Reset Frequency (Months)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)
Six-Month LIBOR - Interest Only	288,400.00	7.500000	7.116000	359	1	60	3.000000	5	6	2.000000	2.000000	13.500000	3.000000
Six-Month LIBOR - Interest Only	251,200.00	6.875000	6.491000	358	2	60	3.000000	4	6	2.000000	2.000000	12.875000	3.000000
Six-Month LIBOR - Interest Only	246,849.34	7.500000	7.116000	359	1	60	4.000000	5	6	1.000000	1.000000	13.500000	4.000000
Six-Month LIBOR - Interest Only	198,800.00	6.750000	6.366000	360	0	60	4.000000	6	6	1.000000	1.000000	12.750000	4.000000

•	Loan Group 2 consists of 227 Mortgage Loans with the following characteristics:

Loan Program	Principal Balance ($)	Current Mortgage Rate (%)	Current Adjusted Net Mortgage Rate (%)	Remaining Term to Maturity (Months)	Loan Age (Months)	Original Interest Only Period (Months)	Gross Margin (%)	Months to Next Adjustment Date	Reset Frequency (Months)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)
10-Year Fixed	472,855.82	7.934565	7.725565	116	4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
15-Year Fixed	96,828.05	7.725000	7.516000	176	3	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
15-Year Fixed	148,114.80	7.150000	6.941000	176	4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
15-Year Fixed	120,601.38	6.500000	6.241000	179	1	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
15-Year Fixed	58,102.61	7.830000	7.621000	176	4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
15-Year Fixed	432,402.46	7.163220	6.934976	174	6	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
15-Year Fixed	223,757.49	7.288092	7.053456	176	4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
15-Year Fixed	366,245.97	7.374486	7.165486	176	4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
15-Year Fixed	103,601.80	6.875000	6.666000	176	4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
15-Year Fixed	1,430,073.00	7.369387	7.130531	174	5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
15-Year Fixed	664,564.66	7.353961	7.144961	162	49	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
15-Year Fixed	104,000.00	7.250000	6.991000	180	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2/28 Six-Month LIBOR	1,466,638.89	6.280250	5.896250	358	2	N/A	5.280250	22	6	3.000000	1.000000	12.280250	6.280250
2/28 Six-Month LIBOR	230,995.82	6.620000	6.236000	359	1	N/A	5.620000	23	6	3.000000	1.000000	12.620000	6.620000
2/28 Six-Month LIBOR	727,996.36	7.022207	6.638207	358	2	N/A	6.022207	22	6	3.000000	1.000000	13.022207	7.022207
2/28 Six-Month LIBOR	745,862.82	7.680647	7.296647	359	1	N/A	6.425367	23	6	3.000000	1.000000	12.680647	6.425367
2/28 Six-Month LIBOR	227,746.45	5.940000	5.556000	357	3	N/A	4.940000	21	6	3.000000	1.000000	11.940000	5.940000
2/28 Six-Month LIBOR	59,829.61	6.290000	5.906000	358	2	N/A	5.290000	22	6	3.000000	1.000000	12.290000	6.290000
2/28 Six-Month LIBOR	5,094,124.22	6.730301	6.346301	358	2	N/A	5.730304	22	6	3.000000	1.000000	12.730301	6.730304
2/28 Six-Month LIBOR	587,579.76	6.188742	5.804742	358	2	N/A	5.188742	22	6	3.000000	1.000000	12.188742	6.188742
2/28 Six-Month LIBOR	228,000.00	7.240000	6.856000	360	0	N/A	6.240000	24	6	3.000000	1.000000	13.240000	7.240000
2/28 Six-Month LIBOR	10,441,351.29	6.723985	6.339985	358	2	N/A	5.709954	22	6	3.000000	1.000000	12.708100	6.702143
2/28 Six-Month LIBOR	68,000.00	7.500000	7.116000	360	0	N/A	6.500000	24	6	3.000000	1.000000	14.500000	7.500000
2/28 Six-Month LIBOR	722,555.36	6.863941	6.479941	358	2	N/A	5.863941	22	6	3.000000	1.000000	12.863941	6.863941
2/28 Six-Month LIBOR	332,745.20	7.222513	6.838513	358	2	N/A	6.222513	22	6	3.000000	1.000000	13.222513	7.222513
2/28 Six-Month LIBOR	319,696.37	6.250000	5.866000	359	1	N/A	5.250000	23	6	3.000000	1.000000	12.250000	6.250000
2/28 Six-Month LIBOR	58,635,943.94	6.567882	6.183882	358	2	N/A	5.571325	22	6	3.000000	1.000000	12.567882	6.567882
2/28 Six-Month LIBOR	129,335.83	5.890000	5.506000	358	2	N/A	4.640000	22	6	3.000000	1.000000	11.890000	5.890000
2/28 Six-Month LIBOR	229,032.94	7.590000	7.206000	359	1	N/A	5.590000	23	6	3.000000	1.000000	13.590000	7.590000
2/28 Six-Month LIBOR	2,147,679.24	6.535341	6.151341	358	2	N/A	5.548001	22	6	3.000000	1.000000	12.246885	6.259545
2/28 Six-Month LIBOR	349,553.11	7.750000	7.491000	359	1	N/A	4.125000	23	6	4.440823	1.480274	13.230274	4.125000
2/28 Six-Month LIBOR	6,382,648.10	6.308640	5.924640	358	2	N/A	5.308640	22	6	3.000000	1.000000	12.308640	6.308640
2/28 Six-Month LIBOR	328,000.00	6.890000	6.506000	360	0	N/A	5.890000	24	6	3.000000	1.000000	12.890000	6.890000
2/28 Six-Month LIBOR	133,403.22	7.557676	7.173676	358	2	N/A	6.557676	22	6	3.000000	1.000000	13.557676	7.557676
2/28 Six-Month LIBOR	4,516,460.54	6.764064	6.380064	358	2	N/A	5.775161	22	6	3.000000	1.000000	12.764064	6.764064
2/28 Six-Month LIBOR	1,204,775.22	6.517363	6.133363	358	2	N/A	5.517363	22	6	3.000000	1.000000	12.517363	6.517363
2/28 Six-Month LIBOR	87,777.98	7.090000	6.706000	358	2	N/A	6.090000	22	6	3.000000	1.000000	13.090000	7.090000

Loan Program	Principal Balance ($)	Current Mortgage Rate (%)	Current Adjusted Net Mortgage Rate (%)	Remaining Term to Maturity (Months)	Loan Age (Months)	Original Interest Only Period (Months)	Gross Margin (%)	Months to Next Adjustment Date	Reset Frequency (Months)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)
2/28 Six-Month LIBOR	3,104,139.24	6.187610	5.803610	358	2	N/A	5.187610	22	6	3.000000	1.000000	12.187610	6.187610
2/28 Six-Month LIBOR	148,175.41	6.875000	6.616000	359	1	N/A	4.250000	23	6	6.000000	2.000000	12.875000	4.250000
2/28 Six-Month LIBOR	247,471.48	7.750000	7.491000	358	2	N/A	4.750000	22	6	3.000000	1.000000	12.750000	4.750000
2/28 Six-Month LIBOR - Interest Only	5,673,895.48	6.473404	6.214404	357	3	120	4.047314	21	6	3.437817	1.183801	12.530385	4.047314
2/28 Six-Month LIBOR - Interest Only	920,000.00	7.750000	7.366000	360	0	120	5.000000	24	6	3.000000	1.000000	12.750000	5.000000
2/28 Six-Month LIBOR - Interest Only	500,000.00	5.875000	5.491000	359	1	120	5.000000	23	6	3.000000	1.000000	10.875000	5.000000
2/28 Six-Month LIBOR - Interest Only	490,000.00	5.000000	4.616000	360	0	120	5.000000	24	6	3.000000	1.000000	10.000000	5.000000
2/28 Six-Month LIBOR - Interest Only	165,000.00	4.375000	3.991000	359	1	120	5.000000	23	6	3.000000	1.000000	9.375000	5.000000
2/28 Six-Month LIBOR - Interest Only	384,000.00	7.000000	6.616000	360	0	120	6.000000	24	6	3.000000	1.000000	12.000000	6.000000
2/28 Six-Month LIBOR - Interest Only	2,184,383.73	6.436554	6.161617	358	2	120	3.513173	22	6	4.643929	1.638479	12.309058	3.513173
2/28 Six-Month LIBOR - Interest Only	1,128,349.99	6.607868	6.348868	357	3	120	4.039959	21	6	3.988257	1.787787	12.607868	4.039959
2/28 Six-Month LIBOR - Interest Only	133,560.00	7.125000	6.866000	359	1	120	2.250000	23	6	3.000000	1.000000	12.125000	2.250000
2/28 Six-Month LIBOR - Interest Only	13,789,355.31	6.751525	6.441807	358	2	120	3.298151	22	6	3.430041	1.307833	12.221787	3.298151
2/28 Six-Month LIBOR - Interest Only	4,529,444.00	7.043871	6.659871	360	0	120	3.996139	24	6	3.000000	1.000000	12.043871	3.996139
2/28 Six-Month LIBOR - Interest Only	95,873.71	8.115000	7.731000	358	2	24	7.115000	22	6	3.000000	1.000000	14.115000	8.115000
2/28 Six-Month LIBOR - Interest Only	2,343,617.01	6.769486	6.483818	358	2	24	4.035501	22	6	4.593264	1.531088	12.982832	4.445935
2/28 Six-Month LIBOR - Interest Only	2,969,813.67	7.438181	7.173605	358	2	24	3.984825	22	6	3.251642	1.363481	13.086684	4.029428
2/28 Six-Month LIBOR - Interest Only	250,000.00	7.000000	6.741000	360	0	24	2.250000	24	6	3.000000	1.000000	12.000000	2.250000
2/28 Six-Month LIBOR - Interest Only	179,600.00	6.770000	6.386000	359	1	60	5.770000	23	6	3.000000	1.000000	12.770000	6.770000
2/28 Six-Month LIBOR - Interest Only	696,880.00	6.803667	6.419667	359	1	60	5.803667	23	6	3.000000	1.000000	12.803667	6.803667
2/28 Six-Month LIBOR - Interest Only	2,147,993.13	6.981144	6.597144	358	2	60	6.007649	22	6	3.000000	1.000000	13.193182	6.981144
2/28 Six-Month LIBOR - Interest Only	1,419,120.00	6.978537	6.594537	359	1	60	5.978537	23	6	3.000000	1.000000	12.978537	6.978537
2/28 Six-Month LIBOR - Interest Only	6,340,917.97	6.746840	6.362840	359	1	60	5.740934	23	6	3.000000	1.000000	12.746840	6.746840
2/28 Six-Month LIBOR - Interest Only	531,200.00	6.956717	6.572717	359	1	60	5.956717	23	6	3.000000	1.000000	12.956717	6.956717
2/28 Six-Month LIBOR - Interest Only	456,000.00	5.990000	5.606000	357	3	60	4.990000	21	6	3.000000	1.000000	11.990000	5.990000
2/28 Six-Month LIBOR - Interest Only	264,776.00	7.121405	6.737405	359	1	60	6.121405	23	6	3.000000	1.000000	13.121405	7.121405
2/28 Six-Month LIBOR - Interest Only	24,642,366.78	6.735526	6.351526	359	1	60	5.744941	23	6	3.000000	1.000000	12.735526	6.735526
2/28 Six-Month LIBOR - Interest Only	464,000.00	6.628793	6.244793	360	0	60	5.628793	24	6	3.000000	1.000000	12.628793	6.628793
2/28 Six-Month LIBOR - Interest Only	8,099,002.30	6.215559	5.831559	357	3	60	5.218519	21	6	3.000000	1.000000	12.248847	6.215559

Loan Program	Principal Balance ($)	Current Mortgage Rate (%)	Current Adjusted Net Mortgage Rate (%)	Remaining Term to Maturity (Months)	Loan Age (Months)	Original Interest Only Period (Months)	Gross Margin (%)	Months to Next Adjustment Date	Reset Frequency (Months)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)
2/28 Six-Month LIBOR - Interest Only	348,000.00	5.990000	5.731000	356	4	60	5.990000	20	6	3.000000	1.000000	12.990000	5.990000
2/28 Six-Month LIBOR - Interest Only	109,651,307.21	6.264669	5.880830	358	2	60	5.261218	22	6	3.000000	1.000000	12.264669	6.259856
2/28 Six-Month LIBOR - Interest Only	639,860.00	7.247308	6.863308	360	0	60	6.247308	24	6	3.000000	1.000000	13.678434	7.247308
2/28 Six-Month LIBOR - Interest Only	1,304,395.83	6.942192	6.558192	358	2	60	5.942192	22	6	3.000000	1.000000	12.942192	6.942192
2/28 Six-Month LIBOR - Interest Only	284,000.00	7.790000	7.406000	359	1	60	6.790000	23	6	3.000000	1.000000	13.790000	7.790000
2/28 Six-Month LIBOR - Interest Only	169,600.00	6.190000	5.806000	359	1	60	5.190000	23	6	3.000000	1.000000	12.190000	6.190000
2/28 Six-Month LIBOR - Interest Only	166,320.00	5.840000	5.456000	359	1	60	4.840000	23	6	3.000000	1.000000	11.840000	5.840000
2/28 Six-Month LIBOR - Interest Only	232,000.00	6.210690	5.826690	359	1	60	5.210690	23	6	3.000000	1.000000	12.210690	6.210690
2/28 Six-Month LIBOR - Interest Only	441,600.00	5.858696	5.474696	358	2	60	4.858696	22	6	3.000000	1.000000	11.858696	5.858696
2/28 Six-Month LIBOR - Interest Only	9,130,237.53	5.943687	5.559687	358	2	60	4.928408	22	6	3.000000	1.000000	11.943687	5.943687
2/28 Six-Month LIBOR - Interest Only	45,853,115.76	6.847758	6.465034	358	2	60	5.829019	22	6	2.989793	1.010207	12.854378	6.814587
2/28 Six-Month LIBOR - Interest Only	574,947.00	7.527005	7.143005	360	0	60	5.404467	24	6	3.000000	1.000000	13.900164	6.370377
2/28 Six-Month LIBOR	47,258,304.17	6.801250	6.430937	358	2	N/A	5.477329	22	6	3.053596	1.027298	12.728181	6.379784
2/28 Six-Month LIBOR	529,975.00	7.983053	7.599053	360	0	N/A	4.553882	24	6	3.000000	1.000000	12.983053	4.553882
20-Year Fixed	210,382.02	7.250000	7.041000	236	4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
20-Year Fixed	41,211.06	8.960000	8.751000	234	4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
20-Year Fixed	69,477.28	7.375000	7.116000	204	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
20-Year Fixed	125,000.00	6.875000	6.616000	240	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3/1 12-Month LIBOR - Interest Only	1,250,000.00	6.750000	6.366000	359	1	120	2.500000	35	12	2.000000	2.000000	12.750000	2.500000
3/27 Six-Month LIBOR	292,695.27	6.533611	6.149611	359	1	N/A	5.533611	35	6	3.000000	1.000000	12.533611	6.533611
3/27 Six-Month LIBOR	195,820.74	6.440000	6.056000	359	1	N/A	5.440000	35	6	3.000000	1.000000	12.440000	6.440000
3/27 Six-Month LIBOR	1,142,033.45	6.507033	6.123033	358	2	N/A	5.507033	34	6	3.000000	1.000000	12.507033	6.507033
3/27 Six-Month LIBOR	926,572.52	6.473292	6.214292	355	5	N/A	4.294181	31	6	4.803402	1.601134	12.473292	4.294181
3/27 Six-Month LIBOR	184,815.48	5.990000	5.606000	359	1	N/A	4.990000	35	6	3.000000	1.000000	11.990000	5.990000
3/27 Six-Month LIBOR - Interest Only	1,652,900.00	6.062776	5.803776	358	2	120	2.250000	34	6	5.615222	1.871741	11.934517	2.250000
3/27 Six-Month LIBOR - Interest Only	3,594,270.00	6.070187	5.811187	357	3	120	3.553557	33	6	4.494548	1.669752	12.070187	3.644536
3/27 Six-Month LIBOR - Interest Only	1,842,092.00	5.810101	5.551101	358	2	120	2.250000	34	6	6.000000	2.000000	11.810101	2.250000
3/27 Six-Month LIBOR - Interest Only	7,564,535.10	6.000024	5.720703	357	3	120	2.638979	33	6	5.373029	1.764480	11.856208	2.645610
3/27 Six-Month LIBOR - Interest Only	638,400.00	7.449624	7.065624	358	2	36	2.250000	34	6	3.000000	2.000000	13.449624	2.250000
3/27 Six-Month LIBOR - Interest Only	422,000.00	6.625000	6.366000	359	1	36	2.250000	35	6	6.000000	2.000000	12.625000	2.250000
3/27 Six-Month LIBOR - Interest Only	146,000.00	6.840000	6.456000	359	1	60	5.840000	35	6	3.000000	1.000000	12.840000	6.840000
3/27 Six-Month LIBOR - Interest Only	356,000.00	6.000000	5.616000	358	2	60	5.000000	34	6	3.000000	1.000000	12.000000	6.000000
3/27 Six-Month LIBOR - Interest Only	112,000.00	7.820000	7.436000	359	1	60	6.820000	35	6	3.000000	1.000000	13.820000	7.820000

Loan Program	Principal Balance ($)	Current Mortgage Rate (%)	Current Adjusted Net Mortgage Rate (%)	Remaining Term to Maturity (Months)		Loan Age (Months)	Original Interest Only Period (Months)	Gross Margin (%)	Months to Next Adjustment Date	Reset Frequency (Months)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)
3/27 Six-Month LIBOR - Interest Only	360,072.00	6.615489	6.231489	359		1	60	5.615489	35	6	3.000000	1.000000	12.615489	6.615489
3/27 Six-Month LIBOR - Interest Only	1,440,752.52	6.389950	6.005950	359		1	60	5.389950	35	6	3.000000	1.000000	12.389950	6.389950
3/27 Six-Month LIBOR - Interest Only	2,661,529.71	6.203330	5.819330	358		2	60	5.198250	34	6	3.000000	1.000000	12.203330	6.203330
3/27 Six-Month LIBOR - Interest Only	107,200.00	7.280000	6.896000	360		0	60	6.280000	36	6	3.000000	1.000000	13.280000	7.280000
3/27 Six-Month LIBOR - Interest Only	1,983,600.00	6.284230	5.900230	358		2	60	5.284230	34	6	3.000000	1.000000	12.284230	6.284230
3/27 Six-Month LIBOR - Interest Only	1,867,964.48	7.331824	6.947824	358		2	60	6.331824	34	6	3.000000	1.000000	13.331824	7.331824
3/27 Six-Month LIBOR	4,595,224.56	6.229707	5.944883	358		2	N/A	2.991460	34	6	5.028115	1.676038	12.229707	3.198051
30/15 Fixed Balloon	47,876.29	8.250000	7.991000	176	*	4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30/15 Fixed Balloon	114,229.27	7.750000	7.541000	164	*	16	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30/15 Fixed Balloon	169,719.03	8.143314	7.934314	143	*	37	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	57,960.09	7.875000	7.616000	359		0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	999,310.80	7.875000	7.666000	359		1	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	148,670.87	8.250000	7.166000	356		4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	50,000.00	7.875000	7.616000	360		0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	153,465.14	6.750000	6.541000	356		4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	116,598.31	6.750000	6.491000	358		2	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	161,374.02	7.250000	6.991000	359		1	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	1,229,916.15	7.101130	6.892130	356		4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	2,592,760.90	6.756411	6.526904	358		2	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	2,460,115.34	6.916564	6.690762	360		0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	5,421,942.32	7.165599	6.776009	356		3	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	582,400.00	7.250000	7.041000	360		0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	236,150.91	6.590000	6.381000	356		3	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	218,558.32	7.055056	6.846056	345		10	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	1,162,788.86	6.774855	6.549809	355		4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	2,715,250.00	7.589036	7.350964	360		0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	324,735.67	7.077407	6.868407	357		3	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	536,144.37	7.667249	7.408249	358		2	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	597,405.63	6.951391	6.561118	358		2	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	423,655.76	8.061810	6.937032	359		0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	260,773.47	7.750000	7.515214	358		2	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	1,409,659.43	7.031360	6.799993	357		3	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	517,488.28	6.867150	6.652943	359		1	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	292,800.00	8.115574	7.856574	360		0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	99,495.65	7.250000	7.041000	352		8	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	70,159.62	8.750000	7.401000	359		0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	278,888.78	8.007590	7.798590	350		3	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	307,564.44	6.725000	5.066000	341		19	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	1,317,720.48	7.151816	6.914571	358		2	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	191,911.04	7.563940	7.354940	354		6	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	599,384.68	6.375000	6.166000	358		2	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	191,200.00	7.500000	7.241000	360		0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	711,208.29	6.500000	6.291000	358		2	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	119,142.51	6.250000	5.991000	356		4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	447,169.38	7.489520	7.230520	358		2	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	142,388.36	7.375000	7.166000	346		8	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

*	Remaining amortization term is 180 months greater than the remaining term to maturity.

Loan Program	Principal Balance ($)	Current Mortgage Rate (%)	Current Adjusted Net Mortgage Rate (%)	Remaining Term to Maturity (Months)	Loan Age (Months)	Original Interest Only Period (Months)	Gross Margin (%)	Months to Next Adjustment Date	Reset Frequency (Months)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)
30-Year Fixed	880,225.92	6.715480	6.501947	357	3	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	717,951.73	7.564204	7.355204	356	4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	7,551,829.74	7.049903	6.807695	358	2	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	533,400.19	7.296252	7.087252	346	14	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	1,157,124.02	6.728759	6.469759	360	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	7,548,183.19	7.026091	6.771568	356	4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	320,849.29	7.713138	7.454138	360	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	15,978,719.17	6.802564	6.591911	355	4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	263,986.07	9.250000	8.991000	359	1	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	144,125.81	6.750000	6.491000	359	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	53,102.59	8.500000	8.241000	357	2	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	83,868.54	7.250000	6.991000	358	2	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	77,934.94	6.875000	6.291000	356	4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	4,361,743.34	6.600142	6.385126	358	2	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	1,576,987.95	7.201035	6.992035	309	51	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	39,600.00	9.000000	8.741000	360	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	684,010.31	6.785773	6.576773	357	3	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	1,064,419.35	6.375000	6.158198	358	2	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	102,691.87	8.250000	8.041000	342	18	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	49,400.00	8.750000	8.491000	360	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	180,369.35	7.625000	7.366000	355	5	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	1,183,375.00	6.571842	6.293126	358	2	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	2,844,738.00	7.206488	6.971321	360	0	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	3,957,241.19	6.739784	6.530784	358	2	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	433,871.14	6.625000	6.416000	357	3	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	524,000.00	6.990000	6.731000	360	0	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	495,950.00	7.150784	6.891784	358	2	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	584,595.00	6.869185	6.610185	358	2	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	216,300.00	7.958391	7.699391	360	0	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	1,099,956.25	6.988661	6.779661	359	1	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	437,600.00	6.750000	6.541000	359	1	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	120,000.00	7.500000	7.241000	360	0	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	650,000.00	6.375000	6.166000	358	2	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	632,000.00	7.212025	6.986570	358	2	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	785,400.00	6.848930	6.449182	358	2	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	486,500.00	6.500000	6.291000	359	1	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	564,028.78	7.250000	7.041000	356	4	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	213,500.00	6.750000	6.491000	358	2	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	268,800.00	7.602679	7.343679	358	2	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	6,970,682.66	6.719950	6.491975	358	2	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	3,979,459.00	7.031587	6.794928	360	0	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	10,222,137.41	6.572781	6.343071	357	3	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	628,130.00	7.279017	7.020017	360	0	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	5,565,080.18	6.548145	6.339145	357	3	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	182,000.00	7.990000	7.731000	360	0	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	212,800.00	7.093045	6.834045	358	2	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	48,750.00	7.875000	7.616000	357	3	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	470,000.00	6.250000	6.041000	359	1	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	260,000.00	7.125000	6.866000	358	2	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	5,133,444.00	6.483319	6.269913	358	2	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	3,194,830.64	6.967707	6.758707	357	3	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	3,323,974.89	6.787534	6.408768	358	2	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	26,045,256.49	6.952801	6.730618	357	3	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	13,637,993.00	7.505400	7.272631	360	0	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed - Interest Only	2,391,539.71	6.770618	6.561618	356	4	60	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	51,922,048.85	7.104153	6.848043	356	4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Loan Program	Principal Balance ($)	Current Mortgage Rate (%)	Current Adjusted Net Mortgage Rate (%)	Remaining Term to Maturity (Months)	Loan Age (Months)	Original Interest Only Period (Months)	Gross Margin (%)	Months to Next Adjustment Date	Reset Frequency (Months)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)
30-Year Fixed	5,365,621.60	7.418439	7.177377	309	48	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30-Year Fixed	16,635,352.50	6.980506	6.733259	360	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5/1 12-Month LIBOR - Interest Only	203,800.00	8.125000	7.106000	358	2	60	3.250000	58	12	5.000000	2.000000	13.125000	3.250000
5/1 12-Month LIBOR - Interest Only	2,897,000.00	5.857870	5.598870	342	18	60	2.250000	42	12	2.517777	2.000000	14.994909	5.145927
5/25 Six-Month LIBOR	300,000.00	5.875000	5.491000	360	0	N/A	4.875000	60	6	5.000000	1.000000	10.875000	4.875000
5/25 Six-Month LIBOR - Interest Only	144,000.00	6.125000	5.741000	359	1	120	2.250000	59	6	5.000000	1.000000	11.125000	2.250000
5/25 Six-Month LIBOR - Interest Only	658,078.52	8.271034	8.012034	356	4	120	2.630259	56	6	6.000000	2.000000	14.271034	2.630259
5/25 Six-Month LIBOR - Interest Only	105,520.00	5.750000	5.491000	357	3	60	2.250000	57	6	5.000000	1.000000	10.750000	2.250000
CMT One-Year	1,117,911.33	5.130283	4.746283	356	4	N/A	3.075276	8	12	2.000000	2.000000	11.130283	3.075276
12-Month LIBOR	364,160.27	7.000000	6.616000	358	2	N/A	3.000000	10	12	2.000000	2.000000	13.000000	3.000000
12-Month LIBOR - Interest Only	988,500.00	5.843955	5.459955	359	1	120	2.250000	11	12	2.000000	2.000000	11.843955	2.250000
12-Month LIBOR - Interest Only	413,700.00	6.000000	5.616000	360	0	120	2.250000	12	12	2.000000	2.000000	12.000000	2.250000
12-Month LIBOR - Interest Only	2,275,000.00	6.668269	6.284269	359	1	120	2.250000	11	12	2.000000	2.000000	12.668269	2.250000
12-Month LIBOR - Interest Only	813,462.96	5.800018	5.416018	355	5	120	2.500000	7	12	2.000000	2.000000	11.800018	2.500000
12-Month LIBOR - Interest Only	388,000.00	5.375000	4.991000	356	4	120	2.500000	8	12	2.000000	2.000000	11.375000	2.500000
12-Month LIBOR - Interest Only	38,273,193.64	5.583243	5.199243	357	3	120	2.372643	9	12	2.000000	1.851730	11.666270	2.372643
12-Month LIBOR - Interest Only	12,772,214.00	5.865391	5.481391	360	0	120	2.289970	12	12	2.000000	2.000000	11.770538	2.289970
12-Month LIBOR	2,726,307.92	4.911917	4.527917	358	2	N/A	2.306919	10	12	2.000000	2.000000	11.219235	2.306919
12-Month LIBOR	1,536,610.00	5.770470	5.386470	360	0	N/A	2.250000	12	12	2.000000	2.000000	11.290822	2.250000
One-Month LIBOR - Interest Only	2,116,974.96	6.142458	5.728239	356	4	120	2.438896	1	1	0.000000	0.000000	12.000000	2.438896
One-Month LIBOR	63,000.00	5.625000	5.241000	360	0	N/A	3.000000	1	1	0.000000	0.000000	12.000000	3.000000
Six-Month LIBOR - Interest Only	1,465,600.00	5.674809	5.290809	358	2	120	2.250000	4	6	1.000000	1.000000	11.674809	2.250000
Six-Month LIBOR - Interest Only	383,200.00	5.875000	5.491000	357	3	120	2.250000	3	6	1.000000	1.000000	11.875000	2.250000
Six-Month LIBOR - Interest Only	654,396.98	7.332826	6.948826	359	1	60	3.000000	5	6	2.000000	2.000000	13.332826	3.000000
Six-Month LIBOR - Interest Only	1,283,220.00	7.177048	6.793048	359	1	60	4.000000	5	6	1.000000	1.000000	13.177048	4.000000
Six-Month LIBOR - Interest Only	935,200.00	7.485244	7.101244	360	0	60	4.000000	6	6	1.000000	1.000000	13.485244	4.000000

•	the Mortgage Loans prepay at the specified constant percentages of the applicable Prepayment Assumption,

•	no defaults or delinquencies in the payment by mortgagors of principal of and interest on the Mortgage Loans are experienced,

•	scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the closing date and are computed before giving effect to prepayments received on the last day of the prior month,

•	there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the closing date,

•	the scheduled monthly payment for each Mortgage Loan, except for the Interest Only Loans during their respective interest-only periods, has been calculated such that each Mortgage Loan will amortize in amounts sufficient to repay the current balance of the Mortgage Loan by its respective remaining term to maturity,

•	any Mortgage Loan with a remaining interest-only term greater than zero does not amortize during the remaining interest-only term. At the end of the remaining interest-only term, any such Mortgage Loan will amortize in amounts sufficient to repay the current balance of any Mortgage Loan over the remaining term to maturity calculated at the expiration of the remaining interest-only term,

•	the initial Class Certificate Balance of each class of offered certificates is as set forth on the cover page hereof or as described under “Description of the Certificates” in this prospectus supplement,

•	the level of One-Month LIBOR remains constant at 4.560% per annum, Six-Month LIBOR remains constant at 4.870% per annum, One-Year CMT remains constant at 4.510% per annum and Twelve-Month LIBOR remains constant at 4.890% per annum,

•	the Pass-Through Margins on the LIBOR Certificates remain constant at the rates applicable on or prior to the Optional Termination Date and the Pass-Through Margins on the LIBOR Certificates are adjusted accordingly on any Distribution Date after the Optional Termination Date,

•	distributions in respect of the certificates are received in cash on the 25th day of each month commencing in the calendar month following the closing date,

•	the closing date of the sale of the certificates is January 30, 2006,

•	no seller is required to repurchase or substitute for any Mortgage Loan,

•	the Class C Certificates do not have initial Class Certificate Balances,

•	the Master Servicer does not exercise the option to repurchase the Mortgage Loans described under “Servicing of the Mortgage Loans — Certain Modifications and Refinancings,” “— Optional Purchase of Defaulted Loans” and “— Optional Termination” in this prospectus supplement,

•	the Mortgage Rate on each Adjustable Rate Mortgage Loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to the One-Month LIBOR Index, Six-Month LIBOR Index, Twelve-Month LIBOR Index or One-Year CMT Index, as applicable (as described above), plus the Gross Margin, subject to Maximum Mortgage Rates, Minimum Mortgage Rates and Periodic Rate Caps (as applicable), and

•	scheduled monthly payments on each Mortgage Loan will be adjusted in the month immediately following the interest adjustment date (as necessary) for such Mortgage Loan to equal the fully amortizing payment described above.

Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement assumes a constant prepayment rate (“CPR”) of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans similar to the Mortgage Loans in each loan group. With respect to the Fixed Rate Mortgage Loans, a 100% prepayment assumption (the “Prepayment Assumption”) assumes a CPR of 8.0% per annum of the then outstanding principal balance of the Fixed Rate Mortgage Loans in the first month of the life of the Fixed Rate Mortgage Loans and an additional approximately 1.4545454545% (precisely 16%/11) per annum in the second through eleventh months. Beginning in the twelfth month and in each month thereafter during the life of the Fixed Rate Mortgage Loans, a 100% Prepayment Assumption assumes a CPR of 24.0% per annum each month. With respect to the Adjustable Rate Mortgage Loans, a 100% Prepayment Assumption assumes a CPR of 30.0% per annum of the then outstanding principal balance of the Adjustable Rate Mortgage Loans. There is no assurance that prepayments will occur at any of the applicable Prepayment Assumption rates or at any other constant rate.

While it is assumed that each of the Mortgage Loans prepays at the specified constant percentages, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual Mortgage Loans which will be delivered to the Trustee and characteristics of the Mortgage Loans used in preparing the tables.

Optional Purchase of Defaulted Loans

The Master Servicer may, at its option but subject to the conditions set forth in the Pooling and Servicing Agreement, purchase from the issuing entity any Mortgage Loan which is delinquent in payment by 151 days or more. Any purchase shall be at a price equal to 100% of the Stated Principal Balance of the Mortgage Loan plus accrued interest on it at the applicable Mortgage Rate from the date through which interest was last paid by the related mortgagor or advanced (and not reimbursed) to the first day of the month in which the amount is to be distributed.

Optional Termination

The Master Servicer will have the right to purchase all remaining Mortgage Loans and mortgage property that the Master Servicer or its designee has acquired through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted mortgage loan (“REO Property”) in the issuing entity and thereby effect early retirement of all the certificates, on any Distribution Date on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties in the issuing entity is less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date (the “Optional Termination Date”). The Master Servicer is an affiliate of the Sellers and the Depositor.

In the event the option is exercised by the Master Servicer, the purchase will be made at a price equal to the sum of:

•	100% of the Stated Principal Balance of each Mortgage Loan in the issuing entity (other than in respect of REO Property) plus accrued interest thereon at the applicable Net Mortgage Rate, and

•	the appraised value of any REO Property (up to the Stated Principal Balance of the related Mortgage Loan) in the issuing entity.

Notice of any termination, specifying the Distribution Date on which certificateholders may surrender their certificates for payment of the final distribution and cancellation, will be given promptly by the Trustee by letter to related certificateholders mailed not earlier than the 10th day and no later than the 15th day of the month immediately preceding the month of the final distribution. The notice will specify (a) the Distribution Date upon which final distribution on the certificates will be made upon presentation and surrender of the certificates at the office therein designated, (b) the amount of the final distribution, (c) the location of the office or agency at which the presentation and surrender must be made, and (d) that the Record Date otherwise applicable to the Distribution Date is not applicable, distributions being made only upon presentation and surrender of the certificates at the office therein specified.

In the event a notice of termination is given, the Master Servicer will cause all funds in the Certificate Account to be remitted to the Trustee for deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the certificates. At or prior to the time of making the final payment on the certificates, the Master Servicer as agent of the Trustee will sell all of the assets of the issuing entity to the Master Servicer for cash. Proceeds from a purchase will be distributed to the certificateholders in the priority described above under “— Distributions” and will reflect the current Class Certificate Balance and other entitlements of each class at the time of liquidation.

The proceeds from any sale in connection the exercise of the option may not be sufficient to distribute the full amount to which each class of certificates is entitled if the purchase price is based in part on the appraised value of any REO Property and that appraised value is less than the Stated Principal Balance of the related Mortgage Loan. Any purchase of the Mortgage Loans and REO Properties will result in an early retirement of the certificates. At the time of the making of the final payment on the certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the holder of the Class A-R Certificates all cash on hand related to the Class A-R Certificates, and the issuing entity will terminate at that time. Once the issuing entity has been terminated, certificateholders will not be entitled to receive any amounts that are recovered subsequent to the termination.

Events of Default; Remedies

In addition to the Events of Default described in the prospectus, an Event of Default will consist of the failure by the Master Servicer to reimburse, in full, the Trustee not later than 6:00 p.m., New York City time, on the Business Day following the related Distribution Date for any Advance made by the Trustee together with accrued and unpaid interest. If the Master Servicer fails to make the required reimbursement, so long as the Event of Default has not been remedied, the Trustee, but not certificateholders, may terminate the Master Servicer without the consent of the certificateholders. Additionally, if the Master Servicer fails to provide certain information or perform certain duties related to the Depositor’s reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to the issuing entity, the Depositor, may, without the consent of any of the certificateholders terminate the Master Servicer.

Certain Matters Regarding the Master Servicer, the Depositor, the Sellers and the NIM Insurer

The prospectus describes the indemnification to which the Master Servicer and the Depositor (and their respective directors, officers, employees and agents) are entitled and also describes the limitations on any liability of the Master Servicer and the Depositor (and their respective directors, officers, employees and agents) to the issuing entity. See “The Pooling and Servicing Agreement — Certain Matters Regarding the Master Servicer and the Depositor” in the prospectus. The Pooling and Servicing Agreement provides that these same provisions regarding indemnification and exculpation apply to each Seller and any NIM Insurer.

The Trustee

The Bank of New York will be the trustee under the Pooling and Servicing Agreement. The Bank of New York has been, and currently is, serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of residential mortgages. The Bank of New York is one of the largest corporate trust providers of trust services on securitization transactions. The Depositor and Countrywide Home Loans may maintain other banking relationships in the ordinary course of business with the Trustee. The offered certificates may be surrendered at the Corporate Trust Office of the Trustee located at 101 Barclay Street, 8W, New York, New York 10286, Attention: Corporate Trust Administration or another address that the Trustee may designate from time to time.

The Trustee will be liable for its own grossly negligent action, its own grossly negligent failure to act or its own misconduct, its grossly negligent failure to perform its obligations in compliance with the Pooling and

Servicing Agreement, or any liability that would be imposed by reason of its willful misfeasance or bad faith. However, the Trustee will not be liable, individually or as Trustee,

•	for an error of judgment made in good faith by a responsible officer of the Trustee, unless the Trustee was grossly negligent or acted in bad faith or with willful misfeasance,

•	with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders of each class of certificates evidencing not less than 25% of the Voting Rights of the class relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under the Pooling and Servicing Agreement,

•	for any action taken or suffered or omitted by it under the Pooling and Servicing Agreement in good faith and in accordance with an opinion of counsel, or

•	for any loss on any investment of funds pursuant to the Pooling and Servicing Agreement (other than as issuer of the investment security).

The Trustee is also entitled to rely without further investigation upon any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Trustee and any successor trustee will, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under the laws of the United States of America to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating that would not cause any of the Rating Agencies to reduce their respective ratings of any class of certificates below the ratings issued on the closing date (or having provided security from time to time as is sufficient to avoid the reduction). If the Trustee no longer meets the foregoing requirements, the Trustee has agreed to resign immediately.

The Trustee may at any time resign by giving written notice of resignation to the Depositor, the Master Servicer, each Rating Agency and the certificateholders, not less than 60 days before the specified resignation date. The resignation shall not be effective until a successor trustee has been appointed. If a successor trustee has not been appointed within 30 days after the Trustee gives notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

The Depositor or the Master Servicer may remove the Trustee and appoint a successor trustee if:

•	the Trustee ceases to meet the eligibility requirements described above and fails to resign after written request to do so is delivered to the Trustee by the Depositor,

•	the Trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property is appointed, or any public officer takes charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

•	(A) a tax is imposed with respect to the issuing entity by any state in which the Trustee or the issuing entity is located, (B) the imposition of the tax would be avoided by the appointment of a different trustee and (C) the Trustee fails to indemnify the issuing entity against the tax.

The holders of certificates evidencing at least 51% of the Voting Rights of each class of certificates may at any time remove the Trustee and appoint a successor trustee. In addition, if the Trustee fails to provide certain information or perform certain duties related to the Depositor’s reporting obligations under the Exchange Act with respect to the issuing entity, the Depositor, may, without the consent of any of the certificateholders terminate the Trustee. Notice of any removal of the Trustee shall be given to each Rating Agency by the successor trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions described above will become effective upon acceptance of appointment by the successor trustee.

A successor trustee will not be appointed unless the successor trustee meets the eligibility requirements described above and its appointment does not adversely affect the then-current ratings of the certificates.

Voting Rights

As of any date of determination:

•	holders of the Class A-IO Certificates will be allocated 1% of all voting rights in respect of the Certificates (collectively, the “Voting Rights”), and

•	holders of the other classes of certificates will be allocated the remaining Voting Rights in proportion to their respective outstanding Class Certificate Balances.

Voting Rights will be allocated among the Certificates of each class in accordance with their respective Percentage Interests.

Restrictions on Transfer of the Class A-R Certificates

The Class A-R Certificates will be subject to the restrictions on transfer described in the prospectus under “Material Federal Income Tax Consequences —Tax-Related Restrictions on Transfers of Residual Certificates—Disqualified Organizations,” “—Noneconomic Residual Certificates” and “—Foreign Investors.” The Class A-R Certificates (in addition to other ERISA restricted classes of certificates, as described in the Pooling and Servicing Agreement) may not be acquired by a Plan or with assets of a Plan unless certain conditions are met. See “ERISA Considerations” in this prospectus supplement. The Class A-R Certificates will contain a legend describing the foregoing restrictions.

Ownership of the Residual Certificates

On the Closing Date, the Class A-R Certificates (except as described below) will be acquired by Countrywide Securities Corporation, an affiliate of the Depositor, the Sellers and the Master Servicer.

The Trustee will be initially designated as “tax matters person” under the Pooling and Servicing Agreement and in that capacity will hold a Class A-R Certificate in the amount of $0.01. As tax matters person, the Trustee will be responsible for various tax administrative matters relating to the issuing entity, including the making of a REMIC election with respect to each REMIC created under the Pooling and Servicing Agreement and the preparation and filing of tax returns with respect to each such REMIC.

Restrictions on Investment, Suitability Requirements

An investment in the certificates may not be appropriate for all investors due to tax, ERISA or other legal requirements. Investors should review the disclosure included in this prospectus supplement and the prospectus under “Material Federal Income Tax Consequences,” “ERISA Considerations” and “Legal Matters” prior to any acquisition and are encouraged to consult with their advisors prior to purchasing the certificates.

Rights of the NIM Insurer Under the Pooling and Servicing Agreement

After the closing date, a separate trust or trusts (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may or may not have the benefit of a financial guaranty insurance policy. The insurer or insurers (the “NIM Insurer”) that would issue a policy will be a third party beneficiary of the Pooling and Servicing Agreement and will have a number of rights under the Pooling and Servicing Agreement, which will include the following:

•	the right to consent to the Master Servicer’s exercise of its discretion to waive assumption fees, late payment or other charges in connection with a Mortgage Loan or to arrange for the extension of due dates for payments due on a mortgage note for no more than 270 days, if the waivers or extensions relate to more than 5% of the Mortgage Loans;

•	the right to direct the Trustee to terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement relating to the issuing entity and the assets of the issuing entity following the occurrence of an event of default under the Pooling and Servicing Agreement;

•	the right to approve or reject the appointment of any successor servicer other than the Trustee, if the Master Servicer is required to be replaced and the Trustee is unwilling or unable to act as successor servicer;

•	the right to consent to any amendment to the Pooling and Servicing Agreement; and

•	each of the rights under “Risk Factors—Rights of the NIM Insurer” in this prospectus supplement.

You should note the rights that the NIM Insurer would have and carefully evaluate its potential impact on your investment.

Yield, Prepayment and Maturity Considerations

Prepayment Considerations and Risks

The rate of principal payments on the offered certificates, the aggregate amount of distributions on the offered certificates and the yield to maturity of the offered certificates will be related to the rate and timing of payments of principal on the related Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the related seller or purchases by the Master Servicer. Except for certain of the Mortgage Loans, each of which has a prepayment charge if the related mortgagor prepays such Mortgage Loan during a period ranging from three to five years after origination, the Mortgage Loans may be prepaid by the mortgagors at any time without a prepayment charge. Because certain of the Mortgage Loans contain prepayment charges, the rate of principal prepayments may be less than the rate of principal payments for Mortgage Loans that did not have prepayment charges. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans, and those amounts will not be available for distribution on the other classes of certificates. In addition, many of the Mortgage Loans do not provide for any payments of principal for an extended period following their origination. These Interest Only Loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of the Mortgage Loans will be higher than for amortizing Mortgage Loans. During their interest-only periods, these Interest Only Loans may be less likely to prepay as the interest-only feature may reduce the perceived benefits of refinancing due to the smaller monthly payment. However, as an Interest Only Loan approaches the end of its interest-only period, it may be more likely to be prepaid, even if market interest rates at the time are only slightly higher or lower than the interest rate on the Interest Only Loans as the related borrowers seek to avoid increases in their respective monthly mortgage payment. The Mortgage Loans are subject to the “due-on-sale” provisions included therein.

Prepayments, liquidations and purchases of the Mortgage Loans in a loan group will result in distributions on the related offered certificates of principal amounts which would otherwise be distributed over the remaining terms of these Mortgage Loans. This includes any optional repurchase by the related seller of a defaulted Mortgage Loans and any optional purchase of the remaining Mortgage Loans in connection with the termination of the issuing entity, in each case as described in this prospectus supplement. Since the rate of payment of principal of the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to the rate of payment of principal of the Mortgage Loans or the rate of principal prepayments. The extent to which the yield to maturity of a class of offered certificates may vary from the anticipated yield will depend upon the degree to which the offered certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the related Mortgage Loans. Further, an investor should consider the risk that, in the case of any offered certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the related Mortgage Loans could result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield.

The rate of principal payments (including prepayments) on pools of Mortgage Loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties, servicing decisions, as well as the characteristics of the Mortgage Loans included in the mortgage pool as described under “The Mortgage Pool — General” and “— Underwriting Process” in this prospectus supplement. In addition, Countrywide Home Loans’ Streamlined Documentation Program may affect the rate of prepayments on the Mortgage Loans. In general, if prevailing interest rates were to fall significantly below the Mortgage Rates on the Mortgage Loans, the Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Rates on the Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Mortgage Loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. Furthermore, with respect to up to 50% of the Mortgage Loans in each loan group, the Depositor may deliver all or a portion of each related mortgage file to the Trustee after the closing date. Should Countrywide Home Loans or any other seller fail to deliver all or a portion of any mortgage files to the Depositor or other designee of the Depositor or, at the Depositor’s direction, to the Trustee, within that period, Countrywide Home Loans will be required to use its best efforts to deliver a replacement Mortgage Loan for the related delayed delivery Mortgage Loan or repurchase the related delayed delivery Mortgage Loan. Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the Mortgage Loans.

In general with respect to fixed rate mortgage loans, if prevailing interest rates fall significantly below the interest rates on such Mortgage Loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on such mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans. In the event that Fixed Rate Mortgage Loans in any loan group with higher Mortgage Rates prepay at rates higher than other Mortgage Loans in that loan group, the applicable Net Rate Cap may be lower than otherwise would be the case. As a result, the interest payable on the related certificates on a Distribution Date could be reduced because of the imposition of the applicable Net Rate Cap. No assurance can be given as to the level of prepayment that the Fixed Rate Mortgage Loans will experience.

As is the case with fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to a lower fixed interest rate. Prepayments on the Adjustable Rate Mortgage Loans may differ as they approach their respective initial Adjustment Dates, and prepayments on Mortgage Loans with interest-only terms may differ as they approach the ends of their interest-only periods. No assurance can be given as to the level of prepayment that the Adjustable Rate Mortgage Loans will experience.

Although the Mortgage Rates on the Adjustable Rate Mortgage Loans are subject to adjustment, such Mortgage Rates adjust less frequently than the Pass-Through Rates on the LIBOR Certificates and adjust by reference to the relative Mortgage Index. Changes in One-Month LIBOR may not correlate with changes in the applicable Mortgage Index and also may not correlate with prevailing interest rates. It is possible that an increased level of One-Month LIBOR could occur simultaneously with a lower level of prevailing interest rates which would be expected to result in faster prepayments, thereby reducing the weighted average lives of the related classes of LIBOR Certificates. The Mortgage Rate applicable to all or substantially all of the Adjustable Rate Mortgage Loans and any Adjustment Date will be based on the Mortgage Index value most recently announced generally as of a date 45 days prior to such Adjustment Date. Thus, if the related Mortgage Index value with respect to a Mortgage Loan rises, the lag in time before the corresponding Mortgage Rate increases will, all other things being equal, slow the upward adjustment of the applicable Net Rate Cap. In addition, certain of the Adjustable Rate Mortgage Loans will have Mortgage Rates which will not adjust for a substantial period of time after origination. See “The Mortgage Pool” in this prospectus supplement.

The portion of any proceeds of the Swap Contract that will be payable to the swap trust under the Swap Contract Administration Agreement are intended to provide amounts to the LIBOR Certificates to cover any unpaid Current Interest, Interest Carry Forward Amounts, Net Rate Carryover and Unpaid Realized Loss Amounts and to restore or maintain overcollateralization. However, any Net Swap Payment payable by the Swap Contract Counterparty will be based on the lesser of the applicable Swap Contract Notional Balance and the aggregate Class Certificate Balance of the LIBOR Certificates, and not on the actual Stated Principal Balances of the Mortgage Loans in Loan Group 1 and Loan Group 2. Therefore, the Swap Contract may not provide sufficient funds to cover any unpaid Current Interest, Interest Carry Forward Amounts, Net Rate Carryover and Unpaid Realized Loss Amounts with respect to the LIBOR Certificates and to restore or maintain overcollateralization for those Certificates. See “Description of the Certificates — The Swap Contract” above.

In addition, for so long as One-Month LIBOR is less than 4.780% (or, in cases where the accrual period for the floating rate payment payable by the swap counterparty is not 30 days, 4.780% multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in that accrual period), the issuing entity will be required to cover Net Swap Payments due to the Swap Counterparty, thereby reducing the amount of available funds with respect to Loan Group 1 and Loan Group 2 that are available to make distributions on the LIBOR Certificates. In addition, any Swap Termination Payment payable to the Swap Counterparty (other than a Swap Termination Payment resulting from a Swap Counterparty Trigger Event) in the event of early termination of the Swap Contract will reduce amounts available for distribution to holders of the LIBOR Certificates. As of January 27, 2006, One-Month LIBOR is 4.56813%.

The rate of prepayment may affect the pass-through rates on the offered certificates. Prepayments of Mortgage Loans with Mortgage Rates in excess of the then-current weighted average Adjusted Net Mortgage Rate may reduce the pass-through rate on the related classes of offered certificates. Mortgage loans with higher Mortgage Rates may prepay at faster rates than Mortgage Loans with relatively lower Mortgage Rates in response to a given change in market interest rates. Any such disproportionate rate of prepayments may adversely affect the pass-through rate on the subordinated certificates.

We cannot predict the level of prepayments that will be experienced by the Trust and investors may expect that a portion of borrowers will not prepay their mortgage loans to any significant degree. See “Yield and Prepayment Considerations” in the prospectus.

The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments is consistent with an investor’s expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor’s yield to maturity. The effect on an investor’s yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

Sensitivity of the Class A-IO Certificates

As indicated in the following table, the yields to investors in the Class A-IO Certificates will be sensitive to the rate of principal payments (including prepayments) on the Mortgage Loans, which generally can be prepaid at any time. As described under “Description of the Certificates — Component Class,” the amount of interest that accrues on the Class A-IO Components is calculated on the basis of the lesser of the scheduled notional amount and the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group. If at any time prior to January 2007, the notional amount of each component of the Class A-IO Certificates is calculated on the basis of the Stated Principal Balance of the Mortgage Loans in the related loan group, the yield to investors in the Class A-IO Certificates will be extremely sensitive to the rate and timing of principal payments on the mortgage loans in the related loan group (including prepayments). Further, if the optional termination date occurs prior to the Distribution Date in January 2007 and the Master Servicer effects an optional termination of the issuing entity, then the Class A-

IO Certificates will receive no further distributions of interest. An extremely rapid rate of prepayments on the Mortgage Loans could result in the failure of investors to fully recover their investments. Timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect the actual yield to investors, even if the average rate of principal prepayments on the Mortgage Loans is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any Class A-IO Certificates.

The information set forth in the following table has been prepared on the basis of the structuring assumptions and on the assumption that the purchase price of the Class A-IO Certificates (expressed as a percentage of its initial notional amount) is as follows:

Class	Price*
Class A-IO	0.60645%

*	The price does not include accrued interest. Accrued interest has been added to the price in calculating the yields set forth in the table below.

Sensitivity of the Class A-IO Certificates

to Prepayments

(Pre-tax Yields to Maturity)

	Percentage of Prepayment Assumption
Class	0%	80%	100%	120%	150%
Class A-IO	5.0%	5.0%	5.0%	5.0%	5.0%

Each component of the Class A-IO Certificates receives payments of interest primarily from interest collections from the related loan group. The yield to maturity on the Class A-IO Certificates will be extremely sensitive to the level of prepayments on the Mortgage Loans in either loan group. The faster that the Mortgage Loans in a loan group prepay, the less interest the related Class A-IO Component will receive. Prospective investors should fully consider the risk associated with an investment in the Class A-IO Certificates, including the possibility that if the rate of prepayments on the Mortgage Loans is faster than expected investors may not fully recover their initial investments.

Weighted Average Lives of the Offered Certificates

The weighted average life of an offered certificate is determined by (a) multiplying the amount of the net reduction, if any, of the Class Certificate Balance of the certificate on each Distribution Date by the number of years from the date of issuance to the Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the net reductions in Class Certificate Balance of the class of certificates referred to in clause (a).

For a discussion of the factors which may influence the rate of payments (including prepayments) of the Mortgage Loans, see “— Prepayment Considerations and Risks” in this prospectus supplement and “Yield and Prepayment Considerations” in the prospectus.

In general, the weighted average lives of the offered certificates will be shortened if the level of prepayments of principal of the Mortgage Loans increases. However, the weighted average lives of the offered certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments, the priority sequence of distributions of principal of the classes of certificates. See “Description of the Certificates — Principal” in this prospectus supplement.

The interaction of the foregoing factors may have different effects on various classes of offered certificates and the effects on any class may vary at different times during the life of the class. Accordingly, no assurance can be given as to the weighted average life of any class of offered certificates. Further, to the extent the prices of the offered certificates represent discounts or premiums to their respective original Class Certificate Balances, variability in the weighted average lives of the classes of offered certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of offered certificates may be affected at various constant percentages of the Prepayment Assumption, see the decrement tables under the next heading.

Decrement Tables

The following tables indicate the percentages of the initial Class Certificate Balance of the classes of offered certificates (other than the Class A-IO and Class A-R Certificates) that would be outstanding after each of the dates shown at various constant percentages of the applicable Prepayment Assumption and the corresponding weighted average lives of the classes. The tables have been prepared on the basis of the structuring assumptions. It is not likely that the Mortgage Loans will have the precise characteristics described in this prospectus supplement or that all of the Mortgage Loans will prepay at the constant percentages of the applicable Prepayment Assumption specified in the tables or at any other constant rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables, which have been prepared using the specified constant percentages of the applicable Prepayment Assumption, even if the remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the mortgage loans specified in the structuring assumptions.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

Percentage of Initial Class Certificate Balances Outstanding*

	Class 1-A-1 and Class 1-A-2 Percentage of Prepayment Assumption					Class 2-A-1 Percentage of Prepayment Assumption
Distribution Date	0%	80%	100%	120%	150%	0%	80%	100%	120%	150%
Initial Percent	100	100	100	100	100	100	100	100	100	100
January 2007	100	77	71	65	57	99	57	46	36	20
January 2008	100	58	49	41	29	98	21	5	0	0
January 2009	99	43	33	24	14	97	0	0	0	0
January 2010	99	34	25	18	11	96	0	0	0	0
January 2011	99	26	18	12	7	95	0	0	0	0
January 2012	98	20	13	8	4	94	0	0	0	0
January 2013	97	16	9	6	2	92	0	0	0	0
January 2014	96	12	7	4	1	90	0	0	0	0
January 2015	95	9	5	3	1	88	0	0	0	0
January 2016	94	7	4	2	0	85	0	0	0	0
January 2017	92	6	3	1	0	81	0	0	0	0
January 2018	90	4	2	1	0	77	0	0	0	0
January 2019	87	3	1	0	0	73	0	0	0	0
January 2020	84	2	1	0	0	68	0	0	0	0
January 2021	81	2	0	0	0	63	0	0	0	0
January 2022	78	1	0	0	0	57	0	0	0	0
January 2023	75	1	0	0	0	51	0	0	0	0
January 2024	71	1	0	0	0	44	0	0	0	0
January 2025	67	0	0	0	0	37	0	0	0	0
January 2026	63	0	0	0	0	29	0	0	0	0
January 2027	58	0	0	0	0	20	0	0	0	0
January 2028	53	0	0	0	0	10	0	0	0	0
January 2029	47	0	0	0	0	0	0	0	0	0
January 2030	41	0	0	0	0	0	0	0	0	0
January 2031	36	0	0	0	0	0	0	0	0	0
January 2032	30	0	0	0	0	0	0	0	0	0
January 2033	23	0	0	0	0	0	0	0	0	0
January 2034	15	0	0	0	0	0	0	0	0	0
January 2035	7	0	0	0	0	0	0	0	0	0
January 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)**	21.3	3.7	2.9	2.4	1.8	16.0	1.3	1.0	0.8	0.6

*	Rounded to the nearest whole percentage.

**	Determined as specified under “Weighted Average Lives of the Offered Certificates” in this prospectus supplement.

Percentage of Initial Class Certificate Balances Outstanding*

	Class 2-A-2 Percentage of Prepayment Assumption					Class 2-A-3A and Class 2-A-3B Percentage of Prepayment Assumption
Distribution Date	0%	80%	100%	120%	150%	0%	80%	100%	120%	150%
Initial Percent	100	100	100	100	100	100	100	100	100	100
January 2007	100	100	100	100	100	100	100	100	100	100
January 2008	100	100	100	75	25	100	100	100	100	100
January 2009	100	84	39	0	0	100	100	100	100	57
January 2010	100	43	5	0	0	100	100	100	76	46
January 2011	100	8	0	0	0	100	100	75	51	27
January 2012	100	0	0	0	0	100	83	54	34	16
January 2013	100	0	0	0	0	100	64	39	23	10
January 2014	100	0	0	0	0	100	50	28	15	5
January 2015	100	0	0	0	0	100	38	20	10	2
January 2016	100	0	0	0	0	100	30	15	7	1
January 2017	100	0	0	0	0	100	23	10	4	0
January 2018	100	0	0	0	0	100	17	7	2	0
January 2019	100	0	0	0	0	100	13	5	1	0
January 2020	100	0	0	0	0	100	10	3	0	0
January 2021	100	0	0	0	0	100	7	2	0	0
January 2022	100	0	0	0	0	100	5	1	0	0
January 2023	100	0	0	0	0	100	4	0	0	0
January 2024	100	0	0	0	0	100	2	0	0	0
January 2025	100	0	0	0	0	100	1	0	0	0
January 2026	100	0	0	0	0	100	1	0	0	0
January 2027	100	0	0	0	0	100	0	0	0	0
January 2028	100	0	0	0	0	100	0	0	0	0
January 2029	100	0	0	0	0	100	0	0	0	0
January 2030	77	0	0	0	0	100	0	0	0	0
January 2031	51	0	0	0	0	100	0	0	0	0
January 2032	23	0	0	0	0	100	0	0	0	0
January 2033	0	0	0	0	0	93	0	0	0	0
January 2034	0	0	0	0	0	63	0	0	0	0
January 2035	0	0	0	0	0	30	0	0	0	0
January 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)**	25.0	3.9	3.0	2.3	1.8	28.4	9.0	7.1	5.8	4.2

*	Rounded to the nearest whole percentage.

**	Determined as specified under “Weighted Average Lives of the Offered Certificates” in this prospectus supplement.

Percentage of Initial Class Certificate Balances Outstanding*

	Class M-1 Percentage of Prepayment Assumption					Class M-2 Percentage of Prepayment Assumption
Distribution Date	0%	80%	100%	120%	150%	0%	80%	100%	120%	150%
Initial Percent	100	100	100	100	100	100	100	100	100	100
January 2007	100	100	100	100	100	100	100	100	100	100
January 2008	100	100	100	100	100	100	100	100	100	100
January 2009	100	100	100	100	100	100	100	100	100	100
January 2010	100	73	55	40	24	100	73	55	40	24
January 2011	100	57	39	27	14	100	57	39	27	14
January 2012	100	44	28	18	8	100	44	28	18	8
January 2013	100	34	20	12	3	100	34	20	12	0
January 2014	100	26	15	8	0	100	26	15	8	0
January 2015	100	20	11	5	0	100	20	11	0	0
January 2016	100	16	8	0	0	100	16	8	0	0
January 2017	100	12	5	0	0	100	12	0	0	0
January 2018	100	9	0	0	0	100	9	0	0	0
January 2019	100	7	0	0	0	100	6	0	0	0
January 2020	100	4	0	0	0	100	0	0	0	0
January 2021	100	0	0	0	0	100	0	0	0	0
January 2022	100	0	0	0	0	100	0	0	0	0
January 2023	100	0	0	0	0	100	0	0	0	0
January 2024	100	0	0	0	0	100	0	0	0	0
January 2025	100	0	0	0	0	100	0	0	0	0
January 2026	100	0	0	0	0	100	0	0	0	0
January 2027	100	0	0	0	0	100	0	0	0	0
January 2028	100	0	0	0	0	100	0	0	0	0
January 2029	100	0	0	0	0	100	0	0	0	0
January 2030	90	0	0	0	0	90	0	0	0	0
January 2031	77	0	0	0	0	77	0	0	0	0
January 2032	64	0	0	0	0	64	0	0	0	0
January 2033	49	0	0	0	0	49	0	0	0	0
January 2034	33	0	0	0	0	33	0	0	0	0
January 2035	16	0	0	0	0	16	0	0	0	0
January 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)**	26.8	6.5	5.2	4.5	4.0	26.8	6.4	5.2	4.4	3.9

*	Rounded to the nearest whole percentage.

**	Determined as specified under “Weighted Average Lives of the Offered Certificates” in this prospectus supplement.

Percentage of Initial Class Certificate Balances Outstanding*

	Class M-3 Percentage of Prepayment Assumption					Class M-4 Percentage of Prepayment Assumption
Distribution Date	0%	80%	100%	120%	150%	0%	80%	100%	120%	150%
Initial Percent	100	100	100	100	100	100	100	100	100	100
January 2007	100	100	100	100	100	100	100	100	100	100
January 2008	100	100	100	100	100	100	100	100	100	100
January 2009	100	100	100	100	100	100	100	100	100	100
January 2010	100	73	55	40	24	100	73	55	40	24
January 2011	100	57	39	27	14	100	57	39	27	14
January 2012	100	44	28	18	5	100	44	28	18	0
January 2013	100	34	20	12	0	100	34	20	12	0
January 2014	100	26	15	3	0	100	26	15	0	0
January 2015	100	20	11	0	0	100	20	7	0	0
January 2016	100	16	2	0	0	100	16	0	0	0
January 2017	100	12	0	0	0	100	12	0	0	0
January 2018	100	9	0	0	0	100	0	0	0	0
January 2019	100	0	0	0	0	100	0	0	0	0
January 2020	100	0	0	0	0	100	0	0	0	0
January 2021	100	0	0	0	0	100	0	0	0	0
January 2022	100	0	0	0	0	100	0	0	0	0
January 2023	100	0	0	0	0	100	0	0	0	0
January 2024	100	0	0	0	0	100	0	0	0	0
January 2025	100	0	0	0	0	100	0	0	0	0
January 2026	100	0	0	0	0	100	0	0	0	0
January 2027	100	0	0	0	0	100	0	0	0	0
January 2028	100	0	0	0	0	100	0	0	0	0
January 2029	100	0	0	0	0	100	0	0	0	0
January 2030	90	0	0	0	0	90	0	0	0	0
January 2031	77	0	0	0	0	77	0	0	0	0
January 2032	64	0	0	0	0	64	0	0	0	0
January 2033	49	0	0	0	0	49	0	0	0	0
January 2034	33	0	0	0	0	33	0	0	0	0
January 2035	16	0	0	0	0	16	0	0	0	0
January 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)**	26.8	6.4	5.1	4.4	3.8	26.8	6.3	5.0	4.3	3.7

*	Rounded to the nearest whole percentage.

**	Determined as specified under “Weighted Average Lives of the Offered Certificates” in this prospectus supplement.

Percentage of Initial Class Certificate Balances Outstanding*

	Class M-5 Percentage of Prepayment Assumption					Class M-6 Percentage of Prepayment Assumption
Distribution Date	0%	80%	100%	120%	150%	0%	80%	100%	120%	150%
Initial Percent	100	100	100	100	100	100	100	100	100	100
January 2007	100	100	100	100	100	100	100	100	100	100
January 2008	100	100	100	100	100	100	100	100	100	100
January 2009	100	100	100	100	100	100	100	100	100	100
January 2010	100	73	55	40	24	100	73	55	40	24
January 2011	100	57	39	27	11	100	57	39	27	0
January 2012	100	44	28	18	0	100	44	28	8	0
January 2013	100	34	20	2	0	100	34	16	0	0
January 2014	100	26	13	0	0	100	26	0	0	0
January 2015	100	20	0	0	0	100	15	0	0	0
January 2016	100	16	0	0	0	100	0	0	0	0
January 2017	100	2	0	0	0	100	0	0	0	0
January 2018	100	0	0	0	0	100	0	0	0	0
January 2019	100	0	0	0	0	100	0	0	0	0
January 2020	100	0	0	0	0	100	0	0	0	0
January 2021	100	0	0	0	0	100	0	0	0	0
January 2022	100	0	0	0	0	100	0	0	0	0
January 2023	100	0	0	0	0	100	0	0	0	0
January 2024	100	0	0	0	0	100	0	0	0	0
January 2025	100	0	0	0	0	100	0	0	0	0
January 2026	100	0	0	0	0	100	0	0	0	0
January 2027	100	0	0	0	0	100	0	0	0	0
January 2028	100	0	0	0	0	100	0	0	0	0
January 2029	100	0	0	0	0	100	0	0	0	0
January 2030	90	0	0	0	0	90	0	0	0	0
January 2031	77	0	0	0	0	77	0	0	0	0
January 2032	64	0	0	0	0	64	0	0	0	0
January 2033	49	0	0	0	0	49	0	0	0	0
January 2034	33	0	0	0	0	33	0	0	0	0
January 2035	15	0	0	0	0	0	0	0	0	0
January 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)**	26.8	6.2	4.9	4.2	3.6	26.7	6.0	4.8	4.1	3.5

*	Rounded to the nearest whole percentage.

**	Determined as specified under “Weighted Average Lives of the Offered Certificates” in this prospectus supplement.

Percentage of Initial Class Certificate Balances Outstanding*

	Class M-7 Percentage of Prepayment Assumption					Class M-8 Percentage of Prepayment Assumption
Distribution Date	0%	80%	100%	120%	150%	0%	80%	100%	120%	150%
Initial Percent	100	100	100	100	100	100	100	100	100	100
January 2007	100	100	100	100	100	100	100	100	100	100
January 2008	100	100	100	100	100	100	100	100	100	100
January 2009	100	100	100	100	100	100	100	100	100	100
January 2010	100	73	55	39	3	100	54	23	0	0
January 2011	100	57	37	9	0	100	26	0	0	0
January 2012	100	44	13	0	0	100	4	0	0	0
January 2013	100	25	0	0	0	100	0	0	0	0
January 2014	100	8	0	0	0	100	0	0	0	0
January 2015	100	0	0	0	0	100	0	0	0	0
January 2016	100	0	0	0	0	100	0	0	0	0
January 2017	100	0	0	0	0	100	0	0	0	0
January 2018	100	0	0	0	0	100	0	0	0	0
January 2019	100	0	0	0	0	100	0	0	0	0
January 2020	100	0	0	0	0	100	0	0	0	0
January 2021	100	0	0	0	0	100	0	0	0	0
January 2022	100	0	0	0	0	100	0	0	0	0
January 2023	100	0	0	0	0	100	0	0	0	0
January 2024	100	0	0	0	0	100	0	0	0	0
January 2025	100	0	0	0	0	100	0	0	0	0
January 2026	100	0	0	0	0	100	0	0	0	0
January 2027	100	0	0	0	0	100	0	0	0	0
January 2028	100	0	0	0	0	100	0	0	0	0
January 2029	100	0	0	0	0	100	0	0	0	0
January 2030	90	0	0	0	0	83	0	0	0	0
January 2031	77	0	0	0	0	61	0	0	0	0
January 2032	64	0	0	0	0	38	0	0	0	0
January 2033	49	0	0	0	0	13	0	0	0	0
January 2034	23	0	0	0	0	0	0	0	0	0
January 2035	0	0	0	0	0	0	0	0	0	0
January 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)**	26.5	5.5	4.4	3.8	3.3	25.5	4.3	3.5	3.2	3.1

*	Rounded to the nearest whole percentage.

**	Determined as specified under “Weighted Average Lives of the Offered Certificates” in this prospectus supplement.

Last Scheduled Distribution Date

Assuming that, among other things, (1) no prepayments are received on the Mortgage Loans and (2) scheduled monthly payments of principal of and interest on each of the Mortgage Loans are timely received, the Distribution Date (the “Last Scheduled Distribution Date”) that occurs one month following the Distribution Date (or, in the case of the Class A-IO and Class A-R Certificates, zero months) on which the Class Certificate Balance of the applicable class of certificates would be reduced to zero is:

Class of Certificates	Distribution Date
Class 1-A-1	December 2035
Class 1-A-2	December 2035
Class 2-A-1	March 2029
Class 2-A-2	December 2032
Class 2-A-3A	December 2035
Class 2-A-3B	December 2035
Class A-IO	January 2007
Class M-1	October 2035
Class M-2	September 2035
Class M-3	August 2035
Class M-4	July 2035
Class M-5	May 2035
Class M-6	February 2035
Class M-7	October 2034
Class M-8	September 2033
Class A-R	February 2006

The actual final Distribution Date with respect to each class of these certificates could occur significantly earlier than its Last Scheduled Distribution Date because:

(1) prepayments are likely to occur which will be applied to the payment of the Class Certificate Balances thereof, and

(2) the Master Servicer may purchase all the Mortgage Loans in the issuing entity when the aggregate Stated Principal Balance of the Mortgage Loans and foreclosed or otherwise repossessed properties at the time of repurchase is less than or equal to 10% of the Cut-off Date Pool Principal Balance.

Use of Proceeds

We expect the proceeds to the Depositor from the sale of the offered certificates to be approximately $1,235,262,206, plus accrued interest, before deducting issuance expenses payable by the Depositor. The Depositor will apply the net proceeds of the sale of these classes of certificates against the purchase price of the Mortgage Loans.

Legal Proceedings

There are no legal proceedings against Countrywide Home Loans, the Depositor, the Trustee, the issuing entity or the Master Servicer, or to which any of their respective properties are subject, that is material to the certificateholders, nor is the Depositor aware of any proceedings of this type contemplated by governmental authorities.

Material Federal Income Tax Consequences

For federal income tax purposes, the issuing entity (exclusive of the issuing entity’s rights with respect to payments received under the Carryover Reserve Fund) will consist of one or more REMICs in a tiered structure.

The highest REMIC will be referred to as the “Master REMIC,” and each REMIC below the Master REMIC (if any) will be referred to as an “underlying REMIC.” Each underlying REMIC (if any) will issue multiple classes of uncertificated, regular interests (the “underlying REMIC Regular Interests”) that will be held by another REMIC above it in the tiered structure. The assets of the lowest underlying REMIC (or the Master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the Pooling and Servicing Agreement. The Master REMIC will issue the senior certificates and the subordinated certificates (together, excluding the Class A-R Certificate, the “Regular Certificates”). The Regular Certificates will be designated as the regular interests in the Master REMIC. The Class A-R Certificates (also, the “Residual Certificates”) will represent the beneficial ownership of the residual interest in each underlying REMIC (if any) and the residual interest in the Master REMIC. The assets of the Master REMIC will consist of the underlying REMIC Regular Interests (or, if there are no underlying REMICs, the Mortgage Loans and any other assets designated in the Pooling and Servicing Agreement). Aggregate distributions on the underlying REMIC Regular Interests held by the Master REMIC (if any) will equal the aggregate distributions on the Regular Certificates issued by the Master REMIC. The swap trust, the Swap Contract and the Swap Account will not constitute any part of any REMIC created under the Pooling and Servicing Agreement.

All classes of the Regular Certificates will be treated as representing interests in REMIC Regular Interests and entitlement to receive payments of Net Rate Carryover and the deemed obligation to make payments with respect to the Swap Contract (the entitlement to payments of Net Rate Carryover and any obligation to make payments with respect to the Swap Contract together, the “Net Rate Carryover Component”). Holders of the Regular Certificates must allocate the purchase price for their Regular Certificates between the REMIC Regular Interest component and the Net Rate Carryover component.

For federal income tax purposes, the Trustee intends to treat the rights and the obligations of a Regular Certificateholder with respect to Net Rate Carryover and the Swap Contract as embodied in a single contract (that is, the Net Rate Carryover Component). The remainder of this discussion assumes such treatment is correct.

Upon the issuance of the Certificates, Sidley Austin LLP (“Tax Counsel”), will deliver its opinion concluding, assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, that each REMIC created under the Pooling and Servicing Agreement will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”), and that the Regular Certificates will represent regular interests in a REMIC. Moreover, Tax Counsel will deliver an opinion concluding that the interests of the holders of the Regular Certificates with respect to Net Rate Carryover will represent, for federal income tax purposes, contractual rights coupled with regular interests within the meaning of Treasury regulations §1.860G-2(i).

Taxation of the Class A-IO Certificates and the REMIC Regular Interest components of the Regular Certificates

The Class A-IO Certificates and the REMIC Regular Interest components of the Regular Certificates will be treated as debt instruments issued by the Master REMIC for federal income tax purposes. Income on the Class A-IO Certificates and the REMIC Regular Interest components of the Regular Certificates (including income otherwise payable on the REMIC Regular Interest Component but used for making payments to the Swap Counterparty) must be reported under an accrual method of accounting. Under an accrual method of accounting, interest income may be required to be included in a holder’s gross income in advance of the holder’s actual receipt of that interest income.

The Class A-IO Certificates will and the REMIC Regular Interest components of the other Regular Certificates may be treated for federal income tax purposes as having been issued with original issue discount (“OID”). Although the tax treatment is not entirely certain, a Class A-IO Certificate will be treated as having OID for federal income tax purposes in an amount equal to the excess of (1) the sum of all payments on such certificate determined under the prepayment assumption over (2) the price at which such certificate is issued. For purposes of determining the amount and rate of accrual of OID and market discount, the issuing entity intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to 100% of the applicable Prepayment Assumption. No representation is made regarding whether the Mortgage Loans will prepay at the foregoing rate or at any other rate. See “Material Federal Income Tax Consequences” in the prospectus. Computing accruals of OID in the manner described in the prospectus may (depending on the actual rate of prepayments during the accrual period)

result in the accrual of negative amounts of OID on the certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accruals on their certificates. Although unclear, a holder of a Class A-IO Certificate may be entitled to deduct a loss to the extent that its remaining basis in such certificate exceeds the maximum amount of future payments to which such certificate would be entitled if there were no further prepayments of the mortgage loans.

If the holders of any Regular Certificates are treated as acquiring the REMIC Regular Interest components of their Regular Certificates at a premium, the holders are encouraged to consult their tax advisors regarding the election to amortize bond premium and the method to be employed. See “Material Federal Income Tax Consequences — REMIC Certificates — a. Regular Certificates” in the prospectus.

Disposition of Regular Certificates

Assuming that the Regular Certificates are held as “capital assets” within the meaning of section 1221 of the Code, gain or loss on the disposition of the REMIC Regular Interest component of a Regular Certificate should result in capital gain or loss. Such gain, however, will be treated as ordinary income, to the extent it does not exceed the excess (if any) of:

(1) the amount that would have been includible in the holder’s gross income with respect to the Class A-IO Certificates and the REMIC Regular Interest component had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in section 1274(d) of the Code determined as of the date of purchase of the Certificate over

(2) the amount actually included in such holder’s income.

Tax Treatment For Certain Purposes

As described more fully under “Material Federal Income Tax Consequences” in the prospectus, the Class A-IO Certificates and the REMIC Regular Interest components of the Regular Certificates will represent “real estate assets” under Section 856(c)(5)(B) of the Code and qualifying assets under Section 7701(a)(19)(C) of the Code in the same (or greater) proportion that the assets of the issuing entity will be so treated, and income on the Class A-IO Certificates and the REMIC Regular Interest components of the Regular Certificates will represent “interest on obligations secured by mortgages on real property or on interests in real property” under Section 856(c) (3) (B) of the Code in the same (or greater) proportion that the income on the assets of the issuing entity will be so treated. Prospective investors should consult their tax advisors regarding whether the Class A-IO Certificates and the Regular Certificates will represent qualifying assets under Section 860G(a) (3) of the Code if acquired by a REMIC within the prescribed time periods of the Code.

Net Rate Carryover

The following discussions assume that the rights and obligations of the holders of the Regular and Class C Certificates with respect to Net Rate Carryover will be treated as rights and obligations under a notional principal contract rather than as interests in a partnership for federal income tax purposes. If these rights and obligations were treated as representing interests in an entity taxable as a partnership for federal income tax purposes, then there could be different tax timing consequences to all such certificateholders and different withholding tax consequences on payments to certificateholders who are non-U.S. Persons. Prospective investors in the Regular Certificates are encouraged consult their tax advisors regarding the appropriate tax treatment.

The Rights of the Regular Certificates With Respect to Net Rate Carryover

For tax information reporting purposes, the Trustee (1) will treat the Net Rate Carryover rights of the Regular Certificates as rights to receive payments under a notional principal contract (specifically, an interest rate cap contract) and (2) anticipates assuming that these rights will have an insubstantial value relative to the value of the Regular Interest components of the Regular Certificates. The IRS could, however, successfully argue that the Net Rate Carryover component of one or more classes of Regular Certificates has a greater value. Similarly, the Trustee could determine that the Net Rate Carryover component of one or more classes of Regular Certificates has a greater value. In either case, the REMIC Regular Interest component of the Regular Certificates could be viewed as having been issued with either an additional amount of OID (which could cause the total amount of discount to exceed a statutorily defined de minimis amount) or with less premium (which would reduce the amount of premium available to be used as an offset against interest income). See “Material Federal Income Tax Consequences — REMIC Certificates —a. Regular Certificates” in the prospectus. In addition, the Net Rate Carryover component could be viewed as having been purchased at a higher cost. These changes could affect the timing and amount of income and deductions on the REMIC Regular Interest component and Net Rate Carryover component.

The portion of the overall purchase price of a Regular Certificate attributable to the Net Rate Carryover component must be amortized over the life of the Regular Certificate, taking into account the declining balance of the related REMIC Regular Interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method — the level yield constant interest method — the price paid for an interest rate cap agreement is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are encouraged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Net Rate Carryover component of a Regular Certificate.

Subject to the discussion below under the caption “Alternative Treatment of Termination-Related Payments”, any payments received by a holder of a Regular Certificate as Net Rate Carryover will be treated as periodic payments received under a notional principal contract. For any taxable year, to the extent the sum of the periodic payments received exceeds the amortization of the purchase price of the Net Rate Carryover component, and (2) in the case of a LIBOR Certificate, any amount payable on the REMIC Regular Interest Component used to cover payments to the Swap Counterparty, such excess will be ordinary income. Conversely, to the extent the sum of (1) the amortization of the purchase price, and (2) in the case of a LIBOR Certificate, any amount payable on the REMIC Regular Interest Component used to cover payments to the Swap Counterparty, exceeds the periodic payments, such excess will be allowable as an ordinary deduction. In the case of an individual, such deduction will be subject to the 2-percent floor imposed on miscellaneous itemized deductions under section 67 of the Code and may be subject to the overall limitation on itemized deductions imposed under section 68 of the Code. In addition, miscellaneous itemized deductions are not allowed for purposes of computing the alternative minimum tax. In the case of individuals, these limitations mean that income payable on the REMIC Regular Interest Component of a LIBOR Certificate will be includible in gross income but that the use of such income to make a payment to the Swap Counterparty may not be deductible.

Alternative Treatment of Termination-Related Payments

Holders of the LIBOR Certificates have certain rights and obligations with respect to payments that may be made or received if the Swap Contract terminates (“Termination Payments”). Because the termination of the Swap Contract does not necessarily mean the termination of the rights and obligations of the holders of the LIBOR Certificate, however, the income tax treatment of the Termination Payments is uncertain. For income tax reporting purposes, the Trustee intends to treat any Termination Payment as part of the periodic payments made or received with respect to the Net Rate Carryover Component, and therefore, as part of ordinary income or ordinary deductions with respect to the Net Rate Carryover Component. The IRS, however, could assert that the Termination Payments should be treated as capital gain or loss. The use of any capital loss may be limited. Prospective investors in the LIBOR Certificates are encouraged to consult their tax advisors regarding the appropriate tax treatment of any Termination Payments.

Dispositions of Net Rate Carryover

Upon the sale, exchange, or other disposition of a Regular Certificate, the holders of the Regular Certificates must allocate the amount realized between the Regular Interest component and the Net Rate Carryover component based on the relative fair market values of those components at the time of sale. Assuming a Regular Certificate is held as a “capital asset” within the meaning of section 1221 of the Code, any gain or loss on the disposition of the Net Rate Carryover component should be capital gain or loss.

Tax Treatment For Certain Purposes

The Net Rate Carryover components of the Regular Certificates will not qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code and income on the Net Rate Carryover components of the Regular Certificates will not represent “interest on obligations secured by mortgages on real property on or interest in real property” under Section 856(c)(3)(B) of the Code.

Because of the Net Rate Carryover component or a Regular Certificate (and in particular, in the case of LIBOR Certificates, due to the deemed obligation to make payments with respect to the Swap Contract), holders of the Regular Certificates are encouraged to consult with their tax advisors before resecuritizing their Regular Certificates in a REMIC.

The Carryover Reserve Fund

Holders of the Class C Certificates will be taxable on the earnings of the Carryover Reserve Fund whether those earnings are distributed directly to the holders of the Class C Certificates or paid to the holders of the Regular Certificates and taxable to the holders of the Regular Certificates as part of Net Rate Carryover.

Residual Certificates

The holders of the Residual Certificates must include the taxable income of each underlying REMIC (if any) and the Master REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to them during certain periods. All or a portion of the taxable income from a Residual Certificate recognized by a holder may be treated as “excess inclusion” income, which with limited exceptions, cannot be reduced by deductions (including net operating losses) and in all cases, is subject to U.S. federal income tax.

In computing alternative minimum taxable income, the special rule providing that taxable income cannot be less than the sum of the taxpayer’s excess inclusions for the year does not apply. However, a taxpayer’s alternative minimum taxable income cannot be less than the sum of the taxpayer’s excess inclusions for the year. In addition, the amount of any alternative minimum tax net operating loss is determined without regard to any excess inclusions.

The Treasury Department has issued final regulations, effective May 11, 2004, which address the federal income tax treatment of “inducement fees” received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the Residual Certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates are encouraged to consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

Purchasers of a Residual Certificate (that is, one of the Class A-R Certificates) are encouraged to consider carefully the tax consequences of an investment in Residual Certificates discussed in the prospectus and consult their own tax advisors with respect to those consequences. See “Material Federal Income Tax Consequences — REMIC Certificates — b. Residual Certificates” in the prospectus. In particular, prospective holders of the Residual

Certificates are encouraged to consult their tax advisors regarding whether a Residual Certificate will be treated as a “noneconomic” residual interest, as a “tax avoidance potential” residual interest, or as both. Among other things, holders of the Noneconomic Residual Certificates should be aware of REMIC regulations that may affect their ability to transfer their Residual Certificates. See “Material Federal Income Tax Consequences — Tax-Related Restrictions on Transfer of Residual Certificates — Noneconomic Residual Certificates,” “Material Federal Income Tax Consequences — b. Residual Certificates — Mark to Market Rules,” “— Excess Inclusions” and “Material Federal Income Tax Consequences — Tax Related Restrictions on Transfers of Residual Certificates — Foreign Investors” in the prospectus.

Additionally, for information regarding Prohibited Transactions and Treatment of Realized Losses, see “Material Federal Income Tax Consequences — Prohibited Transactions and Other Taxes” and “— REMIC Certificates — a. Regular Certificates — Treatment of Realized Losses” in the prospectus.

As a result of the Economic Growth and Tax Relief Reconciliation Act of 2001 (the “2001 Act”), limitations imposed by section 68 of the Code on claiming itemized deductions will be phased-out commencing in 2006, which will affect individuals holding Residual Certificates. In addition, as a result of the Jobs and Growth Tax Relief Reconciliation Act of 2003 (the “2003 Act”), the backup withholding rate has been reduced to 28%. Unless they are amended, these provisions of the 2001 Act and the 2003 Act will no longer apply for taxable years beginning on or after December 31, 2010. See “Material Federal Income Tax Consequences” in the prospectus. Investors are encouraged to consult their tax advisors with respect to both statutes.

Other Taxes

No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law.

All investors are encouraged to consult their tax advisors regarding the federal, state, local or foreign tax consequences of purchasing, owning or disposing of the certificates.

ERISA Considerations

Any fiduciary of an employee benefit or other plan or arrangement (such as an individual retirement account or Keogh plan) that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or to Section 4975 of the Code (a “Plan”), that proposes to cause the Plan to acquire any of the offered certificates (directly or indirectly through investment by an entity or account holding assets of the Plan) is encouraged to consult with its counsel with respect to the potential consequences of the Plan’s acquisition and ownership of the certificates under ERISA and Section 4975 of the Code. See “ERISA Considerations” in the prospectus. Section 406 of ERISA prohibits “parties in interest” with respect to an employee benefit plan subject to ERISA from engaging in various different types of transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes excise taxes on prohibited transactions involving “disqualified persons” and Plans described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA’s requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any of those plans that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

Investments by Plans or with assets of Plans that are subject to ERISA must satisfy ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments (including prepayments) on the Mortgage Loans. It is anticipated that the certificates will constitute “equity interests” in the issuing entity and, in the case of the LIBOR Certificates, in the swap trust, for the purpose of the Plan Assets Regulation.

The U.S. Department of Labor has granted the underwriter an administrative exemption (the “Exemption”) from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, in pass-through trusts that consist of specified receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the Mortgage Loans in the issuing entity. The Exemption extends exemptive relief to certificates, including subordinated certificates, rated in the four highest generic rating categories in certain designated transactions when the conditions of the Exemption, including the requirement that an investing Plan be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met.

For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see “ERISA Considerations” in the prospectus.

Except as provided below with respect to the swap trust, it is expected that the Exemption will apply to the acquisition and holding by Plans of the offered certificates (other than the Class A-IO and Class A-R Certificates) and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date of this prospectus supplement, there is no single mortgagor that is the obligor on five percent (5%) of the Mortgage Loans included in the issuing entity by aggregate unamortized principal balance of the assets of the issuing entity.

The rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- or its equivalent from at least one of S&P, Fitch or Moody’s, certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it). An offered certificate that satisfies the requirements of the Exemption other than the rating requirement may be eligible for purchase by an insurance company general account that includes plan assets in reliance on Sections I and III of Prohibited Transaction Class Exemption 95-60.

The Swap Contract does not meet all of the requirements for an “eligible swap” under the Exemption and has not been included in the issuing entity, and consequently an interest in the Swap Contract is not eligible for the exemptive relief available under the Exemption. For ERISA purposes, an interest in a LIBOR Certificate should represent a beneficial interest in two assets: (i) the right to receive payments from the issuing entity with respect to the applicable class and without taking into account payments made or received with respect to the Swap Contract, and (ii) the right to receive payments from the swap trust. A Plan’s purchase and holding of a LIBOR Certificate could constitute or otherwise result in a prohibited transaction under ERISA and Section 4975 of the Code between an investing Plan and the Swap Counterparty unless an exemption is available.

Accordingly, so long as the Swap Contract and the swap trust are in effect, no Plan or other person using plan assets may acquire or hold any interest in a LIBOR Certificate unless, in addition to satisfying the conditions, above, of the Exemption, such acquisition and holding are eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption (“PTCE”) 84-14 (for transactions effected by independent “qualified professional asset managers”, PTCE 90-1 (for transactions by insurance company pooled separate accounts), PTCE 91-38 (for transactions by bank collective investment funds), PTCE 95-60 (for transactions by insurance company general accounts), or PTCE 96-23 (for transactions effected by “in-house asset managers”) (collectively, the “Investor-Based Exemptions”) or a similar exemption. It should be noted, however, that even if the conditions specified in one or more Investor–Based Exemptions are met, the scope of relief may not necessarily cover all acts that might be construed as prohibited transactions. Plan fiduciaries should consult legal counsel concerning these issues.

As long as the Swap Contract and the swap trust are in effect, each beneficial owner of a LIBOR Certificate or any interest in a LIBOR Certificate, by its acceptance and holding of such certificate or interest therein, will be deemed to have represented that either (i) it is not a Plan or a person investing plan assets in such LIBOR

Certificate, or (ii) its acquisition and holding of such LIBOR Certificate are eligible for the exemptive relief available under at least one of the Investor-Based Exemptions.

Because the Class A-IO and Class A-R Certificates are not being purchased by any underwriter to whom an exemption similar to the Exemption has been granted, the Class A-IO and Class A-R Certificates do not currently meet the requirements of the Exemption or any comparable individual administrative exemption granted to any underwriter. Consequently, the Class A-IO and Class A-R Certificates may be transferred only if the Trustee receives:

•	a representation from the transferee of the certificate, acceptable to and in form and substance satisfactory to the Trustee, that the transferee is not a Plan, or a person acting on behalf of a Plan or using a Plan’s assets to effect the transfer; or

•	an opinion of counsel satisfactory to the Trustee that the purchase and holding of the certificate by a Plan, or a person acting on behalf of a Plan or using a Plan’s assets, will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement.

The first representation will be deemed to have been made by the transferee’s acceptance of a Class A-IO Certificate. If the representation is not true, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using a Plan’s assets is initiated without the required opinion of counsel, the attempted transfer or acquisition shall be void.

Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Code, the effect of the Plan Assets Regulation and the applicability of the Exemption described in the prospectus, and the potential consequences in their specific circumstances, before making an investment in any of the offered certificates. Moreover, each Plan fiduciary is encouraged to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Issuing entity and, in the case of the LIBOR Certificates, the swap trust represented by an interest in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of certificates to a Plan is in no respect a representation by the issuer or any underwriter of the certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

Method of Distribution

Subject to the terms and conditions set forth in the underwriting agreement between the Depositor and Countrywide Securities Corporation, an affiliate of the Depositor, the sellers and the Master Servicer (the “Underwriter”), the Depositor has agreed to sell to the underwriter and the underwriter has agreed to purchase from the Depositor, the offered certificates, other than the Class A-IO and Class A-R Certificates (the “Underwritten Certificates”).

The Depositor has been advised by the Underwriter that it proposes initially to offer the Underwritten Certificates to certain dealers at the prices set forth on the cover page less a selling concession not to exceed the percentage of the certificate denomination set forth below, and that the Underwriter may allow, and the dealers may reallow, a reallowance discount not to exceed the percentage of the certificate denomination set forth below:

Class	Selling Concession	Reallowance Discount
Class 1-A-1	0.14305%	0.07153%
Class 1-A-2	0.14305%	0.07153%
Class 2-A-1	0.11180%	0.05590%
Class 2-A-2	0.14305%	0.07153%
Class 2-A-3A	0.17430%	0.08715%
Class 2-A-3B	0.17430%	0.08715%
Class M-1	0.23680%	0.11840%
Class M-2	0.23680%	0.11840%
Class M-3	0.23680%	0.11840%
Class M-4	0.36180%	0.18090%
Class M-5	0.36180%	0.18090%
Class M-6	0.36180%	0.18090%
Class M-7	0.48680%	0.24340%
Class M-8	0.48680%	0.24340%

After the initial public offering, the public offering prices, the concessions and the discounts may be changed.

The Depositor has been advised by the underwriter that it intends to make a market in the Underwritten Certificates purchased by it, but the Underwriter has no obligation to do so. We cannot assure you that a secondary market for the Underwritten Certificates (or any particular class thereof) will develop or, if it does develop, that it will continue or that this market will provide sufficient liquidity to certificateholders.

Until the distribution of the Underwritten Certificates is completed, the rules of the SEC may limit the ability of the Underwriter and certain selling group members to bid for and purchase the Underwritten Certificates. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Underwritten Certificates. The transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Underwritten Certificates.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of the purchases.

Neither the Depositor nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Underwritten Certificates. In addition, neither the Depositor nor the Underwriter makes any representation that the Underwriter will engage in these transactions or that the transactions, once commenced, will not be discontinued without notice.

The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, liabilities customarily indemnified against, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

The Class A-IO and Class A-R Certificates will not be purchased by the Underwriter but will be transferred to Countrywide Home Loans on the closing date as partial consideration for the sale of the Mortgage Loans to the Depositor. The Class A-IO and Class A-R Certificates may be offered by Countrywide Home Loans (or an affiliate) or the Depositor from time to time directly or through underwriters or agents (either of which may include the Underwriter) in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale, in one or more separate transactions at prices to be negotiated at the time of each sale. Any underwriters or agents that participate in the distribution of the Class A-IO and Class A-R Certificates may be deemed to be “underwriters” within the meaning of the Securities Act and any profit on the sale of the certificates by them and any discounts, commissions, concessions or other compensation received by any of them may be deemed to be underwriting discounts and commissions under the Securities Act.

Legal Matters

The validity of the certificates, including their material federal income tax consequences, will be passed upon for the Depositor by Sidley Austin LLP, New York, New York. Certain legal matters will be passed upon for the underwriter by McKee Nelson LLP.

Ratings

It is a condition to the issuance of the offered certificates that they be assigned the respective ratings set forth in the Summary of this prospectus supplement. The Depositor has requested that S&P and Moody’s maintain ongoing surveillance of the ratings assigned to the offered certificates in accordance with their respective policies, but we cannot assure you that either S&P or Moody’s will continue its surveillance of the ratings assigned to the offered certificates.

The ratings assigned by S&P to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the Mortgage Loans by the related certificateholders under the agreements pursuant to which the certificates are issued. S&P’s ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates. The rating assigned by S&P to the notional amount certificates does not address whether investors will recoup their initial investment. The ratings assigned by S&P to the LIBOR Certificates do not address any payments made pursuant to the Swap Contract.

The ratings assigned by Moody’s to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the Mortgage Loans by the related certificateholders under the agreements pursuant to which the certificates are issued. Moody’s ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates. The rating assigned by Moody’s to the notional amount certificates does not address whether investors will recoup their initial investment. The ratings assigned by Moody’s to the LIBOR Certificates do not address any payments made pursuant to the Swap Contract.

The ratings of the rating agencies listed above do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield.

The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies.

The Depositor has not requested a rating of the offered certificates by any rating agency other than the rating agencies listed above; there can be no assurance, however, as to whether any other rating agency will rate the offered certificates or, if it does, what rating would be assigned by the other rating agency. The ratings assigned by the other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies listed above.

Index of Defined Terms

2/28 Mortgage Loan	S-32
2001 Act	S-142
2003 Act	S-142
3/1 Mortgage Loan	S-32
3/27 Mortgage Loan	S-32
30-Year CMT Mortgage Loan	S-32
30-Year One-Month LIBOR Mortgage Loan	S-32
30-Year Six Month LIBOR Mortgage Loan	S-32
30-Year Twelve-Month LIBOR Mortgage Loan	S-32
5/1 Mortgage Loan	S-32
5/25 Mortgage Loan	S-32
7/1 Mortgage Loan	S-32
Accrual Period	S-91
Adjustable Rate Mortgage Loans	S-31
Adjusted Net Mortgage Rate	S-91
Adjustment Date	S-32
Alternative Documentation Program	S-61
beneficial owner	S-78
Book-Entry Certificates	S-78
Carryover Reserve Fund	S-107
Certificate Account	S-82
Certificate Owners	S-78
CI	S-80
Class A-IO-1 Component Notional Balance	S-77
Class A-IO-1 Component Scheduled Balance	S-77
Class A-IO-2 Component Notional Balance	S-78
Class A-IO-2 Component Scheduled Balance	S-78
Class Certificate Balance	S-76
Clearstream, Luxembourg	S-80
CLUES Plus Documentation Program	S-61
Code	S-138
Collateralization Event	S-105
Cooperative	S-80
Countrywide Financial	S-68
Countrywide Home Loans	S-68
Countrywide Home Loans Inc.	S-30
CPR	S-122
Cumulative Loss Trigger Event	S-98
Current Interest	S-91
cut-off date	S-31
Cut-off Date Pool Principal Balance	S-31
DBC	S-80
debt-to-income	S-60
Definitive Certificate	S-78
deleted mortgage loan	S-58
Delinquency Trigger Event	S-98
Depositor	S-30
Determination Date	S-73
Distribution Account	S-84
Distribution Date	S-88
DTC	S-78, 1
ERISA	S-142
Euroclear	S-78
Euroclear Operator	S-80
Euroclear Participants	S-80
European Depositaries	S-78
Excess Cashflow	S-100
excess interest	S-22
Excess Proceeds	S-87
Exemption	S-143
Expanded Underwriting Guidelines	S-61
Expense Fee Rate	S-71
Extra Principal Distribution Amount	S-97
FICO Credit Scores	S-60
Financial Intermediary	S-78
Fixed Rate Mortgage Loans	S-31
Full Documentation Program	S-61
Global Securities	1
Gross Margin	S-32
Group 1 Mortgage Loans	S-30
Group 1 Principal Distribution Amount	S-96
Group 1 Principal Distribution Target Amount	S-96
Group 2 Mortgage Loans	S-30
Group 2 Principal Distribution Amount	S-96
Group 2 Principal Distribution Target Amount	S-96
Indirect Participants	S-79
Initial Periodic Rate Cap	S-33
Initial Target Subordination Percentage	S-97
Interest Carry Forward Amount	S-91
Interest Determination Date	S-106
Interest Funds	S-91
Interest Only Loans	S-31
Interest Remittance Amount	S-88
Investor-Based Exemptions	S-143
issuing entity	S-74
Last Scheduled Distribution Date	S-137
LIBOR Business Day	S-106
LIBOR Certificates	S-9, S-76
Loan-to-Value Ratio	S-34
Master REMIC	S-138
Master Servicer	S-30
Master Servicing Fee	S-71
Maximum Mortgage Rate	S-33
Minimum Mortgage Rate	S-33
Moody’s	S-7
Mortgage Index	S-32
Mortgage Loans	S-30
Mortgage Rate	S-32
Net Rate Cap	S-91
Net Rate Carryover	S-93
Net Rate Carryover Component	S-138
Net Swap Payment	S-101
New CI	S-80
NIM Insurer	S-125
No-Income/No Asset Documentation Program	S-61
OC Floor	S-97

OID	S-138
One-Month LIBOR	S-106
Optional Termination Date	S-122
overcollateralization	S-22
Overcollateralization Deficiency Amount	S-97
Overcollateralization Target Amount	S-97
Overcollateralized Amount	S-97
Participants	S-78
Pass-Through Margin	S-90
Pass-Through Rate	S-90
Plan	S-142
Pool Principal Balance	S-95
Pooling and Servicing Agreement	S-30
Preferred Processing Program	S-60
Prepayment Assumption	S-121
Prepayment Interest Excess	S-89
Prepayment Period	S-95
Principal Distribution Amount	S-95
Principal Remittance Amount	S-88
private certificates	S-76
PTCE	S-142
Realized Loss	S-99
Record Date	S-88
Reduced Documentation Program	S-61
Reference Bank Rate	S-106
Reference Banks	S-106
Regular Certificates	S-137
Regulation AB	S-105
Relevant Depositary	S-78
REO Property	S-121
replacement mortgage loan	S-58
Residual Certificates	S-137
Rolling Sixty-Day Delinquency Rate	S-99
Rules	S-79
S&P	S-7
Securities Act	S-144
senior certificates	S-75
Senior Certificates	S-9
Senior Enhancement Percentage	S-98
Senior Principal Distribution Amount	S-95
Senior Principal Distribution Target Amount	S-95
Servicing Advances	S-83
significance estimate	S-105
significance percentage	S-105
Six-Month LIBOR	S-32
Sixty-Day Delinquency Rate	S-99
Standard Underwriting Guidelines	S-61
Stated Income/Stated Asset Documentation	S-61
Stated Principal Balance	S-95
Stepdown Date	S-98
Stepdown Target Subordination Percentage	S-97
Streamlined Documentation Program	S-61
subordinated certificates	S-75
Subordinated Certificates	S-9
Subordinated Class Principal Distribution Target Amount	S-96
Subsequent Periodic Rate Cap	S-32
Subsequent Recoveries	S-99
Substitution Adjustment Amount	S-59
Swap Account	S-84
Swap Adjustment Rate	S-92
Swap Contract	S-101
Swap Contract Administration Agreement	S-101
Swap Contract Administrator	S-101
Swap Contract Notional Balance	S-103
Swap Contract Termination Date	S-103
Swap Counterparty	S-101
Swap Counterparty Trigger Event	S-105
Swap Termination Payment	S-104
Tax Counsel	S-137
tax matters person	S-124
Termination Payments	S-139
Terms and Conditions	S-81
Trigger Event	S-98
trust	S-74
trust fund	S-74
Trustee	S-30
Trustee Fee	S-86
Trustee Fee Rate	S-87
Twelve-Month LIBOR	S-32
U.S. Person	3
underlying REMIC Regular Interests	S-137
Underwriters	S-143
Underwritten Certificates	S-143
Unpaid Realized Loss Amount	S-99

Annex I

Global Clearance, Settlement And Tax Documentation Procedures

Except in certain limited circumstances, the Offered Certificates will be offered globally (the “Global Securities”) and will be available only in book-entry form. Investors in the Global Securities may hold Such Global Securities through any of The Depository Trust Company (“DTC”), Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be Subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global Security and no “lock-up” or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or

Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of a 360-day year and either twelve 30-day months or the actual number of days in the related accrual period, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant’s or Euroclear Participant’s account. The Securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended at line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last Coupon payment to and excluding the settlement date on the basis of a 360-day year and either twelve 30-day months or the actual number of days in the related accrual period, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

1. borrowing through Clearstream or Euroclear accounts) for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing System’s Customary procedures;

2. borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

3. staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding Securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax (which will be reduced through 2006) that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between Such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemptions for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a Court within the United States is able to exercise primary Supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This Summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS

CWALT, INC.

Depositor

Mortgage Pass-Through Certificates

(Issuable in Series)

Please carefully consider our discussion of some of the risks of investing in the certificates under “ Risk Factors” beginning on page 5.

The certificates will represent obligations of the related trust fund only and will not represent an interest in or obligation of CWALT, Inc., any seller, servicer or any of their affiliates.

The Trusts

Each trust will be established to hold assets in its trust fund transferred to it by CWALT, Inc. The assets in each trust fund will be specified in the prospectus supplement for the particular trust and will generally consist of:

•	first lien mortgage loans secured by one- to four-family residential properties or participations in that type of loan,

•	mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac, or

•	private mortgage-backed securities backed by first lien mortgage loans secured by one- to four-family residential properties or participations in that type of loan.

The Certificates

CWALT, Inc. will sell the certificates pursuant to a prospectus supplement. The certificates will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments on the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

Credit Enhancement

If the certificates have any type of credit enhancement, the prospectus supplement for the related series will describe the credit enhancement. The types of credit enhancement are generally described in this prospectus.

Offers of Certificates

The certificates may be offered through several different methods, including offerings through underwriters.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

January 27, 2006

Important Notice About Information in This Prospectus

and Each Accompanying Prospectus Supplement

Information about each series of certificates is contained in two separate documents:

•	this prospectus, which provides general information, some of which may not apply to a particular series; and

•	the accompanying prospectus supplement for a particular series, which describes the specific terms of the certificates of that series.

The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

If you require additional information, the mailing address of our principal executive offices is CWALT, Inc., 4500 Park Granada, Calabasas, California 91302 and the telephone number is (818) 225-3000. For other means of acquiring additional information about us or a series of securities, see “The Trust Fund – Available Information” and “– Incorporation of Certain Documents by Reference; Reports Filed with the SEC” beginning on page 24.

Risk Factors

You should carefully consider the following information since it identifies significant risks associated with an investment in the certificates.

Limited Source Of Payments —No Recourse To Sellers, Depositor Or Servicer

The applicable prospectus supplement may provide that certificates will be payable from other trust funds in addition to their associated trust fund, but if it does not, they will be payable solely from their associated trust fund. If the trust fund does not have sufficient assets to distribute the full amount due to you as a certificateholder, your yield will be impaired, and perhaps even the return of your principal may be impaired, without your having recourse to anyone else. Furthermore, at the times specified in the applicable prospectus supplement, certain assets of the trust fund may be released and paid out to other people, such as the depositor, a servicer, a credit enhancement provider, or any other person entitled to payments from the trust fund. Those assets will no longer be available to make payments to you. Those payments are generally made after other specified payments that may be set forth in the applicable prospectus supplement have been made.

You will not have any recourse against the depositor or any servicer if you do not receive a required distribution on the certificates. Nor will you have recourse against the assets of the trust fund of any other series of certificates.

The certificates will not represent an interest in the depositor, any servicer, any seller to the depositor, or anyone else except the trust fund. The only obligation of the depositor to a trust fund comes from certain representations and warranties made by it about assets transferred to the trust fund. If these representations and warranties turn out to be untrue, the depositor may be required to repurchase some of the transferred assets.

CWALT, Inc., which is the depositor, does not have significant assets and is unlikely to have significant assets in the future. So if the depositor were required to repurchase a loan because of a breach of a representation, its only sources of funds for the repurchase would be:

• funds obtained from enforcing a corresponding obligation of a seller or originator of the loan, or

• funds from a reserve fund or similar credit enhancement established to pay for loan repurchases.

The only obligations of the master servicer to a trust fund consist of its obligations to service the related mortgage loans in accordance with the terms of the related pooling and servicing agreement.

The only obligations to a trust fund of a seller of loans to the depositor comes from certain representations and warranties made by it in connection with its sale of the loans and certain document delivery requirements. If these representations and warranties turn out to be untrue, or the seller fails to deliver required documents, it may be required to repurchase or substitute for some of the loans. However, the seller may not have the financial ability to make the required repurchase or substitution.

Credit Enhancement May Not Be Sufficient To Protect You From Losses	Credit enhancement is intended to reduce the effect of loan losses. But credit enhancements may benefit only some classes of a series of certificates and the amount of any credit enhancement will be limited as described in the applicable prospectus supplement. Furthermore, the amount of a credit enhancement may decline over time pursuant to a schedule or formula or otherwise, and could be depleted from payments or for other reasons before the certificates covered by the credit enhancement are paid in full. In addition, a credit enhancement may not cover all potential sources of loss. For example, a credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. Also, all or a portion of the credit enhancement may be reduced, substituted for, or even eliminated so long as the rating agencies rating the certificates indicate that the change in credit enhancement would not cause them to change adversely their rating of the certificates. Consequently, certificateholders may suffer losses even though a credit enhancement exists and its provider does not default.

Losses On Balloon Payment Mortgages Are Borne By You	Some of the underlying loans may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Loans with balloon payments involve a greater degree of risk than fully amortizing loans because typically the borrower must be able to refinance the loan or sell the property to make the balloon payment at maturity. The ability of a borrower to do this will depend on such factors as mortgage rates at the time of sale or refinancing, the borrower’s equity in the property, the relative strength of the local housing market, the financial condition of the borrower, and tax laws. Losses on these loans that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of certificates.

Your Risk Of Loss May Be Higher Than You Expect If Your Certificates Are Backed By Partially Unsecured Loans	The trust fund may include loans that were originated with loan-to-value ratios in excess of the value of the related mortgaged property. Under these circumstances, the trust fund could be treated as a general unsecured creditor as to the unsecured portion of any related loan. In the event of a default under a loan that is unsecured in part, the trust fund will have recourse only against the borrower’s assets generally for the unsecured portion of the loan, along with all other general unsecured creditors of the borrower.

Nature Of Mortgages
Cooperative Loans May Experience Relatively Higher Losses	Cooperative loans are evidenced by promissory notes secured by security interests in shares issued by private corporations that are entitled to be treated as housing cooperatives under the Internal Revenue Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations’ buildings.

If there is a blanket mortgage (or mortgages) on the cooperative apartment building and/or underlying land, as is generally the case, the cooperative, as property borrower, is responsible for meeting these mortgage or rental obligations. If the cooperative is unable to meet the payment obligations arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.

If there is an underlying lease of the land, as is the case in some instances, the cooperative is responsible for meeting the related rental obligations. If the cooperative is unable to meet its obligations arising under its land lease, the holder of the land lease could terminate the land lease and all subordinate proprietary leases and occupancy agreements. The termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans. A land lease also has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements which could eliminate or significantly diminish the value of the related collateral.

In addition, if the corporation issuing the shares related to the cooperative loans fails to qualify as a cooperative housing corporation under the Internal Revenue Code, the value of the collateral securing the cooperative loan could be significantly impaired because the tenant-stockholders would not be permitted to deduct its proportionate share of certain interest expenses and real estate taxes of the corporation.

The cooperative shares and proprietary lease or occupancy agreement pledged to the lender are, in almost all cases, subject to restrictions on transfer, including obtaining the consent of the cooperative housing corporation prior to the transfer, which may impair the value of the collateral after a default by the borrower due to an inability to find a transferee acceptable to the related housing corporation.

Declines In Property Values May Adversely Affect You	The value of the properties underlying the loans held in the trust fund may decline over time. Among the factors that could adversely affect the value of the properties are:

• an overall decline in the residential real estate market in the areas in which they are located,

• a decline in their general condition from the failure of borrowers to maintain their property adequately, and

• natural disasters that are not covered by insurance, such as earthquakes and floods.

If property values decline, the actual rates of delinquencies, foreclosures, and losses on all underlying loans could be higher than those currently experienced in the mortgage lending industry in general. These losses, to the extent not otherwise covered by a credit enhancement, will be borne by the holder of one or more classes of certificates.

Delays In Liquidation May Adversely Affect You

Even if the properties underlying the loans held in the trust fund provide adequate security for the loans, substantial delays could occur before defaulted loans are liquidated and their proceeds are forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are made, sometimes requiring several years to complete. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount or availability of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment to obtain sufficient proceeds to repay the loan in full.

In addition, the servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including legal and appraisal fees and costs, real estate taxes, and property maintenance and preservation expenses.

In the event that:

• the mortgaged properties fail to provide adequate security for the related loans,

• if applicable to a series as specified in the related prospectus supplement, excess cashflow (if any) and over collateralization (if any) is insufficient to cover these shortfalls,

• if applicable to a series as specified in the related prospectus supplement, the subordination of certain classes are insufficient to cover these shortfalls, and

•      with respect to the certificates with the benefit of an insurance policy as specified in the related prospectus supplement, the credit enhancement provider fails to make the required payments under the related insurance policies, you could lose all or a portion of the money you paid for the certificates and could also have a lower yield than anticipated at the time you purchased the certificates.

Disproportionate Effect of Liquidation Expenses May Adversely Affect You	Liquidation expenses of defaulted loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, if a servicer takes the same steps for a defaulted loan having a small remaining principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is smaller as a percentage of the outstanding principal balance of the small loan than it is for the defaulted loan having a large remaining principal balance.

Consumer Protection Laws May Adversely Affect You	Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and collecting mortgage loans. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect mortgage loans.

Additional requirements may be imposed under federal, state or local laws on so-called “high cost” mortgage loans, which typically are defined as mortgage loans that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment charges, or the ability of a creditor to refinance a loan unless it is in the borrower’s interest. In addition, certain of these laws may allow claims against loan brokers or mortgage originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the mortgage loans, such as the trust.

The federal laws that may apply to loans held in the trust include the following:

•      the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of mortgage loans and provide property owners in non-purchase money transactions with a right of rescission that generally extends for three days after proper disclosures are given;

•      the Home Ownership and Equity Protection Act and its regulations, which (among other things) impose additional disclosure requirements and limitations on loan terms with respect to nonpurchase money mortgage loans with interest rates or origination costs in excess of prescribed levels;

•      the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

•      the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibit discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance; and

•      the Fair Credit Reporting Act, which (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies.

The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the mortgage loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a mortgage loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in the secondary mortgage market, including assignees that hold the mortgage loan, such as the trust. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by one or more forms of credit enhancement will be borne by the holders of one or more classes of certificates. Additionally, the trust may experience losses arising from lawsuits related to alleged violations of these laws, which, if not covered by one or more forms of credit enhancement or the related seller, will be borne by the holders of one or more classes of certificates.

Impact Of World Events

The economic impact of the United States’ military operations in Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by trust fund. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the certificates.

United States military operations also increase the likelihood of shortfalls under the Service members Civil Relief Act or similar state laws (referred to as the “Relief Act“ ). The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their loan. The Relief Act provides generally that these borrowers may not be charged interest on a loan in excess of 6% per annum during the period of the borrower’s active duty. These shortfalls are not required to be paid by the borrower at any future time and will not be advanced by the servicer, unless otherwise specified in the related prospectus supplement. To the extent these shortfalls reduce the amount of interest paid to the holders of certificates with the benefit of an insurance policy, unless otherwise specified in the related prospectus supplement, they will not be covered by the related insurance policy. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected loan during the borrower’s period of active duty status, and, under some circumstances, during an additional period thereafter.

You Could Be Adversely Affected By Violations Of Environmental Laws	Federal, state, and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health, and safety. In certain circumstances, these laws and regulations impose obligations on “owners” or “operators” of residential properties such as those that secure the loans held in the trust fund. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust if it were to be considered an “owner” or “operator” of the related property. A property “owner” or “operator” can also be held liable for the cost of investigating and remediating contamination, regardless of fault, and for personal injury or property damage arising from exposure to contaminants.

In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Also, a mortgage lender may be held liable as an “owner” or “operator” for costs associated with the release of hazardous substances from a site, or petroleum from an underground storage tank, under certain circumstances. If the trust were to be considered the “owner” or “operator” of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

Ratings Of The Certificates Do Not Assure Their Payment	Any class of certificates issued under this prospectus and the accompanying prospectus supplement will be rated in one of the rating categories which signifies investment grade by at least one nationally recognized rating agency. A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class, and reflects the rating agency’s assessment of how likely it is that holders of the class of certificates will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the certificates will be redeemed early. A rating is not a recommendation to purchase, hold, or sell certificates because it does not address the market price of the certificates or the suitability of the certificates for any particular investor.

A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating entirely in the future. For example, the rating agency could lower or withdraw its rating due to:

• a decrease in the adequacy of the value of the trust assets or any related credit enhancement,

• an adverse change in the financial or other condition of a credit enhancement provider, or

• a change in the rating of the credit enhancement provider’s long-term debt.

The amount, type, and nature of credit enhancement established for a class of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates. These criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. That analysis is often the basis upon which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure, or loss experience of any particular pool of mortgage loans. Mortgaged properties may not retain their values. If residential real estate markets experience an overall decline in property values such that the outstanding principal balances of the loans held in a particular trust fund and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures, and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions may affect timely payment by mortgagors on their loans whether or not the conditions affect real property values and, accordingly, the rates of delinquencies, foreclosures, and losses in any trust fund. Losses from this that are not covered by a credit enhancement will be borne, at least in part, by the holders of one or more classes of certificates.

Book-Entry Registration Limit on Liquidity	Certificates issued in book-entry form may have only limited liquidity in the resale market, since investors may be unwilling to purchase certificates for which they cannot obtain physical instruments.

Limit on Ability to Transfer or Pledge	Transactions in book-entry certificates can be effected only through The Depository Trust Company, its participating organizations, its indirect participants, and certain banks. Therefore, your ability to transfer or pledge certificates issued in book-entry form may be limited.

Delays in Distributions	You may experience some delay in the receipt of distributions on book-entry certificates since the distributions will be forwarded by the trustee to The Depository Trust Company for it to credit the accounts of its participants. In turn, these participants will then credit the distributions to your account either directly or indirectly through indirect participants.

Secondary Market For The Certificates May Not Exist

The related prospectus supplement for each series will specify the classes in which the underwriter intends to make a secondary market, but no underwriter will have any obligation to do so. We can give no assurance that a secondary market for the certificates will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate. Fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of certificates that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Certificates

Each seller and the depositor will take steps to structure the transfer of the loans held in the trust fund by the seller to the depositor as a sale. The depositor and the trust fund will take steps to structure the transfer of the loans from the depositor to the trust fund as a sale. If these characterizations are correct, then if the seller were to become bankrupt, the loans would not be part of the seller’s bankruptcy estate and would not be available to the seller’s creditors. On the other hand, if the seller becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the seller, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the certificates and even reduce the payments on the certificates. Additionally, if that argument is successful, the bankruptcy trustee could elect to sell the loans and pay down the certificates early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment losses in a lower interest rate environment.

Similarly, if the characterizations of the transfers as sales are correct, then if the depositor were to become bankrupt, the loans would not be part of the depositor’s bankruptcy estate and would not be available to the depositor’s creditors. On the other hand, if the depositor becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the certificates and even reduce the payments on the certificates.

If the master servicer becomes bankrupt, the bankruptcy trustee may have the power to prevent the appointment of a successor master servicer. Any related delays in servicing could result in increased delinquencies or losses on the loans. The period during which cash collections may be commingled with the master servicer’s own funds before each distribution date for certificates will be specified in the applicable prospectus supplement. If the master servicer becomes bankrupt and cash collections have been commingled with the master servicer’s own funds, the trust fund may not have a perfected interest in those collections. In this case the trust might be an unsecured creditor of the master servicer as to the commingled funds and could recover only its share as a general creditor, which might be nothing. Collections that are not commingled but still in an account of the master servicer might also be included in the bankruptcy estate of the master servicer even though the trust may have a perfected security interest in them. Their inclusion in the bankruptcy estate of the master servicer may result in delays in payment and failure to pay amounts due on the certificates.

Federal and state statutory provisions affording protection or relief to distressed borrowers may affect the ability of the secured mortgage lender to realize upon its security in other situations as well. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying certificates and even to reduce the aggregate amount of payments on the loans underlying certificates.

The Certificate Balance Of Certificates May Exceed The Market Value Of The Mortgage Assets	The market value of the assets relating to a series of certificates at any time may be less than the certificate balance of the certificates of that series then outstanding, plus accrued interest. Upon any sale of the assets, the proceeds may be insufficient to pay in full the certificate balance of, and accrued interest on, the certificates of the related series.

Certain capitalized terms are used in this prospectus to assist you in understanding the terms of the certificates. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index to Defined Terms” on page 105.

The Trust Fund*

This prospectus relates to Mortgage Pass-Through Certificates, which may be sold from time to time in one or more series by the depositor, CWALT, Inc., on terms determined at the time of sale and described in this prospectus and the related prospectus supplement. Each series will be issued under a separate pooling and servicing agreement to be entered into with respect to each series. The certificates of a series will evidence beneficial ownership of a trust fund. The trust fund for a series of certificates will include certain mortgage related assets (the “Mortgage Assets”) consisting of:

•	a pool of first lien mortgage loans (or participation interests in them) secured by one- to four-family residential properties,

•	mortgage pass-through securities (the “Agency Securities”) issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac or

•	other mortgage pass-through certificates or collateralized mortgage obligations (the “Private Mortgage-Backed Securities”) evidencing an interest in, or secured by, mortgage loans of the type that would otherwise be eligible to be mortgage loans.

The Mortgage Assets will be acquired by the depositor, either directly or indirectly, from one or more institutions, which may be affiliates of the depositor, and conveyed without recourse by the depositor to the related trust fund. The trustee for each series of certificates will be specified in the related prospectus supplement. See “The Pooling and Servicing Agreement” for a description of the trustee’s rights and obligations. The entity or entities named as master servicer in the related prospectus supplement, which may be an affiliate of the depositor. See “The Pooling and Servicing Agreement – Certain Matters Regarding the Master Servicer and the Depositor.”

The mortgage loans will be secured by first mortgage liens on one- to four-family residential properties and, if so specified in the related prospectus supplement, may include cooperative apartment loans secured by security interests in shares issued by private, nonprofit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings. In addition, the Mortgage Assets of the related trust fund may include mortgage participation certificates evidencing interests in mortgage loans. The mortgage loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA as specified in the related prospectus supplement. All or a portion of the mortgage loans in a mortgage pool may be insured by FHA insurance and may be partially guaranteed by the VA.

The pool will be created on the first day of the month of the issuance of the related series of certificates or on another date specified in the related prospectus supplement. The certificates will be entitled to payment from the assets of the related trust fund or other assets pledged for the benefit of the holders of the certificates as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor. The applicable prospectus supplement may specify the Mortgage Assets that a trust fund will consist of, but if it does not, the Mortgage Assets of any trust fund will consist of mortgage loans, Agency Securities or Private Mortgage-Backed Securities but not a combination of them. Mortgage loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under “Mortgage Loan Program – Underwriting Standards” or as otherwise described in a related prospectus supplement.

With respect to each trust fund, prior to the initial offering of the related series of certificates, the trust fund will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding of the related Mortgage Assets and other assets contemplated herein specified and in the related prospectus supplement and the proceeds thereof, issuing certificates and making payments and distributions thereon and certain related activities. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

*	Whenever the terms mortgage pool and certificates are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific mortgage pool and the certificates representing certain undivided interests in a single trust fund consisting primarily of the Mortgage Assets in the mortgage pool. Similarly, the term pass-through rate will refer to the pass-through rate borne by the certificate of one specific series and the term trust fund will refer to one specific trust fund.

The following is a brief description of the Mortgage Assets expected to be included in the trust funds. If specific information about the Mortgage Assets is not known at the time the related series of certificates initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission (“SEC”) after the initial issuance of the related certificates (the “Detailed Description”). A copy of the pooling and servicing agreement with respect to each series of certificates will be filed on Form 8-K after the initial issuance of the related certificates and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the Mortgage Assets relating to the series will be attached to the pooling and servicing agreement delivered to the trustee upon delivery of the certificates.

The Mortgage Loans — General

The real property that secures repayment of the mortgage loans is referred to collectively as mortgaged properties. The mortgaged properties will be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. Mortgage loans with certain Loan-to-Value Ratios or certain principal balances or both may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of coverage will be described in the applicable prospectus supplement.

The applicable prospectus supplement may specify the day on which monthly payments on the mortgage loans in a mortgage pool will be due, but if it does not, all of the mortgage loans in a mortgage pool will have monthly payments due on the first day of each month. The payment terms of the mortgage loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

•	Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement.

•	Principal may be payable on a level debt service basis to fully amortize the mortgage loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate specified in its mortgage note or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity, called balloon payments. Principal may include interest that has been deferred and added to the principal balance of the mortgage loan.

•	Monthly payments of principal and interest may be fixed for the life of the mortgage loan, may increase over a specified period of time or may change from period to period. The terms of a mortgage loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

•	The mortgage loans generally may be prepaid at any time. If so specified in the related prospectus supplement, some prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the mortgage loan or may decline over time, and may be prohibited for the life of the mortgage loan or for certain periods, which are called lockout periods. Certain mortgage loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include “due-on-sale” clauses that permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain transfers of the related mortgaged property. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

A trust fund may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the mortgage loans during the early years of the mortgage loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the mortgage loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable mortgage loan upon receipt by the master servicer of the mortgagor’s portion of the monthly payment on the mortgage loan. The master servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable mortgage loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased.

Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the mortgage loans contained in the related mortgage pool, including

•	the aggregate outstanding principal balance and the average outstanding principal balance of the mortgage loans as of the first day of the month of issuance of the related series of certificates or another date specified in the related prospectus supplement called a cut-off date,

•	the type of property securing the mortgage loans (e.g., separate residential properties, individual units in condominium apartment buildings or in buildings owned by cooperatives, vacation and second homes),

•	the original terms to maturity of the mortgage loans,

•	the ranges of the principal balance of the mortgage loans,

•	the earliest origination date and latest maturity date of any of the mortgage loans,

•	the ranges of the Loan-to-Value Ratios of the mortgage loans at origination,

•	the mortgage rates or range of mortgage rates borne by the mortgage loans and

•	the geographical distribution of the mortgage loans.

If specific information respecting the mortgage loans is not known to the depositor at the time the related certificates are initially offered, more general information of the nature described above will be provided in the detailed description of Mortgage Assets.

The “Loan-to-Value Ratio” of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related loan and the denominator of which is the collateral value of the related mortgaged property. The “Collateral Value” of the mortgaged property, other than with respect to certain loans the proceeds of which were used to refinance an existing mortgage loan (each, a “Refinance Loan”), will be calculated as described in the prospectus supplement, but if there is no description in the prospectus supplement, it is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) the sales price for the mortgaged property. In the case of Refinance Loans, the “Collateral Value” of the related mortgaged property will be calculated as described in the prospectus supplement, but if there is no description in the prospectus supplement, it is generally the appraised value thereof determined in an appraisal obtained at the time of refinancing.

We can give no assurance that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any mortgage pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the certificates of the related series.

The depositor will cause the mortgage loans comprising each mortgage pool to be assigned to the trustee named in the related prospectus supplement for the benefit of the certificateholders of the related series. The master servicer named in the related prospectus supplement will service the mortgage loans, either directly or through sub-servicers, pursuant to the pooling and servicing agreement, and will receive a fee for its services. See “Mortgage Loan Program” and “The Pooling and Servicing Agreement.” With respect to mortgage loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related pooling and servicing agreement as if the master servicer alone were servicing the mortgage loans.

The applicable prospectus supplement may provide for additional obligations of the depositor, but if it does not, the only obligations of the depositor with respect to a series of certificates will be to obtain certain representations and warranties from the sellers and to assign to the trustee for the series of certificates the depositor’s rights with respect to the representations and warranties. See “The Pooling and Servicing Agreement – Assignment of Mortgage Assets.” The obligations of the master servicer with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement (including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described under “Mortgage Loan Program – Representations by Sellers; Repurchases”) and its obligation, if any, to make certain cash advances upon delinquencies in payments on or with respect to the mortgage loans in the amounts described under “Description of the Certificates – Advances.” The obligations of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement. The master servicer may also be a seller in which case a breach of its obligations in one capacity will not constitute a breach of its obligations in the other capacity.

The mortgage loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests therein, secured by first liens on one- to four-family residential properties and, if so specified in the related prospectus supplement, may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings. In addition, Mortgage Assets of the related trust fund may include mortgage participation certificates evidencing interests in mortgage loans. These loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency) or loans insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement. The mortgaged properties relating to mortgage loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments and certain other dwelling units. The mortgaged properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the applicable prospectus supplement may specify that the term of the leasehold may be less than five years beyond the scheduled maturity of the mortgage loan, but if it does not, the term of the leasehold will exceed the scheduled maturity of the mortgage loan by at least five years.

Agency Securities

Government National Mortgage Association. Ginnie Mae is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

Section 306(g) of the National Housing Act of 1934 provides that “the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection.” In order to meet its obligations under that guaranty, Ginnie Mae may, under Section 306(d) of the National Housing Act of 1934, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund will be a “fully modified pass-through” mortgage backed certificate issued and serviced by a Ginnie Mae issuer approved by Ginnie Mae or by Fannie Mae as a seller-servicer of FHA loans or VA loans. The Ginnie Mae certificates may be issued under either the Ginnie Mae I program or the Ginnie Mae II program. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans or VA loans. Each mortgage loan is secured by a one-to four-family or multifamily residential property. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the Ginnie Mae issuer. Pursuant to its guaranty agreement, a Ginnie Mae issuer will be required to advance its own funds in order to make timely payments of all amounts due on each Ginnie Mae certificate if the payments received by the Ginnie Mae issuer on the FHA loans or VA loans underlying each Ginnie Mae certificate are less than the amounts due on each Ginnie Mae certificate.

The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each Ginnie Mae certificate will be based on and backed by a pool of FHA loans or VA loans secured by one to four-family residential properties and will provide for the payment by or on behalf of the Ginnie Mae issuer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder’s proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guaranty fee, which together equal the difference between the interest on the FHA loan or VA loan and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds upon a foreclosure or other disposition of the FHA loans or VA loans.

If a Ginnie Mae issuer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make the payments directly to the registered holder of the Ginnie Mae certificate. If no payment is made by a Ginnie Mae issuer and the Ginnie Mae issuer fails to notify and request Ginnie Mae to make the payment, the holder of the Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

All mortgage loans underlying a particular Ginnie Mae I certificate must have the same interest rate over the term of the loan, except in pools of mortgage loans secured by manufactured homes. The interest rate on the Ginnie Mae I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

Mortgage loans underlying a particular Ginnie Mae II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each Ginnie Mae II certificate will be between one half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae II certificate, except for pools of mortgage loans secured by manufactured homes.

Regular monthly installment payments on each Ginnie Mae certificate held in a trust fund will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate are due. The regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a Ginnie Mae I certificate and are required to be mailed to the trustee by the 20th day of each month in the case of a Ginnie Mae II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on the loans will be passed through to the trustee as the registered holder of the Ginnie Mae certificate.

Ginnie Mae certificates may be backed by graduated payment mortgage loans or by buydown loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers’ monthly payments during the early years of the mortgage loan. Payments due the registered holders of Ginnie Mae certificates backed by pools containing buydown loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on them, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or buydown loans. No statistics comparable to the FHA’s prepayment experience on level payment, non-buydown mortgage loans are available for graduated payment or buydown loans. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

The Ginnie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

Federal Home Loan Mortgage Corporation. Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home Loan Banks and its preferred stock is owned by stockholders of the Federal Home Loan Banks. Freddie Mac was established primarily to increase the availability of mortgage credit to finance urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans or participation interests in mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily mortgage participation certificates issued and either guaranteed as to timely payment of interest or guaranteed as to timely payment of interest and ultimate payment of principal by Freddie Mac. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

Freddie Mac Certificates. Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A Freddie Mac certificate may be issued under either Freddie Mac’s Cash Program or Guarantor Program.

Mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each mortgage loan must meet the applicable standards set forth in the Emergency Home Finance Act of 1970. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and participations comprising another Freddie Mac certificate group. Under the Guarantor Program, a Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate interest rate on the registered holder’s pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by the Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder’s pro rata share of it, but does not, except if and to the extent specified in the related prospectus supplement for a series of certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac’s Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution. Pursuant to its guaranties, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal from charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following foreclosure sale, 30 days following payment of the claim by any mortgage insurer or 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guaranty are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on the mortgage loans.

Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or their seller. Freddie Mac is required to remit each registered Freddie Mac certificateholder’s pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which the payments are deemed to have been received by Freddie Mac.

Under Freddie Mac’s Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under that program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac’s Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac’s management and guaranty income as agreed upon between the seller and Freddie Mac.

Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificate. Thereafter, the remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts for Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to their registered holders in accordance with the holders’ instructions.

Federal National Mortgage Association. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately-managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

Fannie Mae Certificates. These are guaranteed mortgage pass-through certificates issued and guaranteed as to timely payment of principal and interest by Fannie Mae representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

Mortgage loans underlying Fannie Mae certificates held by a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate, level payment FHA loans or VA loans are expected to be 30 years. Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae’s guaranty fee. Under a regular servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than is its annual pass through rate. Under this option the mortgagee or each other servicer assumes the entire risk of foreclosure losses. Under a special servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. Under this option Fannie Mae assumes the entire risk for foreclosure losses. If specified in the related prospectus supplement, Fannie Mae certificates may be backed by adjustable rate mortgages.

Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing the holder’s proportionate share of scheduled principal and interest payments at the applicable pass through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder’s proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guaranties are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any of its agencies is obligated to finance Fannie Mae’s operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on the mortgage loans.

Except for Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects, Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks or registered on the Fannie Mae certificate register as of the close of business on the last day of the preceding month. Distributions on Fannie Mae certificates issued in book-entry form will be made by wire. Distributions on fully registered Fannie Mae certificates will be made by check.

The Fannie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all the distributions) on certain Freddie Mac, Fannie Mae or Ginnie Mae certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or Ginnie

Mae, each as trustee, or by another trustee named in the related prospectus supplement. The applicable prospectus supplement may specify that Freddie Mac, Fannie Mae or Ginnie Mae will not guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security, but if it does not, then Freddie Mac, Fannie Mae or Ginnie Mae will guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security.

Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac. The characteristics of those mortgage pass-through certificates will be described in the prospectus supplement. If so specified, a combination of different types of Agency Securities may be held in a trust fund.

Private Mortgage-Backed Securities

Private Mortgage-Backed Securities may consist of mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of mortgage loans or collateralized mortgage obligations secured by mortgage loans. Private Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all the distributions) on certain mortgage loans. Private Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The applicable prospectus supplement may provide that the seller/servicer of the underlying mortgage loans will not have entered into a pooling and servicing agreement with a private trustee, but if it does not, the seller/servicer of the underlying mortgage loans will have entered into the pooling and servicing agreement with a private trustee. The private trustee or its agent, or a custodian, will possess the mortgage loans underlying the Private Mortgage-Backed Security. Mortgage loans underlying a Private Mortgage-Backed Security will be serviced by a private servicer directly or by one or more subservicers who may be subject to the supervision of the private servicer.

The issuer of the Private Mortgage-Backed Securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to the trusts and selling beneficial interests in the trusts. If so specified in the related prospectus supplement, the issuer of Private Mortgage-Backed Securities may be an affiliate of the depositor. The obligations of the issuer of Private Mortgage-Backed Securities will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust fund. The issuer of Private Mortgage-Backed Securities will not have guaranteed any of the assets conveyed to the related trust fund or any of the Private Mortgage-Backed Securities issued under the pooling and servicing agreement. Additionally, although the mortgage loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related prospectus supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the private trustee or the private servicer. The issuer of Private Mortgage-Backed Securities or the private servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related prospectus supplement.

The mortgage loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans or loans having balloon or other special payment features. The mortgage loans may be secured by first liens on single family property or multifamily property or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative.

The prospectus supplement for a series for which the trust fund includes Private Mortgage-Backed Securities will specify:

•	the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the trust fund;

•	certain characteristics of the mortgage loans that comprise the underlying assets for the Private Mortgage-Backed Securities including

•	the payment features of the mortgage loans,

•	the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity,

•	the servicing fee or range of servicing fees with respect to the mortgage loans and

•	the minimum and maximum stated maturities of the underlying mortgage loans at origination;

•	the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities;

•	the weighted average term-to stated maturity of the Private Mortgage-Backed Securities;

•	the pass-through or certificate rate of the Private Mortgage-Backed Securities;

•	the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities;

•	the issuer of Private Mortgage-Backed Securities, the private servicer (if other than the issuer of Private Mortgage-Backed Securities) and the private trustee for the Private Mortgage-Backed Securities;

•	certain characteristics of credit support, if any, the as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the Private Mortgage-Backed Securities or to the Private Mortgage-Backed Securities themselves;

•	the terms on which the underlying mortgage loans for the Private Mortgage-Backed Securities may, or are required to, be purchased before their stated maturity or the stated maturity of the Private Mortgage-Backed Securities;

•	the terms on which mortgage loans may be substituted for those originally underlying the Private Mortgage-Backed Securities; and

•	as appropriate, shall indicate whether the information required to be presented with respect to the Private Mortgage-Backed Securities as a “significant obligor” is either incorporated by reference, provided directly by the issuer or provided by reference to the filings of another entity under the Securities Exchange Act of 1934, as amended.

Private Mortgage-Backed Securities included in the trust fund for a series of certificates that were issued by an issuer of Private Mortgage-Backed Securities that is not affiliated with the depositor must be acquired in bona fide secondary market transactions or either have been previously registered under the Securities Act of 1933 or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act of 1933.

Substitution of Mortgage Assets

Substitution of Mortgage Assets will be permitted upon breaches of representations and warranties with respect to any original Mortgage Asset or if the documentation with respect to any Mortgage Asset is determined by the trustee to be incomplete. The period during which the substitution will be permitted generally will be indicated in the related prospectus supplement. The related prospectus supplement will describe any other conditions upon which Mortgage Assets may be substituted for Mortgage Assets initially included in the trust fund.

Available Information

The depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the certificates. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of certificates contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet Web site that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that Internet Web site is http://www.sec.gov. The depositor’s SEC Securities Act file number is 333-125902.

This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates offered by this prospectus and the prospectus supplement nor an offer of the certificates to any person in any state or other jurisdiction in which the offer would be unlawful.

Incorporation of Certain Documents by Reference; Reports Filed with the SEC

All documents filed for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

The depositor or master servicer on behalf of the trust fund of the related series will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include (but are not limited to):

•	Reports on Form 8-K (Current Report), following the issuance of the series of certificates of the related trust fund, including as Exhibits to the Form 8-K (1) the agreements or other documents specified in the related prospectus supplement, if applicable, (2) the Detailed Description, if applicable, regarding the related Mortgage Assets and (3) the opinions related to the tax consequences and the legality of the series being issued required to be filed under applicable securities laws;

•	Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

•	Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the distribution date specified in the related prospectus supplement; and

•	Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits.

Neither the depositor nor the master servicer intends to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to a trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each trust fund formed by the depositor will have a separate file number assigned by the SEC, which unless otherwise specified in the related prospectus supplement is not available until filing of the final prospectus supplement related to the series. Reports filed with respect to a trust fund with the SEC after the final prospectus supplement is filed will be available under trust fund’s specific number, which will be a series number assigned to the file number of the depositor shown above.

The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the person’s written request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates) and any reports filed with the SEC. Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

Reports to Certificateholders

The distribution and pool performance reports filed on Form 10-D will be forwarded to each certificateholder as specified in the related prospectus supplement. See “Description of the Certificates — Reports to Certificateholders.” All other reports filed with the SEC concerning the trust fund will be forwarded to certificateholders free of charge upon written request to the trustee on behalf of any trust fund, but will not be made available through a Web site of the depositor, the master servicer or any other party as these reports and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC and can also be viewed electronically at the Internet Web site of the SEC shown above under “— Available Information.”

Use of Proceeds

The net proceeds to be received from the sale of the certificates will be applied by the depositor to the purchase of Mortgage Assets or will be used by the depositor for general corporate purposes. The depositor expects to sell certificates in series from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

The Depositor

CWALT, Inc., a Delaware corporation (the “depositor”), was organized on May 22, 2003 for the limited purpose of acquiring, owning and transferring Mortgage Assets and selling interests in them or bonds secured by them. The depositor is a limited purpose finance subsidiary of Countrywide Financial Corporation, a Delaware corporation. The depositor maintains its principal office at 4500 Park Granada, Calabasas, California 91302. Its telephone number is (818) 225-3000.

The depositor’s obligations after issuance of the certificates include delivery of the Mortgage Assets and certain related documents and instruments, repurchasing Mortgage Assets in the event of certain breaches of representations or warranties made by the depositor, providing tax-related information to the trustee and maintaining the trustee’s first priority perfected security interest in the Mortgage Assets.

Neither the depositor nor any of the depositor’s affiliates will insure or guarantee distributions on the certificates of any series.

Mortgage Loan Program

The mortgage loans will have been purchased by the depositor, either directly or through affiliates, from one or more mortgage loan sellers. The applicable prospectus supplement will specify the underwriting criteria pursuant to which the mortgage loans were originated or will indicate that the mortgage loans were originated pursuant to the underwriting criteria specified under “Underwriting Process.”

Underwriting Process

Underwriting standards are applied by or on behalf of a lender to evaluate the borrower’s credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. In general, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower’s financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source, typically the borrower’s employer. The verification reports, among other things, the length of employment with that organization, the borrower’s current salary and whether it is expected that the borrower will continue employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

In determining the adequacy of the mortgaged property as collateral, an appraisal may be made of each property considered for financing. Except as described in the prospectus supplement, an appraiser is generally required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is generally based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

Each seller’s underwriting standards will generally permit loans with loan-to-value ratios at origination of up to 100% depending on the loan program, type and use of the property, creditworthiness of the borrower and debt-to-income ratio. If so specified in the related prospectus supplement, a seller’s underwriting criteria may permit loans with loan-to-value ratios at origination in excess of 100%.

Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available to meet monthly housing expenses and other financial obligations and monthly living expenses and to meet the borrower’s monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the mortgaged property such as property taxes and hazard insurance). The underwriting standards applied by sellers, particularly with respect to the level of loan documentation and the mortgagor’s income and credit history, may be varied in appropriate cases where factors as low Loan-to-Value Ratios or other favorable credit factors exist.

In the case of a mortgage loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least as long as the remaining term on the loan agreement or promissory note for the mortgage loan.

Certain of the types of mortgage loans that may be included in a trust fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of the mortgage loans may provide for escalating or variable payments by the mortgagor. These types of mortgage loans are underwritten on the basis of a judgment that the mortgagors have the ability to make the monthly payments required initially. In some instances, however, a mortgagor’s income may not be sufficient to permit continued loan payments as the payments increase. These types of mortgage loans may also be underwritten primarily on the basis of Loan-to-Value Ratios or other favorable credit factors.

Qualifications of Sellers and Originators

Each seller must be an institution experienced in originating and servicing mortgage loans of the type contained in the related mortgage pool and must maintain satisfactory facilities to originate and service (either directly or through qualified subservicers) those mortgage loans. If a seller does not meet the foregoing qualifications, the related originator must satisfy those qualifications.

Representations by Sellers; Repurchases

One or more of each seller or, in some cases, originator, will have made representations and warranties in respect of the mortgage loans sold by the seller or originator and evidenced by all, or a part, of a series of certificates. The applicable prospectus supplement may specify the different representations and warranties, but if it does not, the representations and warranties will generally include, among other things:

•	that a lender’s policy of title insurance (or other similar form of policy of insurance or an attorney’s certificate of title) or a commitment to issue the policy was effective on the date of origination of each mortgage loan other than cooperative loans, and that each policy (or certificate of title as applicable) remained in effect on the applicable cut-off date;

•	that the seller had good title to each mortgage loan and the mortgage loan was subject to no valid offsets, defenses or counterclaims except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

•	that each mortgage loan is secured by a valid first lien on, or a first perfected security interest with respect to, the mortgaged property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the pooling and servicing agreement) and that, to the seller’s knowledge, the mortgaged property was free of material damage;

•	that there were no delinquent tax or assessment liens against the mortgaged property; and

•	that each mortgage at the time it was originated and on the date of transfer by the seller to the depositor complied in all material respects with all applicable state and federal laws.

In addition, if any required payment on a mortgage loan was more than 31 days delinquent at any time during the twelve months before the cut-off date, the related prospectus supplement shall so indicate.

As to any mortgage loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

As indicated in the related pooling and servicing agreement, the representations and warranties of a seller or originator in respect of a mortgage loan will be made as of the date of initial issuance of the series of certificates, the related cut-off date, the date on which the seller or originator sold the mortgage loan to the depositor or one of its affiliates, or the date of origination of the related mortgage loan, as the case may be. If representations and warranties are made as of a date other than the closing date or cut-off date, a substantial period of time may have elapsed between the other date and the date of initial issuance of the series of certificates evidencing an interest in the mortgage loan. Since the representations and warranties of a seller or originator do not address events that may occur following the sale of a mortgage loan by the seller or originator or following the origination of the mortgage loan, as the case may be, its repurchase obligation will not arise if the relevant event that would otherwise have given rise to a repurchase obligation with respect to a mortgage loan occurs after the date of sale of the mortgage loan by the seller or originator to the depositor or its affiliates or after the origination of the mortgage loan, as the case may be. In addition, certain representations, including the condition of the related mortgaged property, will be limited to the extent the seller or originator has knowledge and the seller or originator will be under no obligation to investigate the substance of the representation. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties of a seller or originator will not be accurate and complete in all material respects in respect of the mortgage loan as of the date of initial issuance of the related series of certificates. If the master servicer is also a seller or originator of mortgage loans with respect to a particular series, the representations will be in addition to the representations and warranties made by the master servicer in its capacity as the master servicer.

The trustee, if the master servicer is the seller or originator, or the master servicer will promptly notify the relevant seller or originator of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders in the mortgage loan. The applicable prospectus supplement may specify that the seller has a different repurchase or substitution obligation, but if it does not, then if the seller or originator cannot cure the breach within 90 days after notice from the master servicer or the trustee, as the case may be, then the seller or originator will be obligated to either repurchase the mortgage loan from the trust fund at a price equal to 100% of the outstanding principal balance of the mortgage loan as of the date of the repurchase plus accrued interest on it to the first day of the month in which the purchase price is to be distributed at the mortgage rate, less any unreimbursed advances or amount payable as related servicing compensation if the seller or originator is the master servicer with respect to the mortgage loan, or to substitute for such loan a replacement loan that satisfies the criteria specified in the related prospectus supplement. If an election is made to treat a trust fund or designated portions of it as one or more “real estate mortgage investment conduits” (or “REMICs”) as defined in the Internal Revenue Code of 1986, as amended (the “Code”), the master servicer or a holder of the related residual certificates will be obligated to pay any prohibited transaction tax that may arise in connection with the repurchase. The applicable prospectus supplement may contain different reimbursement options, but if it does not, the master servicer will be entitled to reimbursement for that payment from the assets of the related trust fund or from any holder of the related residual certificate. See “Description of the Certificates – General” and in the related prospectus supplement. Except in those cases in which the master servicer is the seller or originator, the master servicer will be required under the applicable pooling and servicing agreement to enforce this obligation for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of the mortgage loan. This repurchase or substitution obligation will constitute the sole remedy available to certificateholders or the trustee for a breach of representation by a seller or originator.

Neither the depositor nor the master servicer will be obligated to purchase or substitute a mortgage loan if a seller defaults on its obligation to do so, and we can give no assurance that sellers will carry out their respective repurchase or substitution obligations with respect to mortgage loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described under “The Pooling and Servicing Agreement – Assignment of Mortgage Assets.”

Static Pool Data

If specified in the related prospectus supplement, static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans, Inc. (“Countrywide Home Loans”) or any other person specified in the related prospectus supplement will be made available through a Web site. The prospectus supplement related to each series for which the static pool data is provided through a Web site will contain the Web site address to obtain this information. Except as stated below, the static pool data provided through any Web site will be deemed part of this prospectus and the registration statement of which this prospectus is a part from the date of the related prospectus supplement.

Notwithstanding the foregoing, the following information shall not be deemed part of the prospectus or the registration statement of which this prospectus is a part:

•	with respect to information regarding prior securitized pools of Countrywide Home Loans (or the applicable person specified in the related prospectus supplement) that do not include the currently offered pool, information regarding prior securitized pools that were established before January 1, 2006; and

•	with respect to information regarding the pool described in the related prospectus supplement, information about the pool for periods before January 1, 2006.

Static pool data may also be provided in the related prospectus supplement or may be provided in the form of a CD-ROM accompanying the related prospectus supplement. The related prospectus supplement will specify how the static pool data will be presented.

Description of the Certificates

The prospectus supplement relating to the certificates of each series to be offered under this prospectus will, among other things, set forth for the certificates, as appropriate:

•	a description of the class or classes of certificates and the rate at which interest will be passed through to holders of each class of certificates entitled to interest or the method of determining the amount of interest, if any, to be passed through to each class;

•	the initial aggregate certificate balance of each class of certificates included in the series, the dates on which distributions on the certificates will be made and, if applicable, the initial and final scheduled distribution dates for each class;

•	information as to the assets comprising the trust fund, including the general characteristics of the Mortgage Assets included in the trust fund and, if applicable, the insurance, surety bonds, guaranties, letters of credit or other instruments or agreements included in the trust fund, and the amount and source of any reserve fund;

•	the circumstances, if any, under which the trust fund may be subject to early termination;

•	the method used to calculate the amount of principal to be distributed with respect to each class of certificates;

•	the order of application of distributions to each of the classes within the series, whether sequential, pro rata, or otherwise;

•	the distribution dates with respect to the series;

•	additional information with respect to the plan of distribution of the certificates;

•	whether one or more REMIC elections will be made and designation of the regular interests and residual interests;

•	the aggregate original percentage ownership interest in the trust fund to be evidenced by each class of certificates;

•	information as to the nature and extent of subordination with respect to any class of certificates that is subordinate in right of payment to any other class; and

•	information as to the sellers, the master servicer and the trustee.

Each series of certificates will be issued pursuant to a pooling and servicing agreement, dated as of the related cut-off date, among the depositor, the master servicer and the trustee for the benefit of the holders of the certificates of the series. A form of a pooling and servicing agreement is an exhibit to the Registration Statement of which this prospectus is a part. The provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund.

The following are descriptions of the material provisions which may appear in each pooling and servicing agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the applicable prospectus supplement. The depositor will provide a copy of the pooling and servicing agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a certificate of that series addressed to CWALT, Inc., 4500 Park Granada, Calabasas, California 91302, Attention: Secretary.

General

The certificates of each series will be issued in either fully registered or book-entry form in the authorized denominations specified in the related prospectus supplement, will evidence specified beneficial ownership interests in the related trust fund created pursuant to the related pooling and servicing agreement and will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. The applicable prospectus supplement may provide for guarantees by a governmental entity or other person, but if it does not, the Mortgage Assets will not be insured or guaranteed by any governmental entity or other person. Each trust fund will consist of, to the extent provided in the related pooling and servicing agreement,

•	the Mortgage Assets that from time to time are subject to the related pooling and servicing agreement (exclusive of any amount specified in the related prospectus supplement as a retained interest);

•	the assets required to be deposited in the related Certificate Account or Distribution Account from time to time;

•	property that secured a mortgage loan and that is acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure; and

•	any primary mortgage insurance policies, FHA insurance and VA guaranties, and any other insurance policies or other forms of credit enhancement required to be maintained pursuant to the related pooling and servicing agreement.

If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the Mortgage Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

Each series of certificates will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage or portion of future interest payments and a specified percentage or portion of future principal payments on the Mortgage Assets in the related trust fund. These specified percentages may be 0%. A series of certificates may include one or more classes that are senior in right to payment to one or more other classes of certificates of the series. Certain series or classes of certificates may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described in this prospectus and in the related prospectus supplement. One or more classes of certificates of a series may be entitled to receive distributions of principal, interest or any combination of principal and interest. Distributions on one or more classes of a series of certificates may be made before one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Mortgage Assets in the related trust fund, or on a different basis, in each case as specified in the related prospectus supplement. The timing and amounts of the distributions may vary among classes or over time as specified in the related prospectus supplement.

Distributions of either or both of principal and interest on the related certificates will be made by the trustee on each distribution date (i.e., monthly, quarterly, semi-annually or at other intervals and on the dates specified in the prospectus supplement) in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the certificates are registered at the close of business on the dates specified in the related prospectus supplement. Distributions will be made by check or money order mailed to the persons entitled to them at the address appearing in the certificates register maintained for holders of certificates or, if specified in the related prospectus supplement, in the case of certificates that are of a certain minimum denomination, upon written request by the certificateholder, by wire transfer or by another means described in the prospectus supplement; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of the certificates at the office or agency of the trustee or other person specified in the notice to certificateholders of the final distribution.

The certificates will be freely transferable and exchangeable at the corporate trust office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of certificates of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

Certain Issues Related to the Suitability of Investments in the Certificates for Holders. Under current law the purchase and holding by or on behalf of any employee benefit plan or other retirement arrangement subject to provisions of the Employee Retirement Income Security Act of 1974, as amended, or the Code of certain classes of certificates may result in “prohibited transactions” within the meaning of ERISA and the Code. See “ERISA Considerations.” Retirement arrangements subject to these provisions include individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested. The applicable prospectus supplement may specify other conditions under which transfers of this type would be permitted, but if it does not, transfer of the certificates will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement or provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of the certificates by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the pooling and servicing agreement.

As to each series, an election may be made to treat the related trust fund or designated portions of it as one or more real estate mortgage investment conduits or “REMICs” as defined in the Code. The related prospectus supplement will specify whether one or more REMIC elections are to be made. Alternatively, the pooling and servicing agreement for a series may provide that one or more REMIC elections may be made at the discretion of the depositor or the master servicer and may be made only if certain conditions are satisfied. The terms applicable to the making of a REMIC election, as well as any material federal income tax consequences to certificateholders not described in this prospectus, will be set forth in the related prospectus supplement. If one or more REMIC elections are made with respect to a series, one of the classes will be designated as evidencing the sole class of residual interests in the related REMIC (or in each related REMIC in the case of two or more REMICs). All other classes of certificates in the series will constitute regular interests in the related REMIC or REMICs, as applicable, as defined in the Code. As to each series with respect to which one or more REMIC elections are to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. Unless otherwise provided in the related prospectus supplement, the master servicer will be entitled to reimbursement if it makes any prohibited transaction tax payment from the assets of the trust fund or from any holder of the related residual certificate. Unless otherwise specified in the related prospectus supplement, if the amounts distributable to related residual certificates are insufficient to cover the amount of any prohibited transaction taxes, the amount necessary to reimburse the master servicer may be deducted from the amounts otherwise payable to the other classes of certificates of the series.

Distributions on Certificates

General. In general, the method of determining the amount of distributions on a particular series of certificates will depend on the type of credit support, if any, that is used with respect to the series. See “Credit Enhancement”. Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the certificates of a particular series. The prospectus supplement for each series of certificates will describe the method to be used in determining the amount of distributions on the certificates of its series.

Distributions allocable to principal of and interest on the certificates will be made by the trustee out of, and only to the extent of, funds in the related Certificate Account, including any funds transferred from any reserve fund or prefunding account. As between certificates of different classes and as between distributions of principal (and, if applicable, between distributions of principal prepayments and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The applicable prospectus supplement may provide for payment distinctions within classes, but if it does not, distributions to any class of certificates will be made pro rata to all certificateholders of that class.

Available Funds. All distributions on the certificates of each series on each distribution date will be made from the Available Funds, in accordance with the terms described in the related prospectus supplement and specified in the pooling and servicing agreement. The applicable prospectus supplement may define Available Funds with reference to different accounts or different amounts, but if it does not, “Available Funds” for each distribution date will generally equal the amount on deposit in the related Certificate Account on the distribution date (net of related fees and expenses payable by the related trust fund) other than amounts to be held in the Certificate Account for distribution on future distribution dates.

Distributions of Interest. Interest will accrue on the aggregate original balance of the certificates (or, in the case of certificates entitled only to distributions allocable to interest, the aggregate notional amount) of each class of certificates (the initial “Class Certificate Balance”) entitled to interest at the pass-through rate (which may be a fixed rate or a rate that is adjustable as specified in the prospectus supplement) from the date and for the periods specified in the prospectus supplement. To the extent funds are available therefor, interest accrued during each specified period on each class of certificates entitled to interest (other than a class of certificates that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the Class Certificate Balance of the class has been distributed in full or, in the case of certificates entitled only to distributions allocable to interest, until the aggregate notional amount of the certificates is reduced to zero or for the period of time designated in the related prospectus supplement. The original certificate balance of each certificate will equal the aggregate distributions allocable to principal to which the certificate is entitled. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions allocable to interest on each certificate that is not entitled to distributions allocable to principal will be calculated based on the notional amount of the certificate. The notional amount of a certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used for convenience in expressing the calculation of interest and for certain other purposes.

With respect to any class of accrual certificates, any interest that has accrued but is not paid on a given distribution date will be added to the Class Certificate Balance of the class of certificates on that distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions of interest on each class of accrual certificates will commence only after the occurrence of the events specified in the prospectus supplement and, before that time, the beneficial ownership interest of the class of accrual certificates in the trust fund, as reflected in the Class Certificate Balance of the class of accrual certificates, will increase on each distribution date by the amount of interest that accrued on the class of accrual certificates during the preceding interest accrual period but that was not required to be distributed to the class on the distribution date. The class of accrual certificates will thereafter accrue interest on its outstanding Class Certificate Balance as so adjusted.

Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the certificates on each distribution date will be calculated and the manner in which that amount will be allocated among the classes of certificates entitled to distributions of principal. The Class Certificate Balance of any class of certificates entitled to distributions of principal will be the original Class Certificate Balance of the class of certificates specified in the prospectus supplement,

•	reduced by all distributions reported to the holders of the certificates as allocable to principal,

•	in the case of accrual certificates, unless otherwise specified in the related prospectus supplement, increased by all interest accrued but not then distributable on the accrual certificates and in the case of adjustable rate certificates, unless otherwise specified in the related prospectus supplement, subject to the effect of negative amortization and,

•	if specified in the related prospectus supplement, reduced by the amount of any losses allocated to the Class Certificate Balance of the class of certificates.

A series of certificates may include one or more classes of senior certificates and one or more classes of subordinate certificates. If so provided in the related prospectus supplement, one or more classes of senior certificates will be entitled to receive all or a disproportionate percentage of the payments of principal that are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of the payments in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any disproportionate allocation of these principal prepayments to senior certificates will have the effect of accelerating the amortization of the senior certificates while increasing the interests evidenced by the subordinated certificates in the trust fund. Increasing the interests of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates. See “Credit Enhancement – Subordination” and “Credit Enhancement – Subordination of the Subordinated Certificates” in the related prospectus supplement.

Unscheduled Distributions. If specified in the related prospectus supplement, the certificates will be subject to receipt of distributions before the next scheduled distribution date. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including principal prepayments) on the Mortgage Assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the Certificate Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the certificates on the distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, the amount of the unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the certificates on the next distribution date. The applicable prospectus supplement may provide that unscheduled distributions will not include interest or that interest will be computed on a different basis, but if it does not, all unscheduled distributions will include interest at the applicable pass-through rate on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

Advances

To the extent provided in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in the Certificate Account for future distributions to certificateholders), an amount equal to the aggregate of payments of principal and/or interest that were delinquent on the related Determination Date, subject to the master servicer’s determination that the advances will be recoverable out of late payments by obligors on the Mortgage Assets, liquidation proceeds, insurance proceeds not used to restore the property or otherwise. In the case of cooperative loans, the master servicer also will be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to certificateholders, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to certificateholders, the master servicer will replace the funds on or before any future distribution date to the extent that funds in the applicable Certificate Account on the distribution date would be less than the amount required to be available for distributions to certificateholders on the Distribution Date. Any advances will be reimbursable to the master servicer out of recoveries on the specific Mortgage Assets with respect to which the advances were made (e.g., late payments made by the related obligors, any related insurance proceeds, liquidation proceeds or proceeds of any mortgage loan repurchased by the depositor, a sub-servicer or a seller pursuant to the related pooling and servicing agreement). In addition, advances by the master servicer or sub-servicer also will be reimbursable to the master servicer or a sub-servicer from cash otherwise distributable to certificateholders to the extent that the master servicer determines that the advances previously made are not ultimately recoverable as described in the preceding sentence. The master servicer also will be obligated to make advances, to the extent recoverable out of insurance proceeds not used to restore the property, liquidation proceeds or otherwise, for certain taxes and insurance premiums not paid by mortgagors on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the pooling and servicing agreement. If specified in the related prospectus supplement, the obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the prospectus supplement.

In the event the master servicer or a sub-servicer fails to make a required advance, the applicable prospectus supplement may specify whether another party will have advancing obligations, but if it does not, the trustee will be obligated to make the advance in its capacity as successor servicer. If the trustee makes an advance, it will be entitled to be reimbursed for the advance to the same extent and degree as the master servicer or a sub-servicer is entitled to be reimbursed for advances.

Reports to Certificateholders

The applicable prospectus supplement may specify different items to be reported, but if it does not, before or concurrently with each distribution on a distribution date the master servicer or the trustee will furnish to each certificateholder of record of the related series a statement setting forth, to the extent applicable to the series of certificates, among other things:

•	the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and, if so specified in the related prospectus supplement, prepayment charges;

•	the amount of the distribution allocable to interest;

•	the amount of any advance;

•	the aggregate amount otherwise allocable to the subordinated certificateholders on the distribution date and the aggregate amount withdrawn from the reserve fund or prefunding account, if any, that is included in the amounts distributed to the certificateholders;

•	the Class Certificate Balance or notional amount of each class of the related series after giving effect to the distribution of principal on the distribution date;

•	the percentage of principal payments on the Mortgage Assets (excluding prepayments), if any, which each class will be entitled to receive on the following distribution date;

•	the percentage of principal prepayments with respect to the Mortgage Assets, if any, which each class will be entitled to receive on the following distribution date;

•	the related amount of the servicing compensation retained or withdrawn from the Certificate Account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess liquidation proceeds and other similar charges and items;

•	the number and aggregate principal balances of mortgage loans (A) delinquent exclusive of mortgage loans in foreclosure) 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days and (B) in foreclosure and delinquent 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days, as of the close of business on the last day of the calendar month preceding the distribution date;

•	the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

•	the pass-through rate, if adjusted from the date of the last statement, of a class expected to be applicable to the next distribution to the class;

•	if applicable, the amount remaining in the reserve fund or prefunding account at the close of business on the distribution date;

•	the pass-through rate as of the day before the preceding distribution date; and

•	any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

Where applicable, any amount set forth above may be expressed as a dollar amount per single certificate of the relevant class having the percentage interest specified in the related prospectus supplement. The report to certificateholders for any series of certificates may include additional or other information of a similar nature to that specified above.

In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each certificateholder of record at any time during the calendar year a report as to the aggregate of amounts reported pursuant to the first two items for the calendar year or, if the person was a certificateholder of record during a portion of the calendar year, for the applicable portion of the year and other customary information deemed appropriate for certificateholders to prepare their tax returns.

Categories of Classes of Certificates

In general, classes of pass-through certificates fall into different categories. The following chart identifies and generally defines the more typical categories. The prospectus supplement for a series of certificates may identify the classes which comprise the series by reference to the following categories.

Categories of Classes	Definition
Principal Types

Accretion Directed	A class that receives principal payments from the accreted interest from specified accrual classes. An accretion directed class also may receive principal payments from principal paid on the underlying Mortgage Assets or other assets of the trust fund for the related series.

Companion Class	A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Categories of Classes	Definition
Component Certificates	A class consisting of “components.” The components of a class of component certificates may have different principal and interest payment characteristics but together constitute a single class. Each component of a class of component certificates may be identified as falling into one or more of the categories in this chart.

Non-Accelerated Senior or NAS	A class that, for the period of time specified in the related prospectus supplement, generally will not receive (in other words, is locked out of) (1) principal prepayments on the underlying Mortgage Assets that are allocated disproportionately to the senior certificates because of the shifting interest structure of the certificates in the trust and/or (2) scheduled principal payments on the underlying Mortgage Assets, as specified in the related prospectus supplement. During the lock-out period, the portion of the principal distributions on the underlying Mortgage Assets that the NAS class is locked out of will be distributed to the other classes of senior certificates.

Notional Amount Certificates	A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Planned Principal Class or PACs	A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Mortgage Assets. These two rates are the endpoints for the “structuring range” for the planned principal class. The planned principal classes in any series of certificates may be subdivided into different categories (e.g., primary planned principal classes, secondary planned principal classes and so forth) having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of certificates will be narrower than that for the primary planned principal class of the series.

Scheduled Principal Class	A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a planned principal class or targeted principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying Mortgage Assets. These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Sequential Pay	Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of certificates may be identified as a sequential pay class.

Strip	A class that receives a constant proportion, or “strip,” of the principal payments on the underlying Mortgage Assets or other assets of the trust fund.

Categories of Classes	Definition
Super Senior	A class that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class, referred to as the “support class” until the class certificate balance of the support class is reduced to zero.

Support Class	A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior class after the related classes of subordinated certificates are no longer outstanding.

Targeted Principal Class or TACs	A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Mortgage Assets.

Interest Types
Fixed Rate	A class with an interest rate that is fixed throughout the life of the class.

Floating Rate or Adjustable Rate	A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in the index.

Inverse Floating Rate	A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in the index.

Variable Rate	A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the mortgage rates borne by the underlying mortgage loans).

Interest Only	A class that receives some or all of the interest payments made on the underlying Mortgage Assets or other assets of the trust fund and little or no principal. Interest only classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an interest only class that is not entitled to any distributions of principal.

Principal Only	A class that does not bear interest and is entitled to receive only distributions of principal.

Partial Accrual	A class that accretes a portion of the amount of accrued interest on it, which amount will be added to the principal balance of the class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on the class. The accretion may continue until a specified event has occurred or until the partial accrual class is retired.

Accrual	A class that accretes the amount of accrued interest otherwise distributable on the class, which amount will be added as principal to the principal balance of the class on each applicable distribution date. The accretion may continue until some specified event has occurred or until the accrual class is retired.

Categories of Classes	Definition
Callable	A class that is redeemable or terminable when 25% or more of the original principal balance of the mortgage loans held in the trust fund is outstanding.

Other types of certificates that may be issued include classes that are entitled to receive only designated portions of the collections on the Mortgage Assets (i.e. prepayment charges) or excess cashflow from all or designated portions of the Mortgage Assets (sometimes referred to as “residual classes”).

Indices Applicable to Floating Rate and Inverse Floating Rate Classes

LIBOR

The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as LIBOR, the person designated in the related pooling and servicing agreement as the calculation agent will determine LIBOR in accordance with one of the two methods described below (which method will be specified in the related prospectus supplement):

LIBO Method

If using this method to calculate LIBOR, the calculation agent will determine LIBOR by reference to the quotations, as set forth on Telerate page 3750 of the Moneyline Telerate Service, offered by the principal London office of each of the designated reference banks meeting the criteria set forth in this prospectus for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on the LIBOR determination date. In lieu of relying on the quotations for those reference banks that appear at the time on Telerate page 3750 of the Moneyline Telerate Service, the calculation agent will request each of the reference banks to provide the offered quotations at the time.

Under this method LIBOR will be established by the calculation agent on each LIBOR determination date as follows:

(a) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of  1/32%).

(b) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of

•	LIBOR as determined on the previous LIBOR determination date or

•	the reserve interest rate.

The reserve interest rate shall be the rate per annum which the calculation agent determines to be either

•	the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which the quotations are, in the opinion of the calculation agent being so made, or

•	if the calculation agent cannot determine the arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

(c) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be considered to be the per annum rate specified as such in the related prospectus supplement.

Each reference bank shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; shall not control, be controlled by, or be under common control with the calculation agent; and shall have an established place of business in London. If reference bank should be unwilling or unable to act as such or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

BBA Method

If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers’ Association “Interest Settlement Rate” for one-month deposits in United States dollars as found on Telerate page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers’ Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the LIBOR method described under “LIBO Method.”

The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

COFI

The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the “Eleventh District”). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco (“FHLBSF”) to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury Bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month before the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month “will be announced on or near the last working day” of the following month and also has stated that it “cannot guarantee the announcement” of the index on an exact date. So long as the index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as COFI for the interest accrual period commencing in the second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI certificates the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the “National Cost of Funds Index”) published by the Office of Thrift Supervision (the “OTS”) for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the pooling and servicing agreement relating to the series of certificates. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Treasury Index

The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the “constant maturity” specified in the prospectus supplement or if no “constant maturity” is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

Yields on U.S. Treasury securities at “constant maturity” are derived from the U.S. Treasury’s daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. If the Treasury index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the pooling and servicing agreement relating to the particular series of certificates. The calculation agent’s determination of the Treasury index, and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Prime Rate

The applicable prospectus supplement may specify some other basis for determining and defining the prime rate, but if it does not, on the prime rate determination date for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as the prime rate, the calculation agent will ascertain the prime rate for the related interest accrual period. The prime rate for an interest accrual period will be the “prime rate” as published in the “Money Rates” section of The Wall Street Journal on the related prime rate determination date, or if not so published, the “prime rate” as published in a newspaper of general circulation selected by the calculation agent in its sole discretion. If a prime rate range is given, then the average of the range will be used. If the prime rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the pooling and servicing agreement relating to the particular series of certificates. The calculation agent’s determination of the prime rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Book-Entry Certificates

If so specified in the related prospectus supplement, one or more classes of the certificates of any series may be initially issued through the book-entry facilities of The Depository Trust Company. Each class of book-entry certificates of a series will be issued in one or more certificates which equal the aggregate initial Class Certificate Balance of each class and which will be held by a nominee of the depository. The applicable prospectus supplement may specify other procedures for book-entry certificates, but if it does not, the following generally describes the procedures that will be applicable to any class of book-entry certificates.

Beneficial interests in the book-entry certificates of a series will be held indirectly by investors through the book-entry facilities of the depository, as described in this prospectus. Accordingly, the depository or its nominee is expected to be the holder of record of the book-entry certificates. Except as described below, no person acquiring a beneficial interest in a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

The beneficial owner’s ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner’s account for that purpose. In turn, the financial intermediary’s ownership of a book-entry certificate will be recorded on the records of the depository (or of a participating firm that acts as agent for the financial intermediary, whose interest will in true be recorded on the records of the depository, if the beneficial owner’s financial intermediary is not a depository participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a book-entry certificate. Beneficial ownership of a book-entry certificate may only be transferred by compliance with the procedures of the financial intermediaries and depository participants.

In accordance with its normal procedures, the depository is expected to record the positions held by each depository participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the rules, regulations and procedures governing the depository and depository participants as in effect from time to time.

Distributions on the book-entry certificates will be made on each distribution date by the trustee to the depository. The depository will be responsible for crediting the amount of the payments to the accounts of the applicable depository participants in accordance with the depository’s normal procedures. Each depository participant will be responsible for disbursing the payments to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to the depository or its nominee, as the case may be, as holder of record of the book-entry certificates. Because the depository can act only on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of the book-entry certificates, may be limited due to the lack of physical certificates for the book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of the certificates in the secondary market since some potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

Until definitive certificates are issued, it is anticipated that the only “certificateholder” of the book-entry certificates will be the depository or its nominee. Beneficial owners of the book-entry certificates will not be certificateholders, as that term will be used in the pooling and servicing agreement relating to the series of certificates. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the related trust fund provided to the depository or its nominee, as the case may be, as holder of record of the book-entry certificates, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

Until definitive certificates are issued, the depository will take any action permitted to be taken by the holders of the book-entry certificates of a particular series under the related pooling and servicing agreement only at the direction of one or more financial intermediaries to whose depository accounts the book-entry certificates are credited to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the book-entry certificates.

The applicable prospectus supplement may specify when and for what reasons definitive certificates may be issued, but if it does not, definitive certificates will be issued to beneficial owners of book-entry certificates, or their nominees, rather than to the depository, only if the depository or the depositor advises the trustee in writing that the depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the depositor or the trustee is unable to locate a qualified successor or after the occurrence of an event of default, beneficial owners of certificates representing not less than 51% of the aggregate percentage interests evidenced by each class of certificates of the related series issued as book-entry certificates advise the trustee and the depository through the financial intermediaries in writing that the continuation of a book-entry system through the depository (or a successor to it) is no longer in the best interests of the beneficial owners.

Upon the occurrence of any of the events described in the preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of the event and the availability of definitive certificates. Upon surrender by the depository of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the trustee will issue the definitive certificates, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement relating to the series of certificates.

Credit Enhancement

General

Credit enhancement may be provided for one or more classes of a series of certificates or with respect to the Mortgage Assets in the related trust fund. Credit enhancement may be in the form of:

•	the subordination of one or more classes of the certificates of the series,

•	letter of credit,

•	a limited financial guaranty policy issued by an entity named in the related prospectus supplement,

•	surety bond,

•	bankruptcy bond,

•	special hazard insurance policy,

•	guaranteed investment contract,

•	overcollateralization,

•	one or more reserve funds,

•	a mortgage pool insurance policy,

•	FHA insurance,

•	a VA Guarantee,

•	cross-collateralization feature, or

•	any combination of the foregoing.

Credit enhancement may not provide protection against all risks of loss or guarantee repayment of the entire principal balance of the certificates and interest on them. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, certificateholders will bear their allocable share of any deficiencies.

Subordination

If so specified in the related prospectus supplement, the rights of holders of one or more classes of subordinated certificates will be subordinate to the rights of holders of one or more other classes of senior certificates of the series to distributions of scheduled principal, principal prepayments, interest or any combination of them that otherwise would have been payable to holders of subordinated certificates under the circumstances and to the extent specified in the related prospectus supplement. Protection may also be afforded to the holders of senior certificates of a series by: (i) reducing the certificate or notional balance (if applicable) of the related subordinated certificates; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related prospectus supplement. If specified in the related prospectus supplement, delays in receipt of scheduled payments on the Mortgage Assets and losses with respect to the Mortgage Assets will be borne first by the various classes of subordinated certificates and thereafter by the various classes of senior certificates, in each case under the circumstances and subject to the limitations specified in the related prospectus supplement. The aggregate distributions of delinquent payments on the Mortgage Assets over the lives of the certificates or at any time, the aggregate losses on Mortgage Assets which must be borne by the subordinated certificates by virtue of subordination and the amount of the distributions otherwise distributable to the subordinated certificateholders that will be distributable to senior certificateholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions of delinquent payments on the Mortgage Assets or aggregate losses on the Mortgage Assets were to exceed the amount specified in the related prospectus supplement, senior certificateholders would experience losses on the certificates.

In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of subordinated certificates on any distribution date may instead be deposited into one or more reserve funds established with the trustee or distributed to holders of senior certificates. The deposits to a reserve fund may be made on each distribution date, for specified periods or until the balance in the reserve fund has reached a specified amount and, following payments from the reserve fund to holders of senior certificates or otherwise, thereafter to the extent necessary to restore the balance in the reserve fund to required levels, in each case as specified in the related prospectus supplement. Amounts on deposit in the reserve fund may be released to the holders of certain classes of certificates at the times and under the circumstances specified in the related prospectus supplement.

If specified in the related prospectus supplement, various classes of senior certificates and subordinated certificates may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated certificates, respectively, through a preferential right of those classes of certificates to distributions in respect to the other classes of senior certificates and subordinated certificates, a cross-collateralization mechanism or otherwise.

As between classes of senior certificates and as between classes of subordinated certificates, distributions may be allocated among the classes in the order of their scheduled final distribution dates, in accordance with a schedule or formula, in relation to the occurrence of events, or otherwise, in each case as specified in the related prospectus supplement. As between classes of subordinated certificates, payments to senior certificateholders on account of delinquencies or losses and payments to the reserve fund will be allocated as specified in the related prospectus supplement.

Mortgage Pool Insurance Policies

If specified in the related prospectus supplement relating to a mortgage pool, a separate mortgage pool insurance policy will be obtained for the mortgage pool and issued by the insurer named in the related prospectus supplement. Each mortgage pool insurance policy will, subject to the limitations described below, cover loss by reason of default in payment on mortgage loans in the mortgage pool in an amount equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date that are not covered as to their entire outstanding principal balances by primary mortgage insurance policies. As more fully described below, the master servicer will present claims under the insurance to the pool insurer on behalf of itself, the trustee and the certificateholders of the related series. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims under them may be made only for particular defaulted mortgage loans and only upon satisfaction of certain conditions precedent described below. The applicable prospectus supplement may provide for the extent of coverage provided by the related mortgage pool insurance policy, but if it does not, the mortgage pool insurance policies will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.

The applicable prospectus supplement may provide for the conditions for the presentation of claims under a mortgage pool insurance policy, but if it does not, the mortgage pool insurance policy will provide that no claims may be validly presented unless:

•	any required primary mortgage insurance policy is in effect for the defaulted mortgage loan and a claim under it has been submitted and settled;

•	hazard insurance on the related mortgaged property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

•	if there has been physical loss or damage to the mortgaged property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and

•	the insured has acquired good and merchantable title to the mortgaged property free and clear of liens except certain permitted encumbrances.

Upon satisfaction of these conditions, the pool insurer will have the option either to purchase the mortgaged property securing the defaulted loan at a price equal to the principal balance of the related mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of the purchase and certain expenses incurred by the master servicer on behalf of the trustee and certificateholders or to pay the amount by which the sum of the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of certain amounts paid or assumed to have been paid under the related primary mortgage insurance policy. If any mortgaged property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and the expenses will be recoverable by it through proceeds of the sale of the mortgaged property or proceeds of the related mortgage pool insurance policy or any related primary mortgage insurance policy.

The applicable prospectus supplement may provide for a mortgage pool insurance policy covering losses resulting from defaults, but if it does not, the mortgage pool insurance policy will not insure (and many primary mortgage insurance policies do not insure) against loss sustained by reason of a default arising from, among other things,

•	fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the originator or persons involved in its origination, or

•	failure to construct a mortgaged property in accordance with plans and specifications.

A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller’s representations described above, and might give rise to an obligation on the part of the related seller to repurchase the defaulted mortgage loan if the breach cannot be cured by the related seller. No mortgage pool insurance policy will cover (and many primary mortgage insurance policies do not cover) a claim with respect to a defaulted mortgage loan occurring when the servicer of the mortgage loan, at the time of default or thereafter, was not approved by the applicable insurer.

The applicable prospectus supplement may provide for a mortgage pool insurance policy featuring a fixed amount of coverage over the life of the policy, but if it does not, the original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the related certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide for the exclusion of specified expenses from the coverage of the mortgage pool insurance policy, but if it does not, the amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the related certificateholders.

Additionally, if specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a primary mortgage insurance policy with regard to each mortgage loan for which coverage is required and mortgage loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. See “The Pooling and Servicing Agreement – Realization Upon Defaulted Mortgage Loans” for a discussion of these types of insurance.

In general, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of mortgaged property in the state in which the mortgaged property is located. See “The Pooling and Servicing Agreement – Hazard Insurance” for a description of the coverage with respect to these policies.

Special Hazard Insurance Policies

If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the mortgage pool and will be issued by the insurer named in the prospectus supplement. Each special hazard insurance policy will, subject to policy limitations, protect holders of the related certificates from loss caused by the application of the coinsurance clause contained in hazard insurance policies and loss from damage to mortgaged properties caused by certain hazards not insured against under the standard form of hazard insurance policy in the states where the mortgaged properties are located or under a flood insurance policy if the mortgaged property is located in a federally designated flood area. Some of the losses covered include earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the related prospectus supplement. See “The Pooling and Servicing Agreement – Hazard Insurance.” No special hazard insurance policy will cover losses from fraud or conversion by the trustee or master servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the mortgaged property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement. Each special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan have been kept in force and other protection and preservation expenses have been paid.

The applicable prospectus supplement may provide for other payment coverage, but if it does not, then, subject to these limitations, each special hazard insurance policy will provide that where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, the special hazard insurer will pay the lesser of the cost of repair or replacement of the property or, upon transfer of the property to the special hazard insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the master servicer with respect to the property. If the unpaid principal balance of a mortgage loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid to repair the property will further reduce coverage by that amount. So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit, or any other instrument acceptable to each nationally recognized rating agency rating the certificates of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account relating to the certificates may be reduced so long as the reduction will not result in a downgrading of the rating of the certificates by a rating agency rating certificates at the request of the depositor.

Bankruptcy Bonds

If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a mortgage loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the principal amount of a mortgage loan and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be cancelled or reduced by the master servicer if the cancellation or reduction would not adversely affect the then current rating or ratings of the related certificates. See “Certain Legal Aspects of the Mortgage Loans – Anti-Deficiency Legislation and Other Limitations on Lenders.”

To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the certificates of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account relating to the certificates may be reduced so long as the reduction will not result in a downgrading of the rating of the certificates by a rating agency rating certificates at the request of the depositor.

Reserve Fund

If so specified in the related prospectus supplement, credit support with respect to a series of certificates may be provided by one or more reserve funds held by the trustee, in trust, for the series of certificates. The related prospectus supplement will specify whether or not a reserve fund will be included in the trust fund for a series.

The reserve fund for a series will be funded by a deposit of cash, U.S. Treasury securities or instruments evidencing ownership of principal or interest payments on U.S. Treasury securities, letters of credit, demand notes, certificates of deposit, or a combination of them in an aggregate amount specified in the related prospectus supplement; by the deposit from time to time of amounts specified in the related prospectus supplement to which the subordinated certificateholders, if any, would otherwise be entitled; or in any other manner specified in the related prospectus supplement.

Any amounts on deposit in the reserve fund and the proceeds of any other instrument deposited in it upon maturity will be held in cash or will be invested in Permitted Investments. Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the certificateholders for the purposes, in the manner and at the times specified in the related prospectus supplement.

Cross Support

If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of certificates. In that case, credit support may be provided by a cross support feature that requires that distributions be made on certificates evidencing a beneficial ownership interest in other asset groups within the same trust fund. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related groups of assets in a trust fund. If applicable, the related prospectus supplement will identify the groups of assets in the trust fund to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified groups of assets included in the trust fund.

Letter of Credit

The letter of credit, if any, with respect to a series of certificates will be issued by the bank or financial institution specified in the related prospectus supplement (the “L/C Bank”). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of certificates (the “L/C Percentage”). If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the issuance of the certificates of the related series.

Insurance Policies, Surety Bonds and Guaranties

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain of their classes will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. These instruments may cover timely distributions of interest or full distributions of principal or both on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of maintaining timely payments or providing additional protection against losses on the assets included in the trust fund, paying administrative expenses, or establishing a minimum reinvestment rate on the payments made on the assets or principal payment rate on the assets. If specified in the related prospectus supplement, the trust fund may include a guaranteed investment contract pursuant to which the trust fund is entitled to received specified payments for a period of time. These arrangements may include agreements under which certificateholders are entitled to receive amounts deposited in various accounts held by the trustee on the terms specified in the prospectus supplement. If applicable, a copy of any instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the issuance of the certificates of the related series.

Overcollateralization and Excess Cash Flow

If so specified in the prospectus supplement for a series of certificates, the aggregate principal balance of the underlying Mortgage Assets as of the cut-off date may exceed the principal balance of the certificates being issued, thereby resulting in overcollateralization. In addition, if specified in the prospectus supplement, a portion of the interest payment on each Mortgage Asset may be applied as an additional distribution of principal to reduce the principal balance of a particular class or classes of certificates and, thus, accelerate the rate of payment of principal on the class or classes of certificates. Reducing the principal balance of the certificates without a corresponding reduction in the principal balance of the underlying Mortgage Assets will result in or increase the level of overcollateralization or increase the level of overcollateralization. Additionally, some of the excess cash flow may be applied to make distributions to holders of certificates to which losses have been allocated up to the amount of the losses that were allocated.

Financial Instruments

If specified in the related prospectus supplement, the trust fund may include one or more interest rate or currency swap arrangements or similar financial instruments that are used to alter the payment characteristics of the mortgage loans or the certificates issued by the trust fund and whose primary purpose is not to provide credit enhancement related to the assets in the trust fund or the certificates issued by the trust fund. The primary purpose of a currency swap arrangement will be convert payments to be made on the mortgage loans or the certificates issued by the trust fund from one currency into another currency, and the primary purpose of an interest rate swap arrangement or other financial instrument will be one or more of the following:

•	convert the payments on some or all of the mortgage loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular interest rate index to floating based on another interest rate index;

•	provide payments in the event that any interest rate index related to the mortgage loans or the certificates issued by the trust rises above or falls below specified levels; or

•	to provide protection against interest rate changes.

If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act. If applicable, a copy of any instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC after the issuance of the certificates of the related series.

Yield and Prepayment Considerations

The yields to maturity and weighted average lives of the certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the Mortgage Assets included in the related trust fund. The original terms to maturity of the underlying mortgage loans of the Mortgage Assets in a given mortgage pool will vary depending upon the type of mortgage loans included in it, and each prospectus supplement will contain information about the type and maturities of the mortgage loans. The applicable prospectus supplement may indicate that some mortgage loans provide for prepayment charges, but if it does not, then the mortgage loans may be prepaid without penalty in full or in part at any time. The prepayment experience on the underlying mortgage loans of the Mortgage Assets will affect the life of the related series of certificates.

Prepayments on Loans

A number of factors may affect the prepayment experience of mortgage loans, including:

•	homeowner mobility,

•	economic conditions,

•	the presence and enforceability of due-on-sale clauses,

•	mortgage market interest rates and the availability of mortgage funds.

The applicable prospectus supplement may indicate that some conventional mortgage loans do not have due-on-sale provisions, but if it does not, then all conventional mortgage loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or specified transfers by the mortgagor of the underlying mortgaged property. Mortgage loans insured by the FHA and mortgage loans partially guaranteed by the VA are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on those mortgage loans may be lower than that on conventional mortgage loans bearing comparable interest rates. The master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the mortgaged property and reasonably believes that it is entitled to do so under applicable law. However, the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See “The Pooling and Servicing Agreement – Collection Procedures” and “Certain Legal Aspects of the Mortgage Loans” for a description of certain provisions of each pooling and servicing agreement and certain legal developments that may affect the prepayment experience on the mortgage loans.

The rate of prepayments of conventional mortgage loans has fluctuated significantly in recent years. In general, with respect to fixed rate loans, if prevailing rates fall significantly below the mortgage rates borne by the mortgage loans, the mortgage loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above those mortgage rates. Conversely, if prevailing interest rates rise appreciably above the mortgage rates borne by the fixed rate loans, the mortgage loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below those mortgage rates. However, we can give no assurance that either will occur. As is the case with fixed rate loans, adjustable rate loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate loans at lower interest rates may encourage mortgagors to refinance their adjustable rate loans to a lower fixed interest rate. Prepayments on the hybrid loans (loans which are fixed for a period and then convert to adjustable rate loans) may differ as they approach their respective initial adjustment dates, particularly those that require payments of interest only prior to their initial adjustment date. However, we can give no assurance that this will occur. The actual rate of principal prepayments on the mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the mortgage loans, the extent of the mortgagor’s equity in the properties, and changes in the mortgagors’ housing needs, job transfers and employment status.

Prepayment Effect on Interest

When a full prepayment is made on a mortgage loan, the mortgagor is charged interest on the principal amount of the mortgage loan prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Thus, in most instances, the effect of prepayments in full will be to reduce the amount of interest passed through in the following month to certificateholders. Partial prepayments in a given month may be applied to the outstanding principal balances of the mortgage loans so prepaid in the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in the month.

If the rate at which interest is passed through to the holders of certificates of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among mortgage loans with different mortgage rates will affect the yield on the certificates. In most cases, the effective yield to certificateholders will be lower than the yield otherwise produced by the applicable pass-through rate or interest rate and purchase price, because while interest will generally accrue on each mortgage loan from the first day of the month, the distribution of interest will not be made earlier than the month following the month of accrual.

Delays in Realization on Mortgaged Property; Expenses of Realization

Even assuming that the mortgaged properties provide adequate security for the mortgage loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by certificateholders could occur. An action to foreclose on a mortgaged property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the master servicer to foreclose on or sell the mortgaged property or to obtain liquidation proceeds sufficient to repay all amounts due on the related mortgage loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

Liquidation expenses with respect to defaulted mortgage loans generally do not vary directly with the outstanding principal balance of the mortgage loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of mortgage loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the mortgage loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the master servicer to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the master servicer to damages and administrative sanctions.

Optional Purchase

Under specified circumstances, the master servicer, the holders of the residual interests in a REMIC or another person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund thereby effecting earlier retirement of the related series of certificates. See “The Pooling and Servicing Agreement – Termination; Optional Termination.”

Factors other than those identified in this prospectus and in the related prospectus supplement could significantly affect principal prepayments at any time and over the lives of the certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. We can give no assurance as to the rate of payment of principal of the Mortgage Assets at any time or over the lives of the certificates.

Prepayment Standards or Models

Prepayments on mortgage loans can be measured relative to a prepayment standard or model. The prospectus supplement for a series of certificates will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of certificates of that series and the percentage of the original principal amount of each class of certificates of that series that would be outstanding on specified distribution dates for that series based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans or underlying mortgage loans, as applicable, included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

We can give no assurance that prepayment of the mortgage loans or underlying mortgage loans, as applicable, included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

Yield

The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by the investor at the time the securities were purchased.

Interest payable on the certificates on any given distribution date will include all interest accrued during their related interest accrual period. The interest accrual period for the certificates of each series will be specified in the applicable prospectus supplement. If the interest accrual period ends two or more days before the related distribution date, your effective yield will be less than it would be if the interest accrual period ended the day before the distribution date, and your effective yield at par would be less than the indicated coupon rate.

The prospectus supplement relating to a series of certificates will discuss in greater detail the effect of the rate and timing of principal payments (including principal prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the certificates.

The Pooling and Servicing Agreement

The following is a summary of the material provisions of the pooling and servicing agreement which are not described elsewhere in this prospectus. The summary is subject to, and qualified in its entirety by reference to, the provisions of each pooling and servicing agreement. Where particular provisions or terms used in the pooling and servicing agreement are referred to, the provisions or terms are as specified in the related pooling and servicing agreement.

Assignment of Mortgage Assets

Assignment of the Mortgage Loans. At the time of issuance of the certificates of a series, the depositor will cause the mortgage loans comprising the related trust fund to be assigned to the trustee, together with all principal and interest received by or on behalf of the depositor on or with respect to the mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest specified in the related prospectus supplement. The trustee will, concurrently with the assignment, deliver the certificates to the depositor in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule will include information as to the outstanding principal balance of each mortgage loan after application of payments due on the cut-off date, as well as information regarding the mortgage rate, the current scheduled monthly payment of principal and interest, the maturity of the loan, the Loan-to-Value Ratio at origination and other specified information.

In addition, the depositor will deliver or cause to be delivered to the trustee (or to the custodian) for each mortgage loan:

•	the mortgage note endorsed without recourse in blank or to the order of the trustee, except that the depositor may deliver or cause to be delivered a lost note affidavit together with a copy of the original note in lieu of any original mortgage note that has been lost,

•	the mortgage, deed of trust or similar instrument with evidence of recording indicated on it (except for any mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage together with a certificate that the original of the mortgage was delivered to the recording office or some other arrangement will be provided for),

•	an assignment of the mortgage to the trustee in recordable form and

•	any other security documents specified in the related prospectus supplement or the related pooling and servicing agreement.

The applicable prospectus supplement may provide other arrangements for assuring the priority of the assignments, but if it does not, then the depositor, the seller or the trustee, as specified in the related pooling and servicing agreement, will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which in the opinion of counsel recording is not required to protect the trustee’s or the certificateholders’ interest.

With respect to any mortgage loans that are cooperative loans, the depositor will cause to be delivered to the trustee:

•	the related original cooperative shares endorsed without recourse in blank or to the order of the trustee,

•	the original security agreement,

•	the proprietary lease or occupancy agreement,

•	the recognition agreement,

•	the relevant financing statements and

•	any other document specified in the related prospectus supplement.

The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee’s security interest in each cooperative loan.

The trustee (or the custodian) will review the mortgage loan documents within the time period specified in the related prospectus supplement after receipt of them, and the trustee will hold the documents in trust for the benefit of the certificateholders. Generally, if the document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer, the depositor and the related seller. If the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of the notice, the seller will be obligated to purchase the related mortgage loan from the trustee at the purchase price or, if so specified in the related prospectus supplement, replace the mortgage loan with another mortgage loan that meets specified requirements. We can give no assurance that a seller will fulfill this purchase or substitution obligation. Although the master servicer may be obligated to enforce the obligation to purchase the related loan to the extent described under “Mortgage Loan Program – Representations by Sellers; Repurchases,” neither the master servicer nor the depositor will be obligated to purchase or replace the mortgage loan if the seller defaults on its obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor. The applicable prospectus supplement may provide other remedies but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document.

The trustee may be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the mortgage loans as agent of the trustee.

Notwithstanding these provisions, unless the related prospectus supplement otherwise provides, no mortgage loan will be purchased from a trust fund for which one or more REMIC elections are made if the purchase would result in the imposition of a prohibited transaction tax under the Code.

Although the depositor has expressed in the pooling and servicing agreements its intent to treat the conveyance of the mortgage loans as a sale, the depositor will also grant to the trustee a security interest in the mortgage loans. This security interest is intended to protect the interests of the certificateholders if a bankruptcy court were to characterize the depositor’s transfer of the mortgage loans as a borrowing by the depositor secured by a pledge of the mortgage loans as described under “Risk Factors – Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Certificates”. In the event that a bankruptcy court did characterize the transaction as a borrowing by the depositor, that borrowing would be secured by the mortgage loans in which the depositor granted a security interest to the trustee. The depositor has agreed to take those actions that are necessary to maintain the security interest granted to the trustee as a first priority, perfected security interest in the mortgage loans, including the filing of Uniform Commercial Code financing statements, if necessary.

Assignment of Agency Securities. The depositor will cause the Agency Securities to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the certificates. Each Agency Security will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate and the maturity date.

Assignment of Private Mortgage-Backed Securities. The depositor will cause the Private Mortgage- Backed Securities to be registered in the name of the trustee. The trustee (or the custodian) will have possession of any certificated Private Mortgage-Backed Securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See “The Trust Fund – Private Mortgage-Backed Securities.” Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date and other specified pertinent information for each Private Mortgage-Backed Security conveyed to the trustee.

Payments on Mortgage Assets; Deposits to Certificate Account

The master servicer will establish and maintain or cause to be established and maintained for the related trust fund a separate account or accounts for the collection of payments on the related Mortgage Assets in the trust fund (the “Certificate Account”). The applicable prospectus supplement may provide for other requirements for the Certificate Account, but if it does not, then the Certificate Account must be either:

•	an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of Moody’s or Fitch and one of the two highest short-term ratings of S&P, if S&P is a Rating Agency, at the time any amounts are held on deposit therein,

•	an account or accounts in a depository institution or trust company the deposits in which are insured by the FDIC (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the depository institution or trust company with which the Certificate Account is maintained,

•	a trust account or accounts maintained with the trust department of a federal or a state chartered depository institution or trust company, acting in a fiduciary capacity or

•	an account or accounts otherwise acceptable to each rating agency that rated one or more classes of the related series of certificates at the request of the depositor.

The collateral eligible to secure amounts in the Certificate Account is limited to Permitted Investments. A Certificate Account may be maintained as an interest bearing account or the funds held in it may be invested pending each succeeding distribution date in Permitted Investments. To the extent provided in the related prospectus supplement, the master servicer or its designee will be entitled to direct the investment of the funds held in the Certificate Account and to receive any interest or other income earned on funds in the Certificate Account as additional compensation and will be obligated to deposit in the Certificate Account the amount of any loss immediately as realized. The Certificate Account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

Unless otherwise specified in the related prospectus supplement, the master servicer will deposit or cause to be deposited in the Certificate Account for each trust fund within two days following its receipt or on a daily basis, to the extent the master servicer’s or its parent’s long term credit rating does not satisfy the requirements set forth in the related pooling and servicing agreement, the following payments and collections received or advances made by or on behalf of it after the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing any retained interest specified in the related prospectus supplement):

•	all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, prepayment charges, on the mortgage loans;

•	all payments on account of interest on the mortgage loans, net of applicable servicing compensation;

•	all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items (“Insured Expenses“) incurred, and unreimbursed advances made, by the master servicer) of the hazard insurance policies and any primary mortgage insurance policies, to the extent the proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer’s normal servicing procedures and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed advances, if any) received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure and any Subsequent Recoveries;

•	all proceeds of any mortgage loan or property in respect thereof purchased by the master servicer, the depositor or any seller as described under “Mortgage Loan Program – Representations by Sellers; Repurchases” or “The Pooling and Servicing Agreement – Assignment of Mortgage Assets” above and all proceeds of any mortgage loan repurchased as described under “The Pooling and Servicing Agreement – Termination; Optional Termination”;

•	all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under “– Hazard Insurance”;

•	any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the Certificate Account and, to the extent specified in the related prospectus supplement, any advances required to be made by the master servicer and any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

•	all other amounts required to be deposited in the Certificate Account pursuant to the pooling and servicing agreement.

Unless otherwise specified in the related prospectus supplement, the master servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Certificate Account to withdraw funds from the Certificate Account for the following purposes:

•	to pay to the master servicer the master servicing fees (subject to reduction) described in the related prospectus supplement and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Certificate Account credited thereto, as well as any other additional servicing compensation specified in the related prospectus supplement;

•	to reimburse the master servicer and the trustee for advances, the right of reimbursement with respect to any mortgage loan being limited to amounts received that represent late recoveries of payments of principal and interest on the mortgage loan (or insurance proceeds or liquidation proceeds from the mortgage loan) with respect to which the advance was made;

•	to reimburse the master servicer and the trustee for any advances previously made that the master servicer has determined to be nonrecoverable;

•	to reimburse the master servicer from insurance proceeds not used to restore the property for expenses incurred by the master servicer and covered by the related insurance policies;

•	to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, the right of reimbursement being limited to amounts received representing late recoveries of the payments for which the advances were made;

•	to pay to the master servicer or applicable seller, with respect to each mortgage loan or property acquired in respect thereof that has been purchased by the master servicer or seller pursuant to the related pooling and servicing agreement, all amounts received after the purchase and not taken into account in determining the purchase price of the repurchased mortgage loan;

•	to reimburse the master servicer, the depositor or other party specified in the related prospectus supplement for expenses incurred and reimbursable pursuant to the pooling and servicing agreement;

•	to withdraw any amount deposited in the Certificate Account that was not required to be deposited in it; and

•	to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

In addition, the pooling and servicing agreement will generally provide that on or before the business day preceding each distribution date, the master servicer shall withdraw from the Certificate Account the amount of Available Funds and the trustee fee for the distribution date, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of certificates.

Unless otherwise specified in the related prospectus supplement, aside from the annual compliance review and servicing criteria assessment and accompanying accountants’ attestation, there is no independent verification of the transaction accounts or the transaction activity. The master servicer is required to provide an annual certification to the effect that the master servicer has fulfilled its obligations under the related pooling and servicing agreement throughout the preceding year, as well as an annual assessment and an accompanying accountants’ attestation as to its compliance with applicable servicing criteria. See “ – Evidence as to Compliance.”

Pre-Funding Account

If so provided in the related prospectus supplement, the related trustee will establish and maintain an account (the “Pre-Funding Account”), in the name of the related trustee on behalf of the related certificateholders, into which the seller or the depositor will deposit cash in an amount specified in the prospectus supplement (the “Pre-Funded Amount”) on the related closing date. The Pre-Funding Account will be maintained with the trustee for the related series of certificates or with another eligible institution, and is designed solely to hold funds to be applied during the period from the closing date to a date not more than 90 days after the closing date (the “Funding Period”) to pay to the depositor the purchase price for loans purchased during the Funding Period (the “Subsequent Loans”). Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related loans. The Pre-Funded Amount will not exceed 50% of the initial aggregate principal amount of the certificates and notes of the related series. The Pre-Funded Amount will be used by the related trustee to purchase Subsequent Loans from the depositor from time to time during the Funding Period. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments under the circumstances and in the manner described in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, earnings on investment of funds in the Pre-Funding Account will be deposited into the related Certificate Account or the other trust account as is specified in the related prospectus supplement and losses will be charged against the funds on deposit in the Pre-Funding Account. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed in the manner and priority specified in the related prospectus supplement.

In addition, if so provided in the related prospectus supplement, on the related closing date the depositor or seller will deposit in an account (the “Capitalized Interest Account”) cash in the amount necessary to cover shortfalls in interest on the related series of certificates that may arise as a result of utilization of the Pre-Funding Account as described above, or with respect to the related distributions dates, Countrywide Home Loans may deposit the amount of these shortfalls specified in the related prospectus supplement to the related Certificate Account. The Capitalized Interest Account shall be maintained with the trustee for the related series of certificates and is designed solely to cover the above-mentioned interest shortfalls. Neither the monies on deposit in the Capitalized Interest Account nor any amounts paid by Countrywide Home Loans will be available to cover losses on or in respect of the related mortgage loans. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related series of certificates by the end of the Funding Period, any amounts remaining in the Capitalized Interest Account will be paid to the depositor.

Investments in Amounts Held in Accounts

Unless otherwise specified in the related prospectus supplement, funds held in a Certificate Account, any Pre-Funding Account, any Capitalized Interest Account, any reserve fund or any other accounts that are part of the Mortgage Assets, may be invested in “Permitted Investments” which may include one or more of the following:

(i) obligations of the United States or any agency thereof, provided the obligations are backed by the full faith and credit of the United States;

(ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the related series of certificates, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the related certificates by each Rating Agency;

(iii) commercial paper issued by Countrywide Home Loans, Inc. or any of its affiliates; provided that the commercial paper is rated no lower than the rating specified in the related prospectus supplement;

(iv) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the related certificates by each Rating Agency;

(v) certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of the depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of the holding company, but only if Moody’s Investors Service, Inc. (“Moody’s”) is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for the securities, or such lower ratings as will not result in the downgrading or withdrawal of the ratings then assigned to the related certificates by each Rating Agency;

(vi) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

(vii) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of the agreements, the terms and conditions as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to the related certificates by each such Rating Agency;

(viii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

(ix) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of the investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody’s, the rating shall be the highest commercial paper rating of Moody’s for any of those securities), or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the related certificates by each Rating Agency;

(x) interests in any money market fund which at the date of acquisition of the interests in the fund and throughout the time the interests are held in the fund has the highest applicable rating by each Rating Agency or a lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the related certificates by each Rating Agency;

(xi) units of a taxable money-market portfolio having the highest rating assigned by each Rating Agency and restricted to obligations issued or guaranteed by the United States of America or entities whose obligations are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations;

(xii) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category or a lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each Rating Agency; and

(xiii) other investments that have a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the ratings then assigned to the related certificates by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency; provided that none of those investments shall be a Permitted Investment if the investments evidences the right to receive interest only payments with respect to the obligations underlying the investment.

If a letter of credit is deposited with the trustee, that letter of credit will be irrevocable and will name the trustee, in its capacity as trustee for the holders of the certificates, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the certificates of the related series. Additional information with respect to the instruments deposited in the accounts will be set forth in the related prospectus supplement.

Unless otherwise specified in the related prospectus supplement, the Permitted Investments will be held in the name of the trustee for the benefit of the certificateholders and may not mature later than:

•	in the case of a Certificate Account, the second business day next preceding the date on which funds must be transferred to the trustee in each month (except that if the Permitted Investment is an obligation of the institution that maintains the account, then the Permitted Investment may not mature later than the business day next preceding that date) and may not be sold or disposed of prior to its maturity; and

•	in the case of the any other account, the business day immediately preceding the first distribution date that follows the date of the investment (except that if the Permitted Investment is an obligation of the institution that maintains the account, then the Permitted Investment may mature not later than the related distribution date) and may not be sold or disposed of prior to its maturity.

Sub-Servicing by Sellers

Each seller of a loan or any other servicing entity may act as the sub-servicer for the loan pursuant to a sub-servicing agreement, which will not contain any terms inconsistent with the related pooling and servicing agreement. Notwithstanding any subservicing arrangement, unless otherwise provided in the related prospectus supplement, the master servicer will remain liable for its servicing duties and obligations under the related pooling and servicing agreement as if the master servicer alone were servicing the loans.

Collection Procedures

The master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with each pooling and servicing agreement and any mortgage insurance policy required to be maintained under the related pooling and servicing agreement, follow the collection procedures that are customary with respect to mortgage loans that are comparable to the mortgage loans. Consistent with the above, the master servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a mortgage loan and to the extent not inconsistent with the coverage of the mortgage loan by any mortgage insurance policy required to be maintained under the related pooling and servicing agreement, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 180 days after the applicable due date for each payment. To the extent the master servicer is obligated to make or to cause to be made advances, the obligation will remain during any period of that arrangement.

The applicable prospectus supplement may provide for other alternatives regarding due-on-sale clauses, but if it does not, then in any case in which property securing a conventional mortgage loan has been, or is about to be, conveyed by the mortgagor, the master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the mortgage loan under any due-on-sale clause applicable to it, but only if permitted by applicable law and the exercise will not impair or threaten to impair any recovery under any mortgage insurance policy required to be maintained under the related pooling and servicing agreement. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause or if coverage under any required mortgage insurance policy would be adversely affected, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which that person becomes liable for repayment of the mortgage loan and, to the extent permitted by applicable law, the mortgagor also remains liable on it. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See “Certain Legal Aspects of the Mortgage Loans – Due-on-Sale Clauses.” The terms of the related mortgage loan may not be changed in connection with an assumption.

Any prospective purchaser of a cooperative apartment will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See “Certain Legal Aspects of the Mortgage Loans.” This approval is usually based on the purchaser’s income and net worth and numerous other factors. Although the cooperative’s approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring the approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund’s ability to sell and realize the value of shares securing a cooperative loan.

In general, a “tenant-stockholder” (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which the items are allowable as a deduction to the corporation, the Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, we can give no assurance that cooperatives relating to the cooperative loans will qualify under Section 216(b)(1) for any particular year. If a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that a failure to qualify would be permitted to continue over a period of years appears remote.

Hazard Insurance

The master servicer will require the mortgagor on each mortgage loan to maintain a hazard insurance policy providing for coverage in an amount that is at least equal to the lesser of

•	the maximum insurable value of the improvements securing the mortgage loan or

•	the greater of

•	the outstanding principal balance of the mortgage loan and

•	an amount such that the proceeds of the policy shall be sufficient to prevent the mortgagor or the mortgagee from becoming a co-insurer.

All amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with the master servicer’s normal servicing procedures) will be deposited in the related Certificate Account. If the master servicer maintains a blanket policy insuring against hazard losses on all the mortgage loans comprising part of a trust fund, it will have satisfied its obligation relating to the maintenance of hazard insurance. The blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related Certificate Account the amounts that would have been deposited therein but for the clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a mortgage loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms, their basic terms are dictated by the respective state laws, and most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and hurricanes. This list is merely indicative of certain kinds of uninsured risks and is not all inclusive. If the mortgaged property securing a mortgage loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor to obtain and maintain flood insurance.

The hazard insurance policies covering properties securing the mortgage loans typically contain a clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, then the insurer’s liability upon partial loss will not exceed the larger of the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed and the proportion of the loss that the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements. Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing on them decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement upon partial loss may be that hazard insurance proceeds will be insufficient to fully restore the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See “Credit Enhancement – Special Hazard Insurance Policies”.

The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower’s cooperative dwelling or the cooperative’s building could significantly reduce the value of the collateral securing the cooperative loan.

Realization Upon Defaulted Mortgage Loans

Primary Mortgage Insurance Policies. The master servicer will maintain or cause to be maintained, as the case may be, in effect, to the extent specified in the related prospectus supplement, a primary mortgage insurance policy with regard to each mortgage loan for which coverage is required. The master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of certificates that is required to be kept in force under the applicable pooling and servicing agreement unless the replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of certificates of the series that have been rated.

Although the terms of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest on it and reimbursement of certain expenses, less all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the mortgaged property, hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan, amounts expended but not approved by the issuer of the related primary mortgage insurance policy, claim payments previously made by the primary insurer and unpaid premiums.

Primary mortgage insurance policies reimburse certain losses sustained from defaults in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, a loss sustained from a default arising from or involving certain matters, including fraud or negligence in origination or servicing of the mortgage loans, including misrepresentation by the originator, mortgagor or other persons involved in the origination of the mortgage loan; failure to construct the mortgaged property subject to the mortgage loan in accordance with specified plans; physical damage to the mortgaged property; and the related sub-servicer not being approved as a servicer by the primary insurer.

Recoveries Under A Primary Mortgage Insurance Policy. As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a mortgage loan, the insured will generally be required to:

•	advance or discharge all hazard insurance policy premiums and as necessary and approved in advance by the primary insurer, real estate property taxes, all expenses required to maintain the related mortgaged property in at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, mortgaged property sales expenses, any specified outstanding liens on the mortgaged property and foreclosure costs, including court costs and reasonable attorneys’ fees;

•	upon any physical loss or damage to the mortgaged property, have the mortgaged property restored and repaired to at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

•	tender to the primary insurer good and merchantable title to and possession of the mortgaged property.

The master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the insurer under each primary mortgage insurance policy, and will take any reasonable steps consistent with its practices regarding comparable mortgage loans and necessary to receive payment or to permit recovery under the policy with respect to defaulted mortgage loans. As set forth above, all collections by or on behalf of the master servicer under any primary mortgage insurance policy and, when the mortgaged property has not been restored, the hazard insurance policy, are to be deposited in the Certificate Account, subject to withdrawal as heretofore described.

If the mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged mortgaged property to a condition sufficient to permit recovery under the related primary mortgage insurance policy, if any, the master servicer is not required to expend its own funds to restore the damaged mortgaged property unless it determines that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and that the expenses will be recoverable by it from related insurance proceeds, liquidation proceeds or Subsequent Recoveries.

If recovery on a defaulted mortgage loan under any related primary mortgage insurance policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted mortgage loan is not covered by a primary mortgage insurance policy, the master servicer will be obligated to follow or cause to be followed the normal practices and procedures that it deems appropriate to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the mortgaged property securing the defaulted mortgage loan are less than the principal balance of the mortgage loan plus interest accrued on it that is payable to certificateholders, the trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the master servicer in connection with the proceedings that are reimbursable under the pooling and servicing agreement. In the unlikely event that the proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of the mortgage loan plus interest accrued on it that is payable to certificateholders, the master servicer will be entitled to withdraw or retain from the Certificate Account amounts representing its normal servicing compensation with respect to the mortgage loan and, unless otherwise specified in the related prospectus supplement, amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related mortgagor, as additional servicing compensation.

If the master servicer or its designee recovers insurance proceeds not used to restore the property which, when added to any related liquidation proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of a mortgage loan plus interest accrued thereon that is payable to certificateholders, the master servicer will be entitled to withdraw or retain from the Certificate Account amounts representing its normal servicing compensation with respect to the mortgage loan. If the master servicer has expended its own funds to restore the damaged mortgaged property and the funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Certificate Account out of related liquidation proceeds or insurance proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since insurance proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no insurance payment or recovery will result in a recovery to the trust fund that exceeds the principal balance of the defaulted mortgage loan together with accrued interest on it. See “Credit Enhancement” in this prospectus and in the related prospectus supplement.

FHA Insurance; VA Guaranties. Mortgage loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the National Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. Those mortgage loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one-to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Mortgage loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured mortgage loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the loan.

The insurance premiums for mortgage loans insured by the FHA are collected by lenders approved by the HUD or by the master servicer or any sub-servicers and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted mortgage loan to HUD. With respect to a defaulted FHA-insured mortgage loan, the master servicer or any sub-servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the master servicer or any sub-servicer or HUD, that default was caused by circumstances beyond the mortgagor’s control, the master servicer or any sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. These plans may involve the reduction or suspension of regular mortgage payments for a specified period, with the payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by circumstances beyond the mortgagor’s control is accompanied by certain other criteria, HUD may provide relief by making payments to the master servicer or any sub-servicer in partial or full satisfaction of amounts due `under the mortgage loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the master servicer or any sub-servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the mortgage loan and HUD must have rejected any request for relief from the mortgagor before the master servicer or any sub-servicer may initiate foreclosure proceedings.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The master servicer of any sub-servicer of each FHA-insured mortgage loan will be obligated to purchase the debenture issued in satisfaction of the mortgage loan upon default for an amount equal to the principal amount of the debenture.

The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted mortgage loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the master servicer or sub-servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for accrued and unpaid interest but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured mortgage loan, bears interest from a date 30 days after the mortgagor’s first uncorrected failure to perform any obligation to make any payment due under the mortgage loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

Mortgage loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman’s Readjustment Act of 1944, as amended. The Serviceman’s Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years’ duration. However, no mortgage loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for the mortgage loan.

The liability on the guaranty may be reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA, at its option and without regard to the guaranty, may make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

With respect to a defaulted VA guaranteed mortgage loan, the master servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranty is submitted after liquidation of the mortgaged property.

The amount payable under the guaranty will be the percentage of the VA-insured mortgage loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that the amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

Application of Liquidation Proceeds. Unless the related pooling and servicing agreement provides for a different application of liquidation proceeds, the proceeds from any liquidation of a mortgage loan will be applied in the following order of priority:

•	first, to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related mortgaged property and any unreimbursed servicing compensation payable to the master servicer with respect to the mortgage loan;

•	second, to reimburse the master servicer and trustee for any unreimbursed advances with respect to the mortgage loan;

•	third, to accrued and unpaid interest (to the extent no advance has been made for the amount or the advance has been reimbursed) on the mortgage loan; and

•	fourth, as a recovery of principal of the mortgage loan.

Unless otherwise specified in the related prospectus supplement, excess proceeds, if any, from the liquidation of a mortgage loan will be retained by the master servicer as additional servicing compensation.

If specified in the related prospectus supplement, if a final liquidation of a mortgage loan resulted in a realized loss and thereafter the master servicer receives a recovery specifically related to that mortgage loan, such recovery (net of any reimbursable expenses) shall be distributed to the certificateholders in the same manner as prepayments received in the prior calendar month, to the extent that the related realized loss was allocated to any class of certificates. In addition, if specified in the related prospectus supplement, the class certificate balance of each class of certificates to which realized losses have been allocated, will be increased, sequentially in the order of payment priority, to the extent that such subsequent recoveries are distributed as principal to any class of certificates. However, the class certificate balance of each such class of certificates will not be increased by more than the amount of realized losses previously applied to reduce the class certificate balance of each such class of certificates. Unless specified in the related prospectus supplement, holders of certificates whose class certificate balance is increased in this manner will not be entitled to interest on the increased balance for any interest accrual period preceding the Distribution Date on which the increase occurs. The foregoing provisions will apply even if the class certificate balance of a class of certificates was previously reduced to zero. Accordingly, each class of certificates will be considered to remain outstanding until the termination of the related trust.

Servicing and Other Compensation and Payment of Expenses

The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of certificates will be equal to the percentage per annum described in the related prospectus supplement (which may vary under certain circumstances) of the outstanding principal balance of each mortgage loan, and the compensation will be retained by it from collections of interest on the mortgage loan in the related trust fund. As compensation for its servicing duties, a sub-servicer or, if there is no sub-servicer, the master servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, generally the master servicer or a sub-servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit that may accrue as a result of the investment of funds in the applicable Certificate Account.

The master servicer will, to the extent provided in the related pooling and servicing agreement, pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related pooling and servicing agreement, including, without limitation, payment of the fees and disbursements of the trustee, unless otherwise specified in the related prospectus supplement any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under certain limited circumstances. In addition, as indicated in the preceding section, the master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted mortgage loan as to which it has determined that all recoverable liquidation proceeds and insurance proceeds have been received (a “Liquidated Mortgage”), and in connection with the restoration of mortgaged properties, the right of reimbursement being before the rights of certificateholders to receive any related liquidation proceeds (including insurance proceeds).

Evidence as to Compliance

Each pooling and servicing agreement will provide for delivery to the depositor and the trustee, on or before a specified date in each year, of an annual statement signed by an authorized officer of the master servicer to the effect that the master servicer has fulfilled its obligations under the pooling and servicing agreement throughout the preceding year.

Each pooling and servicing agreement will also provide for delivery to the depositor, the master servicer and the trustee, on or before a specified date in each year, of an annual servicing assessment report from each party performing servicing functions with respect to the related series, including any servicer that services 5% or more of the Mortgage Assets. In each assessment report, the party providing the report must include an assessment of its compliance with the servicing criteria during the previous fiscal year, and disclose any material noncompliance with the applicable servicing criteria. The servicing criteria are divided generally into four categories:

•	general servicing considerations;

•	cash collection and administration;

•	investor remittances and reporting; and

•	pool asset administration.

Each servicing assessment report is required to be accompanied by attestation report provided by a public registered accounting firm. The attestation report must contain an opinion of the registered public accounting firm as to whether the related servicing criteria assessment was fairly stated in all material respects, or a statement that the firm cannot express that opinion. The attestation examination the must be made in accordance with the attestation engagement standards issued or adopted by the Public Company Accounting Oversight Board.

Copies of the annual servicing compliance statement, the servicing criteria assessment report and related accountants attestations and the annual accountants’ statement (if any) may be obtained by certificateholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

List of Certificateholders

Each pooling and servicing agreement will provide that three or more holders of certificates of any series may, by written request to the trustee, obtain access to the list of all certificateholders maintained by the trustee for the purpose of communicating with other certificateholders with respect to their rights under the pooling and servicing agreement and the certificates.

Certain Matters Regarding the Master Servicer and the Depositor

The master servicer under each pooling and servicing agreement will be named in the related prospectus supplement. The entity serving as master servicer may be an affiliate of the depositor and may have other business relationships with the depositor or the depositor’s affiliates.

Each pooling and servicing agreement will provide that the master servicer may not resign from its obligations and duties under the pooling and servicing agreement except (i) upon a determination that the performance by it of its duties under the pooling and servicing agreement is no longer permissible under applicable law or (ii) upon appointment of a successor servicer and receipt by the trustee of written confirmation from each Rating Agency that such resignation and appointment would not result in a downgrade or withdrawal of the ratings of any of the certificates. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer’s obligations and duties under the pooling and servicing agreement.

Each pooling and servicing agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment. However, neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be protected against any breach of a representation or warranty or any liability that would otherwise be imposed for willful misfeasance, bad faith or negligence in the performance of duties under the pooling and servicing agreement or for reckless disregard of obligations and duties under the pooling and servicing agreement. Each pooling and servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the pooling and servicing agreement or the certificates, other than any loss, liability or expense related to any specific Mortgage Asset or Mortgage Assets (except any loss, liability or expense otherwise reimbursable pursuant to the pooling and servicing agreement) and any loss, liability or expense incurred for willful misfeasance, bad faith or negligence in the performance of duties under the pooling and servicing agreement or for reckless disregard of obligations and duties under the pooling and servicing agreement. In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action that it deems appropriate with respect to the pooling and servicing agreement and the rights and duties of the parties to the pooling and servicing agreement and the interests of the trustee and the certificateholders under the pooling and servicing agreement. In that event, the legal expenses and costs of the action and any liability resulting from it will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed for them out of funds otherwise distributable to certificateholders.

Any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each pooling and servicing agreement, provided that the person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

Events of Default

The applicable prospectus supplement may provide for other events of default, but if it does not, then events of default under each pooling and servicing agreement will consist of

•	any failure by the master servicer to deposit in the Certificate Account or remit to the trustee any payment which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates having not less than 25% of the voting rights evidenced by the certificates;

•	any failure by the master servicer to observe or perform in any material respect any of its other covenants or agreements in the pooling and servicing agreement which failure materially affects the rights of certificateholders that continues unremedied for sixty days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates of any class evidencing not less than 25% of the voting rights evidenced by the certificate; and

•	certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

“Voting Rights” are the portion of voting rights of all of the certificates that is allocated to any certificate pursuant to the terms of the pooling and servicing agreement.

If specified in the related prospectus supplement, the pooling and servicing agreement will permit the trustee to sell the Mortgage Assets and the other assets of the trust fund if payments on them are insufficient to make payments required in the pooling and servicing agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

Rights Upon Event of Default

The applicable prospectus supplement may provide for steps required to be taken if an event of default remains unremedied, but if it does not, so long as an event of default under a pooling and servicing agreement remains unremedied, the trustee may, and under the circumstances described in the related pooling and servicing agreement, shall, at the direction of holders of certificates having not less than 66 2/3% of the Voting Rights, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement relating to the trust fund and in the Mortgage Assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. After the master servicer has received notice of termination, the trustee may execute and deliver, on behalf of the master servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and do or accomplish all other acts or things necessary or appropriate to effect the termination of the master servicer, including the transfer and endorsement or assignment of the mortgage loans and related documents. The master servicer has agreed to cooperate with the trustee in effecting the termination of the master servicer, including the transfer to the trustee of all cash amounts which shall at the time be credited to the Certificate Account, or thereafter be received with respect to the mortgage loans. Upon request of the trustee, the master servicer has also agreed, at its expense, to deliver to the assuming party all documents and records relating to each subservicing agreement and the mortgage loans then being serviced thereunder and an accounting of amounts collected held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the subservicing agreement to the assuming party. No additional funds have been reserved to pay for any expenses not paid by the master servicer in connection with a servicing transfer.

If the trustee is unwilling or unable to act as the successor to the master servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the pooling and servicing agreement. Pending appointment, the trustee is obligated to act as master servicer. The trustee and any successor may agree upon the servicing compensation to be paid to the successor servicer, which may not be greater than the compensation payable to the master servicer under the pooling and servicing agreement.

Unless otherwise provided in the related prospectus supplement, no certificateholder, solely by virtue of its status as a certificateholder, will have any right under any pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement, unless the holder previously has given to the trustee written notice of default and unless the holders of any class of certificates of the series evidencing not less than 25% of the voting rights have requested the trustee in writing to institute a proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

Amendment

The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each pooling and servicing agreement may be amended by the parties to the pooling and servicing agreement, without the consent of any of the certificateholders,

(a) to cure any ambiguity or mistake;

(b) to correct any defective provision therein or to supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision in it;

(c) to conform the pooling and servicing agreement to the prospectus and prospectus supplement provided to investors in connection with the initial offering of the certificates;

(d) to add to the duties of the depositor, any seller or the master servicer;

(e) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement to comply with any rules or regulations promulgated by the Securities and Exchange Commission from time to time;

(f) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement; or

(g) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement.

However, no action pursuant to clauses (f) or (g) may, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any certificateholder. But no opinion of counsel will be required if the person requesting the amendment obtains a letter from each rating agency requested to rate the class or classes of certificates of the series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the certificates.

In addition, to the extent provided in the related pooling and servicing agreement, a pooling and servicing agreement may be amended without the consent of any of the certificateholders to change the manner in which the Certificate Account is maintained, if the change does not adversely affect the then current rating of the class or classes of certificates of the series that have been rated at the request of the depositor. Moreover, if one or more REMIC elections are made with respect to the trust fund, the related pooling and servicing agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to modify the terms or provisions related to any lower-tier REMIC, to maintain the qualification of the related trust fund as a REMIC, or to avoid or minimize the risk of imposition of any tax on any REMIC or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to ensure the proper operation of the master REMIC, maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each pooling and servicing agreement may also be amended by the parties to the related pooling and servicing agreement with the consent of holders of certificates of the series evidencing a majority in interest of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of the related certificates. However, no amendment may

(a) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Assets that are required to be distributed on any certificate without the consent of the holder of the certificate,

(b) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in (a), without the consent of the holders of certificates of the class evidencing, as to the class, percentage interests aggregating 66 2/3%, or

(c) reduce the aforesaid percentage of certificates of any class of holders that is required to consent to the amendment without the consent of the holders of all certificates of the class covered by the pooling and servicing agreement then outstanding.

If one or more REMIC elections are made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment will not cause any REMIC to fail to qualify as a REMIC. If so described in the related prospectus supplement, an amendment of a pooling and servicing agreement may require the consent of persons that are not party to the agreement, such as a credit enhancement provider.

Termination; Optional Termination

Generally, the obligations created by each pooling and servicing agreement for each series of certificates will terminate upon the payment to the related certificateholders of all amounts held in the Certificate Account or by the master servicer and required to be paid to them pursuant to the pooling and servicing agreement following the earlier of:

•	the final payment or other liquidation of the last of the Mortgage Assets subject to it or the disposition of all property acquired upon foreclosure of the Mortgage Assets remaining in the trust fund and

•	the purchase by the master servicer or the party specified in the related prospectus supplement or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMICs (see “Material Federal Income Tax Consequences” in this prospectus and in the related prospectus supplement), from the related trust fund of all of the remaining Mortgage Assets and all property acquired in respect of the Mortgage Assets.

Any purchase of Mortgage Assets and property acquired in respect of Mortgage Assets evidenced by a series of certificates will be made at the option of the master servicer or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price, and in accordance with the procedures, specified in the related prospectus supplement. The exercise of that right will effect early retirement of the certificates of that series, but the right of the master servicer or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Mortgage Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Mortgage Assets at the cut-off date for the series. The foregoing is subject to the provision that if one or more REMIC elections are made with respect to a trust fund, any repurchase pursuant to the second bulleted item above will not be made if the repurchase would result in a “prohibited transaction tax” within the meaning of Section 860F(a)(1) of the Code.

The Trustee

The trustee under each pooling and servicing agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

Certain Legal Aspects of the Mortgage Loans

The following discussion contains summaries, which are general in nature, of certain legal matters relating to the mortgage loans. Because the legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state or to encompass the laws of all states in which the security for the mortgage loans is situated.

General

The mortgage loans will be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not before the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid. The trustee’s authority under a deed of trust, the mortgagee’s authority under a mortgage and the grantee’s authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

In this prospectus, we generally use the term “mortgage” to generically describe real-estate security instruments, however, if certain information relates to a particular security instrument, we will refer to that security instrument.

Cooperatives. Certain of the mortgage loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative or underlying land or both, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative’s apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Foreclosure and Repossession

Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any material default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lien holders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specified period of time in one or more newspapers. In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee’s sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney’s fees, which may be recoverable by a lender.

Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney’s fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender’s lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier’s check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making repairs at its own expense necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property.

Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower’s defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement if an obligor fails to make payments or defaults in the performance of covenants required under it. Typically, the lender and the cooperative enter into a recognition agreement, which establishes the rights and obligations of both parties upon a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on it.

Recognition agreements also provide that upon foreclosure of a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “Anti-Deficiency Legislation and Other Limitations on Lenders.”

In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Rights of Redemption

In some states after a sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender after judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation and Other Limitations on Lenders

Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or a sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the current fair market value of the property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting mortgagors.

Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However, in some of these states, following judgment on a personal action, the lender may be considered to have elected a remedy and may be precluded from exercising other remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower, for example, upon waste of the property.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Servicemembers Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize on its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying certificates and even to reduce the aggregate amount of payments on the loans underlying certificates.

The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of mortgage loans. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities on lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

Environmental Risks

Real property pledged as security to a lender may be subject to unforeseen environmental risks. Environmental remedial costs can be substantial and can potentially exceed the value of the property. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), the EPA may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an “owner” or “operator” for the costs of addressing releases or threatened releases of hazardous substances at a mortgaged property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for such costs on any and all “potentially responsible parties,” including “owners” or “operators”. However, CERCLA excludes from the definition of “owner or operator” a secured creditor who holds indicia of ownership primarily to protect its security interest (the “secured creditor exemption”) but without “participating in the management” of the property. Thus, if a lender’s activities encroach on the actual management of a contaminated facility or property, the lender may incur liability as an “owner or operator” under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it fails to market the property in a timely fashion.

Whether actions taken by a lender would constitute participation in the management of a mortgaged property so as to render the secured creditor exemption unavailable to a lender, was historically a matter of judicial interpretation of the statutory language. Court decisions were inconsistent and, in fact, in 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower’s decisions regarding disposal of hazardous substances was sufficient participation in the management of a borrower’s business to deny the protection of the secured creditor exemption to the lender. In 1996, Congress enacted the Asset Conservation, Lender Liability and Deposit Insurance Protection Act (“Asset Conservation Act“), which provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property. The Asset Conservation Act also provides that participation in the management of the property does not include merely having the capacity to influence, or unexercised right to control operations. Rather, a lender will lose the protection of the secured creditor exemption only if it (a) exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices at the property, or (b) exercises control comparable to the manager of the property, so that the lender has assumed responsibility for (i) “the overall management of the facility encompassing day-to-day decision-making with respect to environmental compliance” or (ii) “over all or substantially all of the operational functions” of the property other than environmental compliance.

If a lender is or becomes liable, it may be able to bring an action for contribution under CERCLA or other statutory or common laws against any other “potentially responsible parties,” including a previous owner or operator, who created the environmental hazard and who has not settled its liability with the government, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that such costs arising from the circumstances set forth above would result in a loss to securityholders.

CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under state laws or under federal laws other than CERCLA, including Subtitle I of the federal Resource Conservation and Recovery Act (“RCRA”), which regulates underground petroleum storage tanks (except heating oil tanks). However, under the Asset Conservation Act, protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks or the properties on which they are located. A lender will lose the protections accorded to secured creditors under federal law for petroleum underground storage tanks by “participating in the management” of the tank or tank system if the lender either: (a) “exercises decision making control over the operational” aspects of the tank or tank system; or (b) exercises control comparable to a manager of the property, so that the lender has assumed responsibility for overall management of the property including day-to-day decision-making with regard to all, or substantially all, operational aspects. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

While the “owner” or “operator” of contaminated property may face liability for investigating and cleaning up the property, regardless of fault, it may also be required to comply with environmental regulatory requirements, such as those governing asbestos. In addition, the presence of asbestos, mold, lead-based paint, lead in drinking water, and/or radon at a real property may lead to the incurrence of costs for remediation, mitigation or the implementation of an operations and maintenance plan. Furthermore, the presence of asbestos, mold, lead-based paint, lead in drinking water, radon and/or contamination at a property may present a risk that third parties will seek recovery from “owners” or “operators” of that property for personal injury or property damage. Environmental regulatory requirements for property “owners” or “operators,” or law that is the basis for claims of personal injury or property damage, may not have exemptions for secured creditors.

In general, at the time the loans were originated no environmental assessment, or a very limited environmental assessment, of the mortgaged properties was conducted.

Due-on-Sale Clauses

Generally, each conventional mortgage loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the mortgaged property, the loan may be accelerated by the mortgagee. In recent years, court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce these clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”), subject to specified exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Garn-St Germain Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

Prepayment Charges

Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed on many of the mortgage loans. The absence of this a restraint on prepayment, particularly with respect to fixed rate mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirement of the loans or contracts.

Applicability of Usury Laws

Title V of the depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges, or both.

Service members Civil Relief Act

Generally, under the terms of the Service members Civil Relief Act (the “Relief Act”), a borrower who enters military service after the origination of the borrower’s mortgage loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender. It is possible that this interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on some of the mortgage loans. Unless the applicable prospectus supplement provides a special feature for a particular trust fund, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the certificates. In addition, the Relief Act imposes limitations which would impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status. Thus, if an affected mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

Consumer Protection Laws

Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and collecting mortgage loans. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect loans secured by consumers’ dwellings.

Additional requirements may be imposed under federal, state or local laws on so-called “high cost mortgage loans,” which typically are defined as loans that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment charges, or the ability of a creditor to refinance a loan unless it is in the borrower’s interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

The federal laws that may apply to loans held in the trust fund include the following:

•	the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of mortgage loans and provide property owners in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given (but in no event more than three years);

•	the Home Ownership and Equity Protection Act and its regulations, which (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to non-purchase money mortgage loans with interest rates or origination costs in excess of prescribed levels;

•	the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

•	the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibits discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance; and

•	the Fair Credit Reporting Act, which (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies.

The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the mortgage loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a mortgage loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary mortgage market transactions, including assignees that hold the mortgage loan, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of certificates.

Material Federal Income Tax Consequences

The following discussion is the opinion of Sidley Austin LLP, counsel to the depositor, on the material federal income tax consequences of the purchase, ownership, and disposition of certificates. The opinion of Sidley Austin LLP is based on laws, regulations, administrative rulings, and judicial decisions now in effect, all of which are subject to change either prospectively or retroactively. The following discussion does not describe aspects of federal tax law that are unique to special taxpayers such as insurance companies and securities dealers and investors who hold certificates as part of a straddle within the meaning of Code Section 1092. Prospective investors are encouraged to consult their tax advisors regarding the federal, state, local, and any other tax consequences to them of the purchase, ownership, and disposition of certificates.

General

The federal income tax consequences to certificateholders will vary depending on whether the trust fund relating to those certificates is treated under the Code as a “grantor trust” or an election is made to treat the trust fund as one or more real estate mortgage investment conduits (“REMICs”).

Non-REMIC Certificates

If no REMIC election is made, a trust fund relating to a series of certificates will be classified as a “grantor trust” under subpart E, Part I of subchapter J of chapter 1 of subtitle A of the Code, in which case, certificateholders will be treated for federal income tax purposes as owning directly all of or a portion of the trust fund’s assets. Sidley Austin LLP will issue an opinion confirming the above-stated conclusions for each trust fund for which no REMIC election is made.

a. Single Class of Certificates

Characterization. The trust fund may be created with one class of certificates, in which case, each certificateholder will be treated as the owner of a pro rata undivided interest in each of the mortgage loans in the Pool. Any amount received by a certificateholder in lieu of an amount due with respect to any mortgage loan because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payment it replaces.

Except for original issue discount (“OID”), each certificateholder will be required to report on its federal income tax return in accordance with its method of accounting its pro rata share of the income from the mortgage loans in the trust fund, including interest, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. A certificateholder using the cash method of accounting must take into account its pro rata share of income when collected by or paid to the master servicer and a certificateholder using an accrual method of accounting must take into account its pro rata share of income as it accrues, or when received if the income is received before it accrues. Each certificateholder will also be required to report its pro-rata share of OID on an accrual basis regardless of how the certificateholder otherwise reports income.

Under Code Sections 162 or 212, each certificateholder will be entitled to claim deductions for its pro rata share of servicing fees, prepayment fees, assumption fees and late payment charges retained by the master servicer, provided that the amounts represent reasonable compensation for services rendered to the trust fund. A certificateholder using the cash method of accounting may claim its pro rata share of deductions as and when paid by the master servicer and a certificateholder using an accrual method of accounting may claim its share of deductions as they accrue. If a certificateholder is an individual, estate or trust, the certificateholder will be entitled to deduct a share of trust expenses only to the extent the share plus the certificateholder’s other miscellaneous itemized deductions (as defined in the Code) exceeds two percent of the certificateholder’s adjusted gross income. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of any excess could be considered as an ownership interest retained by the master servicer (or any person to whom the master servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the mortgage loans. The mortgage loans could then be subject to the “coupon stripping” rules of the Code discussed below.

Generally, with respect to each series of certificates:

•	a certificate owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) and representing principal and interest payments on mortgage loans will be considered to represent loans secured by an interest in real property which is residential property under Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans in the trust fund are of a type described in that Code section;

•	a certificate owned by a real estate investment trust representing an interest in mortgage loans will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(4)(A), to the extent that the mortgage loans in the trust fund are of a type described in that Code section, and interest income on the mortgage loans will be considered “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), to the extent income on the trust fund is described in that Code section; and

•	a certificate owned by a REMIC will represent an “obligation . . . which is principally secured, directly or indirectly, by an interest in real property” under Code Section 860G(a)(3) to the extent the mortgage loans in the trust fund are of a type described in that Code Section.

Buydown Loans. Certain trust funds may hold buydown loans. These loans can be secured not only by a lien on real property but also by a pledged account that is drawn upon to subsidize the mortgagor’s monthly mortgage payments for a limited period of time. For purposes of the conclusions described immediately above, so long as the value of the underlying real property at least equals the amount of the loan, the loan will be treated as fully secured by real property. If the value of the underlying real property is less than the amount of the loan, then the loan will be treated as secured by an interest in real property only to the extent of the value of the real property. The related prospectus supplement for any series of certificates will specify whether such apportionment would be required.

Premium. The price paid for a certificate by a holder will be allocated, at the time of purchase, to the holder’s undivided interest in each mortgage loan based on each mortgage loan’s relative fair market value, so that the holder’s undivided interest in each mortgage loan will have its own tax basis. A certificateholder that acquires an interest in mortgage loans at a premium may elect, under Code Section 171, to amortize the premium under a constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans to which it relates. The basis for the certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. The legislative history (“Legislative History”)

accompanying the enactment of the OID rules as part of the Tax Reform Act of 1986 (the “1986 Act“) indicates that if a prepayment assumption is applied to an instrument for purposes of the OID rules, that prepayment assumption should be applied in amortizing bond premium.

If a premium is not amortized using a prepayment assumption, then the holder of a certificate acquired at a premium may recognize a loss if a mortgage loan prepays in full. The amount of the loss (if any) will equal the excess of the certificateholder’s adjusted basis in the prepaid mortgage loan over the certificateholder’s share of principal paid on the mortgage loan. If a prepayment assumption is used to amortize premium, then a loss should be available to the extent that the premium has not been amortized at the time a mortgage loan prepays. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments. In addition, amounts received on the redemption of an obligation issued by a natural person are considered received in exchange for the obligation if the debt obligation is purchased or issued after June 8, 1997 (that is, treated the same as obligations issued by corporations). This change could affect the character of any loss (for example, cause the loss to be treated as capital if the assets are held as capital assets by the taxpayer).

The Internal Revenue Service (“IRS“) has issued final regulations (the “Amortizable Bond Premium Regulations”) dealing with amortizable bond premium, but these regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the certificates are encouraged to consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

Original Issue Discount. A certificateholder that acquires an undivided interest in a pool of mortgage loans will be subject to the original issue discount (“OID“) rules of Code Sections 1271 through 1273 and 1275 to the extent of the certificateholder’s undivided interest in any mortgage loans in the pool that were issued with OID. OID generally must be reported as ordinary gross income as it accrues under a constant yield method. See “— Certificates Representing Interests in Loans Other Than ARM Loans.”

Market Discount. A certificateholder that acquires an undivided interest in a pool of mortgage loans will be subject to the market discount rules of Code Sections 1276 through 1278 to the extent the certificateholder purchases its undivided interest in one or more of the underlying mortgage loans at a “market discount.” Provided a mortgage loan is not issued with OID, the amount of market discount (if any) equals the excess of the certificateholder’s proportionate interest in the principal amount of the mortgage loan over the certificateholder’s proportionate tax basis in the mortgage loan. Market discount with respect to a certificate will be considered to be zero if the amount allocable to the certificate is less than 0.25% of the certificate’s stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued, therefore, investors are advised to consult their tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

The Code also authorizes the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments the principal of which is payable in more than one installment. Although no regulations have been issued the relevant legislative history describes how market discount should be accrued. According to the legislative history, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant yield or according to one of the following methods. If a certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of the total remaining market discount and a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For certificates issued without OID, the amount of market discount that accrues during a period would be equal to the product of the total remaining market discount and a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of these methods in the case of instruments that provide for payments that may be accelerated due to prepayments of other obligations securing the instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. The Legislative History states Congress intends that if a prepayment assumption would be used to calculate OID it should also be used to accrue marked discount. Because the regulations described above have not been issued, what effect those regulations might have on the tax treatment of a certificate purchased at a discount or premium in the secondary market cannot be predicted.

A holder who acquires a certificate at a market discount may also have to defer taking a deduction for some of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry the certificate. For any taxable year, the amount deferred equals the excess of (1) the interest paid or accrued on such indebtedness for the year over (2) the interest (including original issue discount) from the certificate included in gross income for the year. If the certificateholder elects, the amount deferred from an earlier year may be deducted in a later year to the extent that (1) the income from the certificate in the later year exceeds (2) the interest paid or accrued on such indebtedness for the later year. Any remaining deferred deduction is to be taken into account in the taxable year in which the certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the certificateholder in that taxable year or thereafter.

Election to Treat All Interest as OID. The Treasury regulations issued under Code Sections 1271 through 1273 and 1275 (the “OID Regulations“) permit a certificateholder to elect to accrue all interest (including stated interest), discount (including de minimis market discount and de minimis original issue discount) and premium in income using a constant yield method. If this election is made with respect to a certificate having market discount, the certificateholder is deemed to have made an election to include market discount in income currently with respect to all other market discount debt instruments that the certificateholder acquires during the year of the election and thereafter. A certificateholder that makes this election for a certificate that is acquired at a premium is deemed to have made an election to amortize bond premium with respect to all premium debt instruments that the certificateholder owns as of the first day of the taxable year and acquires thereafter. See “— Single Class of Certificates — Premium.” The election to accrue interest, discount and premium using a constant yield method with respect to a certificate cannot be revoked without the consent of the IRS. Prospective investors are encouraged to consult their tax advisors regarding the election.

Certificates Representing Interests in Loans Other Than ARM Loans. Under the OID Regulations, a mortgage loan may be issued with OID for a variety of reasons. These include situations in which the lender charges the borrower origination points (whether or not the borrower may deduct the points immediately) or offers the loan at a “teaser” rate (that is, the initial rate of interest on the mortgage loan is significantly lower than the subsequent rate or rates on the mortgage loan).

OID on each certificate must be included in the owner’s ordinary income for federal income tax purposes as it accrues, in accordance with a constant yield method that takes into account the semi-annual (or more frequent) compounding of interest, in advance of receipt of the cash attributable to the income. The amount of OID required to be included in an owner’s income in any taxable year with respect to a certificate representing an interest in mortgage loans other than mortgage loans with interest rates that adjust periodically (“ARM Loans“) likely will be computed as described under “ — Accrual of Original Issue Discount.” The following discussion is based on the OID Regulations and on the provisions of the 1986 Act. The holder of a certificate should be aware, however, that the OID Regulations may not adequately address certain issues relevant to prepayable securities.

Under the Code, each mortgage loan underlying the certificates will be treated as having been issued on the date it was originated with an amount of OID equal to the excess, if any, of the mortgage loan’s stated redemption price at maturity over its issue price. The issue price of a mortgage loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan is the sum of all payments to be made on the mortgage loan other than payments that are treated as qualified stated interest (“QSI“) payments. The accrual of OID, as described under “ — Accrual of

Original Issue Discount,” will, unless otherwise specified in the related prospectus supplement, utilize the original yield to maturity of the certificates calculated based on an assumed prepayment rate for the mortgage loans underlying the certificates (the “Prepayment Assumption“), and will take into account events that occur during the calculation period. There are no regulations dictating how the Prepayment Assumption is determined. The Legislative History provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of the certificates. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate. The requirement of using a prepayment assumption for the purpose of calculating OID only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in debt instruments, (and, in tax years beginning after August 5, 1997, to any pool of debt instruments the yield on which may be affected by reason of prepayments.) However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the master servicer intends to calculate and report OID under the method described in “ — Accrual of Original Issue Discount.”

Accrual of Original Issue Discount. Generally, the owner of a certificate must include in gross income the sum of the “daily portions,” as defined below, of the OID on any certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID will generally be determined as set forth under the OID Regulations. In the case of each full accrual period, this will be done by (i) adding (A) the present value of all remaining payments, determined as of the end of the accrual period and (B) any payments received during the accrual period, and (ii) subtracting from that total the “adjusted issue price” at the beginning of the accrual period. The present value of the remaining payments are determined first by using the Prepayment Assumption to calculate the amount and timing of the remaining payments and then by discounting the payments so determined using the original yield to maturity. The adjusted issue price of a certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment (other than QSI) made at the end of or during that accrual period. The OID accruing during the accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

Original issue discount generally must be reported as ordinary gross income as it accrues under a constant yield method that takes into account the compounding of interest as it accrues rather than when it is received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if mortgage loans acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of those mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of those mortgage loans (for example, due to points) will be includible by the holder. Other original issue discount on the mortgage loans (that is, OID attributable to factors other than a difference between the issue price and original principal amount, such as interest payments that increase after an initial “teaser” rate) would still need to be accrued.

Certificates Representing Interests in ARM Loans. The OID Regulations do not address the treatment of instruments, such as the certificates, which represent interests in ARM Loans. In the absence of any authority, the master servicer will report OID on certificates attributable to ARM Loans to holders in a manner it believes is consistent with the rules described under the heading “ —Certificates Representing Interests in Loans Other Than ARM Loans” and with the OID Regulations. As such, for purposes of projecting both the remaining payments and future yield, the “assumed rate payable” on the ARM Loans will be the “fixed rate equivalent” on the issue date. Further, the addition to the principal balance of an ARM Loan of interest deferred due to negative amortization (“Deferred Interest“) may require the inclusion of the interest in the income of the certificateholder when the interest accrues. Furthermore, the addition of Deferred Interest to the certificate’s principal balance will result in additional income (including possibly OID income) to the certificateholder over the remaining life of the certificates.

The “assumed rate payable” and the “fixed rate equivalent” will be used solely for making tax compulations. No representation is made that any loan will actually pay at either rate.

The treatment of ARM obligations is uncertain. Investors are encouraged to consult their tax advisors regarding how income will be includible with respect to the certificates.

b. Multiple Classes of Certificates

Stripped Bonds and Stripped Coupons. Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments on the obligation results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that the stripped interest is created. If a trust fund is created with two classes of certificates, one class of certificates may represent the right to principal and interest, or principal only, on all or a portion of the mortgage loans (the “Stripped Bond Certificates”), while the other class of certificates may represent the right to some or all of the interest on the same mortgage loans (the “Stripped Coupon Certificates”).

In certain situations, Code Section 1286 does not apply to a real estate mortgage even if some of the interest on the real estate mortgage has been separated from the principal. Specifically, the stripping rules are not implicated if following the separation of interest, either (1) the amount of discount on the real estate mortgage is less than the de minimis (measured using the rules for calculating de minimis OID) or (2) no more than 100 basis points (that is, 1% interest on the mortgage loan principal balance) has been separated from the real estate mortgage. Among other instances, the 100 basis points exception may apply if a servicer retains “excess servicing” (that is, the right to servicing income in excess of an IRS-determined amount of reasonable servicing) that does not exceed 100 basis points.

The IRS appears to apply the exceptions described above on a loan-by-loan basis, which could result in some mortgage loans held by a trust being treated as having been stripped and others as not. See “ — Non-REMIC Certificates” and “ — Multiple Classes of Senior Certificates — Stripped Bonds and Stripped Coupons.” If the exceptions apply, then a stripped real estate mortgage is nevertheless not treated as a newly issued instrument with OID. Any discount on such mortgage loan will have to be treated as a market discount if the discount exceeds a de minimis amount (measured using the rules for calculating de minimis discount). The remaining discussion assumes that the none of these exceptions are available to the mortgage loans held by a trust.

Although current authority is not entirely clear, for purposes of calculating OID, a Stripped Bond Certificate should be treated as an interest in mortgage loans issued on the day the certificate is purchased. Generally, if the discount on a particular mortgage loan is larger than a de minimis amount (as calculated for purposes of the discount), then a purchaser of the certificate will have to accrue the discount on the mortgage loan under the OID rules of the Code regardless of the certificate purchaser’s ordinary method of accounting. See “ — Non-REMIC Certificates” and “ — Single Class of Certificates — Original Issue Discount.” In addition, although the Code could be interpreted otherwise, based on IRS guidance, it appears that all payments related to a mortgage loan underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan should be included in the mortgage loan’s stated redemption price at maturity for purposes of calculating income on the Stripped Coupon Certificate under the OID rules of the Code.

Based on current authority it is unclear under what circumstances, if any, the prepayment of a mortgage loan will result in a deductible loss to the holder of a Stripped Bond Certificate purchased at a premium. If the certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if a certificate is treated as an interest in discrete mortgage loans, or if no prepayment assumption is used, then when a mortgage loan is prepaid, any certificate so treated should be able to recognize a loss equal to the portion of the unrecovered premium of the certificate that is allocable to the mortgage loan. In addition, if the debt instrument of a natural person is either purchased or issued after June 8, 1997, then amounts received on retirement of the debt instrument are treated as received in exchange for the debt instrument. Consequently, any loss realized on the retirement of a debt instrument could be capital rather than ordinary.

The IRS has not issued guidance under the Code’s coupon stripping rules with respect to instruments that represent interests in ARM Loans. In the absence of any authority, the master servicer will report OID on certificates attributable to ARM Loans (“Stripped ARM Obligations”) to holders in a manner it believes is consistent with the rules described under the heading “— Certificates Representing Interests in Loans Other Than ARM Loans” and with the OID Regulations. In this connection, for purposes of projecting both the remaining payments on and future yield of, an ARM Loan, the interest rate payable on the ARM Loan will be assumed to be the fixed rate equivalent of the adjustable rate as determined on the issue date. Applying these rules may require the interest on a Stripped ARM Obligation to be included before the interest is received, even if the interest is added to principal because of negative amortization. Further, increasing the principal by deferred interest may result in additional income (including OID) over the remaining life of the certificates.

The “assumed rate payable” and the “fixed rate equivalent” will be used solely for making tax computations. No representation is made that any loan will actually pay at either rate.

Holders of Stripped Bond Certificates and Stripped Coupon Certificates are encouraged to consult with their tax advisors regarding the proper treatment of their certificates for federal income tax purposes.

c. Sale or Exchange of a Certificate

Sale or exchange of a certificate before its maturity will result in gain or loss equal to the difference, if any, between the amount received and the adjusted basis in the certificate. In general, a holder’s adjusted basis in a certificate will equal the amount paid for the certificate (1) increased by the OID and market discount (if any) included in the seller’s gross income with respect to the certificate, and (2) reduced by amortized premiums (if any) and payments on the certificate previously received by the seller (other than QSI). Except for the amount of any market discount not previously included in income and accrued but unpaid QSI, the gain or loss will be capital gain or loss to an owner for which a certificate is a “capital asset” within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the certificate has been owned for the long-term capital gain holding period (currently more than one year).

The certificates will be “evidences of indebtedness” within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a certificate by a bank or a thrift institution to which that section applies will be ordinary income or loss.

d. Non-U.S. Persons

As used in this prospectus, a “U.S. Person” means

•	a citizen or resident of the United States,

•	a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or created under the laws of the United States or any State thereof or the District of Columbia (unless in the case of a partnership Treasury Regulations provide otherwise),

•	an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or

•	a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.

In addition, U.S. Persons would include certain trusts that can elect to be treated as U.S. Persons. A “Non-U.S. Person“ is a person other than a U.S. Person.

Interest paid (or accrued) on the mortgage loans to a certificateholder who is a non-U.S. Person will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax, provided, that (1) the interest is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. Person, and (2) the non-U.S. Person provides the trust or other person who is otherwise required to withhold U.S. tax with respect to the mortgage loans with an appropriate statement (on IRS Form W-8BEN or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the mortgage loan is a foreign person and providing that non-U.S. person’s name and address. If an interest in a mortgage loan is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent. In that case, however, the signed statement must be accompanied by an IRS Form W-8BEN or substitute form provided by the non-U.S. Person that owns that interest in the mortgage loan. If interest does not constitute portfolio interest, then it will be subject to U.S. federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable income tax treaty and the non-U.S. Person provides the trust, or an organization or financial institution described above, with an appropriate statement (for example, an IRS Form W-8BEN), signed under penalties of perjury, to that effect. Any foreclosure property owned by the trust fund could be treated as a U.S. real property interest owned by certificateholders and subject to withholding under section 1445 of the Code.

e. Information Reporting and Backup Withholding

The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during the year, the information deemed appropriate to assist certificateholders in preparing their federal income tax returns, or to enable holders to make any information available to beneficial owners or financial intermediaries that hold certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against a recipient’s federal income tax liability provided the required information is supplied to the IRS.

f. Proposed Reporting Regulations.

In June 2002 the IRS and Treasury Department proposed new rules concerning the reporting of tax information with respect to “Widely Held Mortgage Trusts.” If these rules are finalized, the Trustee may be compelled, or have an opportunity, to adopt new ways of calculating and reporting tax items (such as OID, market discount, sale proceeds and premium) to the certificateholders, which changes may affect the timing of when a Certificateholder reports such items.

REMIC Certificates

The trust fund relating to a series of certificates may elect to be treated as one or more REMICs. REMIC qualification requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however “— Residual Certificates” and “— Prohibited Transactions”), if during any taxable year a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described under “Residual Certificates,” then the trust fund will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation, and the related certificates (the “REMIC Certificates”) may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief upon an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period in which the requirements for REMIC status were not satisfied. Assuming compliance with all provisions of the related pooling and servicing agreement, each trust fund that elects REMIC status will qualify as a REMIC, and the related certificates will be considered to be regular interests (“Regular Certificates”) or residual interests (“Residual Certificates”) in the REMIC. The related prospectus supplement for each series of certificates will indicate whether the trust fund will make any REMIC elections and whether a class of certificates will be treated as a regular or residual interest in a REMIC. With respect to each trust fund for which any REMIC election is to be made, Sidley Austin LLP will issue an opinion confirming the conclusions expressed above concerning the REMIC status of the trust fund and the status of the certificates as representing regular or residual interests in a REMIC.

In general, with respect to each series of certificates for which any REMIC election is made, certificates held by a thrift institution taxed as a “domestic building and loan association” will constitute assets described in Code Section 7701(a)(19)(C); certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(4)(A); and interest on certificates held by a real estate investment trust will be considered “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC’s assets are assets qualifying under any of these Code sections, the certificates will be qualifying assets only to the extent that the REMIC’s assets are qualifying assets and interest on the certificates will be qualifying income only to the extent the REMIC’s income is qualifying income. In addition, payments on mortgage loans held pending distribution on the REMIC Certificates will be considered to be real estate assets for purposes of Code Section 856(c).

In some instances the mortgage loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of buydown loans contained in “— Non-REMIC Certificates — Single Class of Certificates.” REMIC Certificates held by a real estate investment trust will not constitute “Government Securities” within the meaning of Code Section 856(c)(4)(A), and REMIC Certificates held by a regulated investment company will not constitute “Government Securities” within the meaning of Code Section 851(b)(4)(A)(ii). REMIC Certificates held by certain financial institutions will constitute “evidences of indebtedness” within the meaning of Code Section 582(c)(1).

Among other requirements, to qualify as a REMIC, substantially all the assets of a trust must consist of qualified mortgages and permitted investments. A “qualified mortgage” for REMIC purposes is any obligation (including certificates of participation in an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. In addition to ordinary buildings, real property includes manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) that are “single family residences” under Code Section 25(e)(10) regardless of state law classifications.

Starting in 2005, the American Jobs Creation Act of 2004 (the “Jobs Act”) allows REMICs to hold reverse mortgages, home equity loans and the assets needed to fund additional draws on these loans. The legislative history accompanying the Jobs Act defines a “reverse mortgage” as loan secured by real property that (1) provides for advances secured by the same property, (2) requires the payment of an amount due at maturity that is no greater than the value of the securing property, (3) provides that all payments are due only on maturity of the loan, and (4) matures after a fixed term or at the time the obligor ceases to use the securing property as a personal residence. If reverse mortgages or home equity loans are contributed to a REMIC, the accompanying tax consequences will be discussed separately in the prospectus supplement offering interests in that REMIC.

Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as different and separate REMICs (respectively, the “Underlying REMIC” or “REMICs” and the “Master REMIC”) for federal income tax purposes. Upon the issuance of such a series of certificates, assuming compliance with all provisions of the related pooling and servicing agreement, the Master REMIC as well as each Underlying REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and each Underlying REMIC, respectively, will be considered to evidence ownership of Regular Certificates or Residual Certificates in the related REMIC within the meaning of the REMIC provisions. With respect to each trust fund for which more than one REMIC election is to be made, Sidley Austin LLP will issue an opinion confirming the conclusions expressed above concerning the status of the Master REMIC and each Underlying REMIC as a REMIC and the status of the certificates as regular or residual interests in a REMIC.

Except for the residual interest in any Underlying REMIC, only REMIC Certificates issued by the Master REMIC will be offered under this prospectus. All Underlying REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code, “loans secured by an interest in real property” under Section

7701(a)(19)(C) of the Code; and whether the income on the certificates will be interest described in Section 856(c)(3)(B) of the Code.

a. Regular Certificates

General. Except as otherwise stated in this discussion, Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to Regular Certificates under an accrual method. Under an accrual method of accounting, interest may have to be included in income before its receipt.

Original Issue Discount and Premium. The Regular Certificates may be issued with OID. Generally, OID, if any, will equal the difference between the “stated redemption price at maturity” of a Regular Certificate and its “issue price.” Holders of any class of certificates issued with OID will be required to include OID in gross income for federal income tax purposes as it accrues, in accordance with a constant yield method based on the semi-annual (or more frequent) compounding of interest rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the 1986 Act. Holders of Regular Certificates (the “Regular Certificateholders”) should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates.

Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount when the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of the Regular Certificates. The prospectus supplement for each series of Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

The IRS issued final regulations (the “Contingent Regulations“) in June 1996 governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), such as the Regular Certificates. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). The trustee intends to base its computations on Code Section 1272(a)(6) and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), we can give no assurance that this methodology represents the correct manner of calculating OID.

In general, each Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its “stated redemption price at maturity” over its issue price. The issue price of a Regular Certificate is the first price at which a substantial amount of Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). The issue price of a Regular Certificate includes the amount, if any, paid by an initial certificateholder for interest accruing before the issue date of the Regular Certificate. The stated redemption price at maturity of a Regular Certificate includes the original principal amount of the Regular Certificate, but generally will not include distributions of interest that constitute “qualified stated interest.” Qualified stated interest generally means interest unconditionally payable at intervals of one year or less at a single fixed rate or qualified variable rate (as described below) during the entire term of the Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Regular Certificates with respect to which deferred interest will accrue (interest added to principal) will not constitute qualified stated interest payments, and the stated redemption price at maturity of these Regular Certificates will include all distributions of interest as well as principal.

If the interval between the issue date and the first distribution date on a Regular Certificate is longer than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the longer interval, then for purposes of determining whether the Regular Certificate has de minimis OID, the stated redemption price of the Regular Certificate is treated as the issue price (determined as described above) plus the greater of (i) the amount of the distribution foregone or (ii) the excess (if any) of the Regular Certificates stated principal over its issue price. If the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the shorter interval, then for the purposes of determining the OID, if any, on the Regular Certificate, the excess amount of the distribution would be added to the Regular Certificate’s stated redemption price. Regular Certificateholders are encouraged to consult their tax advisors to determine the issue price and stated redemption price at maturity of a Regular Certificate. Additionally, it is possible that the IRS could assert that the stated pass-through rate of interest on the Regular Certificates is not unconditionally payable because late payments or nonpayments on the Regular Certificates are not penalized nor are there reasonable remedies in place to compel payment on the Regular Certificates. That position, if successful, would require all holders of Regular Certificates to accrue income on the certificates under the OID Regulations.

Under the de minimis rule, OID on a Regular Certificate will be considered to be zero if it is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. The weighted average maturity of a Regular Certificate is the sum of the weighted maturity of each payment of the Regular Certificate’s stated redemption price. The weighted maturity of each stated redemption price payment is (i) the number of complete years from the issue date until the payment is made, multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the Regular Certificate’s total stated redemption price. Although currently unclear, it appears that the schedule of these distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and income will be capital gain if the Regular Certificate is held as a capital asset. However, holders may elect to accrue all interest (including de minimis OID) under a constant yield method.

Super-Premium Certificates. The prospectus supplement with respect to a trust fund may provide for certain Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the “Super-Premium Certificates”). The income tax treatment of Super-Premium Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of Super-Premium Certificates is the sum of all payments to be made on these Regular Certificates determined under the Prepayment Assumption, with the result that these Regular Certificates will be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) if prepayments on the mortgage loans exceed those estimated under the Prepayment Assumption. As discussed above, the Contingent Regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6), such as the Regular Certificates. However, if the Super-Premium Certificates were treated as contingent payment obligations, it is unclear how holders of those certificates would report income or recover their basis. In the alternative, the IRS could assert that the stated redemption price at maturity of Super-Premium Certificates should be limited to their principal amount (subject to the discussion under “— Accrued Interest Certificates”), so that the Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If this position were to prevail, the rules described under “— Regular Certificates — Premium” would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss either (i) when its remaining basis exceeds the maximum amount of future payments (assuming no further prepayments) or (ii) when the final payment is received with respect to the Super-Premium Certificate. Absent further guidance, the trustee intends to treat the Super-Premium Certificates as described in this prospectus.

Under the REMIC Regulations, if the issue price of a Regular Certificate (other than those based on a notional amount) exceeds 125% of its actual principal amount, then the interest rate is considered disproportionately high. Such a Regular Certificate generally should be treated as a Super-Premium Certificate and the rules described under “— Regular Certificates — Premium” should apply. However, it is possible that the holder of a certificate issued at a premium, even if the premium is less than 25% of the certificate’s actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code section 171 is made to amortize the premium.

In an advanced notice of proposed rulemaking issued on August 24, 2004, the IRS and Treasury requested comments on whether to adopt special rules for certain types of REMIC regular interests, specifically, REMIC regular interests that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC (“REMIC IOs”), high-yield REMIC regular interests, and “negative-yield” instruments. The same notice requested comments on different methods for taxing these instruments, including, for example, allowing a holder to recognize negative OID or applying the “bad debt” rules of Code Section 166. It is uncertain whether the IRS will propose any new regulations as a consequence of the notice, whether the regulations would address the treatment of Super-Premium Certificates or when any new regulations would be effective.

Calculation of OID. Generally, a Regular Certificateholder must include in gross income the “daily portions,” as determined below, of the OID that accrues on the Regular Certificate for each day the certificateholder holds the Regular Certificate, including the purchase date but excluding the disposition date. The daily portions of OID are determined by allocating to each day in an accrual period the ratable portion of OID allocable to the accrual period. Accrual periods may be of any length and may vary in length over the term of the Regular Certificates, provided that each accrual period (i) is no longer than one year, (ii) begins or ends on a distribution date (except for the first accrual period which begins on the issue date) and (iii) begins on the day after the preceding accrual period ends. In the case of a full accrual period, the OID accrued during the accrual period will be determined by

•	adding

•	the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the Regular Certificates under the Prepayment Assumption and

•	any payments included in the stated redemption price at maturity received during the same accrual period, and

•	subtracting from that total the adjusted issue price of the Regular Certificates at the beginning of the same accrual period.

The adjusted issue price of a Regular Certificate at the beginning of the first accrual period is its issue price. The adjusted issue price of a Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period increased by the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

The Internal Revenue Service proposed regulations on August 24, 2004 concerning the accrual of interest income on REMIC regular interests that provide for delays of 31 days or less between their record dates and payment dates. Under the proposed regulations, the amount of interest accruing on a regular interest would be determined from one record date to another rather than from one distribution date to another. In addition, if the proposed regulations are adopted as written, regular interest holders would have to accrue interest from the issue date of a regular interest to its first record date, but would not have to accrue interest from the last record date for a regular interest to the last distribution date. These new rules would apply to REMIC regular interests issued after the date they are published as final regulations in the Federal Register. Under the proposed regulations, holders of regular interests issued after the regulations are finalized would be allowed to account for the interest accruing on those regular interest under the new rules without having to seek consent from the Internal Revenue Service to change their methods of accounting.

Acquisition Premium. A subsequent purchaser of a Regular Certificate issued with OID who purchases the Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that Regular Certificate. In computing the daily portions of OID for a subsequent purchaser of a Regular Certificate (as well as for an initial purchaser that purchases at a price above the adjusted issue price but below the stated redemption price at maturity), however, the daily portion for any day is reduced by the amount that would be the daily portion for the day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is:

•	the excess of the cost of the Regular Certificate to the purchaser over

•	the adjusted issue price of the Regular Certificate (which is the issue price of the Regular Certificate plus the aggregate amount of OID that would have been includible in the gross income of an original Regular Certificateholder (who purchased the Regular Certificate at its issue price), less any prior payments included in the stated redemption price at maturity), and the denominator of which is:

•	the sum of the daily portions for the Regular Certificate for all days beginning after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

Variable Rate Regular Certificates. Regular Certificates may provide for interest based on a variable rate. Interest is treated as payable at a variable rate and not as contingent interest if, generally, the issue price does not exceed the original principal balance by more than a specified amount and the interest compounds or is payable at least annually based on current values of certain objective rates or based on lending rates for newly borrowed funds. An objective rate is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information. Interest paid based on a variable rate generally will be qualified stated interest to the extent such interest is unconditionally payable at least annually and, if successive variable rates are used, such interest is not significantly accelerated or deferred.

The amount of OID with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described under “— Original Issue Discount and Premium” by assuming generally that the index used for the variable rate will remain fixed throughout the term of the certificate. Appropriate adjustments are made for the actual variable rate. No representation is made that an index or variable rate will actually equal or remain at such fixed amount.

Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest (including stated interest), discount (including de minimis market discount and de minimis original issue discount) and premium in income using a constant yield method. If this election is made with respect to a certificate having market discount, the certificateholder is deemed to have made an election to include market discount in income currently with respect to all market discount debt instruments that the certificateholder acquires on the first day of the taxable year of the election and market discount debt instruments acquired thereafter. A certificateholder that makes this election for a certificate that is acquired at a premium is deemed to have made an election to amortize bond premium with respect to all premium debt instruments that the certificateholder owns on the first day of the taxable year of the election and all premium debt instruments acquired thereafter. See “— Regular Certificates — Premium.” The election to accrue interest, discount and premium using a constant yield method with respect to a certificate cannot be revoked without the consent of the IRS. Prospective investors are encouraged to consult their tax advisors regarding the election.

Market Discount. A purchaser of a Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, “market discount” equals the excess, if any, of a Regular Certificate’s stated principal amount or, in the case of a Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased the Regular Certificate from an original holder) over the price for the Regular Certificate paid by the purchaser. A certificateholder that purchases a Regular Certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the electing certificateholder on or after the first day of the first taxable year to which the election applies.

Market discount with respect to a Regular Certificate will be considered to be zero if it is less than 0.25% of the Regular Certificate’s stated redemption price at maturity multiplied by the Regular Certificate’s weighted average maturity remaining after the date of purchase. If market discount on a Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued. Investors are encouraged to consult their tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment or disposition. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant yield or according to one of the following methods:

•	for Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

•	for Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Regular Certificates) that provide for payments that may be accelerated due to prepayments of other obligations securing the instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

A holder of a Regular Certificate that acquires the Regular Certificate at a market discount also may be required to defer, until the maturity date of the Regular Certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Regular Certificate in excess of the aggregate amount of interest (including OID) includible in the holder’s gross income for the taxable year with respect to the Regular Certificate. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Regular Certificate for the days during the taxable year on which the holder held the Regular Certificate and, in general, would be deductible when the market discount is includible in income. If the holder of the Regular Certificate elects, the amount deferred from an earlier year may be deducted in a later year to the extent that the income from the Regular Certificate in the later year exceeds the interest paid or accrued on such indebtedness for the later year. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Regular Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in a “nonrecognition transaction” (that is, a transaction in which gain or loss is not recognized in whole or in part), any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Regular Certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the Regular Certificateholder in that taxable year or thereafter.

Premium. The holder of a Regular Certificate that purchases the Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the Regular Certificate for this purpose. The Amortizable Bond Premium Regulations mentioned above specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Regular Certificates. Absent further guidance from the IRS, the trustee intends to rely on the Legislative History and account for amortizable bond premium in the manner described in this prospectus. The Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to Regular Certificates without regard to whether the certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on the Regular Certificate and will be applied as an offset against the interest payments. Prospective purchasers of the Regular Certificates are encouraged to consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

Deferred Interest. Certain classes of Regular Certificates will provide for the deferred payment of interest. Any deferred interest that accrues with respect to a class of Regular Certificates will be accounted for as OID and includible in the income of the certificateholders before its receipt.

Effects of Defaults and Delinquencies. Certain series of certificates may contain one or more classes of subordinated certificates, and in the event there are defaults or delinquencies on the mortgage loans, amounts that would otherwise be distributed to the subordinated certificates may instead be distributed to one or more classes of the senior certificates. Subordinated certificateholders, however, will be required to report income under an accrual method without giving effect to delays and reductions in distributions on the subordinated certificates attributable to defaults and delinquencies on the mortgage loans, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a subordinated certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinated certificate is reduced as a result of defaults and delinquencies on the mortgage loans. However, the timing and characterization of any losses or reductions in income are uncertain. Subordinated certificateholders are urged to consult their own tax advisors on these issues.

Sale, Exchange or Redemption. If a Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller’s adjusted basis in the Regular Certificate. The adjusted basis generally will equal the original cost of the Regular Certificate to the seller, (1) increased by any OID and market discount included in the seller’s gross income with respect to the Regular Certificate, and (2) reduced (but not below zero) by (a) payments included in the stated redemption price at maturity previously received by the seller and (b) any amortized premium. Similarly, upon retirement of a Regular Certificate, a holder will realize gain (or loss) to the extent that any amount received exceeds (or falls short of) the holder’s adjusted basis in the Regular Certificate. Except as provided in the following paragraph and as provided under “Market Discount,” any gain or loss will be capital gain or loss, provided that the Regular Certificate is held as a “capital asset” (generally, property held for investment) within the meaning of Code Section 1221.

Gain from the sale or other disposition of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of the amount that would have been includible in the holder’s income with respect to the Regular Certificate had income accrued on it at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of the Regular Certificate, over the amount actually includible in the holder’s income.

The Regular Certificates will be “evidences of indebtedness” within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

The Regular Certificate information reports will include a statement of the adjusted issue price of the Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to each holder’s purchase price, the information reports will only contain information regarding the method of accruing (rather than the amount of) market discount.

Certain of the Regular Certificates (“Payment Lag Certificates”) may provide for payments of interest based on accrual periods that have the same number of days as the accrual periods between distribution dates (the “Ordinary Accrual Period”) but that end and begin on other dates. In addition, in some cases, even though the period between the Closing Date for a Payment Lag Certificate and its first distribution date is shorter than an Ordinary Accrual Period, the Payment Lag Certificate will pay on the first distribution date an amount of interest for a full Ordinary Accrual Period (the extra interest being “pre-issuance interest”). In the case of such a Payment Lag Certificate, the trust fund intends to (i) treat the pre-issuance interest as part of the issue price of the Payment Lag Certificate and (ii) the remaining amount of such interest as interest.

Investors are encouraged to consult their tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

Non-Interest Expenses of the REMIC. Under the temporary Treasury regulations, if a REMIC is considered to be a “single-class REMIC,” a portion of the REMIC’s servicing, administrative and other non-interest expenses (that is, expenses that may be classified as miscellaneous itemized deductions) will be allocated as a separate item to those Regular Certificateholders that are “pass-through interest holders.” The portion of the non-interest expenses allocated to a pass-through interest holder may not be deductible except to the extent that, when added to the pass-through interest holder’s other miscellaneous itemized deductions, they exceed two percent of the pass-through interest holder’s adjusted gross income. Miscellaneous itemized deductions are not deductible for purposes of computing the alternative minimum tax. Certificateholders that are pass-through interest holders are encouraged to consult their tax advisors about the impact of these rules on an investment in the Regular Certificates. See “— Residual Certificates — Pass-Through of Non-Interest Expenses of the REMIC.”

Treatment of Realized Losses. Although not entirely clear, it appears that holders of Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of the certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of the certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of certificates may be allowed a bad debt deduction at the time that the principal balance of a certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the related trust fund have been liquidated or the certificates of the related series have been otherwise retired. Potential investors and Holders of the certificates are urged to consult their tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to their certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.

Subsequent Recoveries. Class Certificate Balances that have been reduced because of allocations of Realized Losses may also be increased as a result of Subsequent Recoveries. See the discussion under the caption “The Pooling and Servicing Agreement — Realization Upon Defaulted Mortgage Loans — Application of Liquidation Proceeds.” An increase in a Certificate Balance caused by a Subsequent Recovery should be treated by the certificateholder as ordinary (or capital) income to the extent that the certificateholder claimed an ordinary (or capital) deduction for any decrease in the Certificate Balance caused by Realized Losses. Potential investors and Holders of the certificates are urged to consult their tax advisors regarding the appropriate timing, amount and character of any income realized with respect to their certificates as a result of Subsequent Recoveries. “Subsequent

Recoveries” are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss prior to the receipt of such recoveries.

Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the Regular Certificates to a Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if the non-U.S. Person provides the REMIC or other person who is otherwise required to withhold U.S. tax with respect to the Regular Certificate with an appropriate statement (on IRS Form W-8BEN or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the Regular Certificate is a foreign person and providing that non-U.S. person’s name and address. If a Regular Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, the holder may be subject to a 30% withholding tax, subject to reduction under any applicable income tax treaty.

Further, it appears that a Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

It is recommended that Regular Certificateholders who are not U.S. Persons and persons related to them not acquire any Residual Certificates, and holders of Residual Certificates (the “Residual Certificateholder”) and persons related to Residual Certificateholders not acquire any Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Regular Certificateholder at any time during the year, any information deemed appropriate to assist Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against a recipient’s federal income tax liability provided the requisite information is supplied to the IRS.

b. Residual Certificates

Allocation of the Income of the REMIC to the Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See “— Prohibited Transactions and Other Taxes.” Instead, each original holder of a Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which it owns any Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. An original holder’s share of the taxable income of the REMIC for each day will be based on the portion of the outstanding Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from Residual Certificates will be “portfolio income” for purposes of the taxation of taxpayers subject to the limitations on the deductibility of “passive losses.” As residual interests, the Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued or held by the REMIC.

In most cases, a Residual Certificateholder will be required to include taxable income from the Residual Certificate in excess of the cash received (“phantom income”). This mismatch may be caused, for example, by a structure in which interest from the mortgage loans in excess of what is needed to pay interest on the Regular Certificates is used to pay the principal on the Regular Certificates. This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a Residual Certificate to a Residual Certificateholder. Investors are encouraged to consult their tax advisors concerning the federal income tax treatment of a Residual Certificate and the impact of the tax treatment on the after-tax yield of a Residual Certificate.

A subsequent Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the Residual Certificateholder owns the Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a Residual Certificate that purchased the Residual Certificate at a price greater than (or less than) the adjusted basis the Residual Certificate would have in the hands of an original Residual Certificateholder. See “— Sale or Exchange of Residual Certificates.” It is not clear, however, whether these adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for these adjustments.

Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of the income from the mortgage loans and the REMIC’s other assets and the deductions allowed to the REMIC for interest and OID accruing on the Regular Certificates and, except as described under “— Regular Certificates — Non-Interest Expenses of the REMIC,” other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, all bad loans will be deductible as business bad debts, and the limitation on the deductibility of interest and expenses related to tax-exempt income is more restrictive than with respect to individuals. The REMIC’s gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, as well as, income earned from temporary investments or reserve assets, reduced by the amortization of any premium on the mortgage loans. In addition, a Residual Certificateholder will recognize additional income due to the allocation of realized losses to the Regular Certificates due to defaults, delinquencies and realized losses on the mortgage loans. The timing of the inclusion of the income by Residual Certificateholders may differ from the time the actual loss is allocated to the Regular Certificates. The REMIC’s deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue as long as any class of the related Regular Certificates is outstanding.

For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the Regular Certificates and the Residual Certificates (or, if a class of certificates is not sold initially, its fair market value). The aggregate basis will be allocated among the mortgage loans and other assets of the REMIC in proportion to their respective fair market values. A mortgage loan will be deemed to have been acquired with discount or premium to the extent that the REMIC’s basis therein is less than or greater than its principal balance, respectively. Any discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to this income, under a method similar to the method described above for accruing OID on the Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption.

The REMIC will be allowed a deduction for interest and OID on the Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

A Residual Certificateholder will not be permitted to amortize the cost of the Residual Certificate as an offset to its share of the REMIC’s taxable income. However, that taxable income will not include cash received by the REMIC that represents a recovery of the REMIC’s basis in its assets, and, as described above, the issue price of the Residual Certificates will be added to the issue price of the Regular Certificates in determining the REMIC’s initial basis in its assets. See “— Sale or Exchange of Residual Certificates.” For a discussion of possible adjustments to income of a subsequent holder of a Residual Certificate to reflect any difference between the actual cost of the Residual Certificate to the holder and the adjusted basis the Residual Certificate would have in the hands of an original Residual Certificateholder, see “—Allocation of the Income of the REMIC to the Residual Certificates.”

Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the Residual Certificateholders in the same manner as the REMIC’s taxable income. The net loss allocable to any Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder’s adjusted basis in the Residual Certificate. Any net loss that is not currently deductible due to this limitation may only be used by the Residual Certificateholder to offset its share of the REMIC’s taxable income in future periods (but not otherwise). The ability of Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

For purposes of determining REMIC taxable income or loss, the trustee intends to treat Subsequent Recoveries in the way described under the caption “Subsequent Recoveries.”

Mark to Market Rules. A Residual Certificate cannot be marked-to-market.

Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated among the Regular Certificateholders and the Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either would qualify as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or is similar to a grantor trust and is structured with the principal purpose of avoiding the single class REMIC rules. The applicable prospectus supplement may apportion expenses to the Regular Certificates, but if it does not, then the expenses of the REMIC will be allocated to holders of the related Residual Certificates in their entirety and not to holders of the related Regular Certificates.

In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a Regular Certificate or a Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (for example a partnership, an S corporation or a grantor trust), the trust expenses will be deductible under Code Section 67 only to the extent that those expenses, plus other “miscellaneous itemized deductions” of the individual, exceed 2% of the individual’s adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the “Applicable Amount”) will be reduced by the lesser of 3% of the excess of the individual’s adjusted gross income over the Applicable Amount or 80% of the amount of itemized deductions otherwise allowable for the taxable year. This reduction is scheduled to be phased out from 2006 through 2009, and reinstated after 2010. The amount of additional taxable income recognized by Residual Certificateholders who are subject to the limitations of Code Section 67, Code Section 68 or both may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

The REMIC is required to report to each pass-through interest holder and to the IRS the holder’s allocable share, if any, of the REMIC’s non-interest expenses. The term “pass-through interest holder” generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Residual Certificateholders that are pass-through interest holders are encouraged to consult their tax advisors about the impact of these rules on an investment in the Residual Certificates.

Excess Inclusions. All or a portion of the income on a Residual Certificate (referred to in the Code as an “excess inclusion”) for any calendar quarter generally will be subject to federal income tax in all events. Thus, for example, an excess inclusion (1) may not be offset by any unrelated losses, deductions or loss carryovers of a Residual Certificateholder, (2) will be treated as “unrelated business taxable income” within the meaning of Code

Section 512 if the Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see “— Tax-Exempt Investors”), and (3) is not eligible for any reduction in the rate of withholding tax in the case of a Residual Certificateholder that is a foreign investor. See “— Non-U.S. Persons.”

Except in the case of a Residual Certificate that has no significant value, and except as discussed in the following paragraph, the excess inclusions for any calendar quarter is the excess, if any, of the income of the Residual Certificateholder for that calendar quarter from its Residual Certificate over the sum of the “daily accruals” for all days during the calendar quarter on which the Residual Certificateholder holds the Residual Certificate. For this purpose, the daily accruals with respect to a Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the “adjusted issue price” of the Residual Certificate at the beginning of the calendar quarter and 120 percent of the “Federal long-term rate” in effect at the time the Residual Certificate is issued. For this purpose, the “adjusted issue price” of a Residual Certificate at the beginning of any calendar quarter equals the issue price of the Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the Residual Certificate before the beginning of the same quarter. The “federal long-term rate” is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. In the case of a Residual Certificate that has no significant value, the excess inclusions for any calendar quarter is all of the Residual Certificateholder’s income from the Residual Certificate for that quarter.

In the case of any Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a Residual Certificate as if held directly by the shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

Payments. Any distribution made on a Residual Certificate to a Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the Residual Certificateholder’s adjusted basis in the Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the Residual Certificate.

Sale or Exchange of Residual Certificates. If a Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the Residual Certificate (except that the recognition of loss may be limited under the “wash sale” rules). A holder’s adjusted basis in a Residual Certificate generally equals the cost of the Residual Certificate to the Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the Residual Certificateholder with respect to the Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to the Residual Certificateholder with respect to the Residual Certificate and by the distributions received by the Residual Certificateholder. In general, the gain or loss will be capital gain or loss provided the Residual Certificate is held as a capital asset. However, Residual Certificates will be “evidences of indebtedness” within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a Residual Certificate by a bank or thrift institution to which that section applies would be ordinary income or loss.

Any loss from the sale of a Residual Certificate will be subject to the “wash sale” rules of Code Section 1091 if, during the period beginning six months before and ending six months after the sale of the Residual Certificate, the seller reacquires the Residual Certificate, or acquires (i) a Residual Certificate in any other REMIC (ii) a similar interest in a “taxable mortgage pool” (as defined in Code Section 7701(i)). In general, under the wash sale rules, loss from the Residual Certificate will be disallowed and the Residual Certificateholder’s basis in the replacement interest will be the basis in the Residual Certificate that was sold, decreased or increased, as the case may be, by the difference between the selling price of the Residual Certificate and the purchase price of the replacement interest.

Prohibited Transactions and Other Taxes

The Code imposes a tax on REMICs equal to 100 percent of the net income (if any) derived from “prohibited transactions” (the “Prohibited Transactions Tax”) and prohibits deducting any loss with respect to prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition (as opposed to holding to maturity) of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the certificates. It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, certain contributions to a trust fund that has elected to be treated as a REMIC, if made after the day on which the trust fund issues all of its interest could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property (the “Contributions Tax”). No trust fund for any series of certificates will accept contributions that would subject it to a Contributions Tax.

In addition, a trust fund that has elected to be treated as a REMIC may also be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. “Net income from foreclosure property” generally means income from foreclosure property other than qualifying income for a real estate investment trust.

Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates results from

•	a breach of the related master servicer’s, trustee’s or seller’s obligations under the related pooling and servicing agreement for the series, the tax will be borne by the master servicer, trustee or seller, as the case may be, out of its own funds or

•	the seller’s obligation to repurchase a mortgage loan, the tax will be borne by the seller.

If the master servicer, trustee or seller, as the case may be, fails to pay or is not required to pay the tax as provided above, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

Liquidation and Termination

If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC’s final tax return a date on which the adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on that date, the REMIC will not be subject to any Prohibited Transactions Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and Residual Certificates within the 90-day period.

The REMIC will terminate shortly following the retirement of the Regular Certificates. If a Residual Certificateholder’s adjusted basis in the Residual Certificate exceeds the amount of cash distributed to the Residual Certificateholder in final liquidation of its interest, then it would appear that the Residual Certificateholder would be entitled to a loss equal to the amount of the excess. It is unclear whether the loss, if allowed, will be a capital loss or an ordinary loss.

Administrative Matters

Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the Residual Certificateholders will be treated as the partners if there is more than one holder of the Residual Certificate. The identity of a residual interest holder, however, is not a partnership item for purposes of applying the unified partnership audit procedures. Certain information is required to be furnished quarterly to each Residual Certificateholder who held a Residual Certificate on any day in the previous calendar quarter.

Each Residual Certificateholder is required to treat items on its return consistently with the treatment of those on the REMIC’s return unless the Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

Tax-Exempt Investors

Any Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its “unrelated business taxable income” within the meaning of Code Section 512 will be subject to the tax on that portion of the distributions received on a Residual Certificate that is considered an excess inclusion. See “— Residual Certificates — Excess Inclusions.”

Non-U.S. Persons

Amounts paid to Residual Certificateholders who are not U.S. persons (see “— Regular Certificates — Non-U.S. Persons”) are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of Residual Certificates should qualify as “portfolio interest,” subject to the conditions described in “— Regular Certificates.” Furthermore, the rate of withholding on any income on a Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable income tax treaties. See “— Residual Certificates — Excess Inclusions.” If the portfolio interest exemption is unavailable, the amount will be subject to United States withholding tax when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the Residual Certificates do not have significant value). See “— Residual Certificates — Excess Inclusions.” If the amounts paid to Residual Certificateholders that are not U.S. persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to the non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of Residual Certificates, see “— Tax-Related Restrictions on Transfers of Residual Certificates.”

Tax-Related Restrictions on Transfers of Residual Certificates

Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by “disqualified organizations.” Further, a tax is imposed on the transfer of a residual interest in a REMIC to a “disqualified organization.” The amount of the tax equals the product of an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated “excess inclusions” with respect to the interest for periods after the transfer and the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to it an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, the person does not have actual knowledge that the affidavit is false. A “disqualified organization” means the United States, any State, possession or political subdivision of the United States, any foreign government, any international organization or any agency or instrumentality of any of the foregoing entities (provided that the term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by a governmental agency), any organization (other than certain farmers cooperatives) generally exempt from federal income taxes unless the organization is subject to the tax on “unrelated business taxable income” and a rural electric or telephone cooperative.

A tax is imposed on a “pass-through entity” holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in the entity. The amount of the tax is equal to the product of the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in the entity, will be relieved of liability for the tax if the record holder furnishes to the entity an affidavit that the record holder is not a disqualified organization and, for the applicable period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a “pass-through entity” means a regulated investment company, real estate investment trust, or common trust fund; a partnership, trust, or estate; and certain cooperatives. Any person holding an interest in a pass-through entity as a nominee for another will, with respect to the interest, be treated as a pass-through entity. Large partnerships (generally with 100 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

To comply with these rules, the pooling and servicing agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the Residual Certificate as a nominee or agent for a disqualified organization and a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificate.

Noneconomic Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic Residual Certificate to a “U.S. Transferee” unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. For this purpose, a U.S. Transferee means a U.S. Person as defined under “Certain Federal Income Tax Consequences — Non-REMIC Certificates — Non-U.S. Persons.” A U.S. Transferee also includes foreign entities and individuals (Non-U.S. Persons) but only if their income from the residual interest is subject to tax under Code Section 871(b) or Code Section 882 (income effectively connected with a U.S. trade or business). If the transfer of a Noneconomic Residual Certificate is disregarded, the transferor continues to be treated as the owner of the Residual Certificate and continues to be subject to tax on its allocable portion of the net income of the REMIC.

A Residual Certificate (including a Residual Certificate with a positive value at issuance) is a “Noneconomic Residual Certificate” at the time of transfer unless, (i) taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents, the present value of the expected future distributions on the Residual Certificate at least equals the product of (A) the present value of the anticipated excess inclusions and (B) the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A transfer of a Noneconomic Residual Certificate has a “significant purpose to impede the assessment or collection of tax” if, at the time of transfer, the transferor either knew or should have known (had “Improper Knowledge”) that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

The REMIC Regulations also provide a safe harbor under which the transferor of a Noneconomic Residual Certificate is presumed not to have Improper knowledge at the time of transfer if the following conditions are met: (i) the transferor conducts a reasonable investigation of the financial condition of the transferee, finds that the transferee has historically paid its debts as they came due, and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due; (ii) the transferee represents that it understands that as a result of holding the Noneconomic Residual Certificate, it may incur tax liabilities in excess of any cash flows generated by the Noneconomic Residual Certificate and intends to pay taxes associated with holding the Noneconomic Residual Certificate as they become due; (iii) the transferee represents that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) (“Offshore Location”) of the transferee or another U.S. taxpayer; (iv) the transferee is not located in an Offshore Location; and (v) the transferee meets either the Formula Test or the Asset Test.

A transfer of a Noneconomic Residual Certificate meets the Formula Test if the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of, (i) the present value of any consideration given to the transferee to acquire the interest; (ii) the present value of the expected future distributions on the interest; and (3) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of the Formula Test the transferee is assumed to pay tax at a rate equal to the highest corporate rate of tax specified in Code Section 11(b)(1). If, however, the transferee has been subject to the alternative minimum tax (“AMT”) under Code Section 55 in the preceding two years and will compute its taxable income in the current taxable year using the AMT rate, then the transferee can assume that it pays tax at the AMT rate specified in Code Section 55(b)(1)(B). Present values are computed using a discount rate equal to the Federal short-term rate prescribed by Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee.

The Asset Test only applies in cases where the transferee is an Eligible Corporation. To be an Eligible Corporation, the transferee must be a taxable domestic C corporation, but an Eligible Corporation does not include a regulated investment company, a real estate investment trust, a REMIC or a cooperative. In addition, regardless of who the transferee may be, the transfer of a residual interest to an Offshore Location does not qualify as a transfer to an Eligible Corporation even if the Offshore Location is only a branch of an Eligible Corporation and not a separate legal entity. A transfer of a Noneconomic Residual Certificate meets the Asset Test if at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the year of transfer, the transferee’s gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million. The gross assets and net assets of a transferee do not include any obligation of any person related to the transferee (such as a shareholder, partner affiliate or sister corporation) or any asset acquired for a principal purpose of satisfying the Asset Test. In addition, the transferee must make a written agreement that any subsequent transfer of the interest will be to another Eligible Corporation in a transaction that satisfies the Asset Test. A transfer fails to meet this requirement if the transferor knows, or has reason to know, that the transferee will not honor the restrictions on subsequent transfers. Finally, the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid. The consideration given to the transferee to acquire the noneconomic residual interest in the REMIC is only one factor to be considered. However, if the amount of consideration is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay. In determining whether the amount is too low, the specific terms of the Formula Test need not be used.

Treatment of Inducement Fees. The Treasury Department has issued final regulations, effective May 11, 2004, which address the federal income tax treatment of “inducement fees” received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the Residual Certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates are encouraged to consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has a “tax avoidance potential” to a “foreign person” will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee’s income in respect of the Residual Certificate is effectively connected with the conduct of a United States trade or business. A Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that the amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The pooling and servicing agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless the person provides the trustee with a duly completed IRS Form W-8ECI and the trustee consents to the transfer in writing.

Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in Residual Certificates are encouraged to consult their tax advisors with respect to transfers of the Residual Certificates and pass-through entities are encouraged to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

Other Tax Considerations

In addition to the federal income tax consequences described in “Certain Federal Income Tax Considerations,” potential investors should consider the state, local and foreign tax consequences of the acquisition, ownership, and disposition of the certificates. State, local and foreign tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state or locality. Therefore, potential investors are encouraged to consult their own tax advisors with respect to the various tax consequences of investments in the certificates.

ERISA Considerations

The following describes certain considerations under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Code, which apply to certificates issued by the trust. The related prospectus supplement will contain more specific information concerning the considerations relating to ERISA and the Code applicable to each series of certificates.

ERISA imposes requirements on employee benefit plans subject to ERISA (and Section 4975 of the Code imposes requirements on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which the plans, accounts or arrangements are invested) (collectively “Plans”) and on persons who bear specified relationships to Plans (“Parties in Interest”) or are fiduciaries with respect to Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of a Plan be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of the Plan. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA. Accordingly, assets of those plans may be invested in certificates without regard to ERISA’s requirements, but subject to the provisions of any other applicable federal or state law. Any of those plans that are qualified and exempt from taxation under Code Sections 401(a) and 501(a) are subject to the prohibited transaction rules set forth in Code Section 503.

On November 13, 1986, the United States Department of Labor (“DOL”) issued final regulations concerning the definition of what constitutes the assets of a Plan. (DOL Reg. Section 2510.3-101.) Under this “Plan Assets Regulation,” the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan acquires an “equity interest” could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. Under the Plan Assets Regulation, the term “equity interest” is defined as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and has no “substantial equity features.” If securities are not treated as equity interests in the issuer for purposes of the Plan Assets Regulation, a Plan’s investment in the certificates would not cause the assets of the issuer to be deemed plan assets. If the securities are deemed to be equity interests in the issuer, the issuer could be considered to hold plan assets because of a Plan’s investment in those securities. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the issuer or providing services with respect to the issuer could be deemed to be fiduciaries or other parties in interest with respect to investing Plans and thus subject to the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code and, in the case of fiduciaries, to the fiduciary responsibility provisions of Title I of ERISA, with respect to transactions involving the issuer’s assets. Trust certificates are “equity interests” for purposes of the Plan Asset Regulation.

In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and the Code prohibit a broad range of transactions involving plan assets of a Plan and Parties in Interest with respect to the Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to the Plan. Because the mortgage loans may be deemed plan assets of each Plan that purchases certificates, an investment in the certificates by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory, regulatory or administrative exemption applies.

Without regard to whether securities are considered to be equity interest in the issuer, certain affiliates of the issuer might be considered or might become Parties in Interest with respect to a Plan. In this case, the acquisition or holding of the securities by or on behalf of the Plan could constitute or give rise to a prohibited transaction, within the meaning of ERISA and Section 4975 of the Code, unless they were subject to one or more exemptions. Depending on the relevant facts and circumstances, certain prohibited when transaction exemptions may apply to the purchase or holding of securities: for example, Prohibited Transaction Class Exemption (“PTCE”) 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager”; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager”. We can give no assurance that any of these exemptions will apply with respect to any Plan’s investment in securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment. Furthermore, these exemptions would not apply to transactions involved in operation of the trust if, as described above, the assets of the trust were considered to include Plan assets.

The DOL has granted to certain underwriters individual administrative exemptions (the “Underwriter Exemptions”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, underwritten or privately placed by that underwriter or its affiliate or by a syndicate managed by that underwriter or its affiliate and issued by entities, including trusts, that hold investment pools consisting of certain secured receivables, loans and other obligations (“issuer”) and the servicing, operation and management of such entities, provided that the conditions and requirements of the Underwriter Exemptions are met.

While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially the following:

•	the acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party;

•	the rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the issuer, unless the investment pool contains certain types of collateral, such as fully-secured mortgages on real property in (a “Designated Transaction”);

•	the securities acquired by the Plan have received a rating at the time of acquisition that is one of the three highest generic rating categories (four, in a Designated Transaction) from Standard & Poor’s, a division of The McGraw-Hill Company, Inc., Moody’s Investors Service, Inc. or Fitch Ratings (the “rating agencies’’);

•	the trustee is not an affiliate of any other member of the Restricted Group, as defined below, other than an underwriter;

•	the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the issuer represents not more than the fair market value of the loans; the sum of all payments made to and retained by the master servicer and any other servicer represents not more than reasonable compensation for its services under the agreement pursuant to which the loans are pooled and reimbursements of its reasonable expenses in connection therewith; and

•	the Plan investing in the securities is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended.

If an issuer holds obligations that have high loan-to-value ratios, the Underwriter Exemption may apply to the issuer’s non-subordinated securities rated in one of the two highest generic rating categories by at least one of the rating agencies if the obligations are residential or home equity loans, and the fair market value of the collateral for each loan on the closing date is at least 80% of the sum of the outstanding principal balance of the related obligation held in the investment pool and the outstanding principal balance of any obligation of higher priority secured by the same collateral.

The issuer must also meet the following requirements:

•	the investment pool must consist solely of assets of the type that have been included in other investment pools;

•	securities in those other investment pools must have been rated in one of the three highest rating categories (or four, in a Designated Transaction) of at least one of the rating agencies for at least one year prior to the Plan’s acquisition of securities; and

•	securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of securities.

Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing and conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities in an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor provided that, among other requirements:

•	in the case of an acquisition in connection with the initial issuance of securities, at least fifty percent of each class of securities in which Plans have invested and at least fifty percent of the aggregate interest in the issuer are acquired by persons independent of the Restricted Group;

•	the fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the investment pool;

•	the Plan’s investment in securities of any class does not exceed twenty-five percent of all of the securities of that class outstanding at the time of the acquisition; and

•	immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which the person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

This relief is not available to Plans sponsored by the seller, any underwriter, the trustee, the master servicer, any servicer, any insurer with respect to the trust, any obligor with respect to mortgage loans included in the investment pool constituting more than five percent of the aggregate unamortized principal balance of the assets in the investment pool, any counterparty to a permissible notional principal contract included in the trust, or any affiliate of those parties (the “Restricted Group”).

The Underwriter Exemptions provide exemptive relief to mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the Underwriter Exemptions. Mortgage loans or other secured receivables supporting payments to securityholders, and having a value equal to no more than twenty-five percent of the total principal amount of the securities being offered by the issuer, may be transferred to the issuer within a 90-day or three-month period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the pre-funding accounts meet certain conditions.

The rating of a security may change. If a class of securities no longer has a permitted rating from at least one rating agency, securities of that class will no longer be eligible for relief under the Underwriter Exemptions (although a Plan that had purchased the security when it had a permitted rating would not be required by the Underwriter Exemptions to dispose of it). A certificate that satisfies the requirements of the Underwriter Exemptions other than the rating requirement may be eligible for purchase by an insurance company investing assets of its general account that include plan assets when the requirements of Sections I and III of Prohibited Transaction Class Exemption 95-60 are met.

The prospectus supplement for each series of certificates will indicate the classes of certificates offered thereby, if any, as to which it is expected that an Underwriter Exemption will apply.

Any Plan fiduciary that proposes to cause a Plan to purchase certificates is encouraged to consult with its counsel concerning the impact of ERISA and the Code, the effect of the Plan Assets Regulation, the availability and applicability of any Underwriter Exemption or any other exemptions from the prohibited transaction provisions of ERISA and the Code and the potential consequences in their specific circumstances, before making the investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of certificates to a Plan is in no respect a representation by the issuer or any underwriter of the Certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

Legal Investment

The prospectus supplement for each series of certificates will specify which, if any, of the classes of certificates offered by it will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA“). Classes of certificates that qualify as “mortgage related securities” will be legal investments for those investors whose authorized investments are subject to state regulation, to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States constitute legal investments for them. Those investors are persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico). Under SMMEA, if a state enacts legislation before October 4, 1991 specifically limiting the legal investment authority of those entities with respect to “mortgage related securities,” the certificates will constitute legal investments for entities subject to the legislation only to the extent provided in it. Approximately twenty-one states adopted limiting legislation before the October 4, 1991 deadline.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in certificates without limitations as to the percentage of their assets represented by them, federal credit unions may invest in mortgage related securities, and national banks may purchase certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to regulations that the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the its regulation “Investment and Deposit Activities” (12 C.F.R. Part 703), (whether or not the class of certificates under consideration for purchase constitutes a “mortgage related security”).

All depository institutions considering an investment in the certificates (whether or not the class of certificates under consideration for purchase constitutes a “mortgage related security” should review the Federal Financial Institutions Examination Council’s Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective regulators), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution’s investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including “mortgage related securities” that are “high-risk mortgage securities” as defined in the policy statement. According to the policy statement, “high-risk mortgage securities” include securities such as certificates not entitled to distributions allocated to principal or interest, or subordinated certificates. Under the policy statement, each depository institution must determine, before purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a “high-risk mortgage security,” and whether the purchase (or retention) of such a product would be consistent with the policy statement.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including “prudent investor” provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not “interest bearing” or “income paying.”

There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase certificates or to purchase certificates representing more than a specified percentage of the investor’s assets. Investors are encouraged to consult their legal advisors in determining whether and to what extent the certificates constitute legal investments for them.

Method of Distribution

Certificates are being offered hereby in series from time to time (each series evidencing a separate trust fund) through any of the following methods:

•	by negotiated firm commitment or best efforts underwriting and public reoffering by underwriters, including in a resecuritization of any certificates of any series by the depositor or any of its affiliates;

•	by agency placements through one or more placement agents primarily with institutional investors and dealers; and

•	by placement directly by the depositor with institutional investors.

A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any of its underwriters and either the price at which the series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the certificates will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the certificates so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the certificates of the series if any certificates are purchased. Certificates may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter will be required to represent and agree with the depositor that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) and with respect to any class of securities with a minimum denomination of less than $100,000, it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any class of certificates of a series, which class has a minimum denomination of less than $100,000, in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

If a series is offered other than through underwriters, the prospectus supplement relating to it will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of certificates of the series.

Legal Matters

The validity of the certificates of each series, including certain federal income tax consequences with respect to the certificates, will be passed upon for the depositor by Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019.

Financial Information

A new trust fund will be formed for each series of certificates and no trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of certificates. Accordingly, no financial statements for any trust fund will be included in this prospectus or in the related prospectus supplement.

Rating

It is a condition to the issuance of the certificates of each series offered by this prospectus and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage loans and the credit quality of the credit enhancer or guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which the prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in extreme cases might fail to recoup their underlying investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield or that an investor purchasing a certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

We can give no assurance that any the rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Mortgage Assets or any credit enhancement with respect to a series, the rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider’s long term debt.

The amount, type and nature of credit enhancement, if any, established with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the series. The criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. The analysis is often the basis upon which each rating agency determines the amount of credit enhancement required with respect to each the class. We can give no assurance that the historical data supporting the actuarial analysis will accurately reflect future experience nor assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans. We can give no assurance that values of any mortgaged properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that those losses are not covered by credit enhancement, the losses will be borne, at least in part, by the holders of one or more classes of the certificates of the related series.

Index to Defined Terms

1986 Act	76
Agency Securities	14
Amortizable Bond Premium Regulations	76
Applicable Amount	92
ARM Loans	77
Asset Conservation Act	71
Capitalized Interest Account	55
CERCLA	71
Certificate Account	52
Class Certificate Balance	31
Code	28
Collateral Value	16
Contingent Regulations	83
Contributions Tax	94
Countrywide Home Loans	28
Deferred Interest	78
depositor	25
Designated Transaction	99
Detailed Description	15
Eleventh District	38
ERISA	98
excess inclusion	92
Exchange Act	24
FHLBSF	38
Funding Period	54
Garn-St Germain Act	72
Insured Expenses	53
IRS	76
Jobs Act	82
L/C Bank	46
L/C Percentage	46
Legislative History	78
Liquidated Mortgage	62
Loan-to-Value Ratio	16
Master REMIC	82
Mortgage Assets	14
National Cost of Funds Index	39
Non-U.S. Person	80
OID	74, 76
OID Regulations	77
Ordinary Accrual Period	89
OTS	39
Parties in Interest	98
pass-through entity	96
Payment Lag Certificates	89
Permitted Investments	55
phantom income	90
Plans	98
Pre-Funded Amount	54
Pre-Funding Account	54
Prepayment Assumption	78
Private Mortgage-Backed Securities	14
Prohibited Transactions Tax	94
QSI	77
rating agencies	99
RCRA	72
Refinance Loan	16
Regular Certificateholders	83
Regular Certificates	81
Relief Act	10, 73
REMIC Certificates	81
REMICs	74, 82
Residual Certificateholder	90
Residual Certificates	81
residual classes	37
Restricted Group	100
SEC	15
secured creditor exemption	71
Securities Act	24
single-class REMIC	89
SMMEA	101
Stripped ARM Obligations	80
Stripped Bond Certificates	79
Stripped Coupon Certificates	79
Subsequent Loans	54
Subsequent Recoveries	90
Super-Premium Certificates	84
Title V	73
U.S. Person	80
Underlying REMIC	82
Underwriter Exemptions	99

Alternative Loan Trust 2006-OC1

Issuing Entity

CWALT, INC.

Depositor

Sponsor and Seller

Countrywide Home Loans Servicing LP

Master Servicer

$1,196,264,100

(Approximate)

Mortgage Pass-Through Certificates, Series 2006-OC1

PROSPECTUS SUPPLEMENT

Countrywide Securities Corporation

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Series 2006-OC1 Mortgage Pass-Through Certificates in any state where the offer is not permitted.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series 2006-OC1 Mortgage Pass-Through Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series 2006-OC1 Mortgage Pass-Through Certificates will be required to deliver a prospectus supplement and prospectus for 90 days after the date of this prospectus supplement.

January 27, 2006